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           ACCESS PROFILE AND PROSPECTUS
                    FORM ONE

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                                             Registration No. 333-28765
                                             Filed under Rule 424(b)(3)

  |    PROFILE AND PROSPECTUS FOR GOLDENSELECT ACCESS/R/
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  |    Deferred Combination Variable and Fixed Annuity Contract, October 2, 2000
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  |      [3 DEATH BENEFIT OPTIONS appears down the left margin]
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  |     [ING VARIABLE ANNUITIES appears down left margin]
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  |    Golden American Life Insurance Company
  |    Separate Account B of Golden Life Insurance Company

                                                    ING VARIABLE ANNUITIES

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ING VARIABLE ANNUITIES

GOLDEN AMERICAN LIFE INSURANCE COMPANY
SEPARATE ACCOUNT B OF GOLDEN AMERICAN LIFE INSURANCE COMPANY

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                                     PROFILE OF
                               GOLDENSELECT ACCESS(R)
              DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY CONTRACT
                                     OCTOBER 2, 2000

       ----------------------------------------------------------------------
       This Profile is a summary of some of the more important points that you should know and consider before purchasing the Contract. The Contract is more fully described in the full prospectus which accompanies this Profile. Please read the prospectus carefully.
       ----------------------------------------------------------------------

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1.   THE ANNUITY CONTRACT
The Contract offered in this prospectus is a deferred combination variable and fixed annuity contract between you and Golden American Life Insurance Company. The Contract provides a means for you to invest on a tax-deferred basis in (i) one or more of 32 mutual fund investment portfolios through our Separate Account B and/or (ii) in a fixed account of Golden American with guaranteed interest periods. The 32 mutual fund portfolios are listed on page 3 below. We currently offer guaranteed interest periods of 1, 3, 5, 7 and 10 years in the fixed account. We set the interest rates in the fixed account (which will never be less than 3%) periodically. We may credit a different interest rate for each interest period. The interest you earn in the fixed account as well as your principal is guaranteed by Golden American as long as you do not take your money out before the maturity date for the applicable interest period. If you withdraw your money from the fixed account more than 30 days before the applicable maturity date, we will apply a market value adjustment. A market value adjustment could increase or decrease your contract value and/or the amount you take out. Generally, the investment portfolios are designed to offer a better return than the fixed account. However, this is NOT guaranteed. You may not make any money, and you can even lose the money you invest.

Subject to state availability, you may elect one of three optional riders offering specified benefits featured in the prospectus for the Contract. The three optional benefit riders are listed on page 8 below. The optional benefit riders can provide protection under certain circumstances in the event that unfavorable investment performance has lowered your value below certain targeted growth. These riders do not guarantee the performance of your investment portfolios. Separate charges are assessed for the optional riders. You should carefully analyze and completely evaluate each rider before you purchase any. Be aware that the benefit

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provided by any of the riders will be affected by certain later actions you may take -- such as withdrawals and transfers. The riders are not available to Contracts issued before January 1, 2000. To find out about availability, check with our Customer Service Center.

The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the date on which you start receiving the annuity payments under your Contract. The amounts you accumulate during the accumulation phase will determine the amount of annuity payments you will receive. The income phase begins on the annuity start date, which is the date you start receiving regular annuity payments from your Contract.

You determine (1) the amount and frequency of premium payments, (2) the investments, (3) transfers between investments, (4) the type of annuity to be paid after the accumulation phase, (5) the beneficiary who will receive the death benefits, (6) the type of death benefit, and (7) the amount and frequency of withdrawals.

2.   YOUR ANNUITY PAYMENTS (THE INCOME PHASE)
Annuity payments are the periodic payments you will begin receiving on the annuity start date. You may choose one of the following annuity payment options:

-------------------------------------------------------------------------------
                             ANNUITY OPTIONS
-------------------------------------------------------------------------------
Option 1  Income for a fixed      Payments are made for a specified number of
          period                  years to you or your beneficiary.
-------------------------------------------------------------------------------
Option 2  Income for life with    Payments are made for the rest of your life
          a period certain        or longer for a specified  period such as 10
                                  or 20 years or until the total  amount used
                                  to buy this option has been repaid. This
                                  option comes with an added guarantee that
                                  payments will continue to your beneficiary
                                  for the remainder of such period if you
                                  should die during the period.
-------------------------------------------------------------------------------
Option 3  Joint life income       Payments are made for your life and the life
                                  of another person (usually your spouse).
-------------------------------------------------------------------------------
Option 4  Annuity plan            Any other annuitization plan that we choose
                                  to offer on the annuity start date.
-------------------------------------------------------------------------------

Annuity payments under Options 1, 2 and 3 are fixed. Annuity payments under Option 4 may be fixed or variable. If variable and subject to the Investment Company Act of 1940, it will comply with the requirements of such Act. Once you elect an annuity option and begin to receive payments, it cannot be changed.

3.   PURCHASE (BEGINNING OF THE ACCUMULATION PHASE)
You may purchase the Contract with an initial payment of $10,000 or more ($1,500 for a qualified Contract) up to and including age 90. You may make additional payments of $500 or more ($250 for a qualified Contract) at any time before you turn 85 during the accumulation phase. Under certain circumstances, we may waive the minimum initial and additional premium payment requirement. Any initial or additional premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.

Who may purchase this Contract? The Contract may be purchased by individuals as part of a personal retirement plan (a "non-qualified Contract"), or as a Contract that qualifies for special tax treatment when

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purchased as either an Individual Retirement Annuity (IRA) or in connection with a qualified retirement plan (each a "qualified Contract").

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. See "Expenses" in this profile.

The Contract is designed for people seeking long-term tax-deferred accumulation of assets, generally for retirement or other long-term purposes. The tax-deferred feature is more attractive to people in high federal and state tax brackets. You should not buy this Contract if you are looking for a short-term investment or if you cannot risk getting back less money than you put in.

4.   THE INVESTMENT PORTFOLIOS
You can direct your money into (1) the fixed account with guaranteed interest periods of 6 months, 1, 3, 5, 7 and 10 years, and/or (2) into any one or more of the following 32 mutual fund investment portfolios through our Separate Account B, the investment portfolios are described in the prospectuses for the GCG Trust, the PIMCO Variable Insurance Trust, ING Variable Insurance Trust and the Prudential Series Fund. Keep in mind that while an investment in the fixed account earns a fixed interest rate, an investment in any investment portfolio, depending on market conditions, may cause you to make or lose money. The investment portfolios available under your Contract are:


THE GCG TRUST
Liquid Asset Series            Rising Dividends Series     Strategic Equity Series
Limited Maturity Bond Series   Diversified Mid-Cap Series  Special Situations Series
Global Fixed Income Series     Managed Global Series       Mid-Cap Growth Series
Fully Managed Series           Large Cap Value Series      Small Cap Series
Total Return Series            All Cap Series              Growth Series
Asset Allocation Growth Series Research Series             Real Estate Series
Equity Income Series           Capital Appreciation Series Hard Assets Series
Investors Series               Growth and Income Series    Developing World Series
Value Equity Series            Capital Growth Series       Emerging Markets Series

THE PIMCO VARIABLE INSURANCE TRUST
     PIMCO High Yield Bond Portfolio
     PIMCO StocksPLUS Growth and Income Portfolio

ING VARIABLE INSURANCE TRUST
     ING Global Brand Names Fund

PRUDENTIAL SERIES FUND
         Prudential Jennison Portfolio
         SP Jennison International Growth Portfolio

5.   EXPENSES
The Contract has insurance features and investment features, and there are charges related to each. For the insurance features, the Company deducts a mortality and expense risk charge, an asset-based administrative charge, and an annual contract administrative charge of $40. We deduct the mortality and expense risk charge and the asset-based administrative charges daily directly from your contract value in the investment portfolios. The mortality and expense risk charge (depending on the death benefit you choose) and the asset-based administrative charge, on an annual basis, are as follows:

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
                                       STANDARD      ENHANCED DEATH  BENEFIT
                                     DEATH BENEFIT   ANNUAL RATCHET  7% SOLUTION
                                     -------------   --------------  -----------
Mortality & Expense Risk Charge......   1.25%           1.40%          1.55%
Asset-Based Administrative Charge....   0.15%           0.15%          0.15%
                                        -----           -----          -----
     Total...........................   1.40%           1.55%          1.70%


If you choose to purchase one of the optional benefit riders we offer, we will deduct a separate quarterly charge for the rider on each quarterly contract anniversary and pro rata when the rider terminates. We deduct the rider charges directly from your contract value in the investment portfolios; if the value in the investment portfolios is insufficient, rider charges will be deducted from the fixed account. The rider charges are as follows:

OPTIONAL BENEFIT RIDER CHARGES

     Minimum Guaranteed Accumulation Benefit (MGAB) rider
          Waiting Period         Quarterly Charge
          --------------         ----------------
          10 Year............    0.125% of the MGAB Charge Base*(0.50% annually)
          20 Year............    0.125% of the MGAB Charge Base (0.50% annually)

     Minimum Guaranteed Income Benefit (MGIB) rider
          MGIB Base Rate         Quarterly Charge
          --------------         ----------------
          7%.................    0.125% of the MGIB Base*  (0.50% annually)

     Minimum Guaranteed Withdrawal Benefit (MGWB) rider
          Quarterly Charge
          ----------------
          0.125% of the MGWB Eligible Payment Amount* (0.50% annually)

     * See prospectus for a description.

We do not deduct any surrender charges for withdrawals.

Each investment portfolio has charges for investment management fees and other expenses. These charges, which vary by investment portfolio, currently range from 0.56% to 1.75% annually (see following table) of the portfolio's average daily net asset balance.

If you withdraw money from your Contract, or if you begin receiving annuity payments, we may deduct a premium tax of 0%-3.5% to pay to your state.

The following table is designed to help you understand the Contract charges. The "Total Annual Insurance Charges" column is divided into two; one part reflects the maximum mortality and expense risk charge (based on the 7% Solution Enhanced Death Benefit), the asset-based administrative charge, the annual contract administrative charge as 0.06% (based on an average contract value of $70,000) and the highest optional rider charge as 0.75% in most cases, assuming that the rider base is equal to the initial premium and the rider base increases by 7% each year. (Note, however, that for the Liquid Asset and Limited Maturity Bond portfolios, the rider charge is equal to 0.50% because the base for the rider accumulates at the assumed net rate, not 7%). The second part reflects the same insurance charges, but without any rider charges. The "Total Annual Investment Portfolio Charges" column reflects the portfolio charges for each portfolio and are based on actual expenses as of December 31, 1999, except for (i) portfolios that commenced operations during 2000 where the charges have been estimated, and
(ii) newly formed portfolios where the charges have been estimated. The column "Total Annual Charges" reflects the sum of the previous two columns. The columns under the heading "Examples" show you how much you would pay under the Contract for a 1-year period and for a 10-year period.

As required by the Securities and Exchange Commission, the examples assume that you invested $1,000 in a Contract that earns 5% annually and that you withdraw your money at the end of Year 1 or at the end of Year 10 (based on the 7% Solution Enhanced Death Benefit). For Years 1 and 10, the examples show the

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total annual charges assessed during that time and assume that you have elected the 7% Solution Enhanced Death Benefit. For these examples, the premium tax is assumed to be 0%.

                                                                                   EXAMPLES:
                        TOTAL ANNUAL                 TOTAL ANNUAL       TOTAL CHARGES AT THE END OF:
                     INSURANCE CHARGES                  CHARGES           1 YEAR          10 YEARS
                     -----------------               -------------    --------------   ---------------
                       W/ THE    W/O   TOTAL ANNUAL  W/ THE    W/O    W/ THE    W/O    W/ THE     W/O
                       HIGHEST   ANY    INVESTMENT   HIGHEST   ANY    HIGHEST   ANY    HIGHEST    ANY
                        RIDER   RIDER    PORTFOLIO    RIDER   RIDER    RIDER   RIDER    RIDER    RIDER
INVESTMENT PORTFOLIO   CHARGE  CHARGE     CHARGES    CHARGE  CHARGE   CHARGE  CHARGE   CHARGE   CHARGE
------------------------------------------------------------------------------------------------------
THE GCG TRUST
Liquid Asset            2.26%   1.76%      0.56%      2.82%   2.32%     $29     $24      $317    $266
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Limited Maturity Bond   2.26%   1.76%      0.57%      2.83%   2.33%     $29     $24      $318    $267
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Global Fixed Income     2.51%   1.76%      1.60%      4.11%   3.36%     $41     $34      $430    $365
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Fully Managed           2.51%   1.76%      0.97%      3.48%   2.73%     $35     $28      $376    $306
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Total Return            2.51%   1.76%      0.91%      3.42%   2.67%     $34     $27      $370    $300
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Asset Allocation Growth 2.51%   1.76%      1.01%      3.52%   2.77%     $35     $28      $379    $310
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Equity Income           2.51%   1.76%      0.96%      3.47%   2.72%     $35     $28      $375    $305
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Investors               2.51%   1.76%      1.01%      3.52%   2.77%     $35     $28      $379    $310
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Value Equity            2.51%   1.76%      0.96%      3.47%   2.72%     $35     $28      $375    $305
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Rising Dividends        2.51%   1.76%      0.96%      3.47%   2.72%     $35     $28      $375    $305
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Diversified Mid-Cap     2.51%   1.76%      1.01%      3.52%   2.77%     $35     $28      $379    $310
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Managed Global          2.51%   1.76%      1.25%      3.76%   3.01%     $38     $30      $400    $333
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Large Cap Value         2.51%   1.76%      1.01%      3.52%   2.77%     $35     $28      $379    $310
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All Cap                 2.51%   1.76%      1.01%      3.52%   2.77%     $35     $28      $379    $310
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Research                2.51%   1.76%      0.91%      3.42%   2.67%     $34     $27      $370    $300
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Capital Appreciation    2.51%   1.76%      0.96%      3.47%   2.72%     $35     $28      $375    $305
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Growth and Income       2.51%   1.76%      1.11%      3.62%   2.87%     $36     $29      $388    $319
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Capital Growth          2.51%   1.76%      1.05%      3.56%   2.81%     $36     $28      $383    $314
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Strategic Equity        2.51%   1.76%      0.96%      3.47%   2.72%     $35     $28      $375    $305
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Special Situations      2.51%   1.76%      1.11%      3.62%   2.87%     $36     $29      $388    $319
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Mid-Cap Growth          2.51%   1.76%      0.91%      3.42%   2.67%     $34     $27      $370    $300
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Small Cap               2.51%   1.76%      0.96%      3.47%   2.72%     $35     $28      $375    $305
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Growth                  2.51%   1.76%      1.04%      3.55%   2.80%     $36     $28      $382    $313
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Real Estate             2.51%   1.76%      0.96%      3.47%   2.72%     $35     $28      $375    $305
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Hard Assets             2.51%   1.76%      0.96%      3.47%   2.72%     $35     $28      $375    $305
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Developing World        2.51%   1.76%      1.75%      4.26%   3.51%     $43     $35      $442    $378
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Emerging Markets        2.51%   1.76%      1.75%      4.26%   3.51%     $43     $35      $442    $378

THE PIMCO VARIABLE INSURANCE TRUST
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PIMCO High Yield Bond   2.51%   1.76%      0.75%      3.26%   2.51%     $33     $25      $356    $285
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PIMCO StocksPLUS
  Growth and Income     2.51%   1.76%      0.65%      3.16%   2.41%     $32     $24      $347    $275

ING VARIABLE INSURANCE TRUST
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ING Global Brand
  Names                 2.51%   1.76%      1.23%      3.74%   2.99%     $38     $30      $398    $331
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THE PRUDENTIAL SERIES FUND
Prudential Jennison     2.51%   1.76%      1.03%      3.54%   2.79%     $36     $28      $381    $312
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SP Jennison
International Growth    2.51%   1.76%      1.64%      4.15%   3.40%     $42     $34      $433    $368
------------------------------------------------------------------------------------------------------

The "Total Annual Investment Portfolio Charges" column above reflects current expense reimbursements for applicable investment portfolios. For more detailed information, see "Fees and Expenses" in the prospectus for the Contract.

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6.   TAXES
Under a qualified Contract, your premiums are generally pre-tax contributions and accumulate on a tax-deferred basis. Premiums and earnings are generally taxed as income when you make a withdrawal or begin receiving annuity payments, presumably when you are in a lower tax bracket.

Under a non-qualified Contract, premiums are paid with after-tax dollars, and any earnings will accumulate tax-deferred. You will be taxed on these earnings, but not on premiums, when you withdraw them from the Contract.


For owners of most qualified Contracts, when you reach age 70 1/2 (or, in some cases, retire), you will be required by federal tax laws to begin receiving payments from your annuity or risk paying a penalty tax. In those cases, we can calculate and pay you the minimum required distribution amounts at your request.

If you are younger than 59 1/2 when you take money out, in most cases, you will be charged a 10% federal penalty tax on the taxable earnings withdrawn.

7.   WITHDRAWALS
You can withdraw your money at any time during the accumulation phase. You may elect in advance to take systematic withdrawals which are described on page 10. We will apply a market value adjustment if you withdraw your money from the fixed account more than 30 days before the applicable maturity date. Income taxes and a penalty tax may apply to amounts withdrawn.

8.   PERFORMANCE
The value of your Contract will fluctuate depending on the investment performance of the portfolio(s) you choose. The following chart shows average annual total return for each portfolio that was in operation for the entire year of 1999. These numbers reflect the deduction of the mortality and expense risk charge (based on the 7% Solution Enhanced Death Benefit), the asset-based administrative charge, the annual contract fee and the maximum optional benefit rider charge on a rider base that accumulates at 7%. Please keep in mind that past performance is not a guarantee of future results.

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                                                                CALENDAR YEAR
INVESTMENT PORTFOLIO                                          1999         1998
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Managed by A I M Capital Management, Inc.
   Capital Appreciation(1)                                   21.89%       10.16%
   Strategic Equity(2)                                       52.84%       -1.42%
--------------------------------------------------------------------------------
Managed by Alliance Capital Management L.P.
   Capital Growth(2)                                         22.77%        9.46%
--------------------------------------------------------------------------------
Managed by Baring International Investment Limited
   Developing World(2)                                       58.21%          --
   Emerging Markets(4)                                       81.41%      -25.81%
   Global Fixed Income                                      -10.74%        9.35%
   Hard Assets(2)                                            20.67%      -31.18%
--------------------------------------------------------------------------------
Managed by Capital Guardian Trust Company
   Large Cap Value                                              --           --
   Managed Global(3)                                         59.76%       26.43%
   Small Cap(3)                                              47.35%       18.28%
--------------------------------------------------------------------------------
Managed by Eagle Asset Management, Inc.
   Value Equity                                              -1.76%       -0.73%
--------------------------------------------------------------------------------
Managed by Fidelity Management & Research Company
   Asset Allocation Growth                                      --          --
   Diversified Mid-Cap                                          --          --
--------------------------------------------------------------------------------
Managed by ING Investment Management, LLC
   Limited Maturity Bond                                     -1.14%        4.47%
   Liquid Asset                                               2.39%        2.70%
--------------------------------------------------------------------------------
Managed by Janus Capital Corporation
   Growth(2)                                                 74.36%       24.00%
   Growth and Income                                           --           --
   Special Situations                                          --           --
--------------------------------------------------------------------------------
Managed by Kayne Anderson Investment Management, LLC
   Rising Dividends                                          13.30%       11.58%
--------------------------------------------------------------------------------
Managed by Massachusetts Financial Services Company
   Mid-Cap Growth                                            75.23%       20.07%
   Research                                                  21.47%       20.30%
   Total Return                                               1.04%        9.09%
--------------------------------------------------------------------------------
Managed by The Prudential Investment Corporation
   Real Estate(5)                                            -6.00%      -15.40%
--------------------------------------------------------------------------------
Managed by Salomon Brothers Asset Management, Inc.
   All Cap                                                      --           --
   Investors                                                    --           --
--------------------------------------------------------------------------------
Managed by T. Rowe Price Associates, Inc.
   Equity Income(2)                                          -2.97%        5.84%
   Fully Managed                                              4.53%        3.52%
--------------------------------------------------------------------------------
Managed by Pacific Investment Management Company
   PIMCO High Yield Bond                                      0.69%          --
   PIMCO StocksPLUS Growth and Income                        17.19%          --
--------------------------------------------------------------------------------
Managed by ING Investment Management Advisors B.V.
   ING Global Brand Names                                       --           --
--------------------------------------------------------------------------------
Managed by Jennison Associates LLC
   Prudential Jennison                                          --           --
   SP Jennison International Growth                             --           --
----------------------
(1) Prior to April 1, 1999, a different firm managed the Portfolio.
(2) Prior to March 1, 1999, a different firm managed the Portfolio.
(3) Prior to February 1, 2000, a different firm managed the Portfolio.
(4) Prior to March 15, 2000, a different firm managed the Portfolio.
(5) Prior to May 1, 2000, a different firm managed the Portfolio.

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9.   DEATH BENEFIT
You may choose (i) the Standard Death Benefit, (ii) the 7% Solution Enhanced Death Benefit or (iii) the Annual Ratchet Enhanced Death Benefit. The 7% Solution Enhanced Death Benefit is available only if the contract owner or the annuitant (if the contract owner is not an individual) is not more than 80 years old at the time of purchase. The Annual Ratchet Enhanced Death Benefit is available only if the contract owner or the annuitant (if the contract owner is not an individual) is not more than 79 years old at the time of purchase. The 7% Solution and Annual Ratchet Enhanced Death Benefits may not be available where a Contract is held by joint owners.

The death benefit is payable when the first of the following persons die: the contract owner, joint owner, or annuitant (if a contract owner is not an individual). Assuming you are the contract owner, if you die during the accumulation phase, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit paid depends on the death benefit you have chosen. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as required claim forms, at our Customer Service Center. If your beneficiary elects to delay receipt of the death benefit until a date after the time of your death, the amount of the benefit payable in the future may be affected. If you die after the annuity start date and you are the annuitant, your beneficiary will receive the death benefit you chose under the annuity option then in effect.

The death benefit may be subject to certain mandatory distribution rules required by federal tax law.

Under the STANDARD DEATH BENEFIT, if you die before the annuity start date, your beneficiary is eligible to receive the greatest of:

     1)   the contract value;

     2) the total premium payments made under the Contract after subtracting any withdrawals; or

     3)   the cash surrender value.

Under the 7% SOLUTION ENHANCED DEATH BENEFIT, if you die before the annuity start date, your beneficiary is eligible to receive the greatest of:

     1)   the contract value;

     2) the total premium payments made under the Contract after subtracting any withdrawals;

     3)   the cash surrender value; or

     4) the enhanced death benefit, which we determine as follows: we credit interest each business day at the 7% annual effective rate to the enhanced death benefit from the preceding day (which would be the initial premium if the preceding day is the contract date), then we add additional premiums paid since the preceding day and then we adjust for any withdrawals made (including any market value adjustment applied) since the preceding day. The maximum enhanced death benefit is 2 times all premium payments, less an amount to reflect withdrawals.

          Note: The actual interest rate used for calculating the death benefit for the Liquid Asset and Limited Maturity Bond investment portfolios will be the lesser of the 7% annual effective rate or the net rate of return for such portfolios during the applicable period. The interest rate, positive or negative, used for calculating the death benefit for your investment in the fixed account will be the lesser of the 7% annual effective rate or the interest credited to such investment during the applicable period. Thus, selecting these investments may limit or reduce the enhanced death benefit.

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Under the ANNUAL RATCHET ENHANCED DEATH BENEFIT, if you die before the annuity start date, your beneficiary is eligible to receive the greatest of:

     1)   the contract value;

     2) the total premium payments made under the Contract, after subtracting any withdrawals;


     3)   the cash surrender value; or

     4) the enhanced death benefit, which is determined as follows: On each contract anniversary that occurs on or before the contract owner turns age 80, we compare the prior enhanced death benefit to the contract value and select the larger amount as the new enhanced death benefit. On all other days, the enhanced death benefit is the following amount:
          On a daily basis we first take the enhanced death benefit from the preceding day (which would be the initial premium if the preceding day is the contract date), then we add additional premiums paid since the preceding day, and then we subtract any withdrawals made (including any market value adjustment applied) since the preceding day. That amount becomes the new enhanced death benefit.

          Note: In all cases described above, the amount of the death benefit could be reduced by premium taxes owed and withdrawals not previously deducted. The enhanced death benefits may not be available in all states.

10.  OTHER INFORMATION
     FREE LOOK. If you cancel the Contract within 10 days after you receive it, you will receive a refund of your adjusted contract value. We determine your contract value the close of business on the day we receive your written refund request. For purposes of the refund during the free look period, (i) we adjust your contract value for any market value adjustment (if you have invested in the fixed account), and (ii) then we include a refund of any charges deducted from your contract value. Because of the market risks associated with investing in the portfolios and the potential positive or negative effect of the market value adjustment, the contract value returned may be greater or less than the premium payment you paid. Some states require us to return to you the amount of the paid premium (rather than the contract value) in which case you will not be subject to investment risk during the free look period. Also, in some states, you may be entitled to a longer free look period.

     TRANSFERS AMONG INVESTMENT PORTFOLIOS AND THE FIXED ACCOUNT. You can make transfers among your investment portfolios and your investment in the fixed account as frequently as you wish without any current tax implications. The minimum amount for a transfer is $100. There is currently no charge for transfers, and we do not limit the number of transfers allowed. The Company may, in the future, charge a $25 fee for any transfer after the twelfth transfer in a contract year or limit the number of transfers allowed. Keep in mind that if you transfer or otherwise withdraw your money from the fixed account more than 30 days before the applicable maturity date, we will apply a market value adjustment. A market value adjustment could increase or decrease your contract value and/or the amount you transfer or withdraw.

     NO PROBATE. In most cases, when you die, the person you choose as your beneficiary will receive the death benefit without going through probate. See "Federal Tax Considerations -- Taxation of Death Benefit Proceeds" in the prospectus for the Contract.

     OPTIONAL RIDERS. Subject to state availability, you may purchase one of three optional benefit riders for an additional charge. You may not add more than one of these three riders to your Contract. There is a separate charge each rider. Once elected, the riders generally may not be cancelled. This means once added the rider may not be removed and charges will be assessed regardless of the performance of your Contract.

          Minimum Guaranteed Accumulation Benefit (MGAB) Rider. The MGAB is an optional benefit which offers you the ability to receive a one-time adjustment to your contract value in the event your contract value on a specified date is below the MGAB rider guarantee. When added at issue, the MGAB rider guarantees that your contract value will at least equal your initial premium payment at the end of ten years, or, at least equal two times your initial premium payment at the end of twenty years,

108202                                       9           ACCESS PROFILE
     depending on
     the waiting period you select, reduced pro rata for withdrawals and certain transfers. The MGAB rider offers a ten-year option and a twenty-year option, of which you may purchase only one. Withdrawals and certain transfers may reduce the guarantee by more than the amount withdrawn or transferred. The MGAB rider may offer you protection in the event of a lower contract value that may result from unfavorable investment performance of your Contract. There are exceptions, conditions, eligibility requirements, and important considerations associated with the MGAB rider. You should read the prospectus for more complete information.

          Minimum Guaranteed Income Benefit (MGIB) Rider. The MGIB rider is an optional benefit which guarantees a minimum amount of income that will be available to you upon annuitization, regardless of fluctuating market conditions. Ordinarily, the amount of income that will be available to you upon annuitization is based upon your contract value, the annuity option you selected and the guaranteed or then current income factors in effect. If you purchase the MGIB rider, the minimum amount of income that will be available to you upon annuitization on the MGIB Benefit Date is the greater of the amounts that are ordinarily available to you under your Contract and the MGIB annuity benefit, which is based on your MGIB Base, the MGIB annuity option you selected and the MGIB guaranteed income factors specified in your rider. Your MGIB Base generally depends on the amount of premiums you pay during the first five contract years after you purchase the rider, when you pay them, accumulated at the MGIB rate, less adjustments for withdrawals and transfers. There are exceptions, conditions, eligibility requirements, and important considerations associated with the MGIB rider. You should read the prospectus for more complete information.

          Minimum Guaranteed Withdrawal Benefit (MGWB) Rider. The MGWB rider is an optional benefit which guarantees that if your contract value is reduced to zero you will receive annual periodic payments, when added together, equal to all premium payments paid during the first two contract years, less adjustments for any prior withdrawals. If your contract value is reduced to zero, your periodic payments will be 7% of your Eligible Payment Amount every year. (Of course, any applicable income and penalty taxes will apply to amounts withdrawn.) Your original Eligible Payment Amount is your premium payments received during the first two contract years. Withdrawals that you make in excess of the above periodic payment amount may substantially reduce the guarantee. There are exceptions, conditions, eligibility requirements, and important considerations associated with the MGWB rider. You should read the prospectus for more information.

     ADDITIONAL FEATURES. This Contract has other features which may interest you. These include:

          Dollar Cost Averaging. This is a program that allows you to invest a fixed amount of money in the investment portfolios each month. It may give you a lower average cost per unit over time than a single one-time purchase. Dollar cost averaging requires regular investments regardless of fluctuating price levels, and does not guarantee profits or prevent losses in a declining market. This option is currently available only if you have $1,200 or more in the Limited Maturity Bond or the Liquid Asset investment portfolios or in the fixed account with a 1-year guaranteed interest period. Transfers from the fixed account under this program will not be subject to a market value adjustment.

          Systematic Withdrawals. During the accumulation phase, you can arrange to have money sent to you at regular intervals throughout the year. These withdrawals will not result in any surrender charges. Withdrawals from your money in the fixed account under this program are not subject to a market value adjustment. Of course, any applicable income and penalty taxes will apply on amounts withdrawn.

          Automatic Rebalancing. If your contract value is $10,000 or more, you may elect to have the Company automatically readjust the money between your investment portfolios periodically to keep the blend you select. Investments in the fixed account are not eligible for automatic rebalancing.

108202                                 10                         ACCESS PROFILE

11.  INQUIRIES
If you need more information after reading this profile and the prospectus, please contact us at:

     CUSTOMER SERVICE CENTER
     P.O. BOX 2700
     WEST CHESTER, PENNSYLVANIA19380
     (800) 366-0066

or your registered representative.

108202                                 11                         ACCESS PROFILE

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--------------------------------------------------------------------------------
GOLDEN AMERICAN LIFE INSURANCE COMPANY
SEPARATE ACCOUNT B OF GOLDEN AMERICAN LIFE INSURANCE COMPANY

           DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY PROSPECTUS
                             GOLDENSELECT ACCESS(R)
--------------------------------------------------------------------------------

                                                                 October 2, 2000

     This prospectus describes GoldenSelect Access, a deferred group and individual variable annuity contract (the "Contract") offered by Golden American Life Insurance Company ("Golden American," the "Company," "we" or "our"). The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment ("qualified Contracts") as well as those that do not qualify for such treatment ("non-qualified Contracts").

     The Contract provides a means for you to invest your premium payments in one or more of 32 mutual fund investment portfolios. You may also allocate premium payments to our Fixed Account with guaranteed interest periods. Your contract value will vary daily to reflect the investment performance of the investment portfolio(s) you select and any interest credited to your allocations in the Fixed Account. The investment portfolios available under your Contract and the portfolio managers are listed on the back of this cover.

     We will credit your Fixed Interest Allocation(s) with a fixed rate of interest. We set the interest rates periodically. We will not set the interest rate to be less than a minimum annual rate of 3%. You may choose guaranteed interest periods of 1, 3, 5, 7 and 10 years. The interest earned on your money as well as your principal is guaranteed as long as you hold them until the maturity date. If you take your money out from a Fixed Interest Allocation more than 30 days before the applicable maturity date, we will apply a market value adjustment ("Market Value Adjustment"). A Market Value Adjustment could increase or decrease your contract value and/or the amount you take out. You bear the risk that you may receive less than your principal if we take a Market Value Adjustment. For Contracts sold in some states, not all Fixed Interest Allocations or subaccounts are available. You have a right to return a Contract within 10 days after you receive it for a refund of the adjusted contract value (which may be more or less than the premium payments you paid), or if required by your state, the original amount of your premium payment. Longer free look periods apply in some states.

     This prospectus provides information that you should know before investing and should be kept for future reference. A Statement of Additional Information ("SAI"), dated October 2, 2000, has been filed with the Securities and Exchange Commission ("SEC"). It is available without charge upon request. To obtain a copy of this document, write to our Customer Service Center at P.O. Box 2700, West Chester, Pennsylvania 19380 or call (800) 366-0066, or access the SEC's website (http://www.sec.gov). The table of contents of the SAI is on the last page of this prospectus and the SAI is made part of this prospectus by reference.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THE SUBACCOUNTS THROUGH THE GCG TRUST, THE PIMCO VARIABLE INSURANCE TRUST, ING VARIABLE INSURANCE TRUST OR THE PRUDENTIAL SERIES FUND IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY ANY BANK OR BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

THIS PROSPECTUS MUST BE ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE GCG TRUST, PIMCO VARIABLE INSURANCE TRUST, ING VARIABLE INSURANCE TRUST AND THE PRUDENTIAL SERIES FUND.

--------------------------------------------------------------------------------
THE INVESTMENT PORTFOLIOS AND THE MANAGERS ARE LISTED ON THE BACK OF THIS COVER.
--------------------------------------------------------------------------------

ACC3-108202

     The investment portfolios available under your Contract and the portfolio managers are:

          A I M CAPITAL MANAGEMENT, INC.
               Capital Appreciation Series
               Strategic Equity Series
          ALLIANCE CAPITAL MANAGEMENT L. P.
               Capital Growth Series
          BARING INTERNATIONAL INVESTMENT LIMITED (AN AFFILIATE)
               Developing World Series
               Emerging Markets Series
               Global Fixed Income Series
               Hard Assets Series
          CAPITAL GUARDIAN TRUST COMPANY
               Large Cap Value Series
               Managed Global Series
               Small Cap Series
          EAGLE ASSET MANAGEMENT, INC
               Value Equity Series
          FIDELITY MANAGEMENT & RESEARCH COMPANY
               Asset Allocation Growth Series
               Diversified Mid-Cap Series
          ING INVESTMENT MANAGEMENT, LLC (AN AFFILIATE)
               Limited Maturity Bond Series
               Liquid Asset Series
          JANUS CAPITAL CORPORATION
               Growth Series
               Growth and Income Series
               Special Situations Series
          KAYNE ANDERSON INVESTMENT MANAGEMENT, LLC
               Rising Dividends Series
          MASSACHUSETTS FINANCIAL SERVICES COMPANY
               Mid-Cap Growth Series
               Research Series
               Total Return Series
          THE PRUDENTIAL INVESTMENT CORPORATION
               Real Estate Series
          SALOMON BROTHERS ASSET MANAGEMENT, INC
               All Cap Series
               Investors Series
          T. ROWE PRICE ASSOCIATES, INC.
               Equity Income Series
               Fully Managed Series
          PACIFIC INVESTMENT MANAGEMENT COMPANY
               PIMCO High Yield Bond Portfolio
               PIMCO StocksPLUS Growth and Income Portfolio
          ING INVESTMENT MANAGEMENT ADVISORS B.V. (AN AFFILIATE)
               ING Global Brand Names Fund
          JENNISON ASSOCIATES LLC
               Prudential Jennison Portfolio
               SP Jennison International Growth Portfolio

     The above mutual fund investment portfolios are purchased and held by corresponding divisions of our Separate Account B. We refer to the divisions as "subaccounts" and the money you place in the Fixed Account's guaranteed interest periods as "Fixed Interest Allocations" in this prospectus.

ACC3-108202

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

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------
                                                                            PAGE
     Index of Special Terms.................................................   1
     Fees and Expenses......................................................   2
     Performance Information................................................  10
         Accumulation Unit..................................................  10
         Net Investment Factor..............................................  10
         Condensed Financial Information....................................  10
         Financial Statements...............................................  10
         Performance Information............................................  10
     Golden American Life Insurance Company.................................  11
     The Trusts.............................................................  12
     Golden American Separate Account B.....................................  12
     The Investment Portfolios..............................................  13
         Investment Objectives..............................................  13
         Investment Management Fees.........................................  16
     The Fixed Interest Allocation..........................................  17
         Selecting a Guaranteed Interest Period.............................  18
         Guaranteed Interest Rates..........................................  18
         Transfers from a Fixed Interest Allocation.........................  18
         Withdrawals from a Fixed Interest Allocation.......................  19
         Market Value Adjustment............................................  19
     Special Funds..........................................................  20
     The Annuity Contract...................................................  20
         Contract Date and Contract Year ...................................  21
         Annuity Start Date.................................................  21
         Contract Owner.....................................................  21
         Annuitant..........................................................  21
         Beneficiary........................................................  22
         Purchase and Availability of the Contract..........................  22
         Crediting of Premium Payments......................................  22
         Administrative Procedures..........................................  23
         Contract Value.....................................................  24
         Cash Surrender Value...............................................  24
         Surrendering to Receive the Cash Surrender Value...................  24
         The Subaccounts....................................................  25
         Addition, Deletion or Substitution of Subaccounts and Other Changes  25
         The Fixed Account..................................................  25
         Optional Riders....................................................  25
             Rider Date.....................................................  25
             No Cancellation................................................  26
             Termination....................................................  26
             Minimum Guaranteed Accumulation Benefit Rider..................  26
             Minimum Guaranteed Income Benefit Rider........................  28
             Minimum Guaranteed Withdrawal Benefit Rider....................  30
         Other Contracts....................................................  32
         Other Important Provisions.........................................  32
     Withdrawals............................................................  32
         Regular Withdrawals................................................  33
         Systematic Withdrawals.............................................  33
         IRA Withdrawals....................................................  34
     Transfers Among Your Investments.......................................  35
         Dollar Cost Averaging..............................................  35
         Transfers by Third Parties.........................................  35
         Automatic Rebalancing..............................................  36
     Death Benefit Choices..................................................  36
         Death Benefit During the Accumulation Phase........................  36

ACC3-108202                             i

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--------------------------------------------------------------------------------
                          TABLE OF CONTENTS (CONTINUED)
--------------------------------------------------------------------------------
                                                                            PAGE
             Standard Death Benefit.........................................  37
             Enhanced Death Benefits........................................  37
         Death Benefit During the Income Phase..............................  38
         Required Distributions Upon Contract Owner's Death.................  38
     Charges and Fees.......................................................  39
         Charge Deduction Subaccount........................................  39
         Charges Deducted from the Contract Value...........................  39
             No Surrender Charge............................................  39
             Premium Taxes..................................................  39
             Administrative Charge..........................................  39
             Transfer Charge................................................  39
         Charges Deducted from the Subaccounts..............................  39
             Mortality and Expense Risk Charge..............................  39
             Asset-Based Administrative Charge..............................  40
         Optional Rider Charges.............................................  40
         Trust Expenses.....................................................  41
     The Annuity Options....................................................  41
         Annuitization of Your Contract.....................................  41
         Selecting the Annuity Start Date...................................  42
         Frequency of Annuity Payments......................................  42
         The Annuity Options................................................  42
             Income for a Fixed Period......................................  42
             Income for Life with a Period Certain..........................  42
             Joint Life Income..............................................  42
             Annuity Plan...................................................  42
         Payment When Named Person Dies.....................................  42
     Other Contract Provisions..............................................  43
         Reports to Contract Owners.........................................  43
         Suspension of Payments.............................................  43
         In Case of Errors in Your Application..............................  43
         Assigning the Contract as Collateral...............................  43
         Contract Changes Applicable Tax Law................................  43
         Free Look..........................................................  43
         Group or Sponsored Arrangements....................................  44
         Selling the Contract...............................................  44
     Other Information......................................................  45
         Voting Rights......................................................  45
         State Regulation...................................................  45
         Legal Proceedings..................................................  45
         Legal Matters......................................................  45
         Experts............................................................  45
     Federal Tax Considerations.............................................  46
     More Information About Golden American Life Insurance Company..........  51
     Unaudited Financial Statements of Golden American Life Insurance Company 75
     Financial Statements of Golden American Life Insurance Company.........  86
     Statement of Additional Information
         Table of Contents.................................................. 115
     Appendix A
         Condensed Financial Information....................................  A1
     Appendix B
         Market Value Adjustment Examples...................................  B1

ACC3-108202                             ii

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--------------------------------------------------------------------------------
                             INDEX OF SPECIAL TERMS
--------------------------------------------------------------------------------

The following special terms are used throughout this prospectus. Refer to the page(s) listed for an explanation of each term:

SPECIAL TERM                                               PAGE
Accumulation Unit                                            10
Annual Ratchet Enhanced Death Benefit                        37
Annuitant                                                    21
Annuity Start Date                                           21
Cash Surrender Value                                         24
Contract Date                                                21
Contract Owner                                               21
Contract Value                                               24
Contract Year                                                21
Fixed Interest Allocation                                    17
Market Value Adjustment                                      19
Net Investment Factor                                        10
Rider Date                                                   25
7% Solution Enhanced Death Benefit                           37
Special Funds                                                20
Standard Death Benefit                                       37

The following terms as used in this prospectus have the same or substituted meanings as the corresponding terms currently used in the Contract:

TERM USED IN THIS PROSPECTUS             CORRESPONDING TERM USED IN THE CONTRACT
Accumulation Unit Value                  Index of Investment Experience
Annuity Start Date                       Annuity Commencement Date
Contract Owner                           Owner or Certificate Owner
Contract Value                           Accumulation Value
Transfer Charge                          Excess Allocation Charge
Fixed Interest Allocation                Fixed Allocation
Free Look Period                         Right to Examine Period
Guaranteed Interest Period               Guarantee Period
Subaccount(s)                            Division(s)
Net Investment Factor                    Experience Factor
Regular Withdrawals                      Conventional Partial Withdrawals
Withdrawals                              Partial Withdrawals

ACC3-108202                             1

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--------------------------------------------------------------------------------
                                FEES AND EXPENSES
--------------------------------------------------------------------------------

CONTRACT OWNER TRANSACTION EXPENSES*

     Surrender Charge..................................................  None

     Transfer Charge...................................................  None**

     * If you invested in a Fixed Interest Allocation, a Market Value Adjustment may apply to certain transactions. This may increase or decrease your contract value and/or your transfer or surrender amount.

     ** We may in the future charge $25 per transfer if you make more than 12 transfers in a contract year.

ANNUAL CONTRACT ADMINISTRATIVE CHARGE***

     Administrative Charge.............................................$40

     (We waive this charge if the total of your premium payments is $100,000 or more or if your contract value at the end of a contract year is $100,000 or more.)

     ***  We deduct this charge on each contract anniversary and on surrender.

SEPARATE ACCOUNT ANNUAL CHARGES****

                                                 STANDARD        ENHANCED DEATH BENEFIT
                                              DEATH BENEFIT   ANNUAL RATCHET  7% SOLUTION
                                              -------------   --------------  -----------
     Mortality & Expense Risk Charge..........    1.25%           1.40%          1.55%
     Asset-Based Administrative Charge........    0.15%           0.15%          0.15%
                                                  -----           -----          -----
          Total...............................    1.40%           1.55%          1.70%

     **** As a percentage of average daily assets in each subaccount. The mortality and expense risk charge and the asset-based administrative charge are deducted daily.

OPTIONAL RIDER CHARGES*****

     Minimum Guaranteed Accumulation Benefit rider:
          Waiting Period      Quarterly Charge
          --------------      ----------------
          10 Year..........   0.125% of the MGAB Charge Base(1) (0.50% annually)
          20 Year..........   0.125% of the MGAB Charge Base    (0.50% annually)

     Minimum Guaranteed Income Benefit rider:
          MGIB Base Rate      Quarterly Charge
          --------------      ----------------
          7%...............   0.125% of the MGIB Base(2)  (0.50% annually)

     Minimum Guaranteed Withdrawal Benefit rider:
          Quarterly Charge
          ----------------
          0.125% of the MGWB Eligible Payment Amount(3)    (0.50% annually)

     *****We deduct optional rider charges from the subaccounts in which you are invested on each quarterly contract anniversary and pro rata on termination of the Contract; if the value in the subaccounts is insufficient, the optional rider charges will be deducted from the Fixed Interest Allocations nearest maturity.

     (1) The MGAB Charge Base is the total of premiums added during the 2-year period commencing on the rider date if you purchase the rider on the contract date, or, your contract value on the rider date plus premiums added during the 2-year period commencing on the rider date if you purchased the rider after the contract date, reduced pro rata for all withdrawals taken while the MGAB rider is in effect, and reduced pro rata for transfers made during the three year period before the MGAB Benefit Date.

     (2) The MGIB Base generally depends on the amount of premiums you pay during the first five contract years after you purchase the rider, when you pay them, and less a pro rata deduction for any withdrawal made while the MGIB rider is in effect.

ACC3-108202                             2

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     (3)  The MGWB Eligible Payment Amount is (i) the total of premiums paid during the 2-year period commencing on the rider date if you purchase the rider on the contract date; or (ii) your contract value on the rider date plus subsequent premiums received during the two-year period commencing on the rider date.

THE GCG TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of a portfolio):

--------------------------------------------------------------------------------
                                 MANAGEMENT           OTHER             TOTAL
PORTFOLIO                          FEE(1)          EXPENSES(2)       EXPENSES(3)
--------------------------------------------------------------------------------
Liquid Asset                        0.56%              0.00%             0.56%
--------------------------------------------------------------------------------
Limited Maturity Bond               0.56%              0.01%             0.57%
--------------------------------------------------------------------------------
Global Fixed Income                 1.60%              0.00%             1.60%
--------------------------------------------------------------------------------
Fully Managed                       0.96%              0.01%             0.97%
--------------------------------------------------------------------------------
Total Return                        0.91%              0.00%             0.91%
--------------------------------------------------------------------------------
Asset Allocation Growth             1.00%              0.01%             1.01%
--------------------------------------------------------------------------------
Equity Income                       0.96%              0.00%             0.96%
--------------------------------------------------------------------------------
Investors                           1.00%              0.01%             1.01%
--------------------------------------------------------------------------------
Value Equity                        0.96%              0.00%             0.96%
--------------------------------------------------------------------------------
Rising Dividends                    0.96%              0.00%             0.96%
--------------------------------------------------------------------------------
Diversified Mid-Cap                 1.00%              0.01%             1.01%
--------------------------------------------------------------------------------
Managed Global                      1.25%              0.00%             1.25%
--------------------------------------------------------------------------------
Large Cap Value                     1.00%              0.01%             1.01%
--------------------------------------------------------------------------------
All Cap                             1.00%              0.01%             1.01%
--------------------------------------------------------------------------------
Research                            0.91%              0.00%             0.91%
--------------------------------------------------------------------------------
Capital Appreciation                0.96%              0.00%             0.96%
--------------------------------------------------------------------------------
Growth and Income                   1.10%              0.01%             1.11%
--------------------------------------------------------------------------------
Capital Growth                      1.04%              0.01%             1.05%
--------------------------------------------------------------------------------
Strategic Equity                    0.96%              0.00%             0.96%
--------------------------------------------------------------------------------
Special Situations                  1.10%              0.01%             1.11%
--------------------------------------------------------------------------------
Mid-Cap Growth                      0.91%              0.00%             0.91%
--------------------------------------------------------------------------------
Small Cap                           0.96%              0.00%             0.96%
--------------------------------------------------------------------------------
Growth                              1.04%              0.00%             1.04%
--------------------------------------------------------------------------------
Real Estate                         0.96%              0.00%             0.96%
--------------------------------------------------------------------------------
Hard Assets                         0.96%              0.00%             0.96%
--------------------------------------------------------------------------------
Developing World                    1.75%              0.00%             1.75%
--------------------------------------------------------------------------------
Emerging Markets                    1.75%              0.00%             1.75%
--------------------------------------------------------------------------------


     (1) Fees decline as the total assets of certain combined portfolios increase. See the prospectus for the GCG Trust for more information.

     (2) Other expenses generally consist of independent trustees fees and certain expenses associated with investing in international markets. Other expenses are based on actual expenses for the year ended December 31, 1999, except for (i) portfolios that commenced operations in 2000; and (ii) newly formed portfolios where the charges have been estimated.

     (3) Total Expenses are based on actual expenses for the fiscal year ended December 31, 1999.

ACC3-108202                             3

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THE PIMCO VARIABLE INSURANCE TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of a portfolio):

--------------------------------------------------------------------------------
                                       MANAGEMENT       OTHER           TOTAL
PORTFOLIO                                FEE(1)      EXPENSES(1)     EXPENSES(1)
--------------------------------------------------------------------------------
PIMCO High Yield Bond                    0.25%          0.50%           0.75%
PIMCO StocksPLUS Growth and Income       0.40%          0.25%           0.65%
--------------------------------------------------------------------------------

     (1) PIMCO has contractually agreed to reduce total annual portfolio operating expenses to the extent they would exceed, due to the payment of organizational expenses and Trustees' fees, 0.65% and 0.75% for the High Yield Bond and the StocksPLUS Growth and Income Portfolios, respectively, of average daily net assets. Without such reductions, total annual operating expenses for the fiscal year ended December 31, 1999 would have remained unchanged for both Portfolios. Under the Expense Limitation Agreement, PIMCO may recoup any such waivers and reimbursements in future periods, not exceeding three years, provided total expenses, including such recoupment, do not exceed the annual expense limit. The fees expressed are restated as of April 1, 2000.

ING VARIABLE INSURANCE TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio):

----------------------------------------------------------------------------------------------------
                                                                   OTHER           TOTAL EXPENSES
                              MANAGEMENT     12B-1 FEE (3)        EXPENSES        AFTER FEE WAIVER
                              FEE AFTER          AFTER         AFTER EXPENSE        AND EXPENSE
PORTFOLIO                  FEE WAIVER(1)(2)   FEE WAIVER    REIMBURSEMENT(1)(2)  REIMBURSEMENT(1)(2)
----------------------------------------------------------------------------------------------------
ING Global Brand Names          0.30%            0.15%             0.78%             1.23%
----------------------------------------------------------------------------------------------------

     (1) Since the portfolio had not commenced operations as of December 31, 1999, expenses as shown are based on estimates of the portfolio's operating expenses for the portfolio's first fiscal year.

     (2) ING Mutual Funds Management Co. LLC, the investment manager, has entered into an expense limitation contract with the portfolio, under which it will limit expenses of the portfolio as shown, excluding interest, taxes, brokerage, and extraordinary expenses through December 31, 2000. Fee waiver and/or reimbursements by the investment manager may vary in order to achieve such contractually obligated Total Expenses. Without this contract, and based on estimates for the fiscal year ending December 31, 2000, total expenses are estimated to be 2.03% for the portfolio.

      (3) Pursuant to a Plan of Distribution adopted by the portfolio under Rule 12b-1 under the Investment Company Act of 1940, the portfolio pays its distributor an annual fee of up to 0.25% of average daily net assets attributable to portfolio shares. The distribution fee may be used by the distributor for the purpose of financing any activity which is primarily intended to result in the sale of shares of the portfolio. For more information see the portfolio's Statement of Additional Information.

THE PRUDENTIAL SERIES FUND ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio):

--------------------------------------------------------------------------------
                          MANAGEMENT                     OTHER         TOTAL
PORTFOLIO                    FEE        12B-1 FEE(1)   EXPENSES(2)   EXPENSES(2)
--------------------------------------------------------------------------------
Prudential Jennison         0.60%          0.25%          0.18%          1.03%
--------------------------------------------------------------------------------
SP Jennison International   0.85%          0.25%          0.54%          1.64%
   Growth
--------------------------------------------------------------------------------


     (1) The 12b-1 fees for the Prudential Jennison Portfolio and SP Jennison International Growth Portfolio are imposed to enable the portfolios to recover certain sales expenses, including compensation to broker-dealers, the cost of printing prospectuses for delivery to prospective investors and advertising costs for each portfolio. Over a long period of time, the total amount of 12b-1 fees paid may exceed the amount of sales charges imposed by the product.


ACC3-108202                             4

     (2) Since the SP Jennison International Portfolio had not commenced operations as of December 31, 1999, expenses as shown are based on estimates of the portfolio's operating expenses for the portfolio's first fiscal year.

The purpose of the foregoing tables is to help you understand the various costs and expenses that you will bear directly and indirectly. See the prospectuses of the GCG Trust, the PIMCO Variable Insurance Trust, the ING Variable Insurance Trust, and the Prudential Series Fund for additional information on management or advisory fees and in some cases other portfolio expenses.

Premium taxes (which currently range from 0% to 3.5% of premium payments) may apply, but are not reflected in the tables above or in the examples below.

EXAMPLES:
The following four examples are designed to show you the expenses you would pay on a $1000 investment that earns 5% annually. Each example assumes election of the 7% Solution Enhanced Death Benefit. The examples reflect the deduction of a mortality and expense risk charge, an asset-based administrative charge, and the annual contract administrative charge as an annual charge of 0.06% of assets (based on an average contract value of $70,000). In addition, Examples 1 and 2 assume you elected an optional benefit rider with the highest charge (0.75% annually where the rider base is equal to the initial premium and increases by 7% annually, except for the Liquid Asset and Limited Maturity Bond portfolios, where the charge is 0.50% annually) and assume the rider charge is assessed each quarter on a base equal to the hypothetical $1,000 premium increasing at 7% per year (the assumed net rate for the Liquid Asset and Limited Maturity Bond portfolios). The annual charge of 0.75% results from the assumption of a 7% annual increase in the rider base but only a 5% earnings increase in the contract value before expenses. Thus, 0.75% represents an annual charge over the 10-year period which is equivalent to an increasing charge of 0.125% per quarter over the same period. If the Standard Death Benefit, or the Annual Ratchet Enhanced Death Benefit is elected instead of the 7% Solution Enhanced Death Benefit used in the examples, the actual expenses will be less than those represented in the examples.

ACC3-108202                             5

Example 1:
If you surrender your Contract at the end of the applicable time period and elected an optional benefit rider with the highest charge, you would pay the following expenses for each $1,000 invested:

     THE GCG TRUST                    1 YEAR        3 YEARS       5 YEARS       10 YEARS
     Liquid Asset                       $29           $ 88          $150           $317
     Limited Maturity Bond              $29           $ 88          $150           $318
     Global Fixed Income                $41           $125          $210           $430
     Fully Managed                      $35           $107          $181           $376
     Total Return                       $34           $105          $178           $370
     Asset Allocation Growth            $35           $108          $183           $379
     Equity Income                      $35           $107          $180           $375
     Investors                          $35           $108          $183           $379
     Value Equity                       $35           $107          $180           $375
     Rising Dividends                   $35           $107          $180           $375
     Diversified Mid-Cap                $35           $108          $183           $379
     Managed Global                     $38           $115          $194           $400
     Large Cap Value                    $35           $108          $183           $379
     All Cap                            $35           $108          $183           $379
     Research                           $34           $105          $178           $370
     Capital Appreciation               $35           $107          $180           $375
     Growth and Income                  $36           $111          $187           $388
     Capital Growth                     $36           $109          $185           $383
     Strategic Equity                   $35           $107          $180           $375
     Special Situations                 $36           $111          $187           $388
     Mid-Cap Growth                     $34           $105          $178           $370
     Small Cap                          $35           $107          $180           $375
     Growth                             $36           $109          $184           $382
     Real Estate                        $35           $107          $180           $375
     Hard Assets                        $35           $107          $180           $375
     Developing World                   $43           $129          $217           $442
     Emerging Markets                   $43           $129          $217           $442

     THE PIMCO VARIABLE INSURANCE TRUST
     PIMCO High Yield Bond              $33           $100          $170           $356
     PIMCO StocksPLUS
        Growth and Income               $32           $ 97          $165           $347

     ING VARIABLE INSURANCE TRUST
     ING Global Brand Names             $38           $114          $193           $398

     PRUDENTIAL SERIES FUND
     Prudential Jennison                $36           $109          $184           $381
     SP Jennison International Growth   $42           $126          $212           $433


ACC3-108202                             6

Example 2:
If you do not surrender your Contract at the end of the applicable time period and elected an optional benefit rider with the highest charge, you would pay the following expenses for each $1,000 invested:

     THE GCG TRUST                    1 YEAR        3 YEARS       5 YEARS       10 YEARS
     Liquid Asset                       $29           $ 88          $150           $317
     Limited Maturity Bond              $29           $ 88          $150           $318
     Global Fixed Income                $41           $125          $210           $430
     Fully Managed                      $35           $107          $181           $376
     Total Return                       $34           $105          $178           $370
     Asset Allocation Growth            $35           $108          $183           $379
     Equity Income                      $35           $107          $180           $375
     Investors                          $35           $108          $183           $379
     Value Equity                       $35           $107          $180           $375
     Rising Dividends                   $35           $107          $180           $375
     Diversified Mid-Cap                $35           $108          $183           $379
     Managed Global                     $38           $115          $194           $400
     Large Cap Value                    $35           $108          $183           $379
     All Cap                            $35           $108          $183           $379
     Research                           $34           $105          $178           $370
     Capital Appreciation               $35           $107          $180           $375
     Growth and Income                  $36           $111          $187           $388
     Capital Growth                     $36           $109          $185           $383
     Strategic Equity                   $35           $107          $180           $375
     Special Situations                 $36           $111          $187           $388
     Mid-Cap Growth                     $34           $105          $178           $370
     Small Cap                          $35           $107          $180           $375
     Growth                             $36           $109          $184           $382
     Real Estate                        $35           $107          $180           $375
     Hard Assets                        $35           $107          $180           $375
     Developing World                   $43           $129          $217           $442
     Emerging Markets                   $43           $129          $217           $442

     THE PIMCO VARIABLE INSURANCE TRUST
     PIMCO High Yield Bond              $33           $100          $170           $356
     PIMCO StocksPLUS
        Growth and Income               $32           $ 97          $165           $347

     ING VARIABLE INSURANCE TRUST
     ING Global Brand Names             $38           $114          $193           $398

     PRUDENTIAL SERIES FUND
     Prudential Jennison                $36           $109          $184           $381
     SP Jennison International Growth   $42           $126          $212           $433


ACC3-108202                             7

Example 3:
If you surrender your Contract at the end of the applicable time period and did not elect any optional benefit rider, you would pay the following expenses for each $1,000 invested:

     THE GCG TRUST                    1 YEAR        3 YEARS       5 YEARS       10 YEARS
     Liquid Asset                       $24           $ 72          $124           $266
     Limited Maturity Bond              $24           $ 73          $125           $267
     Global Fixed Income                $34           $103          $175           $365
     Fully Managed                      $28           $ 85          $144           $306
     Total Return                       $27           $ 83          $141           $300
     Asset Allocation Growth            $28           $ 86          $146           $310
     Equity Income                      $28           $ 84          $144           $305
     Investors                          $28           $ 86          $146           $310
     Value Equity                       $28           $ 84          $144           $305
     Rising Dividends                   $28           $ 84          $144           $305
     Diversified Mid-Cap                $28           $ 86          $146           $310
     Managed Global                     $30           $ 93          $158           $333
     Large Cap Value                    $28           $ 86          $146           $310
     All Cap                            $28           $ 86          $146           $310
     Research                           $27           $ 83          $141           $300
     Capital Appreciation               $28           $ 84          $144           $305
     Growth and Income                  $29           $ 89          $151           $319
     Capital Growth                     $28           $ 87          $148           $314
     Strategic Equity                   $28           $ 84          $144           $305
     Special Situations                 $29           $ 89          $151           $319
     Mid-Cap Growth                     $27           $ 83          $141           $300
     Small Cap                          $28           $ 84          $144           $305
     Growth                             $28           $ 87          $148           $313
     Real Estate                        $28           $ 84          $144           $305
     Hard Assets                        $28           $ 84          $144           $305
     Developing World                   $35           $108          $182           $378
     Emerging Markets                   $35           $108          $182           $378

     THE PIMCO VARIABLE INSURANCE TRUST
     PIMCO High Yield Bond              $25           $ 78          $134           $285
     PIMCO StocksPLUS
        Growth and Income               $24           $ 75          $129           $275

     ING VARIABLE INSURANCE TRUST
     ING Global Brand Names             $30           $ 92          $157           $331

     PRUDENTIAL SERIES FUND
     Prudential Jennison                $28           $ 87          $147           $312
     SP Jennison International Growth   $34           $104          $177           $368


ACC3-108202                             8

Example 4:
If you do not surrender your Contract at the end of the applicable time period and did not elect any optional benefit rider, you would pay the following expenses for each $1,000 invested:

     THE GCG TRUST                    1 YEAR        3 YEARS       5 YEARS       10 YEARS
     Liquid Asset                       $24           $ 72          $124           $266
     Limited Maturity Bond              $24           $ 73          $125           $267
     Global Fixed Income                $34           $103          $175           $365
     Fully Managed                      $28           $ 85          $144           $306
     Total Return                       $27           $ 83          $141           $300
     Asset Allocation Growth            $28           $ 86          $146           $310
     Equity Income                      $28           $ 84          $144           $305
     Investors                          $28           $ 86          $146           $310
     Value Equity                       $28           $ 84          $144           $305
     Rising Dividends                   $28           $ 84          $144           $305
     Diversified Mid-Cap                $28           $ 86          $146           $310
     Managed Global                     $30           $ 93          $158           $333
     Large Cap Value                    $28           $ 86          $146           $310
     All Cap                            $28           $ 86          $146           $310
     Research                           $27           $ 83          $141           $300
     Capital Appreciation               $28           $ 84          $144           $305
     Growth and Income                  $29           $ 89          $151           $319
     Capital Growth                     $28           $ 87          $148           $314
     Strategic Equity                   $28           $ 84          $144           $305
     Special Situations                 $29           $ 89          $151           $319
     Mid-Cap Growth                     $27           $ 83          $141           $300
     Small Cap                          $28           $ 84          $144           $305
     Growth                             $28           $ 87          $148           $313
     Real Estate                        $28           $ 84          $144           $305
     Hard Assets                        $28           $ 84          $144           $305
     Developing World                   $35           $108          $182           $378
     Emerging Markets                   $35           $108          $182           $378

     THE PIMCO VARIABLE INSURANCE TRUST
     PIMCO High Yield Bond              $25           $ 78          $134           $285
     PIMCO StocksPLUS
        Growth and Income               $24           $ 75          $129           $275

     ING VARIABLE INSURANCE TRUST
     ING Global Brand Names             $30           $ 92          $157           $331

     PRUDENTIAL SERIES FUND
     Prudential Jennison                $28           $ 87          $147           $312
     SP Jennison International Growth   $34           $104          $177           $368


THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE MORE OR LESS THAN THOSE SHOWN SUBJECT TO THE TERMS OF YOUR CONTRACT.

ACC3-108202                             9

--------------------------------------------------------------------------------
                             PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

ACCUMULATION UNIT
We use accumulation units to calculate the value of a Contract. Each subaccount of Separate Account B has its own accumulation unit value. The accumulation units are valued each business day that the New York Stock Exchange is open for trading. Their values may increase or decrease from day to day according to a Net Investment Factor, which is primarily based on the investment performance of the applicable investment portfolio. Shares in the investment portfolios are valued at their net asset value.


THE NET INVESTMENT FACTOR
The Net Investment Factor is an index number which reflects certain charges under the Contract and the investment performance of the subaccount. The Net Investment Factor is calculated for each subaccount as follows:

     1) We take the net asset value of the subaccount at the end of each business day.

     2) We add to (1) the amount of any dividend or capital gains distribution declared for the subaccount and reinvested in such subaccount. We subtract from that amount a charge for our taxes, if any.

     3) We divide (2) by the net asset value of the subaccount at the end of the preceding business day.

     4) We then subtract the applicable daily mortality and expense risk charge and the daily asset-based administrative charge from the subaccount.

Calculations for the subaccounts are made on a per share basis.

CONDENSED FINANCIAL INFORMATION
Tables containing (i) the accumulation unit value history of each subaccount of Golden American Separate Account B offered in this prospectus and (ii) the total investment value history of each such subaccount are presented in Appendix A -- Condensed Financial Information.

FINANCIAL STATEMENTS
The audited financial statements of Separate Account B for the year ended December 31, 1999 are included in the Statement of Additional Information. The unaudited consolidated financial statements of Golden American for the six months ended June 30, 2000 and audited consolidated financial statements of Golden American for the years ended December 31, 1999, 1998 and 1997 are included in this prospectus.

PERFORMANCE INFORMATION
From time to time, we may advertise or include in reports to contract owners performance information for the subaccounts of Separate Account B, including the average annual total return performance, yields and other nonstandard measures of performance. Such performance data will be computed, or accompanied by performance data computed, in accordance with standards defined by the SEC.

Except for the Liquid Asset subaccount, quotations of yield for the subaccounts will be based on all investment income per unit (contract value divided by the accumulation unit) earned during a given 30-day period, less expenses accrued during such period. Information on standard total average annual return performance will include average annual rates of total return for 1, 5 and 10 year periods, or lesser periods depending on how long Separate Account B has been investing in the portfolio. We may show other total returns for periods of less than one year. Total return figures will be based on the actual historic performance of the subaccounts of Separate Account B, assuming an investment at the beginning of the period when the separate account first invested in the portfolios, withdrawal of the investment at the end of the period, adjusted to reflect the deduction of all applicable portfolio and current contract charges. We may also show rates of total return on amounts invested at the beginning of the period with no withdrawal at the end of the period. Total return figures which assume no withdrawals at the end of the period will reflect all recurring charges. Quotations of average annual return for the Managed Global subaccount take into

ACC3-108202                             10
account the period before
September 3, 1996, during which it was maintained as a subaccount of Golden American Separate Account D. In addition, we may present historic performance data for the investment portfolios since their inception reduced by some or all of the fees and charges under the Contract. Such adjusted historic performance includes data that precedes the inception dates of the subaccounts of Separate Account B. This data is designed to show the performance that would have resulted if the Contract had been in existence before the separate account began investing in the portfolios.

Current yield for the Liquid Asset subaccount is based on income received by a hypothetical investment over a given 7-day period, less expenses accrued, and then "annualized" (i.e., assuming that the 7-day yield would be received for 52 weeks). We calculate "effective yield" for the Liquid Asset subaccount in a manner similar to that used to calculate yield, but when annualized, the income earned by the investment is assumed to be reinvested. The "effective yield" will thus be slightly higher than the "yield" because of the compounding effect of earnings. We calculate quotations of yield for the remaining subaccounts on all investment income per accumulation unit earned during a given 30-day period, after subtracting fees and expenses accrued during the period, assuming no surrender and the selection of the Max 7 Enhanced Death Benefit and the MGIB optional benefit rider.

We may compare performance information for a subaccount to: (i) the Standard & Poor's 500 Stock Index, Dow Jones Industrial Average, Donoghue Money Market Institutional Averages, or any other applicable market indices, (ii) other variable annuity separate accounts or other investment products tracked by Lipper Analytical Services (a widely used independent research firm which ranks mutual funds and other investment companies), or any other rating service, and
(iii) the Consumer Price Index (measure for inflation) to determine the real rate of return of an investment in the Contract. Our reports and promotional literature may also contain other information including the ranking of any subaccount based on rankings of variable annuity separate accounts or other investment products tracked by Lipper Analytical Services or by similar rating services.

Performance information reflects only the performance of a hypothetical contract and should be considered in light of other factors, including the investment objective of the investment portfolio and market conditions. Please keep in mind that past performance is not a guarantee of future results.

--------------------------------------------------------------------------------
                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

Golden American Life Insurance Company is a Delaware stock life insurance company, which was originally incorporated in Minnesota on January 2, 1973. Golden American is a wholly owned subsidiary of Equitable of Iowa Companies, Inc. ("Equitable of Iowa"). Equitable of Iowa is a wholly owned subsidiary of ING Groep N.V. ("ING"), a global financial services holding company based in The Netherlands. Golden American is authorized to sell insurance and annuities in all states, except New York, and the District of Columbia. In May 1996, Golden American established a subsidiary, First Golden American Life Insurance Company of New York, which is authorized to sell annuities in New York and Delaware. Golden American's consolidated financial statements appear in this prospectus.

Equitable of Iowa is the holding company for Golden American, Directed Services, Inc., the investment manager of the GCG Trust and the distributor of the Contracts, and other interests. Equitable of Iowa and another ING affiliate own ING Investment Management, LLC, a portfolio manager of the GCG Trust. ING also owns Baring International Investment Limited, another portfolio manager of the GCG Trust and ING Investment Management Advisors B.V., a portfolio manager of the ING Variable Insurance Trust.

Our principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380.

ACC3-108202                             11

--------------------------------------------------------------------------------
                                   THE TRUSTS
--------------------------------------------------------------------------------

The GCG Trust is a mutual fund whose shares are offered to separate accounts funding variable annuity and variable life insurance policies offered by Golden American and other affiliated insurance companies. The GCG Trust may also sell its shares to separate accounts of insurance companies not affiliated with Golden American. Pending SEC approval, shares of the GCG Trust may also be sold to certain qualified pension and retirement plans. The address of the GCG Trust is 1475 Dunwoody Drive, West Chester, PA 19380.

The PIMCO Variable Insurance Trust is also a mutual fund whose shares are available to separate accounts of insurance companies, including Golden American, for both variable annuity contracts and variable life insurance policies and to qualified pension and retirement plans. The address of the PIMCO Variable Insurance Trust is 840 Newport Center Drive, Suite 300, Newport Beach, CA 92660.

ING Variable Insurance Trust is also a mutual fund whose shares are offered to separate accounts funding variable annuity contracts offered by Golden American. Pending SEC approval, shares of ING Variable Insurance Trust may also be sold to variable annuity and variable life insurance policies offered by other insurance companies, both affiliated and unaffiliated with Golden American. The address of ING Variable Insurance Trust is 1475 Dunwoody Drive, West Chester, PA 19380.

The Prudential Series Fund Inc. is a fund whose shares are available to separate accounts funding variable annuity and variable life insurance polices offered by The Prudential Insurance Company of America, its affiliated insurers and other life insurance companies not affiliated with Prudential, including Golden American. The address of the Prudential Series Fund is 751 Broad Street, Newark, NJ 07102.

In the event that, due to differences in tax treatment or other considerations, the interests of contract owners of various contracts participating in the Trusts conflict, we, the Boards of Trustees of the GCG Trust and the PIMCO Variable Insurance Trust, the ING Variable Insurance Trust, the Board of Directors of the Prudential Series Fund and the management of Directed Services, Inc., Pacific Investment Management Company, ING Mutual Funds Management Co. LLC, Prudential Insurance Company of America, and any other insurance companies participating in the Trusts will monitor events to identify and resolve any material conflicts that may arise.

YOU WILL FIND COMPLETE INFORMATION ABOUT THE GCG TRUST, THE PIMCO VARIABLE INSURANCE TRUST, ING VARIABLE INSURANCE TRUST, AND THE PRUDENTIAL SERIES FUND IN THE ACCOMPANYING PROSPECTUS FOR EACH TRUST. YOU SHOULD READ THEM CAREFULLY BEFORE INVESTING.

--------------------------------------------------------------------------------
                       GOLDEN AMERICAN SEPARATE ACCOUNT B
--------------------------------------------------------------------------------

Golden American Separate Account B ("Separate Account B") was established as a separate account of the Company on July 14, 1988. It is registered with the SEC as a unit investment trust under the Investment Company Act of 1940
(the "1940 Act"). Separate Account B is a separate investment account used for our variable annuity contracts. We own all the assets in Separate Account B but such assets are kept separate from our other accounts.

Separate Account B is divided into subaccounts. Each subaccount invests exclusively in shares of one investment portfolio of the GCG Trust, the PIMCO Variable Insurance Trust, the ING Variable Insurance Trust or the Prudential Series Fund. Each investment portfolio has its own distinct investment objectives and policies. Income, gains and losses, realized or unrealized, of a portfolio are credited to or charged against the corresponding subaccount of Separate Account B without regard to any other income, gains or losses of the Company. Assets equal to the reserves and other contract liabilities with respect to each are not chargeable with liabilities arising out of any other business of the Company. They may, however, be subject to liabilities arising from subaccounts whose assets we attribute to other variable annuity contracts supported by Separate Account B. If the assets in Separate Account B exceed the required reserves and other

ACC3-108202                             12
liabilities, we may transfer the excess to our general account. We are obligated to pay all benefits and make all payments provided under the Contracts.

We currently offer other variable annuity contracts that invest in Separate Account B but are not discussed in this prospectus. Separate Account B may also invest in other investment portfolios which are not available under your Contract. Under certain circumstances, we may make certain changes to the subaccounts. For more information, see "The Annuity Contract -- Addition, Deletion, or Substitution of Subaccounts and Other Changes."

--------------------------------------------------------------------------------
                            THE INVESTMENT PORTFOLIOS
--------------------------------------------------------------------------------

During the accumulation phase, you may allocate your premium payments and contract value to any of the investment portfolios listed in the section below. You bear the entire investment risk for amounts you allocate to the investment portfolios, and you may lose your principal.


INVESTMENT OBJECTIVES
The investment objective of each investment portfolio is set forth below. You should understand that there is no guarantee that any portfolio will meet its investment objectives. Meeting objectives depends on various factors, including, in certain cases, how well the portfolio managers anticipate changing economic and market conditions. Separate Account B also has other subaccounts investing in other portfolios which are not available to the Contract described in this prospectus.

YOU CAN FIND MORE DETAILED INFORMATION ABOUT THE INVESTMENT PORTFOLIOS IN THE PROSPECTUSES FOR THE GCG TRUST, THE PIMCO VARIABLE INSURANCE TRUST, ING VARIABLE INSURANCE TRUST AND THE PRUDENTIAL SERIES FUND. YOU SHOULD READ THESE PROSPECTUSES BEFORE INVESTING.

--------------------------------------------------------------------------------
INVESTMENT PORTFOLIO    INVESTMENT OBJECTIVE
--------------------------------------------------------------------------------
THE GCG TRUST
Liquid Asset            Seeks high level of current income consistent with the
                        preservation of capital and liquidity.

                        Invests primarily in obligations of the U.S. Government
                        and its agencies and instrumentalities, bank
                        obligations, commercial paper and short-term corporate
                        debt securities. All securities will mature in less than
                        one year.
                        --------------------------------------------------------
Limited Maturity Bond   Seeks highest current income consistent with low risk to
                        principal and liquidity. Also seeks to enhance its total return through capital appreciation when market factors, such as falling interest rates and rising bond prices, indicate that capital appreciation may be available without significant risk to principal.

                        Invests primarily in diversified limited maturity debt
                        securities with average maturity dates of five years or
                        shorter and in no cases more than seven years.
                        --------------------------------------------------------
Global Fixed Income     Seeks high total return.

                        Invests primarily in high-grade fixed income securities,
                        both foreign and domestic.
                        --------------------------------------------------------
Fully Managed           Seeks, over the long term, a high total investment
                        return consistent with the preservation of capital and with prudent investment risk.

                        Invests primarily in the common stocks of established companies believed by the portfolio manager to have above-average potential for capital growth.
                        --------------------------------------------------------

ACC3-108202                             13

--------------------------------------------------------------------------------
INVESTMENT PORTFOLIO    INVESTMENT OBJECTIVE
--------------------------------------------------------------------------------
Total Return            Seeks above-average income (compared to a portfolio
                        entirely invested in equity securities) consistent with the prudent employment of capital. Growth of capital and income is a secondary goal.

                        Invests primarily in a combination of equity and fixed income securities.
                        --------------------------------------------------------
Asset Allocation Growth Seeks to maximize total return over the long-term by allocating assets among stocks, bonds, short-term instruments and other investments.

                        Allocates investments primarily in a neutral mix over
                        time of 70% of its assets in stocks, 25% of its assets
                        in bonds, and 5% of its assets in short-term and money
                        market investments.
                        --------------------------------------------------------
Equity Income           Seeks substantial dividend income as well as long-term
                        growth of capital.

                        Invests primarily in common stocks of well-established
                        companies paying above-average dividends.
                        --------------------------------------------------------
Investors               Seeks long-term growth of capital. Current income is a
                        secondary objective.

                        Invests primarily in equity securities of U.S. companies
                        and to a lesser degree, debt securities.
                        --------------------------------------------------------
Value Equity            Seeks capital appreciation. Dividend income is a
                        secondary objective.

                        Invests primarily in common stocks of domestic and
                        foreign issuers which meet quantitative standards
                        relating to financial soundness and high intrinsic value
                        relative to price.
                        --------------------------------------------------------
Rising Dividends        Seeks capital appreciation. A secondary objective is
                        dividend income.

                        Invests in equity securities that meet the following
                        quality criteria: regular dividend increases; 35% of
                        earnings reinvested annually; and a credit rating of "A"
                        to "AAA."
                        --------------------------------------------------------
Diversified Mid-Cap     Seeks long-term growth of capital.

                        Normally invests at least 65% of its total assets in
                        common stocks of companies with medium market
                        capitalizations.
                        --------------------------------------------------------
Managed Global          Seeks capital appreciation. Current income is only an
                        incidental consideration.

                        Invests primarily in common stocks traded in securities
                        markets throughout the world.
                        --------------------------------------------------------
Large Cap Value         Seeks long-term growth of capital and income.

                        Invests primarily in equity and equity-related securities of companies with market capitalization greater than $1 billion.
                        --------------------------------------------------------
All Cap Seeks capital appreciation through investment in securities which the portfolio manager believes have above-average capital appreciation potential.

                        Invests primarily in equity securities of U.S. companies
                        of any size.
                        --------------------------------------------------------
Research                Seeks long-term growth of capital and future income.

                        Invests primarily in common stocks or securities convertible into common stocks of companies believed to have better than average prospects for long-term growth.
                        --------------------------------------------------------

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--------------------------------------------------------------------------------
INVESTMENT PORTFOLIO    INVESTMENT OBJECTIVE
--------------------------------------------------------------------------------
Capital Appreciation    Seeks long-term capital growth.

                        Invests primarily in equity securities believed by the
                        portfolio manager to be undervalued.
                        --------------------------------------------------------
Growth and Income       Seeks long-term capital growth and current income.

                        Normally invests up to 75% of its assets in equity
                        securities selected primarily for their growth
                        potential and at least 25% of its assets in securities
                        the portfolio manager believes have income potential.
                        --------------------------------------------------------
Capital Growth          Seeks long-term total return.

                        Invests primarily in common stocks of companies where
                        the potential for change (earnings acceleration) is
                        significant.
                        --------------------------------------------------------
Strategic Equity        Seeks capital appreciation.

                        Invests primarily in common stocks of medium- and
                        small-sized companies.
                        --------------------------------------------------------
Special Situations      Seeks capital appreciation.

                        Invests primarily in common stocks selected for their
                        capital appreciation potential.  The Portfolio
                        emphasizes "special situation" companies that the
                        portfolio manager believes have been overlooked or
                        undervalued by other investors.
                        --------------------------------------------------------
Mid-Cap Growth          Seeks long-term growth of capital.

                        Invests primarily in equity securities of companies with
                        medium market capitalization which the portfolio manager
                        believes have above-average growth potential.
                        --------------------------------------------------------
Small Cap               Seeks long-term capital appreciation.

                        Invests primarily in equity securities of companies that
                        have a total market capitalization within the range of
                        companies in the Russell 2000 Growth Index or the
                        Standard & Poor's Small-Cap 600 Index.
                        --------------------------------------------------------
Growth                  Seeks capital appreciation.

                        Invests primarily in common stocks of growth companies
                        that have favorable relationships between price/earnings
                        ratios and growth rates in sectors offering the
                        potential for above-average returns.
                        --------------------------------------------------------
Real Estate             Seeks capital appreciation. Current income is a
                        secondary objective.

                        Invests primarily in publicly traded real estate equity
                        securities.
                        --------------------------------------------------------
Hard Assets             Seeks long-term capital appreciation.
                        Invests primarily in hard asset securities. Hard asset
                        companies produce a commodity which the portfolio
                        manager is able to price on a daily or weekly basis.
                        --------------------------------------------------------
Developing World        Seeks capital appreciation.

                        Invests primarily in equity securities of companies in developing or emerging countries.
                        --------------------------------------------------------

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--------------------------------------------------------------------------------
INVESTMENT PORTFOLIO    INVESTMENT OBJECTIVE
--------------------------------------------------------------------------------
Emerging Markets        Seeks long-term capital appreciation.

                        Invests primarily in equity securities of companies in at least six different emerging market countries.
                        --------------------------------------------------------

THE PIMCO VARIABLE INSURANCE TRUST
PIMCO High Yield Bond   Seeks to maximize total return, consistent with
                        preservation of capital and prudent investment management.

                        Invests at least 65% of its assets in a diversified
                        portfolio of junk bonds rated at least B by Moody's
                        Investor Services, Inc. or Standard & Poor's or, if
                        unrated, determined by the portfolio manager to be of
                        comparable quality.
                        --------------------------------------------------------
PIMCO StocksPLUS
Growth and Income       Seeks to achieve a total return which exceeds the total
                        return performance of the S&P 500.

                        Invests primarily in common stocks, options, futures, options on futures and swaps.
                        --------------------------------------------------------

ING VARIABLE INSURANCE TRUST
ING Global Brand Names  Seeks to provide investors with long-term capital
   Fund                 appreciation.

                        Invests at least 65% of its total assets in equity
                        securities of companies that have a well recognized
                        franchise, a global presence and derive most of their
                        revenues from sales of consumer goods.
                        --------------------------------------------------------
THE PRUDENTIAL SERIES FUND INC.
Prudential Jennison     Seeks long-term growth of capital.

                        Invests primarily in companies that have shown growth in
                        earnings and sales, high return on equity and assets or
                        other strong financial data and are also attractively
                        valued in the opinion of the manager. Dividend income
                        from investments will be incidental.
                        --------------------------------------------------------
SP Jennison
International Growth    Seeks long-term growth of capital.

                        Invests primarily in equity-related securities of issuers located in at least five different foreign countries.
                        --------------------------------------------------------

INVESTMENT MANAGEMENT FEES
Directed Services, Inc. serves as the overall manager to each portfolio of the GCG Trust. The GCG Trust pays Directed Services a monthly fee for its investment advisory and management services. The monthly fee is based on the average daily net assets of an investment portfolio, and in some cases, the combined total assets of certain grouped portfolios. Directed Services provides or procures, at its own expense, the services necessary for the operation of the portfolios, including retaining portfolio managers to manage the assets of the various portfolios. Directed Services (and not the GCG Trust) pays each portfolio manager a monthly fee for managing the assets of a portfolio, based on the annual rates of the average daily net assets of the various portfolios. For a list of the portfolio managers, see the front cover of this prospectus. Directed Services does not bear the expense of brokerage fees and other transactional expenses for securities, taxes (if any) paid by a portfolio, interest on borrowing, fees and expenses of the independent trustees, and extraordinary expenses, such as litigation or indemnification expenses.

ACC3-108202                             16

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Pacific Investment Management Company ("PIMCO") serves as investment advisor to each portfolio of the PIMCO Variable Insurance Trust. PIMCO provides the overall business management and administrative services necessary for each portfolio's operation. PIMCO provides or procures, at its own expense, the services and information necessary for the proper conduct of business and ordinary operation of each portfolio. The PIMCO Variable Insurance Trust pays PIMCO a monthly advisory fee and a separate monthly administrative fee per year, each fee based on the average daily net assets of each of the investment portfolios, for managing the assets of the portfolios and for administering the PIMCO Variable Insurance Trust. PIMCO does not bear the expense of brokerage fees and other transactional expenses for securities, taxes (if any) paid by a portfolio, interest on borrowing, fees and expense of the independent trustees, and extraordinary expenses, such as litigation or indemnification expenses.

ING Mutual Funds Management Co. LLC ("ING MFMC") serves as the overall manager of ING Variable Insurance Trust. ING MFMC supervises all aspects of the Trust's operations and provides investment advisory services to the portfolios of the Trust, including engaging portfolio managers, as well as monitoring and evaluating the management of the assets of each portfolio by its portfolio manager. ING MFMC, as well as each portfolio manager it engages, is a wholly owned indirect subsidiary of ING Groep N.V.

The Prudential Insurance Company of America ("Prudential") and its subsidiary Prudential Investments Fund Management LLC ("PIFM") serve as the overall investment advisors to the Prudential Series Fund. Prudential and PIFM are responsible for the management of the Prudential Series Fund and provide investment advice and related services. For the Prudential Jennison Portfolio and SP Jennison International Growth Portfolio, Prudential and PIFM engage Jennison Associates LLC to serve as sub-advisor and to provide day-to-day management. Prudential and PIFM pay the sub-advisor out of the fee they receive from the Prudential Series Fund.

Each portfolio deducts portfolio management fees and charges from the amounts you have invested in the portfolios. In addition, three portfolios deduct a distribution or 12b-1 fee, which is used to finance any activity that is primarily intended to result in the sale of shares of the applicable portfolio. For 1999, total portfolio fees and charges ranged from 0.56% to 1.75%. See "Fees and Expenses" in this prospectus.

We may receive compensation from the investment advisors, administrators and distributors or directly from the portfolios in connection with administrative, distribution or other services and cost savings attributable to our services. It is anticipated that such compensation will be based on assets of the particular portfolios attributable to the Contract. The compensation paid by advisors, administrators or distributors may vary.

YOU CAN FIND MORE DETAILED INFORMATION ABOUT EACH PORTFOLIO INCLUDING ITS MANAGEMENT FEES IN THE PROSPECTUS FOR EACH TRUST. YOU SHOULD READ THESE PROSPECTUSES BEFORE INVESTING.

--------------------------------------------------------------------------------
                          THE FIXED INTEREST ALLOCATION
--------------------------------------------------------------------------------

You may allocate premium payments and transfer your contract value to the guaranteed interest periods of our Fixed Account at any time during the accumulation period. Every time you allocate money to the Fixed Account, we set up a Fixed Interest Allocation for the guaranteed interest period you select. We currently offer guaranteed interest periods of 1, 3, 5, 7 and 10 years, although we may not offer all these periods in the future. You may select one or more guaranteed interest periods at any one time. We will credit your Fixed Interest Allocation with a guaranteed interest rate for the interest period you select, so long as you do not withdraw money from that Fixed Interest Allocation before the end of the guaranteed interest period. Each guaranteed interest period ends on its maturity date which is the last day of the month in which the interest period is scheduled to expire.



ACC3-108202                             17

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If you surrender, withdraw, transfer or annuitize your investment in a Fixed
Interest Allocation more than 30 days before the end of the guaranteed interest period, we will apply a Market Value Adjustment to the transaction. A Market Value Adjustment could increase or decrease the amount you surrender, withdraw, transfer or annuitize, depending on current interest rates at the time of the transaction. You bear the risk that you may receive less than your principal if we apply a Market Value Adjustment.

Assets supporting amounts allocated to the Fixed Account are available to fund the claims of all classes of our customer, contract owners and other creditors. Interests under your Contract relating to the Fixed Account are registered under the Securities Act of 1933, but the Fixed Account is not registered under the 1940 Act.

SELECTING A GUARANTEED INTEREST PERIOD
You may select one or more Fixed Interest Allocations with specified guaranteed interest periods. A guaranteed interest period is the period that a rate of interest is guaranteed to be credited to your Fixed Interest Allocation. We may at any time decrease or increase the number of guaranteed interest periods offered. In addition, we may offer DCA Fixed Interest Allocations, which are 6-month and 1-year Fixed Interest Allocations available exclusively in connection with our dollar cost averaging program. For more information on DCA Fixed Interest Allocations, see "Transfers Among Your Investments -- Dollar Cost Averaging."

Your contract value in the Fixed Account is the sum of your Fixed Interest Allocations and the interest credited as adjusted for any withdrawals, transfers or other charges we may impose, including any Market Value Adjustment. Your Fixed Interest Allocation will be credited with the guaranteed interest rate in effect for the guaranteed interest period you selected when we receive and accept your premium or reallocation of contract value. We will credit interest daily at a rate which yields the quoted guaranteed interest rate.

GUARANTEED INTEREST RATES
Each Fixed Interest Allocation will have an interest rate that is guaranteed as long as you do not take your money out until its maturity date. We do not have a specific formula for establishing the guaranteed interest rates for the different guaranteed interest periods. We determine guaranteed interest rates at our sole discretion. To find out the current guaranteed interest rate for a guaranteed interest period you are interested in, please contact our Customer Service Center or your registered representative. The determination may be influenced by the interest rates on fixed income investments in which we may invest with the amounts we receive under the Contracts. We will invest these amounts primarily in investment-grade fixed income securities (i.e., rated by Standard & Poor's rating system to be suitable for prudent investors) although we are not obligated to invest according to any particular strategy, except as may be required by applicable law. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the guaranteed interest rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates but no Fixed Interest Allocation will ever have a guaranteed interest rate of less than 3% per year.

We may from time to time at our discretion offer interest rate specials for new premiums that are higher than the current base interest rate then offered. Renewal rates for such rate specials will be based on the base interest rate and not on the special rates initially declared.

TRANSFERS FROM A FIXED INTEREST ALLOCATION
You may transfer your contract value in a Fixed Interest Allocation to one or more new Fixed Interest Allocations with new guaranteed interest periods, or to any of the subaccounts of Separate Account B. We will transfer amounts from your Fixed Interest Allocations starting with the guaranteed interest period nearest its maturity date, until we have honored your transfer request.

The minimum amount that you can transfer to or from any Fixed Interest Allocation is $100. If a transfer request would reduce the contract value remaining in a Fixed Interest Allocation to less than $100, we will treat such transfer request as a request to transfer the entire contract value in such Fixed Interest

ACC3-108202                             18

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


Allocation. Transfers from a Fixed Interest Allocation may be subject to a Market Value Adjustment. If you have a special Fixed Interest Allocation that was offered exclusively with our dollar cost averaging program, canceling dollar cost averaging will cause a transfer of the entire contract value in such Fixed Interest Allocation to the Liquid Asset subaccount, and such a transfer will be subject to a Market Value Adjustment.

On the maturity date of a guaranteed interest period, you may transfer amounts from the applicable Fixed Interest Allocation to the subaccounts and/or to new Fixed Interest Allocations with guaranteed interest periods of any length we are offering at that time. You may not, however, transfer amounts to any Fixed Interest Allocation with a guaranteed interest period that extends beyond the annuity start date.

At least 30 calendar days before a maturity date of any of your Fixed Interest Allocations, or earlier if required by state law, we will send you a notice of the guaranteed interest periods that are available. You must notify us which subaccounts or new guaranteed interest periods you have selected before the maturity date of your Fixed Interest Allocations. If we do not receive timely instructions from you, we will transfer the contract value in the maturing Fixed Interest Allocation to a new Fixed Interest Allocation with a guaranteed interest period that is the same as the expiring guaranteed interest period. If such guaranteed interest period is not available or would go beyond the annuity start date, we will transfer your contract value in the maturing Fixed Interest Allocation to the next shortest guaranteed interest period which does not go beyond the annuity start date. If no such guaranteed interest period is available, we will transfer the contract value to a subaccount specially designated by the Company for such purpose. Currently we use the Liquid Asset subaccount for such purpose.

Please be aware that the benefit we pay under certain optional benefit riders will be adjusted by any transfers you make to and from the Fixed Interest Allocations during specified periods while the rider is in effect. See "Optional Riders"

WITHDRAWALS FROM A FIXED INTEREST ALLOCATION
During the accumulation phase, you may withdraw a portion of your contract value in any Fixed Interest Allocation. You may make systematic withdrawals of only the interest earned during the prior month, quarter or year, depending on the frequency chosen, from a Fixed Interest Allocation under our systematic withdrawal option. Systematic withdrawals from a Fixed Interest Allocation are not permitted if such Fixed Interest Allocation is currently participating in the dollar cost averaging program. A withdrawal from a Fixed Interest Allocation may be subject to a Market Value Adjustment. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax, as well as state income tax consequences.

If you tell us the Fixed Interest Allocation from which your withdrawal will be made, we will assess the withdrawal against that Fixed Interest Allocation. If you do not, we will assess your withdrawal against the subaccounts in which you are invested, unless the withdrawal exceeds the contract value in the subaccounts. If there is no contract value in those subaccounts, we will deduct your withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request.

Please be aware that the benefit we pay under any of the optional riders will be reduced on a pro rata basis by any withdrawals you made from the Fixed Interest Allocations during the period while the rider is in effect. See "Optional Riders."

MARKET VALUE ADJUSTMENT
A Market Value Adjustment may decrease, increase or have no effect on your contract value. We will apply a Market Value Adjustment (i) whenever you withdraw or transfer money from a Fixed Interest Allocation (unless made within 30 days before the maturity date of the applicable guaranteed interest period, or under the systematic withdrawal or dollar cost averaging program) and (ii) if on the annuity start date a guaranteed interest period for any Fixed Interest Allocation does not end on or within 30 days of the annuity start date.

ACC3-108202                             19

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We determine the Market Value Adjustment by multiplying the amount you withdraw, transfer or apply to an income plan by the following factor:

                                            N/365
                         ((1+I)/(1+J+.0025))      -1


Where,

     o "I" is the Index Rate for a Fixed Interest Allocation on the first day of the guaranteed interest period;

     o "J" is the Index Rate for a new Fixed Interest Allocation with a guaranteed interest period equal to the time remaining (rounded up to the next full year except in Pennsylvania) in the guaranteed interest period; and

     o "N" is the remaining number of days in the guaranteed interest period at the time of calculation.

The Index Rate is the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for a period equal to the applicable guaranteed interest period. The average currently is based on the period starting from the 22nd day of the calendar month two months prior to the month of the Index Rate determination and ending the 21st day of the calendar month immediately before the month of determination. We currently calculate the Index Rate once each calendar month but have the right to calculate it more frequently. The Index Rate will always be based on a period of at least 28 days. If the Ask Yields are no longer available, we will determine the Index Rate by using a suitable and approved, if required, replacement method.

A Market Value Adjustment may be positive, negative or result in no change. In general, if interest rates are rising, you bear the risk that any Market Value Adjustment will likely be negative and reduce your contract value. On the other hand, if interest rates are falling, it is more likely that you will receive a positive Market Value Adjustment that increases your contract value. In the event of a full surrender, transfer or annuitization from a Fixed Interest Allocation, we will add or subtract any Market Value Adjustment from the amount surrendered, transferred or annuitized. In the event of a partial withdrawal, transfer or annuitization, we will add or subtract any Market Value Adjustment from the total amount withdrawn, transferred or annuitized in order to provide the amount requested. If a negative Market Value Adjustment exceeds your contract value in the Fixed Interest Allocation, we will consider your request to be a full surrender, transfer or annuitization of the Fixed Interest Allocation.

Several examples which illustrate how the Market Value Adjustment works are included in Appendix B.

--------------------------------------------------------------------------------
                                 SPECIAL FUNDS
--------------------------------------------------------------------------------

We use the term Special Funds in the discussion of the 7% Solution Enhanced Death Benefit, the Minimum Guaranteed Accumulation Benefit rider (with the 20-year waiting period), and the Minimum Guaranteed Income Benefit rider.
The Special Funds currently include to the Liquid Asset subaccount, Limited Maturity Bond subaccount and the Fixed Interest Allocations. The Company may, at any time, designate new and/or existing subaccounts as a Special Fund with 30 days notice with respect to new premiums added or transfers to such subaccounts.

--------------------------------------------------------------------------------
                              THE ANNUITY CONTRACT
--------------------------------------------------------------------------------

The Contract described in this prospectus is a deferred combination variable and fixed annuity contract. The Contract provides a means for you to invest in one or more of the available mutual fund portfolios of the GCG Trust, the PIMCO Variable Insurance Trust, the ING Variable Insurance Trust and the Prudential Series

ACC3-108202                             20

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


Fund through Separate Account B. It also provides a means for you to invest in a Fixed Interest Allocation through the Fixed Account.

CONTRACT DATE AND CONTRACT YEAR
The date the Contract became effective is the contract date. Each 12-month period following the contract date is a contract year.


ANNUITY START DATE
The annuity start date is the date you start receiving annuity payments under your Contract. The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the annuity start date. The income phase begins when you start receiving regular annuity payments from your Contract on the annuity start date.

CONTRACT OWNER
You are the contract owner. You are also the annuitant unless another annuitant is named in the application. You have the rights and options described in the Contract. One or more persons may own the Contract. If there are multiple owners named, the age of the oldest owner will determine the applicable death benefit if such death benefit is available for multiple owners.

The death benefit becomes payable when you die. In the case of a sole contract owner who dies before the income phase begins, we will pay the beneficiary the death benefit then due. The sole contract owner's estate will be the beneficiary if no beneficiary has been designated or the beneficiary has predeceased the contract owner. In the case of a joint owner of the Contract dying before the income phase begins, we will designate the surviving contract owner as the beneficiary. This will override any previous beneficiary designation.

If the contract owner is a trust and a beneficial owner of the trust has been designated, the beneficial owner will be treated as the contract owner for determining the death benefit. If a beneficial owner is changed or added after the contract date, this will be treated as a change of contract owner for determining the death benefit. If no beneficial owner of the Trust has been designated, the availability of enhanced death benefits will be based on the age of the annuitant at the time you purchase the Contract.

     JOINT OWNER. For non-qualified Contracts only, joint owners may be named in a written request before the Contract is in effect. Joint owners may independently exercise transfers and other transactions allowed under the Contract. All other rights of ownership must be exercised by both owners. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint owner end at death of that owner if the other joint owner survives. The entire interest of the deceased joint owner in the Contract will pass to the surviving joint owner. The age of the older owner will determine the applicable death benefit if Enhanced Death Benefits are available for multiple owners.

ANNUITANT
The annuitant is the person designated by you to be the measuring life in determining annuity payments. The annuitant's age determines when the income phase must begin and the amount of the annuity payments to be paid. You are the annuitant unless you choose to name another person. The annuitant may not be changed after the Contract is in effect.

The contract owner will receive the annuity benefits of the Contract if the annuitant is living on the annuity start date. If the annuitant dies before the annuity start date and a contingent annuitant has been named, the contingent annuitant becomes the annuitant (unless the contract owner is not an individual, in which case the death benefit becomes payable).

If there is no contingent annuitant when the annuitant dies before the annuity start date, the contract owner will become the annuitant. The contract owner may designate a new annuitant within 60 days of the death of the annuitant.

ACC3-108202                             21

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If there is no contingent annuitant when the annuitant dies before the annuity start date and the contract owner is not an individual, we will pay the designated beneficiary the death benefit then due. If a beneficiary has not been designated, or if there is no designated beneficiary living, the contract owner will be the beneficiary. If the annuitant was the sole contract owner and there is no beneficiary designation, the annuitant's estate will be the beneficiary.

Regardless of whether a death benefit is payable, if the annuitant dies and any contract owner is not an individual, distribution rules under federal tax law will apply. You should consult your tax advisor for more information if you are not an individual.

BENEFICIARY
The beneficiary is named by you in a written request. The beneficiary is the person who receives any death benefit proceeds and who becomes the successor contract owner if the contract owner (or the annuitant if the contract owner is other than an individual) dies before the annuity start date. We pay death benefits to the primary beneficiary (unless there are joint owners, in which case death proceeds are payable to the surviving owner(s)).

If the beneficiary dies before the annuitant or the contract owner, the death benefit proceeds are paid to the contingent beneficiary, if any. If there is no surviving beneficiary, we pay the death benefit proceeds to the contract owner's estate.

One or more persons may be a beneficiary or contingent beneficiary. In the case of more than one beneficiary, we will assume any death benefit proceeds are to be paid in equal shares to the surviving beneficiaries.

You have the right to change beneficiaries during the annuitant's lifetime unless you have designated an irrevocable beneficiary. When an irrevocable beneficiary has been designated, you and the irrevocable beneficiary may have to act together to exercise some of the rights and options under the Contract.

     CHANGE OF CONTRACT OWNER OR BENEFICIARY. During the annuitant's lifetime, you may transfer ownership of a non-qualified Contract. A change in ownership may affect the amount of the death benefit and the guaranteed death benefit. You may also change the beneficiary. All requests for changes must be in writing and submitted to our Customer Service Center in good order. The change will be effective as of the day you sign the request. The change will not affect any payment made or action taken by us before recording the change.

PURCHASE AND AVAILABILITY OF THE CONTRACT
We will issue a Contract only if both the annuitant and the contract owner are not older than age 90.

The initial premium payment must be $10,000 or more ($1,500 for qualified Contracts). You may make additional payments of at least $500 or more ($250 for qualified Contracts) at any time after the free look period before you turn age
85. Under certain circumstances, we may waive the minimum premium payment requirement. We may also change the minimum initial or additional premium requirements for certain group or sponsored arrangements. Any initial or additional premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. See "Fees and Expenses" in this prospectus.

CREDITING OF PREMIUM PAYMENTS
We will process your initial premium within 2 business days after receipt, if the application and all information necessary for processing the Contract are complete. Subsequent premium payments will be processed within 1 business day if we receive information necessary. In certain states we also accept initial and additional premium payments by wire order. Wire transmittals must be accompanied by sufficient electronically transmitted data. We may retain your initial premium payment for up to 5 business days while attempting to complete an incomplete application. If the application cannot be completed within this period,

ACC3-108202                             22

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we will inform you of the reasons for the delay. We will also return the premium payment immediately unless you direct us to hold the premium payment until the application is completed.

We will allocate your initial payment according to the instructions you specified. If a subaccount is not available or requested in error, we will make inquiry about a replacement subaccount. If we are unable to reach you or your representative, we will consider the application incomplete. For initial premium payments, the payment will be credited at the accumulation unit value next determined after we receive your premium payment and the completed application. Once the completed application is received, we will allocate the payment to the subaccounts and/or Fixed Interest Allocation specified by you within 2 business days.

We will make inquiry to discover any missing information related to subsequent payments. We will allocate the subsequent payment(s) pro rata according to the current variable subaccount allocation unless you specify otherwise. Any fixed allocation(s) will not be considered in the pro rata calculations. If a subaccount is no longer available or requested in error, we will allocate the subsequent payment(s) proportionally among the other subaccount(s) in your current allocation or your allocation instructions. For any subsequent premium payments, the payment will be credited at the accumulation unit value next determined after receipt of your premium payment and instructions.

Once we allocate your premium payment to the subaccounts selected by you, we convert the premium payment into accumulation units. We divide the amount of the premium payment allocated to a particular subaccount by the value of an accumulation unit for the subaccount to determine the number of accumulation units of the subaccount to be held in Separate Account B with respect to your Contract. The net investment results of each subaccount vary with its investment performance.

If your premium payment was transmitted by wire order from your broker-dealer, we will follow one of the following two procedures after we receive and accept the wire order and investment instructions. The procedure we follow depends on state availability and the procedures of your broker-dealer.

     (1) If either your state or broker-dealer do not permit us to issue a Contract without an application, we reserve the right to rescind the Contract if we do not receive and accept a properly completed application or enrollment form within 5 days of the premium payment. If we do not receive the application or form within 5 days of the premium payment, we will refund the contract value plus any charges we deducted, and the Contract will be voided. Some states require that we return the premium paid, in which case we will comply.

     (2) If your state and broker-dealer allow us to issue a Contract without an application, we will issue and mail the Contract to you or your representative, together with an Application Acknowledgement Statement for your execution. Until our Customer Service Center receives the executed Application Acknowledgement Statement, neither you nor the broker-dealer may execute any financial transactions on your Contract unless they are requested in writing by you. We may require additional information before complying with your request (e.g., signature guarantee).

In some states, we may require that an initial premium designated for a subaccount of Separate Account B or the Fixed Account be allocated to a subaccount specially designated by the Company (currently, the Liquid Asset subaccount) during the free look period. After the free look period, we will convert your contract value (your initial premium plus any earnings less any expenses) into accumulation units of the subaccounts you previously selected. The accumulation units will be allocated based on the accumulation unit value next computed for each subaccount. Initial premiums designated for Fixed Interest Allocations will be allocated to a Fixed Interest Allocation with the guaranteed interest period you have chosen; however, in the future we may allocate the premiums to the specially designated subaccount during the free look period.

ADMINISTRATIVE PROCEDURES
We may accept a request for Contract service in writing, by telephone, or other approved electronic means, subject to our administrative procedures, which vary depending on the type of service requested and may include proper completion of certain forms, providing appropriate identifying information, and/or other

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administrative requirements. We will process your request at the accumulation value next determined only after you have met all administrative requirements.

CONTRACT VALUE
We determine your contract value on a daily basis beginning on the contract date. Your contract value is the sum of (a) the contract value in the Fixed Interest Allocations, and (b) the contract value in each subaccount in which you are invested.

     CONTRACT VALUE IN FIXED INTEREST ALLOCATIONS. The contract value in your Fixed Interest Allocation is the sum of premium payments allocated to the Fixed Interest Allocation under the Contract, plus contract value transferred to the Fixed Interest Allocation, plus credited interest, minus any transfers and withdrawals from the Fixed Interest Allocation (including any Market Value Adjustment applied to such withdrawal), contract fees, and premium taxes.

     CONTRACT VALUE IN THE SUBACCOUNTS. On the contract date, the contract value in the subaccount in which you are invested is equal to the initial premium paid and designated to be allocated to the subaccount. On the contract date, we allocate your contract value to each subaccount and/or a Fixed Interest Allocation specified by you, unless the Contract is issued in a state that requires the return of premium payments during the free look period, in which case, the portion of your initial premium not allocated to a Fixed Interest Allocation may be allocated to a subaccount specially designated by the Company during the free look period for this purpose (currently, the Liquid Asset subaccount).

On each business day after the contract date, we calculate the amount of contract value in each subaccount as follows:

     (1) We take the contract value in the subaccount at the end of the preceding business day.

     (2) We multiply (1) by the subaccount's Net Investment Factor since the preceding business day.

     (3)  We add (1) and (2).

     (4) We add to (3) any additional premium payments, and then add or subtract any transfers to or from that subaccount.

     (5) We subtract from (4) any withdrawals, and then subtract any contract fees (including any rider charges) and premium taxes.

CASH SURRENDER VALUE
The cash surrender value is the amount you receive when you surrender the Contract. The cash surrender value will fluctuate daily based on the investment results of the subaccounts in which you are invested and interest credited to Fixed Interest Allocations and any Market Value Adjustment. We do not guarantee any minimum cash surrender value. On any date during the accumulation phase, we calculate the cash surrender value as follows: we start with your contract value, then we adjust for any Market Value Adjustment, then we deduct any charge for premium taxes, the annual contract administrative fee (unless waived), and any optional benefit rider charge, and any other charges incurred but not yet deducted.

SURRENDERING TO RECEIVE THE CASH SURRENDER VALUE
You may surrender the Contract at any time while the annuitant is living and before the annuity start date. A surrender will be effective on the date your written request and the Contract are received at our Customer Service Center. We will determine and pay the cash surrender value at the price next determined after receipt of all paperwork required in order for us to process your surrender. Once paid, all benefits under the Contract will be terminated. For administrative purposes, we will transfer your money to a specially designated subaccount (currently the Liquid Asset subaccount) prior to processing the surrender. This transfer will have no effect on your cash surrender value. You may receive the cash surrender value in a single sum payment or apply it under one or more annuity options. We will usually pay the cash surrender value within 7 days.

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Consult your tax adviser regarding the tax consequences associated with surrendering your Contract. A surrender made before you reach age 59 1/2 may result in a 10% tax penalty. See "Federal Tax Considerations" for more details.


THE SUBACCOUNTS
Each of the 32 subaccounts of Separate Account B offered under this prospectus invests in an investment portfolio with its own distinct investment objectives and policies. Each subaccount of Separate Account B invests in a corresponding portfolio of the GCG Trust, a corresponding portfolio of the PIMCO Variable Insurance Trust, a corresponding portfolio of the ING Variable Insurance Trust, or a corresponding portfolio of the Prudential Series Fund.

ADDITION, DELETION OR SUBSTITUTION OF SUBACCOUNTS AND OTHER CHANGES
We may make additional subaccounts available to you under the Contract. These subaccounts will invest in investment portfolios we find suitable for your Contract.

We may amend the Contract to conform to applicable laws or governmental regulations. If we feel that investment in any of the investment portfolios has become inappropriate to the purposes of the Contract, we may, with approval of the SEC (and any other regulatory agency, if required) substitute another portfolio for existing and future investments. If you have elected the dollar cost averaging, systematic withdrawals, or automatic rebalancing programs or if you have other outstanding instructions, and we substitute or otherwise eliminate a portfolio which is subject to those instructions, we will execute your instructions using the substituted or proposed replacement portfolio, unless you request otherwise.

We also reserve the right to: (i) deregister Separate Account B under the 1940 Act; (ii) operate Separate Account B as a management company under the 1940 Act if it is operating as a unit investment trust; (iii) operate Separate Account B as a unit investment trust under the 1940 Act if it is operating as a managed separate account; (iv) restrict or eliminate any voting rights as to Separate Account B; and (v) combine Separate Account B with other accounts.

We will, of course, provide you with written notice before any of these changes are effected.

THE FIXED ACCOUNT
The Fixed Account is a segregated asset account which contains the assets that support a contract owner's Fixed Interest Allocations. See "The Fixed Interest Allocations" for more information.

OPTIONAL RIDERS
Subject to state availability, you may elect one of the three optional benefit riders discussed below. You may not add more than one of these three riders to your Contract. There is a separate charge for each rider. Once elected, the riders generally may not be cancelled. This means once you add the rider, you may not remove it, and charges will be assessed regardless of the performance of your Contract. Please see "Charges and Fees -- Optional Rider Charges" for information on rider charges.

THE OPTIONAL RIDERS MAY NOT BE AVAILABLE FOR ALL INVESTORS. YOU SHOULD ANALYZE EACH RIDER THOROUGHLY AND UNDERSTAND IT COMPLETELY BEFORE YOU SELECT ANY. THE OPTIONAL RIDERS DO NOT GUARANTEE ANY RETURN OF PRINCIPAL OR PREMIUM PAYMENTS AND DO NOT GUARANTEE PERFORMANCE OF ANY SPECIFIC INVESTMENT PORTFOLIO UNDER THE CONTRACT. YOU SHOULD CONSULT A QUALIFIED FINANCIAL ADVISER IN EVALUATING THE RIDERS.

THE OPTIONAL RIDERS MAY NOT BE APPROVED IN ALL STATES. CHECK WITH OUR CUSTOMER SERVICE CENTER FOR AVAILABILITY IN YOUR STATE. THE TELEPHONE NUMBER IS
(800) 366-0066.

RIDER DATE. We use the term rider date in the discussion of the optional benefit riders below. The rider date is the date an optional benefit rider becomes effective. The rider date is also the contract date if the rider was purchased at the time the Contract is issued.

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NO CANCELLATION. Once you purchase a rider, the rider may not be cancelled, unless you cancel the Contract during the Contract's free look period, surrender, annuitize, or otherwise terminate the Contract which automatically cancels any attached rider. Once the Contract continues beyond the free look period, you may not at any time cancel the rider, except with respect to a one-time right to cancel the twenty-year option of the Minimum Guaranteed
Accumulation Benefit rider under specified conditions. The Company may, at its discretion, cancel and/or replace a rider at your request in order to renew or reset a rider.

TERMINATION. The optional riders are "living benefits." This means that the guaranteed benefits offered by the riders are intended to be available to you while you are living and while your Contract is in the accumulation phase. The optional riders automatically terminate (and all benefits under the rider will cease) if you annuitize, surrender or otherwise terminate your Contract or die (first owner to die if there are multiple contract owners, or at death of annuitant if contract owner is not a natural person), unless your spouse beneficiary elects to continue the Contract, during the accumulation phase. The optional rider will also terminate if there is a change in contract ownership (other than a spousal beneficiary continuation on your death). Other circumstances which may cause a particular optional rider to terminate automatically are discussed below with the applicable rider.

MINIMUM GUARANTEED ACCUMULATION BENEFIT (MGAB) RIDER. The MGAB rider is an optional benefit which provides you with an MGAB benefit intended to guarantee a minimum contract value at the end of a specified waiting period. The MGAB is a one-time adjustment to your contract value in the event your contract value on the MGAB Benefit Date is less than the MGAB Base. The MGAB rider may offer you protection in the event your Contract loses value during the MGAB waiting period. For discussion of the charges we deduct under the MGAB rider, see "Optional Rider Changes".

The MGAB rider offers a ten-year option and a twenty-year option, of which you may purchase only one. The ten-year option has a waiting period of ten years and guarantees that your contract value at the end of ten years will at least equal your initial premium payment, reduced pro rata for withdrawals, and adjusted for transfers made within 3 years prior to the MGAB Benefit Date. The twenty-year option has a waiting period of twenty years and guarantees that your contract value at the end of twenty years will at least equal two times your initial premium payment, reduced pro rata for withdrawals, and reduced for transfers made within 3 years prior to the MGAB Benefit Date. On the MGAB Benefit Date, which is the next business day after the applicable waiting period, we calculate your Minimum Guaranteed Accumulation Benefit.

     CALCULATING THE MGAB. We calculate your MGAB as follows:

     1. We first determine your MGAB Base. The MGAB Base is only a calculation. It does not represent a contract value, nor does it guarantee performance of the subaccounts in which you are invested. It is also not used in determining the amount of your annuity income, cash surrender value and death benefits.

          If you purchased the MGAB rider on the contract date, and

          (i) elected the ten-year option, your MGAB Base is equal to your initial premium plus any additional premium added to your Contract during the 2-year period after your rider date, reduced pro rata for any withdrawals and adjusted for any transfers made within the last 3 years prior to the MGAB Benefit Date; or

          (ii) elected the twenty-year option, except for the Special Funds which require special calculations, your MGAB Base is equal to your initial premium plus any additional premium added to your Contract during the 2-year period after your contract date, accumulated at the MGAB Base Rate, reduced pro rata for any withdrawals and reduced for any transfers made within the last 3 years prior to the MGAB Benefit Date. The MGAB Base Rate for all allocations other than allocations to the Special Funds is the annual effective rate of 3.5265%. Accumulation of eligible additional premiums starts on the date the premium was received.

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     ONLY PREMIUMS ADDED TO YOUR CONTRACT DURING THE 2-YEAR PERIOD AFTER YOUR
RIDER DATE ARE INCLUDED IN THE MGAB BASE, BUT ANY ADDITIONAL PREMIUM PAYMENTS YOU ADDED TO YOUR CONTRACT AFTER THE SECOND RIDER ANNIVERSARY ARE NOT INCLUDED IN THE MGAB BASE. Thus, the MGAB rider may not be appropriate for you if you plan to add substantial premium payments after your second rider anniversary.

     If you purchased the MGAB rider after the contract date, your MGAB Base is equal to your contract value on the rider date, plus premiums added during the 2-year period after your rider date. Withdrawals taken while the MGAB rider is in effect, as well as transfers made within 3 years prior to the MGAB Benefit Date, will reduce the value of your MGAB Base pro rata. This means that the MGAB Base (and the MGAB Charge Base) will be reduced by the same percent as the percent of contract value that was withdrawn (or transferred). We will look to your contract value immediately before the withdrawal or transfer when we determine this percent.

     For any Special Fund under the twenty-year option, if the actual interest credited to and/or the investment earnings of the contract value allocated to the Special Fund over the calculation period is less than the amount calculated under the formula above, that lesser amount becomes the increase in your MGAB Base for the Special Fund for that period. THE MGAB BASE RATE FOR EACH SPECIAL FUND MAY BE POSITIVE OR NEGATIVE. Thus, investing in the Special Funds may limit the MGAB benefit.

    If you add the 20-year option rider after the contract date, any payment of premiums after the rider date, and/or investments in the Special Funds may prevent the MGAB Base from doubling over the waiting period.

     2. We then subtract your then contract value on the MGAB Benefit Date from your MGAB Base. The contract value that we subtract includes both the contract value in the subaccounts in which you are invested and the contract value in your Fixed Interest Allocations, if any.

     3. Any positive difference is your MGAB. If there is a MGAB, we will automatically credit it on the MGAB Benefit Date to the subaccounts in which you are invested pro rata based on the proportion of your contract value in the subaccounts on that date, unless you have previously given us other allocation instructions. If you do not have an investment in any subaccount on the MGAB Benefit Date, we will allocate the MGAB to the Liquid Asset subaccount on your behalf. After the crediting of the MGAB, the amount of your annuity income, cash surrender value and death benefits will reflect the crediting of the MGAB Adjustment Amount to your contract value to the extent the contract value is used to determine such value.

     WITHDRAWALS AND TRANSFERS. We will reduce your MGAB Base and the MGAB Charge Base pro rata to the percentage of contract value of any withdrawals you make after the rider date but prior to the MGAB Benefit Date. Any transfers you make after the rider date but within three years prior to the MGAB Benefit Date will reduce the MGAB Base and the MGAB Charge Base pro rata to the percentage of contract value transferred. Transfers you make before this date will have no immediate impact on the MGAB Base. Any transfers more than 3 years prior to the MGAB Benefit Date between the subaccounts and Special Funds in which you are invested will cause your MGAB Base to be reallocated pro rata based on the percentage of contract value. Transfers to one or more Special Funds could reduce your MGAB benefit.

     PURCHASE. To purchase the MGAB rider, you must be age 80 or younger on the rider date if you choose the ten-year option and age 65 or younger on the rider date if you choose the twenty-year option. The waiting period must end at or before your annuity start date. The MGAB rider may be purchased (i) on the contract date, and (ii) within 30 days following the contract date. For contracts issued more than 30 days before the date this rider first became available in your state, the Company may in its discretion allow purchase of this rider during the 30-day period preceding the first contract anniversary after the date of this prospectus, or the date of state approval, whichever is later.

     THE MGAB BENEFIT DATE. If you purchased the MGAB rider on the contract date or added the MGAB rider within 30 days following the contract date, the MGAB Benefit Date is your 10th contract anniversary for the ten-year option or 20th contract anniversary for the twenty-year option. If you added the MGAB rider

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during the 30-day period preceding your first contract anniversary after the date of this prospectus, your MGAB Benefit Date will be the first contract anniversary occurring after 10 years (for the ten-year option) or 20 years (for the twenty-year option) after the rider date. The MGAB rider is not available if the MGAB Benefit Date would fall beyond the latest annuity start date.

     CANCELLATION. If you elected the twenty-year option, you have a one- time right to cancel the MGAB rider on your first contract anniversary that is at least 10 years after the rider date. If you purchased the MGAB rider during the 30-day period following the contract date, your one-time right to cancel the rider occurs on the tenth anniversary of your contract date. To cancel, you need to send written notice to our Customer Service Center at least 30 days before such anniversary date. If the MGAB rider is terminated before the MGAB Benefit Date, you will not be credited with the MGAB and we assess the pro rata portion of the MGAB rider changes for the current quarter.

     NOTIFICATION. Any crediting of the MGAB will be reported in your first quarterly statement following the MGAB Benefit Date.

MINIMUM GUARANTEED INCOME BENEFIT (MGIB) RIDER. The MGIB rider is an optional benefit which guarantees a minimum amount of annuity income will be available to you if you annuitize on the MGIB Benefit Date, regardless of fluctuating market conditions. The amount of the Minimum Guaranteed Income Benefit will depend on the amount of premiums you pay during the five contract years after you purchase the rider, the amount of contract value you allocate or transfer to the Special Funds, the MGIB Rate (7% for all portfolios except the Special Funds), the adjustment for Special Fund transfers, and the dollar amount of any withdrawals you take while the rider is in effect. For a discussion of the charges we deduct under the MGIB rider, see "Optional Rider Charges." Ordinarily, the amount of income that will be available to you on the annuity start date is based on your contract value, the annuity option you selected and the guaranteed or the income factors in effect on the date you annuitize. If you purchase the MGIB rider, the minimum amount of income that will be available to you upon annuitization on the MGIB Benefit Date is the greatest of:

     (i) your annuity income based on your contract value adjusted for any Market Value Adjustment on the MGIB Benefit Date applied to the guaranteed income factors specified in your Contract for the annuity option you selected;

     (ii) your annuity income based on your contract value adjusted for any Market Value Adjustment on the MGIB Benefit Date applied to the then current income factors in effect for the annuity option you selected; and

     (iii) the MGIB annuity income based on your MGIB Base on the MGIB Benefit Date applied to the MGIB income factors specified in your rider for the MGIB annuity option you selected. Prior to applying the MGIB income factors, we will adjust the MGIB Base for any premium tax recovery and Market Value Adjustment that would otherwise apply at annuitization.

Prior to your latest annuity start date, you may choose to exercise your right to receive payments under the MGIB rider. Payments under the rider begin on the MGIB Benefit Date. We require a 10-year waiting period before you can annuitize the MGIB rider benefit. The MGIB must be exercised in the 30-day period prior to the end of the waiting period or any subsequent contract anniversary. At your request, the Company may in its discretion extend the latest contract annuity start date without extending the MGIB Benefit Date.

     DETERMINING THE MGIB ANNUITY INCOME. On the MGIB Benefit Date, we calculate your MGIB annuity income as follows:

     1. WE FIRST DETERMINE YOUR MGIB BASE. The MGIB Base is only a calculation used to determine the MGIB. The MGIB Base does not represent a contract value, nor does it guarantee performance of the subaccounts in which you are invested. It is also not used in determining the amount of your cash surrender value and death benefits. Any reset of contract value under provisions of the Contract or other riders will not increase the MGIB Base or MGIB Base Maximum.

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          (i)  If you purchased the MGIB rider on the contract date, except for the Special Funds which require special calculations, the MGIB Base is equal to your initial premium plus any additional premiums added to your Contract during the 5-year period after your contract date, accumulated at the MGIB Base Rate (7% for all portfolios except the Special Funds), reduced pro rata by all withdrawals taken while the MGIB rider is in effect. Premiums less than 5 years prior to the earliest MGIB Benefit Date are excluded from the MGIB Base.

          (ii) If you purchased the MGIB rider after the contract date, except for the Special Funds which require special calculations, your MGIB Base is equal to your contract value on the rider date plus any eligible premiums added to your Contract during the 5-year period after your rider date, accumulated at the MGIB Base Rate (7% for all portfolios except the Special Funds), reduced pro rata by all withdrawals taken while the MGIB rider is in effect. Eligible additional premium payments are those added more than 5 years before the earliest MGIB Benefit Date and are included in the MGIB Base. Premiums paid after the 5th rider anniversary are excluded from the MGIB Base.

          (iii)For any Special Fund, if the actual earnings and/or the interest credited to the contract value allocated to the Special Fund over the calculation period is less than the amount determined under the formula above, that lesser amount becomes the change in your MGIB Base for the Special Fund. THE MGIB BASE RATE FOR EACH SPECIAL FUND MAY BE POSITIVE OR NEGATIVE. Thus, investing in the Special Funds may significantly limit the MGIB benefit.

               Of course, regardless of when purchased or how you invest, withdrawals will reduce the value of your MGIB Base pro rata to the percentage of the contract value withdrawn.

               We offer 7% MGIB Base Rates, except for the Special Funds. The Company may at its discretion discontinue offering this rate. The MGIB Base Rate is an annual effective rate.

               The MGIB Base is subject to the MGIB Base Maximum. The MGIB Base Maximum is the amount calculated above until the earlier of: (i) the date the oldest contract owner reaches age 80, or (ii) the date the MGIB Base reaches two times the MGIB Eligible Premiums adjusted for any withdrawals. MGIB Eligible Premiums is the total of premiums paid more than 5 years before the earliest MGIB Benefit Date.

     2. THEN WE DETERMINE THE MGIB ANNUITY INCOME BY MULTIPLYING YOUR MGIB BASE (ADJUSTED FOR ANY MARKET VALUE ADJUSTMENT AND PREMIUM TAXES) BY THE INCOME FACTOR, AND THEN DIVIDE BY $1,000. Two MGIB Income Options are available under the MGIB Rider:

          (i) Income for Life (Single Life or Joint with 100% Survivor) and 10-30 Year Certain;

          (ii) Income for a 20-30 Year Period Certain: or

          (iii) Any other income plan offered by the Company in connection with the MGIB rider on the MGIB Benefit Date.

     On the MGIB Benefit Date, we would apply the MGIB Base under the Table of Income Factors specified in the MGIB rider for the Income Option you selected. The guaranteed factors contained in the MGIB rider generally provide lower payout per $1,000 of value applied than the guaranteed factors found in your Contract.

     Then we compare the MGIB annuity income under the rider guarantee for the option selected with the annuity income under your Contract guarantee for the same option. The greater amount of income will be available to you on the MGIB Benefit Date.

     WITHDRAWALS AND TRANSFERS. We will reduce the MGIB Base and the MGIB Base Maximum pro rata by the percentage of contract value of any withdrawals you make. Any transfers to and from the subaccounts and Special Funds in which you are invested will cause your MGIB Base to be reallocated pro rata based

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on the percentage of contract value you transfer. Transfers to one or more
Special Funds could reduce the MGIB Benefit.

     PURCHASE. To purchase the MGIB rider, you must be age 79 or younger on the rider date and the ten-year waiting period must end at or prior to the latest annuity start date. The MGIB rider must be purchased (i) on the contract date, or (ii) within thirty days after the contract date. For contracts issued more than 30 days before the date this rider first became available in your state, the Company may in its discretion allow purchase of this rider during the 30-day period preceding the first contract anniversary after the date of this prospectus, or the date of state approval, whichever is later. There is a ten year waiting period before the MGIB rider can be exercised.

     THE MGIB BENEFIT DATE. If you purchased the MGIB rider on the contract date or added the MGIB rider within 30 days following the contract date, the MGIB Benefit Date is the contract anniversary next following or is incident with exercise of your option to annuitize after a ten-year waiting period from the contract date. If you added the MGIB rider at any other time, your MGIB Benefit Date is the contract anniversary at least 10 years after the rider date when you decide to exercise your right to annuities under the MGIB rider.

     NO CHANGE OF ANNUITANT. Once the MGIB rider is purchased, the annuitant may not be changed except for the following exception. If an annuitant who is not a contract owner dies prior to annuitization, a new annuitant may be named in accordance with the provisions of your Contract. The MGIB Base is unaffected and continues to accumulate.

     NOTIFICATION. On or about 30 days prior to the MGIB Benefit Date, we will provide you with notification which will include an estimate of the amount of MGIB annuity benefit available if you choose to exercise. The actual amount of the MGIB annuity benefit will be determined as of the MGIB Benefit Date.

THE MGIB RIDER DOES NOT RESTRICT OR LIMIT YOUR RIGHT TO ANNUITIZE THE CONTRACT AT ANY TIME PERMITTED UNDER THE CONTRACT. THE MGIB RIDER DOES NOT RESTRICT YOUR RIGHT TO ANNUITIZE THE CONTRACT USING CONTRACT VALUES THAT MAY BE HIGHER THAN THE MGIB ANNUITY BENEFIT.

THE BENEFITS ASSOCIATED WITH THE MGIB RIDER ARE AVAILABLE ONLY IF YOU ANNUITIZATION YOUR CONTRACT UNDER THE RIDER AND IN ACCORDANCE WITH THE PROVISIONS SET FORTH ABOVE. ANNUITIZING USING THE MGIB MAY RESULT IN THE MORE FAVORABLE STREAM OF INCOME PAYMENTS UNDER YOUR CONTRACT. BECAUSE THE MGIB RIDER IS BASED ON CONSERVATIVE ACTUARIAL FACTORS, THE LEVEL OF LIFETIME INCOME THAT IT GUARANTEES MAY BE LESS THAN THE LEVEL THAT MIGHT BE PROVIDED BY THE APPLICATION OF YOUR CONTRACT VALUE TO THE CONTRACT'S APPLICABLE ANNUITY FACTORS. YOU SHOULD CONSIDER ALL OF YOUR OPTIONS AT THE TIME YOU BEGIN THE INCOME PHASE OF YOUR CONTRACT.

MINIMUM GUARANTEED WITHDRAWAL BENEFIT (MGWB) RIDER. The MGWB rider is an optional benefit which guarantees that if your contract value is reduced to zero, you will receive periodic payments equal to all premium payments paid during the first two contract years (Eligible Payment Amount) adjusted for any prior withdrawals. To maintain this guarantee, withdrawals in any contract year may not exceed 7% of your adjusted Eligible Payment Amount. If your contract value is reduced to zero, your periodic payments will be 7% of your Eligible Payment Amount every year. Payments continue until your MGWB Withdrawal Account is reduced to zero. For a discussion of the charges we deduct under the MGWB rider, see "Optional Rider Charges." Your original Eligible Payment Amount depends on when you purchase the MGWB rider and is:

          (i) if you purchased the MGWB rider on the contract date, your premium payments received during the first two contract years; or

          (ii) if you purchased the MGWB rider after the contract date, your contract value on the rider date, including any premiums received that day, and any subsequent premium payments received during the two-year period commencing on the rider date.

     THE MGWB WITHDRAWAL ACCOUNT. The MGWB Withdrawal Account is only a calculation which represents the remaining amount available for periodic payments. It does not represent a contract value, nor

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does it guarantee
performance of the subaccounts in which you are invested. It will not affect your annuitization, surrender and death benefits. The MGWB Withdrawal Account is equal to the Eligible Payment Amount adjusted for any withdrawals. Withdrawals of up to 7% per year of the Eligible PaymentAmount will reduce the value of your MGWB Withdrawal Account by the dollar amount of the withdrawal. Any withdrawals greater than 7% per year of the Eligible Payment Amount will cause a reduction in both the MGWB Withdrawal Account and the Eligible Payment Amount by the proportion that the withdrawal bears to the contract value at the time of the withdrawal. The MGWB Withdrawal Account is also reduced by the amount of any periodic payments paid under the MGWB rider once your contract value is zero.

     GUARANTEED WITHDRAWAL STATUS. You may continue to make withdrawals in any amount permitted under your Contract so long as your contract value is greater than zero. See "Withdrawals." Making any withdrawals in any year greater than 7% per year of the Eligible Payment Amount will reduce the Eligible Payment Amount for future withdrawals and payments under the MGWB rider by the proportion that the withdrawal bears to the contract value at the time of the withdrawal. The MGWB rider, will remain in force, and you may continue to make withdrawals so long as:

          (i)  your contract value is greater than zero;

          (ii) your MGWB Withdrawal Account is greater than zero;

          (iii) your latest allowable annuity start date has not been reached;

          (iv) you have not elected to annuitize your Contract; and

          (v) you have not died (unless your spouse has elected to continue the contract), changed the ownership of the Contract or surrendered the Contract.

     The standard Contract provision limiting withdrawals to no more than 90% of the cash surrender value is not applicable under the MGWB rider.

     WITHDRAWAL ADJUSTMENTS. We will reduce the MGWB Withdrawal Account by the dollar amount of any withdrawal taken up to 7% per year of the Eligible Payment Amount. Any withdrawal taken in excess of 7% per year of the Eligible Payment Amount will reduce both the MGWB Withdrawal Account and the Eligible Payment Amount, pro rata in proportion to the percentage of contract value withdrawn. If a withdrawal reduces the MGWB Withdrawal Account to zero, the MGWB rider terminates and no further benefits are payable under the rider.

     AUTOMATIC PERIODIC BENEFIT STATUS. Under the MGWB rider, in the event your contract value is reduced to zero your Contract is given what we refer to as Automatic Periodic Benefit Status if the following conditions exist:

          (i)  your MGWB Withdrawal Account is greater than zero;

          (ii) your latest allowable annuity start date has not been reached;

          (iii) you have not elected to annuitize your Contract; and

          (iv) you have not died, changed the ownership of the Contract or surrendered the Contract.

     Once your Contract is given Automatic Periodic Benefit Status, we will pay you the annual MGWB periodic payments, beginning on the next contract anniversary equal to the lesser of the remaining MGWB Withdrawal Account or 7% annually of your Eligible Payment Amount until the earliest of (i) your contract's latest annuity start date, (ii) the death of the owner; or (iii) until your MGWB Withdrawal Account is exhausted. We will reduce the MGWB Withdrawal Account by the amount of each payment. Once your Contract is given Automatic Periodic Benefit Status (that is, your contract value is zero), we will not accept any additional premium payments in your Contract, and the Contract will not provide any benefits except those provided by the MGWB rider. Any other rider terminates. Your Contract will remain in Automatic Periodic Benefit Status until the earliest of (i) payment of all MGWB periodic payments, and (ii) payment of the Commuted Value (defined below) or (iii) the owner's death has occurred.

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     On the Contract's latest annuity start date, in lieu of making the remaining MGWB periodic payments, we will pay you the Commuted Value of your MGWB periodic payments remaining. We may, at our option, extend your annuity start date in order to continue the MGWB periodic payments. The Commuted Value is the present value of any then remaining MGWB periodic payments at the current interest rate plus 0.50%. The current interest rate will be determined by the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for period(s) applicable to the remaining payments. Once the last MGWB periodic payment is made or we pay you the Commuted Value, your Contract and the MGWB rider terminate.

     DEATH BENEFIT DURING AUTOMATIC PERIODIC BENEFIT STATUS. If you have never withdrawn more than 7% per year of the Eligible Payment Amount and you elected the 7% Solution Enhanced Death Benefit in your Contract, the death benefit otherwise payable under the terms of your Contract will remain in force during any Automatic Periodic Benefit Status. In determining the amount of the death benefit during the Automatic Periodic Benefit Status, we deem your contract value to be zero and treat the MGWB periodic payments as withdrawals. In all other cases, the death benefit payable during Automatic Periodic Benefit Status is your MGWB Withdrawal Account which equals the sum of the remaining MGWB periodic payments.

     PURCHASE. To purchase the MGWB rider, your must be age 80 or younger on the rider date. The MGWB rider must be purchased (i) on the contract date, or (ii) within 30 days after the contract date. For contracts issued more than 30 days before the date this rider first became available in your state, the Company may in its discretion allow purchase of this rider during the 30-day period preceding the first contract anniversary after the date of this prospectus, or the date of state approval whichever is later.

OTHER CONTRACTS
We offer other variable annuity contracts that also invest in the same portfolios of the Trusts. These contracts have different charges that could effect their performance, and may offer different benefits more suitable to your needs. To obtain more information about these other contracts, contact our Customer Service Center or your registered representative.

OTHER IMPORTANT PROVISIONS
See "Withdrawals," "Transfers Among Your Investments," "Death Benefit Choices," "Charges and Fees," "The Annuity Options" and "Other Contract Provisions" in this prospectus for information on other important provisions in your Contract.

--------------------------------------------------------------------------------
                                   WITHDRAWALS
--------------------------------------------------------------------------------

Any time during the accumulation phase and before the death of the contract owner, you may withdraw all or part of your money. Keep in mind that if you request a withdrawal for more than 90% of the cash surrender value, we will treat it as a request to surrender the Contract.

You need to submit to us a written request specifying the Fixed Interest Allocations or subaccounts from which amounts are to be withdrawn, otherwise the withdrawal will be made on a pro rata basis from all of the subaccounts in which you are invested. If there is not enough contract value in the subaccounts, we will deduct the balance of the withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request. We will apply a Market Value Adjustment to any withdrawal from your Fixed Interest Allocation taken more than 30 days before its maturity date. We will determine the contract value as of the close of business on the day we receive your withdrawal request at our Customer Service Center. The contract value may be more or less than the premium payments made.

For administrative purposes, we will transfer your money to a specially designated subaccount (currently, the Liquid Asset subaccount) prior to processing the withdrawal. This transfer will not affect the withdrawal amount you receive.

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Please be aware that the benefit we pay under certain optional benefit riders will be reduced by any withdrawals you take while the rider is in affect. See "Optional Riders."

We offer the following three withdrawal options:

REGULAR WITHDRAWALS
After the free look period, you may make regular withdrawals. Each withdrawal must be a minimum of $100. We will apply a Market Value Adjustment to any regular withdrawal from a Fixed Interest Allocation that is taken more than 30 days before its maturity date.

SYSTEMATIC WITHDRAWALS
You may choose to receive automatic systematic withdrawal payments (1) from the contract value in the subaccounts in which you are invested, or (2) from the interest earned in your Fixed Interest Allocations. Systematic withdrawals may be taken monthly, quarterly or annually. You decide when you would like systematic payments to start as long as it is at least 28 days after your contract date. You also select the date on which the systematic withdrawals will be made, but this date cannot be later than the 28th day of the month. If you have elected to receive systematic withdrawals but have not chosen a date, we will make the withdrawals on the same calendar day of each month as your contract date. If your contract date is after the 28th day of the month, your systematic withdrawal will be made on the 28th day of each month.

Each systematic withdrawal amount must be a minimum of $100. The amount of your systematic withdrawal can either be (1) a fixed dollar amount, or (2) an amount based on a percentage of your contract value. Both forms of systematic withdrawals are subject to the following maximum, which is calculated on each withdrawal date:

                                      MAXIMUM PERCENTAGE
               FREQUENCY OF             CONTRACT VALUE
               Monthly                       1.25%
               Quarterly                     3.75%
               Annually                     15.00%

If your systematic withdrawal is a fixed dollar amount and the amount to be withdrawn would exceed the applicable maximum percentage of your contract value on any withdrawal date, we will automatically reduce the amount withdrawn so that it equals such percentage. Thus, your fixed dollar systematic withdrawals will never exceed the maximum percentage. If you want fixed dollar systematic withdrawals to exceed the maximum percentage, consider the Fixed Dollar Systematic Withdrawal Feature which you may add to your regular fixed dollar systematic withdrawal program.

If your withdrawal is based on a percentage of your contract value and the amount to be systematically withdrawn based on that percentage would be less than $100, we will automatically increase the amount to $100 as long as it does not exceed the maximum percentage. If the systematic withdrawal would exceed the maximum percentage, we will send the amount, and then automatically cancel your systematic withdrawal option.

Systematic withdrawals from Fixed Interest Allocations are limited to interest earnings during the prior month, quarter, or year, depending on the frequency you chose. Systematic withdrawals are not subject to a Market Value Adjustment, unless you have added the Fixed Dollar Systematic Withdrawal Feature discussed below and the payments exceed interest earnings. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) and 72(t) distributions. A Fixed Interest Allocation may not participate in both the systematic withdrawal option and the dollar cost averaging program at the same time.

You may change the amount or percentage of your systematic withdrawal once each contract year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date. If you submit a subsequent premium payment after you have applied

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for systematic withdrawals, we will not adjust future withdrawals under the systematic withdrawal program unless you specifically request that we do so. The systematic withdrawal option may commence in a contract year where a regular withdrawal has been taken but you may not change the amount or percentage of your withdrawals in any contract year during which you have previously taken a regular withdrawal. You may not elect the systematic withdrawal option if you are taking IRA withdrawals.

     FIXED DOLLAR SYSTEMATIC WITHDRAWAL FEATURE. You may add the Fixed Dollar Systematic Withdrawal Feature to your regular fixed dollar systematic withdrawal program. This feature allows you to receive a systematic withdrawal in a fixed dollar amount regardless of any Market Value Adjustments. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) and 72(t) distributions. You choose the amount of the fixed systematic withdrawals, which may total up to a maximum of 15% of your contract value as determined on the day we receive your election of this feature. The maximum limit will not be recalculated when you make additional premium payments, unless you instruct us to do so. We will assess a Market Value Adjustment on the withdrawal date if the withdrawal from a Fixed Interest Allocation exceeds your interest earnings on the withdrawal date. We will apply any Market Value Adjustment directly to your contract value (rather than to the withdrawal) so that the amount of each systematic withdrawal remains fixed.

     Flat dollar systematic withdrawals which are intended to satisfy the requirements of Section 72(q) or 72(t) of the Tax Code may exceed the maximum. Such withdrawals are subject to Market Value Adjustments when they exceed the applicable maximum percentage.

IRA WITHDRAWALS
If you have a non-Roth IRA Contract and will be at least age 70 1/2 during the current calendar year, you may elect to have distributions made to you to satisfy requirements imposed by federal tax law. IRA withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service ("IRS") rules governing mandatory distributions under qualified plans. We will send you a notice before your distributions commence. You may elect to take IRA withdrawals at that time, or at a later date. You may not elect IRA withdrawals and participate in systematic withdrawals at the same time. If you do not elect to take IRA withdrawals, and distributions are required by federal tax law, distributions adequate to satisfy the requirements imposed by federal tax law may be made. Thus, if you are participating in systematic withdrawals, distributions under that option must be adequate to satisfy the mandatory distribution rules imposed by federal tax law.

You may choose to receive IRA withdrawals on a monthly, quarterly or annual basis. Under this option, you may elect payments to start as early as 28 days after the contract date. You select the day of the month when the withdrawals will be made, but it cannot be later than the 28th day of the month. If no date is selected, we will make the withdrawals on the same calendar day of the month as the contract date.

You may request that we calculate for you the amount that is required to be withdrawn from your Contract each year based on the information you give us and various choices you make. For information regarding the calculation and choices you have to make, see the SAI. The minimum dollar amount you can withdraw is $100. When we determine the required IRA withdrawal amount for a taxable year based on the frequency you select, if that amount is less than $100, we will pay $100. At any time where the IRA withdrawal amount is greater than the contract value, we will cancel the Contract and send you the amount of the cash surrender value.

You may change the payment frequency of your IRA withdrawals once each contract year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date.

An IRA withdrawal in excess of the amount allowed under systematic withdrawals will be subject to a Market Value Adjustment.

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CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES ASSOCIATED WITH TAKING
WITHDRAWALS. You are responsible for determining that withdrawals comply with applicable law A withdrawal made before the taxpayer reaches age 59 1/2 may result in a 10% penalty tax. See "Federal Tax Considerations" for more details.

--------------------------------------------------------------------------------
                        TRANSFERS AMONG YOUR INVESTMENTS
--------------------------------------------------------------------------------

You may transfer your contract value among the subaccounts in which you are invested and your Fixed Interest Allocations at the end of the free look period until the annuity start date. We currently do not charge you for transfers made during a contract year, but reserve the right to charge $25 for each transfer after the twelfth transfer in a contract year. We also reserve the right to limit the number of transfers you may make and may otherwise modify or terminate transfer privileges if required by our business judgment or in accordance with applicable law. We will apply a Market Value Adjustment to transfers from a Fixed Interest Allocation taken more than 30 days before its maturity date, unless the transfer is made under the dollar cost averaging program. Transfers between the Fixed Account, the Liquid Asset investment portfolio and the Limited Maturity Bond investment portfolio and other subaccounts may negatively impact your death benefit.

Please be aware that the benefit we pay under an optional benefit rider may be affected by certain transfers you make while the rider is in effect. Transfers, including those involving Special Funds, may also affect your optional rider base. "The Annuity Contract-- Optional Riders."

Transfers will be based on values at the end of the business day in which the transfer request is received at our Customer Service Center.

The minimum amount that you may transfer is $100 or, if less, your entire contract value held in a subaccount or a Fixed Interest Allocation.

To make a transfer, you must notify our Customer Service Center and all other administrative requirements must be met. Any transfer request received after 4:00 p.m. eastern time or the close of the New York Stock Exchange will be effected on the next business day. Separate Account B and the Company will not be liable for following instructions communicated by telephone or other approved electronic means that we reasonably believe to be genuine. We require personal identifying information to process a request for transfer made over the telephone or internet.

TRANSFERS BY THIRD PARTIES
As a convenience to you, we currently allow you to give third parties the right to effect transfers on your behalf. However, when the third party makes transfers for many contract owners, the result can be simultaneous transfers involving large amounts of account values. Such transfers can disrupt the orderly management of the investment portfolios available to the Contract, can result in higher costs to contract owners, and may not be compatible with the long term goals of contract owners. Therefore, we may at any time exercise our business judgment and limit transfers made by a third party.

DOLLAR COST AVERAGING
You may elect to participate in our dollar cost averaging program if you have at least $1,200 of contract value in the (i) Limited Maturity Bond subaccount or the Liquid Asset subaccount, or (ii) a Fixed Interest Allocation with a 1-year guaranteed interest period. These subaccounts or Fixed Interest Allocations serve as the source accounts from which we will, on a monthly basis, automatically transfer a set dollar amount of money to other subaccounts selected by you.

The dollar cost averaging program is designed to lessen the impact of market fluctuation on your investment. Since we transfer the same dollar amount to other subaccounts each month, more units of a subaccount are purchased if the value of its unit is low and less units are purchased if the value of its unit is high. Therefore, a lower than average value per unit may be achieved over the long term. However, we cannot guarantee this.

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When you elect the dollar cost
averaging program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

You elect the dollar amount you want transferred under this program. Each monthly transfer must be at least $100. If your source account is the Limited Maturity Bond subaccount, the Liquid Asset subaccount or a 1-year Fixed Interest Allocation, the maximum amount that can be transferred each month is your contract value in such source account divided by 12. You may change the transfer amount once each contract year.

Transfers from a Fixed Interest Allocation under the dollar cost averaging program are not subject to a Market Value Adjustment.

If you do not specify the subaccounts to which the dollar amount of the source account is to be transferred, we will transfer the money to the subaccounts in which you are invested on a proportional basis. The transfer date is the same day each month as your contract date. If, on any transfer date, your contract value in a source account is equal or less than the amount you have elected to have transferred, the entire amount will be transferred and the program will end. You may terminate the dollar cost averaging program at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next transfer date. A Fixed Interest Allocation may not participate in the dollar cost averaging program and in systematic withdrawals at the same time.

We may in the future offer additional subaccounts or withdraw any subaccount or Fixed Interest Allocation to or from the dollar cost averaging program or otherwise modify, suspend or terminate this program. Of course, such change will not affect any dollar cost averaging programs in operation at the time.

AUTOMATIC REBALANCING
If you have at least $10,000 of contract value invested in the subaccounts of Separate Account B, you may elect to have your investments in the subaccounts automatically rebalanced. We will transfer funds under your Contract on a quarterly, semi-annual, or annual calendar basis among the subaccounts to maintain the investment blend of your selected subaccounts. The minimum size of any allocation must be in full percentage points. Rebalancing does not affect any amounts that you have allocated to the Fixed Account. The program may be used in conjunction with the systematic withdrawal option only if withdrawals are taken pro rata. Automatic rebalancing is not available if you participate in dollar cost averaging. Automatic rebalancing will not take place during the free look period.

To participate in automatic rebalancing, send satisfactory notice to our Customer Service Center. We will begin the program on the last business day of the period in which we receive the notice. You may cancel the program at any time. The program will automatically terminate if you choose to reallocate your contract value among the subaccounts or if you make an additional premium payment or partial withdrawal on other than a pro rata basis. Additional premium payments and partial withdrawals effected on a pro rata basis will not cause the automatic rebalancing program to terminate.

--------------------------------------------------------------------------------
                              DEATH BENEFIT CHOICES
--------------------------------------------------------------------------------

DEATH BENEFIT DURING THE ACCUMULATION PHASE
During the accumulation phase, a death benefit is payable when either the annuitant (when contract owner is not an individual), the contract owner or the first of joint owners dies. Assuming you are the contract owner, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as any required paperwork, at our Customer Service Center. If your beneficiary elects to delay receipt of the death benefit until a date after the time of death, the amount of benefit payable in the future may be affected. The proceeds may be received in a single sum or applied to any of the annuity options. If we do not receive a request to apply the death benefit proceeds to an annuity option, we will make a single sum distribution. We will generally pay death benefit proceeds within

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7 days after our Customer
Service Center has received sufficient information to make the payment. For more information on required distributions under federal income tax laws, you should see "Required Distributions Upon Contract Owner's Death."

You may choose from the following 4 death benefit choices: (1) the Standard Death Benefit Option; (2) the 7% Solution Enhanced Death Benefit Option; or (3) the Annual Ratchet Enhanced Death Benefit Option. Once you choose a death benefit, it cannot be changed. We may in the future stop or suspend offering any of the enhanced death benefit options to new Contracts. A change in ownership of the Contract may affect the amount of the death benefit and the guaranteed death benefit. The MGWB rider may affect the death benefit. See "Minimum Guaranteed Withdrawal Benefit (MGWB) Rider -- Death Benefit during Automatic Periodic Benefit Status."

     STANDARD DEATH BENEFIT. You will automatically receive the Standard Death Benefit unless you elect one of the enhanced death benefits. The Standard Death Benefit under the Contract is the greatest of (i) your contract value; (ii) total premium payments less any withdrawals; and (iii) the cash surrender value.

     ENHANCED DEATH BENEFITS. If the 7% Solution Enhanced Death Benefit or the Annual Ratchet Enhanced Death Benefit is elected, the death benefit under the Contract is the greatest of (i) the contract value; (ii) total premium payments less any withdrawal; (iii) the cash surrender value; and (iv) the enhanced death benefit as calculated below.


--------------------------------------------------------------------------------
                  HOW THE ENHANCED DEATH BENEFIT IS CALCULATED

           7% SOLUTION                                ANNUAL RATCHET
--------------------------------------------------------------------------------
We credit interest each business day      On each contract anniversary that
at the 7% annual effective rate* to       occurs on or before the contract owner
the enhanced death benefit from the       turns age 80, we compare the prior
preceding day (which would be the         enhanced death benefit to the contract
initial premium if the preceding day      value and select the larger amount as
is the contract date), then we add        the new enhanced death benefit. On all
additional premiums paid since the        other days, the enhanced death benefit
preceding day, and then we subtract       is the amount determined below. We
any withdrawals made (including any       first take the enhanced death benefit
Market Value Adjustment applied to        from the preceding day (which would be
such withdrawals)** since the preceding   the initial premium if the valuation
day.                                      date is the contract date) and then we
                                          add additional premiums paid since the
The maximum enhanced death benefit is     preceding day, and then we subtract
2 times all premium payments, as          any withdrawals made (including any
reduced by withdrawals.***                Market Value Adjustment applied to
                                          such withdrawals) since the preceding
                                          day. That amount becomes the new
                                          enhanced death benefit.
--------------------------------------------------------------------------------

* The interest rate used for calculating the death benefit for the Liquid Asset and Limited Maturity Bond subaccounts will be the lesser of the 7% annual effective rate or the net rate of return for such subaccounts during the applicable period. The interest rate used for calculating the death benefit for your Fixed Interest Allocation will be the lesser of the 7% annual effective rate or the interest credited to such investment during the applicable period. Thus, selecting these investments may limit or reduce the enhanced death benefit. If we offer additional subaccounts in the future, we may restrict those new subaccounts from participating in the 7% Solution Enhanced Death Benefit.

** Each premium payment reduced by any withdrawals will continue to grow at the 7% annual effective rate.

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***  Each withdrawal reduces the maximum enhanced death benefit as follows:
     first, the maximum enhanced death benefit is reduced by the amount of any withdrawal of earnings; then, it is reduced in proportion to the reduction in the contract value for any withdrawal of premium and as adjusted for any Market Value Adjustment. If those withdrawals in a contract year do not exceed 7% of cumulative premiums and did not exceed 7% of cumulative premiums in any prior contract year, such withdrawals will be treated as withdrawals of earnings for the purpose of calculating the maximum enhanced death benefit. Once withdrawals in any contract year exceed 7% of cumulative premiums, withdrawals will reduce the maximum enhanced death benefit in proportion to the reduction in contract value pro rata.

The 7% Solution Enhanced Death Benefit is available only at the time you purchase your Contract and only if the contract owner or annuitant (when the contract owner is other than an individual) is not more than 80 years old at the time of purchase. The Annual Ratchet Enhanced Death Benefit is available only at the time you purchase your Contract and only if the contract owner or annuitant (when the contract owner is other than an individual) is not more than 79 years old at the time of purchase. The 7% Solution and Annual Ratchet Enhanced Death Benefits may not be available where a Contract is owned by joint owners.

DEATH BENEFIT DURING THE INCOME PHASE
If any contract owner or the annuitant dies after the annuity start date, the Company will pay the beneficiary any certain benefit remaining under the annuity in effect at the time.

REQUIRED DISTRIBUTIONS UPON CONTRACT OWNER'S DEATH
We will not allow any payment of benefits provided under a non-qualified Contract which do not satisfy the requirements of Section 72(s) of the Code.

If any owner of a non-qualified contract dies before the annuity start date, the death benefit payable to the beneficiary will be distributed as follows: (a) the death benefit must be completely distributed within 5 years of the contract owner's date of death; or (b) the beneficiary may elect, within the 1-year period after the contract owner's date of death, to receive the death benefit in the form of an annuity from us, provided that (i) such annuity is distributed in substantially equal installments over the life of such beneficiary or over a period not extending beyond the life expectancy of such beneficiary; and (ii) such distributions begin not later than 1 year after the contract owner's date of death.

Notwithstanding (a) and (b) above, if the sole contract owner's beneficiary is the deceased owner's surviving spouse, then such spouse may elect to continue the Contract under the same terms as before the contract owner's death. Upon receipt of such election from the spouse at our Customer Service Center: (1) all rights of the spouse as contract owner's beneficiary under the Contract in effect prior to such election will cease; (2) the spouse will become the owner of the Contract and will also be treated as the contingent annuitant, if none has been named and only if the deceased owner was the annuitant; and (3) all rights and privileges granted by the Contract or allowed by Golden American will belong to the spouse as contract owner of the Contract. This election will be deemed to have been made by the spouse if such spouse makes a premium payment to the Contract or fails to make a timely election as described in this paragraph. If the owner's beneficiary is a nonspouse, the distribution provisions described in subparagraphs (a) and (b) above, will apply even if the annuitant and/or contingent annuitant are alive at the time of the contract owner's death.

If we do not receive an election from a nonspouse owner's beneficiary within the 1-year period after the contract owner's date of death, then we will pay the death benefit to the owner's beneficiary in a cash payment within five years from date of death. We will determine the death benefit as of the date we receive proof of death. We will make payment of the proceeds on or before the end of the 5-year period starting on the owner's date of death. Such cash payment will be in full settlement of all our liability under the Contract.

If the contract owner dies after the annuity start date, we will continue to distribute any benefit payable at least as rapidly as under the annuity option then in effect. All of the contract owner's rights granted under the Contract or allowed by us will pass to the contract owner's beneficiary.

If the Contract has joint owners we will consider the date of death of the first joint owner as the death of the contract owner and the surviving joint owner will become the contract owner of the Contract.

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                                CHARGES AND FEES
--------------------------------------------------------------------------------

We deduct the charges described below to cover our cost and expenses, services provided and risks assumed under the Contracts. We incur certain costs and expenses for distributing and administrating the Contracts, for paying the benefits payable under the Contracts and for bearing various risks associated with the Contracts. The amount of a charge will not always correspond to the actual costs associated. In the event there are any profits from fees and charges deducted under the Contract, we may use such profits to finance the distribution of contracts.

CHARGE DEDUCTION SUBACCOUNT
You may elect to have all charges against your contract value deducted directly from a single subaccount designated by the Company. Currently we use the Liquid Asset subaccount for this purpose. If you do not elect this option, or if the amount of the charges is greater than the amount in the designated subaccount, the charges will be deducted as discussed below. You may cancel this option at any time by sending satisfactory notice to our Customer Service Center.

CHARGES DEDUCTED FROM THE CONTRACT VALUE
We deduct the following charges from your contract value:

     NO SURRENDER CHARGE. We do not deduct any surrender charges for withdrawals.

     PREMIUM TAXES. We may make a charge for state and local premium taxes depending your state of residence. The tax can range from 0% to 3.5% of the premium payment. We have the right to change this amount to conform with changes in the law or if you change your state of residence.

We deduct the premium tax from your contract value (or from the MGIB Base, if exercised) on the annuity start date. However, some jurisdictions impose a premium tax at the time that initial and additional premiums are paid, regardless of when the annuity payments begin. In those states we may defer collection of the premium taxes from your contract value and deduct it when you surrender the Contract or when you take an the annuity start date.

    ADMINISTRATIVE CHARGE. We deduct an annual administrative charge on each Contract anniversary, or if you surrender your Contract prior to a Contract anniversary, at the time we determine the cash surrender value payable to you. The amount deducted is $40 per Contract. This charge is waived if your contract value is $100,000 or more at the end of a contract year or the total of your premium payments is $100,000 or more or under other conditions established by Golden American. We deduct the charge proportionately from all subaccounts in which you are invested. If there is no contract value in those subaccounts, we will deduct the charge from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until the charge has been paid.

     TRANSFER CHARGE. We currently do not deduct any charges for transfers made during a contract year. We have the right, however, to assess up to $25 for each transfer after the twelfth transfer in a contract year. If such a charge is assessed, we would deduct the charge from the subaccounts and the Fixed Interest Allocations from which each such transfer is made in proportion to the amount being transferred from each such subaccount and Fixed Interest Allocation unless you have chosen to have all charges deducted from a single subaccount. The charge will not apply to any transfers due to the election of dollar cost averaging, auto rebalancing and transfers we make to and from any subaccount specially designated by the Company for such purpose.

CHARGES DEDUCTED FROM THE SUBACCOUNTS
     MORTALITY AND EXPENSE RISK CHARGE. The mortality and expense risk charge is deducted each business day. The amount of the mortality and expense risk charge depends on the death benefit you have elected. If you have elected the Standard Death Benefit, the charge, on an annual basis, is equal to 1.25% of the assets you have in each subaccount. The charge is deducted on each business day at the rate of .003446% for each day since the previous business day. If you have elected an enhanced death benefit, the charge, on an

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annual basis, is equal to
1.40% for the Annual Ratchet Enhanced Death Benefit, or 1.55% for the 7% Solution Enhanced Death Benefit of the assets you have in each subaccount. The charge is deducted each business day at the rate of .003863% or .004280%, respectively, for each day since the previous business day.

     ASSET-BASED ADMINISTRATIVE CHARGE. The amount of the asset-based administrative charge, on an annual basis, is equal to 0.15% of the assets you have in each subaccount. The charge is deducted on each business day at the rate of .000411% for each day since the previous business day. This charge is deducted daily from your assets in each subaccount.

OPTIONAL RIDER CHARGES
Subject to state availability, you may purchase one of three optional benefit riders that you may elect at issue. So long as the rider is in effect, we will deduct a separate quarterly charge for each optional benefit rider through a pro rata reduction of the contract value of the subaccounts in which you are invested. If there is insufficient contract value in the subaccount, we will deduct the charges from your Fixed Interest Allocations nearest their maturity date. We deduct each rider charge on each quarterly contract anniversary in arrears, meaning the first charge will be deducted on the first quarterly anniversary following rider date. For a description of the riders and the defined terms used in connection with the riders, see "The Annuity Contract -- Optional Riders."

     Minimum Guaranteed Accumulation Benefit (MGAB). The quarterly charge for the MGAB rider is as follows:

          Waiting Period         Quarterly Charge
          --------------         ----------------
          10 Year...........     0.125% of the MGAB Charge Base (0.50% annually)
          20 Year...........     0.125% of the MGAB Charge Base (0.50% annually)

The MGAB Charge Base is the total of (i) the MGAB Base on the rider date, and
(ii) premiums during the 2-year period commencing on the rider date, reduced pro rata for withdrawals and reduced for transfers made within the last 3 years prior to the MGAB Benefit Date. We will deduct charges only during your ten-year or twenty-year waiting period, as applicable. If you surrender or annuitize your Contract, we will deduct a pro rata portion of the charge for the current quarter based on the current quarterly charge rate and MGAB Charge Base immediately prior to the surrender or annuitization.

     MINIMUM GUARANTEED INCOME BENEFIT (MGIB). The quarterly charge for the MGIB rider is as follows:

          MGIB Base Rate         Quarterly Charge
          --------------         ----------------
          7%................     0.125% of the MGIB Base (0.50% annually)

The MGIB Base is the total of premiums paid more than 5 years before the earliest MGIB Benefit Date, reduced pro rata for all withdrawals taken while the MGIB rider is in effect, and accumulated at the MGIB Base Rate (7% for all portfolios except the Special Funds.) If you surrender or annuitize your Contract, we will deduct a pro rata portion of the charge for the current quarter based on the current quarterly charge rate and your MGIB Base immediately prior to the surrender or annuitization.

     MINIMUM GUARANTEED WITHDRAWAL BENEFIT (MGWB). The quarterly charge for the MGWB rider is 0.125% (0.50% annually) of the original MGWB Eligible Premium Amount. The original MGWB Eligible Payment Amount is equal to all premiums paid during the first two contract years following the rider date. When we calculate the MGWB rider charge, we do not reduce the Eligible Payment Amount by the amount of any withdrawals taken while the MGWB rider is in effect. We will deduct charges only during the period before your Contract's Automatic Periodic Benefit Status. If you surrender or annuitize your Contract, we will deduct a pro rata portion the charge for the current quarter based on the current quarterly charge rate and your original MGWB Eligible Payment Amount immediately prior to the surrender or annuitization.


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TRUST EXPENSES
There are fees and charges deducted from each investment portfolio of the Trusts. Each portfolio deducts portfolio management fees and charges from the amounts you have invested in the portfolios. In addition, three portfolios deduct 12b-1 fees. For 1999, total portfolio fees and charges ranged from 0.56% to 1.75%. See "Fees and Expenses" in this prospectus.

Additionally, we may receive compensation from the investment advisors, administrators or distributors of the portfolios in connection with administrative, distribution, or other services and cost savings experienced by the investment advisers, administrators or distributors. It is anticipated that such compensation will be based on assets of the particular portfolios attributable to the Contract. Some advisers, administrators or distributors may pay us more than others.

--------------------------------------------------------------------------------
                               THE ANNUITY OPTIONS
--------------------------------------------------------------------------------

ANNUITIZATION OF YOUR CONTRACT
If the annuitant and contract owner are living on the annuity start date, we will begin making payments to the contract owner under an income plan. We will make these payments under the annuity option you chose. You may change an annuity option by making a written request to us at least 30 days before the annuity start date. The amount of the payments will be determined by applying your contract value, adjusted for any applicable Market Value Adjustment, on the annuity start date in accordance with the annuity option you chose. The MGIB annuity benefit may be available if you have purchased the MGIB rider, provided the waiting period and other specified conditions have been met.

You may also elect an annuity option on surrender of the Contract for its cash surrender value or you may choose one or more annuity options for the payment of death benefit proceeds while it is in effect and before the annuity start date. If, at the time of the contract owner's death or the annuitant's death (if the contract owner is not an individual), no option has been chosen for paying death benefit proceeds, the beneficiary may choose an annuity option within 60 days. In all events, payments of death benefit proceeds must comply with the distribution requirements of applicable federal tax law.

The minimum monthly annuity income payment that we will make is $20. We may require that a single sum payment be made if the contract value is less than $2,000 or if the calculated monthly annuity income payment is less than $20.

For each annuity option we will issue a separate written agreement putting the annuity option into effect. Before we pay any annuity benefits, we require the return of your Contract. If your Contract has been lost, we will require that you complete and return the applicable lost Contract form. Various factors will affect the level of annuity benefits, such as the annuity option chosen, the applicable payment rate used and the investment performance of the portfolios and interest credited to the Fixed Interest Allocations.

Our current annuity options provide only for fixed payments. Fixed annuity payments are regular payments, the amount of which is fixed and guaranteed by us. Some fixed annuity options provide fixed payments either for a specified period of time or for the life of the annuitant. The amount of life income payments will depend on the form and duration of payments you chose, the age of the annuitant or beneficiary (and gender, where appropriate) under applicable law, the total contract value applied to purchase a Fixed Interest Allocation, and the applicable payment rate.

Our approval is needed for any option where:

     (1) The person named to receive payment is other than the contract owner or beneficiary;

     (2)  The person named is not a natural person, such as a corporation; or

     (3) Any income payment would be less than the minimum annuity income payment allowed.

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SELECTING THE ANNUITY START DATE
You select the annuity start date, which is the date on which the annuity payments commence. The annuity start date must be at least 5 years from the contract date but before the month immediately following the annuitant's 90th birthday, or 10 years from the contract date, if later.

If you do not select an annuity start date, it will automatically begin in the month following the annuitant's 90th birthday, or 10 years from the contract date, if later.

If the annuity start date occurs when the annuitant is at an advanced age, such as over age 85, it is possible that the Contract will not be considered an annuity for federal tax purposes. For more information, see "Federal Tax Considerations" and the SAI. For a Contract purchased in connection with a qualified plan, other than a Roth IRA, distributions must commence not later than April 1st of the calendar year following the calendar year in which you reach age 70 1/2 (or, in some cases, retire). Distributions may be made through annuitization or withdrawals. You should consult a tax adviser for tax advice before investing.

FREQUENCY OF ANNUITY PAYMENTS
You choose the frequency of the annuity payments. They may be monthly, quarterly, semi-annually or annually. If we do not receive written notice from you, we will make the payments monthly. There may be certain restrictions on minimum payments that we will allow.

THE ANNUITY OPTIONS
We offer the 4 annuity options shown below. Payments under Options 1, 2 and 3 are fixed. Payments under Option 4 may be fixed or variable. For a fixed annuity option, the contract value in the subaccounts is transferred to the Company's general account.

     OPTION 1. INCOME FOR A FIXED PERIOD. Under this option, we make monthly payments in equal installments for a fixed number of years based on the contract value on the annuity start date. We guarantee that each monthly payment will be at least the amount stated in your Contract. If you prefer, you may request that payments be made in annual, semi-annual or quarterly installments. We will provide you with illustrations if you ask for them. If the cash surrender value or contract value is applied under this option, a 10% penalty tax may apply to the taxable portion of each income payment until the contract owner reaches age 59 1/2.

     OPTION 2. INCOME FOR LIFE WITH A PERIOD CERTAIN. Under this option, we make payments for the life of the annuitant in equal monthly installments and guarantee the income for at least a period certain such as 10 or 20 years. Other periods certain may be available to you on request. You may choose a refund period instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, we will continue payments until his or her death. We guarantee that each payment will be at least the amount specified in the Contract corresponding to the person's age on his or her last birthday before the annuity start date. Amounts for ages not shown in the Contract are available if you ask for them.

     OPTION 3. JOINT LIFE INCOME. This option is available when there are 2 persons named to determine annuity payments. At least one of the persons named must be either the contract owner or beneficiary of the Contract. We guarantee monthly payments will be made as long as at least one of the named persons is living. There is no minimum number of payments. Monthly payment amounts are available if you ask for them.

     OPTION 4. ANNUITY PLAN. Under this option, your contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date. Annuity payments under Option 4 may be fixed or variable. If variable and subject to the 1940 Act, it will comply with the requirements of such Act.

PAYMENT WHEN NAMED PERSON DIES
When the person named to receive payment dies, we will pay any amounts still due as provided in the annuity agreement between you and Golden American. The amounts we will pay are determined as follows:

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     (1)  For Option 1, or any remaining guaranteed payments under Option 2, we will continue payments. Under Options 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is never less than 3% for Option 1 and Option 2 per year. We will, however, base the discount interest rate on the interest rate used to calculate the payments for Options 1 and 2 if such payments were not based on the tables in your Contract.

     (2) For Option 3, no amounts are payable after both named persons have died.

     (3) For Option 4, the annuity option agreement will state the amount we will pay, if any.

--------------------------------------------------------------------------------
                            OTHER CONTRACT PROVISIONS
--------------------------------------------------------------------------------

REPORTS TO CONTRACT OWNERS
We will send you a quarterly report within 31 days after the end of each calendar quarter. The report will show the contract value, cash surrender value, and the death benefit as of the end of the calendar quarter. The report will also show the allocation of your contract value and reflects the amounts deducted from or added to the contract value since the last report. You have 30 days to notify our Customer Service Center of any errors or discrepancies contained in the report or in any confirmation notices. We will also send you copies of any shareholder reports of the investment portfolios in which Separate Account B invests, as well as any other reports, notices or documents we are required by law to furnish to you.

SUSPENSION OF PAYMENTS
The Company reserves the right to suspend or postpone the date of any payment or determination of values on any business day (1) when the New York Stock Exchange is closed; (2) when trading on the New York Stock Exchange is restricted; (3) when an emergency exists as determined by the SEC so that the sale of securities held in Separate Account B may not reasonably occur or so that the Company may not reasonably determine the value of Separate Account B's net assets; or (4) during any other period when the SEC so permits for the protection of security holders. We have the right to delay payment of amounts from a Fixed Interest Allocation for up to 6 months.

IN CASE OF ERRORS IN YOUR APPLICATION
If an age or gender given in the application or enrollment form is misstated, the amounts payable or benefits provided by the Contract shall be those that the premium payment would have bought at the correct age or gender.

ASSIGNING THE CONTRACT AS COLLATERAL
You may assign a non-qualified Contract as collateral security for a loan but understand that your rights and any beneficiary's rights may be subject to the terms of the assignment. An assignment may have federal tax consequences. You should consult a tax adviser for tax advice. You must give us satisfactory written notice at our Customer Service Center in order to make or release an assignment. We are not responsible for the validity of any assignment.

CONTRACT CHANGES APPLICABLE TAX LAW
We have the right to make changes in the Contract to continue to qualify the Contract as an annuity under applicable federal tax law. You will be given advance notice of such changes.

FREE LOOK
You may cancel your Contract within your 10-day free look period. We deem the free look period to expire 15 days after we mail the Contract to you. Some states may require a longer free look period. To cancel, you need to send your Contract to our Customer Service Center or to the agent from whom you purchased it. We

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will refund the contract value. For purposes of the refund during the free look period, (i) we adjust your contract value for any market value adjustment (if you have invested in the fixed account), and (ii) then we include a refund of any charges deducted from your contract value. Because of the market risks associated with investing in the portfolios and the potential positive or negative effect of the market value adjustment, the contract value returned may be greater or less than the premium payment you paid. Some states require us to return to you the amount of the paid premium (rather than the contract value) in which case you will not be subject to investment risk during the free look period. In these states, your premiums designated for investment in the subaccounts may be allocated during the free look period to a subaccount specially designated by the Company for this purpose (currently, the Liquid Asset subaccount). We may, in our discretion, require that premiums designated for investment in the subaccounts from all other states as well as premiums designated for a Fixed Interest Allocation be allocated to the specially designated subaccount during the free look period. Your Contract is void as of the day we receive your Contract and cancellation request. We determine your contract value at the close of business on the day we receive your written request. If you keep your Contract after the free look period and the investment is allocated to a subaccount specially designated by the Company, we will put your money in the subaccount(s) chosen by you, based on the accumulation unit value next computed for each subaccount, and/or in the Fixed Interest Allocation chosen by you.

GROUP OR SPONSORED ARRANGEMENTS
For certain group or sponsored arrangements, we may reduce any administration and mortality and expense risk charges. We may also change the minimum initial and additional premium requirements, or offer an alternative or reduced death benefit.

SELLING THE CONTRACT
Directed Services, Inc. is the principal underwriter and distributor of the Contract as well as for other contracts issued through Separate Account B and other separate accounts of Golden American. We pay Directed Services for acting as principal underwriter under a distribution agreement which in turn pays the writing agent. The principal address of Directed Services is 1475 Dunwoody Drive, West Chester, Pennsylvania 19380. Directed Services enters into sales agreements with broker-dealers to sell the Contracts through registered representatives who are licensed to sell securities and variable insurance products. These broker-dealers are registered with the SEC and are members of the National Association of Securities Dealers, Inc. Directed Services receives commissions the equivalent of a combination of a percentage of premium payments and a percentage of the contract value up to 2.0% in the first year and a percentage of the contract value up to 1% in subsequent years.

--------------------------------------------------------------------------------
                            UNDERWRITER COMPENSATION
--------------------------------------------------------------------------------
     NAME OF PRINCIPAL              AMOUNT OF                      OTHER
        UNDERWRITER          COMMISSION TO BE PAID             COMPENSATION

  Directed Services, Inc.      The equivalent of a         Reimbursement of any
                                 combination of a            covered expenses
                                   percentage                    incurred
                             of premium payments and           by registered
                               a percentage of the            representatives
                              contract value up to             in connection
                             2.0% in the first year             with the
                             and a percentage of the           distribution
                             contract value up to 1%         of the Contracts.
                              in subsequent years.
--------------------------------------------------------------------------------

Certain sales agreements may provide for a combination of a certain percentage of commission at the time of sale and an annual trail commission (which when combined could exceed the above commission).

We do not pay any additional commissions on the sale or exercise of any of the optional benefit riders offered in this prospectus.

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                                OTHER INFORMATION
--------------------------------------------------------------------------------

VOTING RIGHTS
We will vote the shares of a Trust owned by Separate Account B according to your instructions. However, if the 1940 Act or any related regulations should change, or if interpretations of it or related regulations should change, and we decide that we are permitted to vote the shares of a Trust in our own right, we may decide to do so.

We determine the number of shares that you have in a subaccount by dividing the Contract's contract value in that subaccount by the net asset value of one share of the portfolio in which a subaccount invests. We count fractional votes. We will determine the number of shares you can instruct us to vote 180 days or less before a Trust shareholder meeting. We will ask you for voting instructions by mail at least 10 days before the meeting. If we do not receive your instructions in time, we will vote the shares in the same proportion as the instructions received from all contracts in that subaccount. We will also vote shares we hold in Separate Account B which are not attributable to contract owners in the same proportion.

STATE REGULATION
We are regulated by the Insurance Department of the State of Delaware. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. The Contract offered by this prospectus has been approved where required by those jurisdictions. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

LEGAL PROCEEDINGS
The Company, like other insurance companies, may be involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. We believe that currently there are no pending or threatened lawsuits that are reasonably likely to have a material adverse impact on the Company or Separate Account B.

LEGAL MATTERS
The legal validity of the Contracts was passed on by Myles R. Tashman, Esquire, Executive Vice President, General Counsel and Secretary of Golden American. Sutherland Asbill & Brennan LLP of Washington, D.C. has provided advice on certain matters relating to federal securities laws.

EXPERTS
The audited financial statements of Golden American and Account B appearing in this prospectus or in the Statement of Additional Information and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing in this prospectus or in the Statement of Additional Information and in the Registration Statement and are included or incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

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                           FEDERAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

The following summary provides a general description of the federal income tax considerations associated with this Contract and does not purport to be complete or to cover all tax situations. This discussion is not intended as tax advice. You should consult your counsel or other competent tax advisers for more complete information. This discussion is based upon our understanding of the present federal income tax laws. We do not make any representations as to the likelihood of continuation of the present federal income tax laws or as to how they may be interpreted by the IRS.

TYPES OF CONTRACTS: NON-QUALIFIED OR QUALIFIED
The Contract may be purchased on a non-tax-qualified basis or purchased on a tax-qualified basis. Qualified Contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify as plans entitled to special income tax treatment under Sections 401(a), 403(b), 408, or 408A of the Code. The ultimate effect of federal income taxes on the amounts held under a Contract, or annuity payments, depends on the type of retirement plan, on the tax and employment status of the individual concerned, and on our tax status. In addition, certain requirements must be satisfied in purchasing a qualified Contract with proceeds from a tax-qualified plan and receiving distributions from a qualified Contract in order to continue receiving favorable tax treatment. Some retirement plans are subject to distribution and other requirements that are not incorporated into our Contract administration procedures. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. Therefore, you should seek competent legal and tax advice regarding the suitability of a Contract for your particular situation. The following discussion assumes that qualified Contracts are purchased with proceeds from and/or contributions under retirement plans that qualify for the intended special federal income tax treatment.

TAX STATUS OF THE CONTRACTS
     DIVERSIFICATION REQUIREMENTS. The Code requires that the investments of a variable account be "adequately diversified" in order for non-qualified Contracts to be treated as annuity contracts for federal income tax purposes. It is intended that Separate Account B, through the subaccounts, will satisfy these diversification requirements.

     INVESTOR CONTROL. In certain circumstances, owners of variable annuity contracts have been considered for federal income tax purposes to be the owners of the assets of the separate account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the separate account assets. There is little guidance in this area, and some features of the Contracts, such as the flexibility of a contract owner to allocate premium payments and transfer contract values, have not been explicitly addressed in published rulings. While we believe that the Contracts do not give contract owners investment control over Separate Account B assets, we reserve the right to modify the Contracts as necessary to prevent a contract owner from being treated as the owner of the Separate Account B assets supporting the Contract.

     REQUIRED DISTRIBUTIONS. In order to be treated as an annuity contract for federal income tax purposes, the Code requires any non-qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of your death. The non- qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise. See "Death Benefit Choices" for additional information on required distributions from non-qualified contracts.

OTHER RULES MAY APPLY TO QUALIFIED CONTRACTS.
The following discussion assumes that the Contracts will qualify as annuity contracts for federal income tax purposes.

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TAX TREATMENT OF ANNUITIES
     IN GENERAL. We believe that if you are a natural person you will generally not be taxed on increases in the value of a Contract until a distribution occurs or until annuity payments begin. (For these purposes, the agreement to assign or pledge any portion of the contract value, and, in the case of a qualified Contract, any portion of an interest in the qualified plan, generally will be treated as a distribution.)

TAXATION OF NON-QUALIFIED CONTRACTS
     NON-NATURAL PERSON. The owner of any annuity contract who is not a natural person generally must include as income any increase in the excess of the contract value over the "investment in the contract" (generally, the premiums or other consideration you paid for the contract less any nontaxable withdrawals) during the taxable year. There are some exceptions to this rule and a prospective contract owner that is not a natural person may wish to discuss these with a tax adviser. The following discussion generally applies to Contracts owned by natural persons.

     WITHDRAWALS. When a withdrawal from a non-qualified Contract occurs (including amounts paid to you under the MGWB rider), the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the contract value immediately before the distribution over the contract owner's investment in the Contract at that time. The tax treatment of market value adjustments is uncertain. You should consult a tax adviser if you are considering taking a withdrawal from your Contract in circumstances where a market value adjustment would apply. In the case of a surrender under a non-qualified Contract, the amount received generally will be taxable only to the extent it exceeds the contract owner's investment in the Contract.

     PENALTY TAX ON CERTAIN WITHDRAWALS. In the case of a distribution from a non-qualified Contract, there may be imposed a federal tax penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions:

     o    made on or after the taxpayer reaches age 59 1/2;

     o    made on or after the death of a contract owner;

     o    attributable to the taxpayer's becoming disabled; or

     o made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. A tax adviser should be consulted with regard to exceptions from the penalty tax.

     ANNUITY PAYMENTS. Although tax consequences may vary depending on the payment option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income.

     TAXATION OF DEATH BENEFIT PROCEEDS. Amounts may be distributed from a Contract because of your death or the death of the annuitant. Generally, such amounts are includible in the income of recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payment option, they are taxed in the same way as annuity payments.

     TRANSFERS, ASSIGNMENTS, EXCHANGES AND ANNUITY DATES OF A CONTRACT. A transfer or assignment of ownership of a Contract, the designation of an annuitant, the selection of certain dates for commencement of the annuity phase, or the exchange of a Contract may result in certain tax consequences to you that are not

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discussed herein. A contract owner contemplating any such transfer, assignment or exchange, should consult a tax advisor as to the tax consequences.

     WITHHOLDING. Annuity distributions are generally subject to withholding for the recipient's federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.


     MULTIPLE CONTRACTS. All non-qualified deferred annuity contracts that are issued by us (or our affiliates) to the same contract owner during any calendar year are treated as one non-qualified deferred annuity contract for purposes of determining the amount includible in such contract owner's income when a taxable distribution occurs.

TAXATION OF QUALIFIED CONTRACTS
The Contracts are designed for use with several types of qualified plans. The tax rules applicable to participants in these qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and in other specified circumstances. Therefore, no attempt is made to provide more than general information about the use of the Contracts with the various types of qualified retirement plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under these qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract, but we shall not be bound by the terms and conditions of such plans to the extent such terms contradict the Contract, unless the Company consents.

     DISTRIBUTIONS. Annuity payments are generally taxed in the same manner as under a non-qualified Contract. When a withdrawal from a qualified Contract occurs, a pro rata portion of the amount received is taxable, generally based on the ratio of the contract owner's investment in the Contract (generally, the premiums or other consideration paid for the Contract) to the participant's total accrued benefit balance under the retirement plan. For qualified Contracts, the investment in the Contract can be zero. For Roth IRAs, distributions are generally not taxed, except as described below.

     For qualified plans under Section 401(a) and 403(b), the Code requires that distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) (i) reaches age 70 1/2 or (ii) retires, and must be made in a specified form or manner. If the plan participant is a "5 percent owner" (as defined in the Code), distributions generally must begin no later than April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. For IRAs described in Section 408, distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. Roth IRAs under Section 408A do not require distributions at any time before the contract owner's death.

    WITHHOLDING. Distributions from certain qualified plans generally are subject to withholding for the contract owner's federal income tax liability. The withholding rates vary according to the type of distribution and the contract owner's tax status. The contract owner may be provided the opportunity to elect not to have tax withheld from distributions. "Eligible rollover distributions" from section 401(a) plans and section 403(b) tax-sheltered annuities are subject to a mandatory federal income tax withholding of 20%. An eligible rollover distribution is the taxable portion of any distribution from such a plan, except certain distributions that are required by the Code or distributions in a specified annuity form. The 20% withholding does not apply, however, if the contract owner chooses a "direct rollover" from the plan to another tax-qualified plan or IRA.

Brief descriptions of the various types of qualified retirement plans in connection with a Contract follow. We will endorse the Contract as necessary to conform it to the requirements of such plan.

ACC3-108202                            48

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CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS
Section 401(a) of the Code permits corporate employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish these plans for themselves and their employees. These retirement plans may permit the purchase of the Contracts to accumulate retirement savings under the plans. Adverse tax or other legal consequences to the plan, to the participant, or to both may result if this Contract is assigned or transferred to any individual as a means to provide benefit payments, unless the plan complies with all legal requirements applicable to such benefits before transfer of the Contract. Employers intending to use the Contract with such plans should seek competent advice.

INDIVIDUAL RETIREMENT ANNUITIES
Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA." These IRAs are subject to limits on the amount that can be contributed, the deductible amount of the contribution, the persons who may be eligible, and the time when distributions commence. Also, distributions from certain other types of qualified retirement plans may be "rolled over" or transferred on a tax-deferred basis into an IRA. There are significant restrictions on rollover or transfer contributions from Savings Incentive Match Plans (SIMPLE), under which certain employers may provide contributions to IRAs on behalf of their employees, subject to special restrictions. Employers may establish Simplified Employee Pension (SEP) Plans to provide IRA contributions on behalf of their employees. Sales of the Contract for use with IRAs may be subject to special requirements of the IRS.

ROTH IRA
Section 408A of the Code permits certain eligible individuals to contribute to a Roth IRA. Contributions to a Roth IRA, which are subject to certain limitations, are not deductible, and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA may be subject to tax, and other special rules may apply. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or
(2) during the five taxable years starting with the year in which the first contribution is made to the any IRA. A 10% penalty may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which a conversion is made.

TAX SHELTERED ANNUITIES
Section 403(b) of the Code allows employees of certain Section 501(c)(3) organizations and public schools to exclude from their gross income the premium payments made, within certain limits, on a Contract that will provide an annuity for the employee's retirement. These premium payments may be subject to FICA (Social Security) tax. Distributions of (1) salary reduction contributions made in years beginning after December 31, 1988; (2) earnings on those contributions; and (3) earnings on amounts held as of the last year beginning before January 1, 1989, are not allowed prior to age 59 1/2, separation from service, death or disability. Salary reduction contributions may also be distributed upon hardship, but would generally be subject to penalties.

ENHANCED DEATH BENEFIT
The Contract includes an Enhanced Death Benefit that in some cases may exceed the greater of the premium payments or the contract value. The IRS has not ruled whether an Enhance Death Benefit could be characterized as an incidental benefit, the amount of which is limited in any Code section 401(a) pension or profit-sharing plan or Code section 403(b) tax-sheltered annuity. Employers using the Contract may want to consult their tax adviser regarding such limitation. Further, the IRS has not addressed in a ruling of general applicability whether a death benefit provision such as the Enhanced Death Benefit provision in the Contract comports with IRA or Roth IRA qualification requirements.

OTHER TAX CONSEQUENCES
As noted above, the foregoing comments about the federal tax consequences under the Contracts are not exhaustive, and special rules are provided with respect to other tax situations not discussed in this prospectus. Further, the federal income tax consequences discussed herein reflect our understanding of

ACC3-108202                             49

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

current
law, and the law may change. Federal estate and state and local estate, inheritance and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each contract owner or recipient of the distribution. A competent tax adviser should be consulted for further information.

POSSIBLE CHANGES IN TAXATION
Although the likelihood of legislative change is uncertain, there is always the possibility that the tax treatment of the Contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective before the date of the change). You should consult a tax with respect to legislative developments and their effect on the Contract.

ACC3-108202                             50

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     MORE INFORMATION ABOUT GOLDEN AMERICAN LIFE INSURANCE COMPANY

SELECTED FINANCIAL DATA
The following selected financial data prepared in accordance with generally accepted accounting principles ("GAAP") for Golden American should be read in conjunction with the financial statements and notes thereto included in this prospectus.

On October 24, 1997, PFHI Holdings, Inc. ("PFHI"), a Delaware corporation, acquired all of the outstanding capital stock of Equitable of Iowa Companies ("Equitable of Iowa"), according to a merger agreement among Equitable of Iowa, PFHI and ING Groep N.V. (the "ING acquisition"). On August 13, 1996, Equitable of Iowa acquired all of the outstanding capital stock of BT Variable, Inc., then the parent of Golden American (the "Equitable acquisition"). For financial statement purposes, the ING acquisition was accounted for as a purchase effective October 25, 1997 and the Equitable acquisition was accounted for as a purchase effective August 14, 1996. As a result, the financial data presented below for periods after October 24, 1997, are presented on the Post-Merger new basis of accounting, for the period August 14, 1996 through October 24, 1997, are presented on the Post-Acquisition basis of accounting, and for August 13, 1996 and prior periods are presented on the Pre-Acquisition basis of accounting.

                                   SELECTED GAAP BASIS FINANCIAL DATA
                                            (IN THOUSANDS)

                                             POST-MERGER
                       ---------------------------------------------------------
                       For the Period                             For the Period
                         January 1,   For the Year  For the Year    October 25,
                        2000 through   Ended         Ended          1997 through
                          June 30,   December 31,   December 31,    December 31,
                            2000        1999          1998               1997
                       ------------  -------------  ------------  --------------
Annuity and Interest
 Sensitive Life
 Product Charges.....  $     71,975  $     82,935   $   39,119    $      3,834
Net Income (Loss)
 before Federal
 Income Tax..........  $     13,679  $     19,737  $    10,353    $       (279)
Net Income (Loss)....  $      8,077  $     11,214  $     5,074    $       (425)
Total Assets.........  $ 11,287,557  $  9,392,857  $ 4,754,623    $  2,446,395
Total Liabilities....  $ 10,722,684  $  8,915,008  $ 4,400,729    $  2,219,082
Total Stockholder's
   Equity............  $    564,873  $    477,849  $    353,894   $    227,313


                               POST-ACQUISITION             |   PRE-ACQUISITION
                            ------------------------------- | ------------------
                            For the Period   For the Period |   For the Period
                            January 1,1997     August 14,   |     January 1,
                               through       1996 through   |    1996 through
                             October 24,      December 31,  |     August 13,
                                 1997            1996       |        1996
                            -------------    -------------- |   --------------
Annuity and Interest                                        |
 Sensitive Life                                             |
 Product Charges.....         $ 18,288        $    8,768    |      $  12,259
Net Income (Loss) before                                    |
 Federal Income Tax..         $   (608)       $      570    |      $   1,736
Net Income (Loss)....         $    729        $      350    |      $   3,199
Total Assets.........            N/A          $1,677,899    |         N/A
Total Liabilities....            N/A          $1,537,415    |         N/A
Total Stockholder's
   Equity............            N/A          $  140,484    |         N/A

ACC3-108202                             51

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BUSINESS ENVIRONMENT
The current business and regulatory environment presents many challenges to the insurance industry. The variable annuity competitive environment remains intense and is dominated by a number of large highly rated insurance companies. Increasing competition from traditional insurance carriers as well as banks and mutual fund companies offers consumers many choices. However, overall demand for variable insurance products remains strong for several reasons including: strong stock market performance over the last four years; relatively low interest rates; an aging U.S. population that is increasingly concerned about retirement, estate planning, and maintaining their standard of living in retirement; and potential reductions in government and employer-provided benefits at retirement, as well as lower public confidence in the adequacy of those benefits.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS.
The purpose of this section is to discuss and analyze Golden American Life Insurance Company's ("Golden American") consolidated results of operations. In addition, some analysis and information regarding financial condition and liquidity and capital resources is also provided. This analysis should be read jointly with the consolidated financial statements, the related notes, and the Cautionary Statement Regarding Forward-Looking Statements, which appear elsewhere in this report. Golden American reports financial results on a consolidated basis. The consolidated financial statements include the accounts of Golden American and its wholly owned subsidiary, First Golden American Life Insurance Company of New York ("First Golden," and collectively with Golden American, the "Companies").

                          RESULTS OF OPERATION

MERGER. On October 23, 1997, Equitable of Iowa Companies' ("Equitable") shareholders approved an Agreement and Plan of Merger ("Merger Agreement") dated July 7, 1997 among Equitable, PFHI Holdings, Inc. ("PFHI"), and ING Groep N.V. ("ING"). On October 24, 1997, PFHI, a Delaware corporation, acquired all of the outstanding capital stock of Equitable according to the Merger Agreement. PFHI is a wholly owned subsidiary of ING, a global financial services holding company based in The Netherlands. Equitable, an Iowa corporation, in turn owned all the outstanding capital stock of Equitable Life Insurance Company of Iowa ("Equitable Life") and Golden American and their wholly owned subsidiaries. In addition, Equitable owned all the outstanding capital stock of Locust Street Securities, Inc., Equitable Investment Services, Inc. (subsequently dissolved), Directed Services, Inc. ("DSI"), Equitable of Iowa Companies Capital Trust, Equitable of Iowa Companies Capital Trust II, and Equitable of Iowa Securities Network, Inc. (subsequently renamed ING Funds Distributor, Inc.). In exchange for the outstanding capital stock of Equitable, ING paid total consideration of approximately $2.1 billion in cash and stock and assumed approximately $400 million in debt. As a result of this transaction, Equitable was merged into PFHI, which was simultaneously renamed Equitable of Iowa Companies, Inc. ("EIC" or "Parent"), a Delaware corporation.

For financial statement purposes, the change in control of the Companies through the ING merger was accounted for as a purchase effective October 25, 1997. This merger resulted in a new basis of accounting reflecting estimated fair values of assets and liabilities at the merger date. As a result, the Companies' financial statements for periods after October 24, 1997 are presented on the Post-Merger new basis of accounting.

The purchase price was allocated to EIC and its subsidiaries with $227.6 million allocated to the Companies. Goodwill of $1.4 billion was established for the excess of the merger cost over the fair value of the assets and liabilities of EIC with $151.1 million attributed to the Companies. Goodwill resulting from the merger is being amortized over 40 years on a straight-line basis. The carrying value will be reviewed periodically for any indication of impairment in value.

CHANGE IN CONTROL -- ACQUISITION. On August 13, 1996, Equitable acquired all of the outstanding capital stock of BT Variable, Inc. ("BT Variable") and its wholly owned subsidiaries, Golden American and DSI. After the acquisition, the BT Variable, Inc. name was changed to EIC Variable, Inc. On April 30, 1997, EIC Variable, Inc. was liquidated and its investments in Golden American and DSI were transferred to Equitable, while the remainder of its net assets were contributed to Golden American. On December 30, 1997, EIC Variable, Inc. was dissolved.

ACC3-108202                             52

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For financial statement purposes, the change in control of Golden
American through the acquisition of BT Variable was accounted for as a purchase effective August 14, 1996. This acquisition resulted in a new basis of accounting reflecting estimated fair values of assets and liabilities at the acquisition date. As a result, the Companies' financial statements included for the period January 1, 1997 through October 24, 1997 are presented on the Post-Acquisition basis of accounting.

The purchase price was allocated to the three companies purchased -- BT Variable, DSI, and Golden American. The allocation of the purchase price to Golden American was approximately $139.9 million. Goodwill of $41.1 million was established for the excess of the acquisition cost over the fair value of the assets and liabilities and attributed to Golden American. At June 30, 1997, goodwill was increased by $1.8 million, due to the adjustment of the value of a receivable existing at the acquisition date. Before the ING merger, goodwill resulting from the acquisition was being amortized over 25 years on a straight-line basis.

THE FIRST SIX MONTHS OF 2000 COMPARED TO THE SAME PERIOD OF 1999

PREMIUMS
                                           PERCENTAGE  DOLLAR
SIX MONTHS ENDED JUNE 30         2000        CHANGE    CHANGE     1999
                                ------     ----------  ------    ------
                                       (Dollars in millions)
Variable annuity premiums:
 Separate account.............. $  765.7   (29.6)%     $(322.1)  $1,087.8
 Fixed account.................    353.6     7.1          23.4      330.2
                                --------    ----       -------   --------
Total variable annuity
  premiums.....................  1,119.3    (21.1)       (298.7)  1,418.0
Variable life premiums.........      1.0    (78.1)         (3.7)      4.7
                                --------     ----       -------  --------
Total premiums................. $1,120.3    (21.3)%     $(302.4) $1,422.7
                                ========     ====       =======  ========

For the Companies' variable contracts, premiums collected are not reported as revenues, but as deposits to insurance liabilities. Revenues for these products are recognized over time in the form of investment spread and product charges.

Variable annuity separate account premiums decreased 29.6% during the first six months of 2000 compared to the same period of 1999. Excluded from the variable annuity separate account premiums above are $923.5 million and $50.7 million for the first six months of 2000 and 1999, respectively, related to modified coinsurance agreements.

Variable life premiums decreased 78.1% in the first six months of 2000 from the same period of 1999. In August 1999, Golden American discontinued offering variable life products.

Premiums, net of reinsurance, for variable products from a significant broker/dealer having at least ten percent of total sales for the six months ended June 30, 2000 totaled $131.4 million, or 12% of total premiums ($406.6 million, or 29% from two significant broker/dealers for the six months ended June 30, 1999).

ACC3-108202                             53

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REVENUES
                                           PERCENTAGE  DOLLAR
SIX MONTHS ENDED JUNE 30         2000        CHANGE    CHANGE     1999
                                ------     ----------  ------    ------
                                       (Dollars in millions)
Annuity and interest sensitive
 life product charges.......... $ 72.0       106.9%    $ 37.2    $34.8
Management fee revenue.........    9.0       121.2        4.9      4.1
Net investment income             31.8        12.8        3.7     28.1
Realized losses on investments.   (2.6)       53.6       (0.9)    (1.7)
Net income from modified
 coinsurance agreements........  115.8     2,024.9      110.3      5.5
Other income...................    0.9        26.2        0.2      0.7
                                ------     -------     ------    -----
                                $226.9       217.3%    $155.4    $71.5
                                ======     =======     ======    =====

Total revenues increased 217.3% in the first six months of 2000 from the same period in 1999. Annuity and interest sensitive life product charges increased 106.9% in the first six months of 2000 due to additional fees earned from the increasing block of business under management in the variable separate accounts.

Golden American provides certain managerial and supervisory services to Directed Services, Inc. ("DSI"). The fee paid to Golden American for these services, which is calculated as a percentage of average assets in the variable separate accounts, was $9.0 million and $4.1 million for the first six months of 2000 and 1999, respectively.

Net investment income increased 12.8% in the first six months of 2000 due to growth in invested assets from June 30, 1999. The Companies had $2.6 million of realized losses on the sale of investments in the first six months of 2000 on the sale of fixed maturities and the writedown of an impaired investment, compared to losses of $1.7 million in the same period of 1999 related to the writedown of two fixed maturities.

Net income from modified coinsurance agreements increased by $110.3 million to $115.8 million for the first six months of 2000 as compared to the first six months of 1999. This was primarily due to a modified coinsurance agreement which was entered into during the second quarter of 2000, with an affiliate, Equitable Life Insurance Company of Iowa ("Equitable Life"), covering a part of business issued in 2000. This reinsurance agreement contributed $111.8 million to other income in the second quarter of 2000, which was offset by a corresponding release of deferred policy acquisition costs and reimbursement of non-deferrable costs related to policies reinsured under this agreement.

EXPENSES
Total insurance benefits and expenses increased $138.6 million, or 214.8%, to $203.1 million in the first six months of 2000. Interest credited to account balances increased $20.0 million, or 24.3%, to $102.4 million in the first six months of 2000. The premium credit on the Premium Plus product increased $22.3 million to $73.5 million at June 30, 2000 resulting in an increase in interest credited during the first six months of 2000 compared to the same period in 1999. The bonus interest on the fixed account decreased $2.3 million to $4.8 million at June 30, 2000 resulting in a decrease in interest credited during the first six months of 2000 compared to the same period in 1999. The remaining increase in interest credited relates to higher account balances associated with the Companies' fixed account options within the variable products relative to the balances at June 30, 1999.

Commissions increased $28.9 million, or 34.8%, to $112.2 million in the first six months of 2000. Insurance taxes, state licenses, and fees increased $0.4 million, or 15.9%, to $2.9 million in the first six months of 2000. Changes in commissions and insurance taxes, state licenses, and fees are generally related to changes in the level and composition of variable product sales. Insurance taxes, state licenses, and fees are impacted by several other factors, which include an increase in FICA taxes primarily due to incentive bonuses. Most costs incurred as the result of new sales have been deferred, thus having very little impact on current earnings.

ACC3-108202                             54

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General expenses increased $11.4 million, or 39.6%, to $40.2 million in the first six months of 2000. Management expects general expenses to continue to increase in 2000 as a result of the emphasis on expanding the salaried wholesaler distribution network, the growth in sales, and the increased amounts in force. The Companies use a network of wholesalers to distribute products, and the salaries and sales bonuses of these wholesalers are included in general expenses. The portion of these salaries and related expenses that varies directly with production levels is deferred thus having little impact on current earnings. The increase in general expenses was partially offset by reimbursements received from the following affiliates: DSI, Equitable Life, ING Mutual Funds Management Co., LLC, Security Life of Denver Insurance Company, Southland Life Insurance Company, and United Life & Annuity Insurance Company, for certain advisory, computer, and other resources and services provided by the Companies.

During the first six months of 2000 and 1999, value of purchased insurance in force ("VPIF") was adjusted to increase amortization by $0.7 million in each period, respectively, to reflect changes in the assumptions related to the timing of estimated gross profits. Amortization of deferred policy acquisition costs ("DPAC") increased $25.0 million, or 233.8%, in the first six months of 2000. This increase resulted from the deferral of expenses associated with the large sales volume experienced since June 30, 1999. Deferred policy acquisition costs decreased $52.3 million or 34.8% in the first six months of 2000. During the second quarter of 2000, a modified coinsurance agreement was entered into which resulted in a $109.3 million release of previously deferred policy acquisition costs. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of June 30, 2000 is $1.9 million for the remainder of 2000, $3.5 million in 2001, $3.3 million in 2002, $2.8 million in 2003, $2.2 million in 2004, and $1.7 million in 2005. Actual amortization may vary based upon changes in assumptions and experience.

Interest expense increased 189.4%, or $6.6 million, to $10.1 million in the first six months of 2000. Interest expense on a $25 million surplus note issued December 1996 and expiring December 2026 was $1.0 million for the first six months of 2000, unchanged from the same period of 1999. Interest expense on a $60 million surplus note issued in December 1998 and expiring December 2028 was $2.2 million for the first six months of 2000, unchanged from the same period of 1999. Interest expense on a $75 million surplus note, issued September 1999 and expiring September 2029 was $2.9 million for the first six months of 2000. Interest expense on a $50 million surplus note, issued December 1999 and expiring December 2029 was $2.1 million for the first six months of 2000. Interest expense on a $35 million surplus note issued December 1999 and expiring December 2029 was $1.6 million for the first six months of 2000. Golden American also paid $0.3 million in 2000 and $0.2 million in 1999 to ING America Insurance Holdings, Inc. ("ING AIH") for interest on a reciprocal loan agreement. Interest expense on a revolving note payable with SunTrust Bank, Atlanta was $36,000 and $54,000 for the first six months of 2000 and 1999, respectively.

INCOME
Net income was $8.1 million for the first six months of 2000, an increase of $6.7 million, or 468.0% from the same period of 1999.

Comprehensive income for the first six months of 2000 was $7.0 million, an increase of $9.1 million from comprehensive loss of $2.1 million in the same period of 1999.

ACC3-108202                             55

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1999 COMPARED TO 1998

PREMIUMS
                                              PERCENTAGE  DOLLAR
FOR THE YEAR ENDED DECEMBER 31      1999        CHANGE    CHANGE     1998
                                   ------     ----------  ------    ------
                                          (Dollars in millions)
Variable annuity premiums:
 Separate account................  $2,511.7      71.9%    $1,050.5  $1,461.2
 Fixed account...................     770.7      30.9        182.0     588.7
                                   --------      ----     --------  --------
Total variable annuity premiums..   3,282.4      60.1      1,232.5   2,049.9
Variable life premiums...........       8.6     (37.8)        (5.2)     13.8
                                   --------      ----     --------  --------
Total premiums...................  $3,291.0      59.5%    $1,227.3  $2,063.7
                                   ========      ====     ========  ========

For the Companies' variable insurance contracts, premiums collected are not reported as revenues, but as deposits to insurance liabilities. Revenues for these products are recognized over time in the form of investment spread and product charges.

Variable annuity separate account premiums increased 71.9% in 1999. The fixed account portion of the Companies' variable annuity premiums increased 30.9% in 1999. These increases resulted from increased sales of the Premium Plus variable annuity product.

Variable life premiums decreased 37.8% in 1999. In August 1999, Golden American discontinued offering variable life products.

Premiums, net of reinsurance, for variable products from two significant broker/dealers each having at least ten percent of total sales for the year ended December 31, 1999 totaled $918.4 million, or 28% of premiums compared to $528.9 million, or 26%, from two significant broker/dealers for the year ended December 31, 1998.

REVENUES
                                              PERCENTAGE  DOLLAR
FOR THE YEAR ENDED DECEMBER 31      1999        CHANGE    CHANGE     1998
                                   ------     ----------  ------    ------
                                          (Dollars in millions)
Annuity and interest sensitive
 life product charges...........  $ 82.9         112.0%    $43.8     $39.1
Management fee revenue..........    10.1         112.5       5.3       4.8
Net investment income...........    59.2          39.3      16.7      42.5
Realized gains (losses) on
 investments....................    (2.9)         96.1      (1.4)     (1.5)
Other income....................    10.8          94.4       5.2       5.6
                                   -----         -----     -----     -----
                                  $160.1         77.0%     $69.6     $90.5
                                  ======         ====      =====     =====

Total revenues increased 77.0%, or $69.6 million, to $160.1 million in 1999. Annuity and interest sensitive life product charges increased 112.0%, or $43.8 million, to $82.9 million in 1999, primarily due to additional fees earned from the increasing block of business in the separate accounts.

Golden American provides certain managerial and supervisory services to DSI. The fee paid to Golden American for these services, which is calculated as a percentage of average assets in the variable separate accounts, was $10.1 million for 1999 and $4.8 million for 1998.

Net investment income increased 39.3%, or $16.7 million, to $59.2 million in 1999 from $42.5 million in 1998, due to growth in invested assets from December 31, 1998, increasing interest rates, and a relative increase in below investment grade investments.

ACC3-108202                             56

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During 1999, the Company had net realized losses on investments of $2.9 million, which includes a $1.6 million write down of two impaired fixed maturities, compared to net realized losses on investments of $1.5 million in 1998 which included a $1.0 million write down of two impaired fixed maturities.

Other income increased $5.2 million to $10.8 million in 1999, due primarily to income received under a modified coinsurance agreement with an unaffiliated reinsurer.

EXPENSES
                                              PERCENTAGE  DOLLAR
FOR THE YEAR ENDED DECEMBER 31      1999        CHANGE    CHANGE     1998
                                   ------     ----------  ------    ------
                                          (Dollars in millions)
Insurance benefits and expenses:
 Annuity and interest sensitive
  life benefits:
   Interest credited to
     account balances............  $175.9        85.4%    $ 81.0    $  94.9
   Benefit claims incurred
     in excess of account
     balances....................     6.3       200.2        4.2        2.1
 Underwriting, acquisition,
   and insurance expenses:
   Commissions...................   188.4        55.5       67.2      121.2
   General expenses..............    60.2        60.2       22.6       37.6
   Insurance taxes, state
     licenses, and fees..........     4.0        (4.0)      (0.1)       4.1
   Policy acquisition costs
     deferred....................  (346.4)       75.1     (148.6)    (197.8)
   Amortization:
    Deferred policy acquisition
     costs.......................    33.1       543.3       28.0        5.1
    Value of purchased insurance
     in force....................     6.2        32.0        1.5        4.7
    Goodwill.....................     3.8          --         --        3.8
                                   ------        ----      -----    -------
                                   $131.5        73.7%    $ 55.8    $  75.7
                                   ======        ====     ======    =======

Total insurance benefits and expenses increased 73.7%, or $55.8 million, in 1999 from $75.7 million in 1998. Interest credited to account balances increased 85.4%, or $81.0 million, in 1999 from $94.9 million in 1998. The premium credit on the Premium Plus variable annuity product increased $69.3 million to $123.8 million at December 31, 1999. The bonus interest on the fixed account increased $3.0 million to $10.9 million at December 31, 1999. The remaining increase in interest credited relates to higher account balances associated with the Companies' fixed account options within the variable products.

Commissions increased 55.5%, or $67.2 million, in 1999 from $121.2 million in 1998. Insurance taxes, state licenses, and fees decreased 4.0%, or $0.1 million, in 1999 from $4.1 million in 1998. Changes in commissions and insurance taxes, state licenses, and fees are generally related to changes in the level and composition of variable product sales. Insurance taxes, state licenses, and fees are impacted by several other factors, which include an increase in FICA taxes primarily due to bonuses and expenses for the triennial insurance department examination of Golden American, which were offset by a decrease in 1999 of guaranty fund assessments paid. Most costs incurred as the result of sales have been deferred, thus having very little impact on current earnings.

General expenses increased 60.2%, or $22.6 million, in 1999 from $37.6 million in 1998. Management expects general expenses to continue to increase in 2000 as a result of the emphasis on expanding the salaried wholesaler distribution network and the growth in sales. The Companies use a network of wholesalers to distribute products, and the salaries and sales bonuses of these wholesalers are included in general expenses. The portion of these salaries and related expenses that varies directly with production levels is deferred thus having little impact on current earnings. The increase in general expenses was partially offset by reimbursements received from DSI, Equitable Life, ING Mutual Funds Management Co., LLC, an affiliate, Security Life of Denver Insurance Company, an affiliate, Southland Life Insurance Company, an affiliate, and United Life & Annuity Insurance Company, an affiliate, for certain advisory, computer, and other resources and services provided by Golden American.

ACC3-108202                             57

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

The Companies' previous balances of deferred policy acquisition costs ("DPAC"), value of purchased insurance in force ("VPIF"), and unearned revenue reserve were eliminated and a new asset of $44.3 million representing VPIF was established for all policies in force at the merger date. During 1999, VPIF was adjusted to increase amortization by $0.7 million to reflect changes in the assumptions related to the timing of estimated gross profits. During 1998, VPIF decreased $2.7 million to adjust the value of other receivables and increased $0.2 million as a result of an adjustment to the merger costs. During 1998, VPIF was adjusted to reduce amortization by $0.2 million to reflect changes in the assumptions related to the timing of future gross profits. Amortization of DPAC increased $28.0 million, or 543.3%, in 1999. This increase resulted from growth in policy acquisition costs deferred from $197.8 million at December 31, 1998 to $346.4 million at December 31, 1999, which was generated by expenses associated with the large sales volume experienced since December 31, 1998. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of December 31, 1999 is $4.0 million in 2000, $3.6 million in 2001, $3.3 million in 2002, $2.8 million in 2003, and $2.3 million in 2004. Actual amortization may vary based upon changes in assumptions and experience.

Interest expense increased 102.6%, or $4.5 million, in 1999 from $4.4 million in 1998. Interest expense on a $25 million surplus note issued December 1996 and expiring December 2026 was $2.1 million for the year ended December 31, 1999, unchanged from the same period of 1998. Interest expense on a $60 million surplus note issued in December 1998 and expiring December 2028 was $4.3 million for the year ended December 31, 1999. Interest expense on a $75 million surplus note, issued September 30, 1999 and expiring September 29, 2029 was $1.5 million for the year ended December 31, 1999. Golden American also paid $0.8 million in 1999 and $1.8 million in 1998 to ING America Insurance Holdings, Inc. ("ING AIH") for interest on a reciprocal loan agreement. Interest expense on a revolving note payable with SunTrust Bank, Atlanta was $0.2 million and $0.3 million for the years ended December 31, 1999 and 1998, respectively. In addition, Golden American incurred interest expense of $0.2 million in 1998 on a line of credit with Equitable.

INCOME
Net income for 1999 was $11.2 million, an increase of $6.1 million from $5.1 million for 1998.

Comprehensive income for 1999 was $3.0 million, a decrease of $0.9 million from comprehensive income of $3.9 million for 1998.

1998 COMPARED TO 1997
The following analysis combines Post-Merger and Post-Acquisition activity for 1997.

PREMIUMS


                   POST-MERGER   COMBINED      POST-MERGER    | POST-ACQUISITION
                  ------------- ------------ ---------------- | ----------------
                                             For the Period   |  For the Period
                  For the Year  For the Year October 25, 1997 |  January 1, 1997
                       ended       ended        through       |     through
                   December 31, December 31,  December 31,    |    October 24,
                      1998         1997           1997        |        1997
                  ------------- ------------ ---------------- | ----------------
                                                              |
                                     (Dollars in millions)
Variable annuity                                              |
 premiums:                                                    |
 Separate account.. $1,513.3       $291.2        $111.0       |    $180.2
 Fixed account.....    588.7        318.0          60.9       |     257.1
                    --------       ------        ------       |    ------
                     2,102.0        609.2         171.9       |     437.3
Variable life                                                 |
 premiums..........     13.8         15.6           1.2       |      14.4
                    --------       ------        ------       |    ------
Total premiums..... $2,115.8       $624.8        $173.1       |    $451.7
                    ========       ======        ======       |    ======


For the Companies' variable contracts, premiums collected are not reported as revenues, but are reported as deposits to insurance liabilities. Revenues for these products are recognized over time in the form of investment income and product charges.

ACC3-108202                             58

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Variable annuity separate account premiums increased 419.7% in 1998 primarily due to increased sales of the Premium Plus product introduced in October of 1997 and the increased sales levels of the Companies' other products. The fixed account portion of the Companies' variable annuity premiums increased 85.1% in 1998. Variable life premiums decreased 11.4% in 1998. Total premiums increased 238.7% in 1998.

During 1998, the Companies' sales were further diversified among broker/dealers. Premiums, net of reinsurance, for variable products from two significant broker/dealers having at least ten percent of total sales for the year ended December 31, 1998 totaled $528.9 million, or 26% of premiums ($328.2 million, or 53% from two significant broker/dealers for the year ended December 31, 1997).

REVENUES

                   POST-MERGER   COMBINED      POST-MERGER    | POST-ACQUISITION
                  ------------- ------------ ---------------- | ----------------
                                             For the Period   |  For the Period
                  For the Year  For the Year October 25, 1997 |  January 1, 1997
                       ended       ended        through       |     through
                   December 31, December 31,  December 31,    |    October 24,
                      1998         1997           1997        |        1997
                  ------------- ------------ ---------------- | ----------------
                                                              |
                                     (Dollars in millions)
Annuity and interest                                          |
 sensitive life                                               |
 product charges.....  $39.1        $22.1         $3.8        |        $18.3
                                                              |
Management fee                                                |
 revenue.............    4.8          2.8          0.5        |          2.3
Net investment                                                |
 income..............   42.5         26.8          5.1        |         21.7
Realized gains                                                |
 (losses) on                                                  |
  investments.......    (1.5)         0.1           --        |          0.1
Other income........     5.6          0.7          0.3        |          0.4
                       -----        -----         ----        |        -----
                       $90.5        $52.5         $9.7        |        $42.8
                       =====        =====         ====        |        =====

Total revenues increased 72.3%, or $38.0 million, to $90.5 million in 1998. Annuity and interest sensitive life product charges increased 76.8%, or $17.0 million, to $39.1 million in 1998 due to additional fees earned from the increasing block of business under management in the separate accounts and an increase in surrender charge revenues. This increase was partially offset by the elimination of the unearned revenue reserve related to in force acquired business at the merger date, which resulted in lower annuity and interest sensitive life product charges compared to Post-Acquisition levels.

Golden American provides certain managerial and supervisory services to DSI. The fee paid to Golden American for these services, which is calculated as a percentage of average assets in the variable separate accounts, was $4.8 million for 1998 and $2.8 million for 1997.

Net investment income increased 58.6%, or $15.7 million, to $42.5 million in 1998 from $26.8 million in 1997 due to growth in invested assets. During 1998, the Company had net realized losses on investments of $1.5 million, which included a $1.0 million write down of two impaired bonds, compared to gains of $0.1 million in 1997. Other income increased $4.9 million to $5.6 million in 1998 due primarily to income received under a modified coinsurance agreement with an unaffiliated reinsurer as a result of increased sales.

ACC3-108202                             59

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
EXPENSES

                   POST-MERGER   COMBINED      POST-MERGER    | POST-ACQUISITION
                  ------------- ------------ ---------------- | ----------------
                                             For the Period   |  For the Period
                  For the Year  For the Year October 25, 1997 |  January 1, 1997
                       ended       ended        through       |     through
                   December 31, December 31,  December 31,    |    October 24,
                      1998         1997           1997        |        1997
                  ------------- ------------ ---------------- | ----------------
                                                              |
                                     (Dollars in millions)
Insurance benefits                                            |
and expenses:                                                 |
 Annuity and                                                  |
  interest sensitive                                          |
  life benefits:                                              |
  Interest credited                                           |
   to account                                                 |
   balances..........  $ 94.9       $26.7          $ 7.4      |      $19.3
  Benefit claims                                              |
   incurred in excess                                         |
   of account                                                 |
   balances..........     2.1         0.1             --      |        0.1
 Underwriting,                                                |
  acquisition, and                                            |
  insurance expenses:                                         |
  Commissions........   121.2        36.3            9.4      |       26.9
  General expenses...    37.6        17.3            3.4      |       13.9
  Insurance taxes....     4.1         2.3            0.5      |        1.8
  Policy acquisition                                          |
   costs deferred....  (197.8)      (42.7)         (13.7)     |      (29.0)
  Amortization:                                               |
   Deferred policy                                            |
   acquisition costs.     5.1         2.6            0.9      |        1.7
   Value of purchased                                         |
    insurance                                                 |
    in force.........     4.7         6.1             0.9     |        5.2
   Goodwill..........     3.8         2.0             0.6     |        1.4
                       ------       -----          ------     |      -----
                       $ 75.7       $50.7          $  9.4     |      $41.3
                       ======       =====          ======     |      =====

Total insurance benefits and expenses increased 49.2%, or $25.0 million, in 1998 from $50.7 million in 1997. Interest credited to account balances increased 255.4%, or $68.2 million, in 1998 from $26.7 in 1997. The extra credit bonus on the Premium Plus product introduced in October of 1997 generated a $51.6 million increase in interest credited during 1998 compared to 1997. The remaining increase in interest credited related to higher account balances associated with the Companies' fixed account option within its variable products.

Commissions increased 234.2%, or $84.9 million, in 1998 from $36.3 million in 1997. Insurance taxes increased 77.0%, or $1.8 million, in 1998 from $2.3 million in 1997. Changes in commissions and insurance taxes are generally related to changes in the level of variable product sales. Insurance taxes are impacted by several other factors, which include an increase in FICA taxes primarily due to bonuses. Most costs incurred as the result of new sales including the extra credit bonus were deferred, thus having very little impact on current earnings.

General expenses increased 117.7%, or $20.3 million, in 1998 from $17.3 million in 1997. Management expects general expenses to continue to increase in 1999 as a result of the emphasis on expanding the salaried wholesaler distribution network. The Companies use a network of wholesalers to distribute products and the salaries of these wholesalers are included in general expenses. The portion of these salaries and related expenses that varies with production levels is deferred thus having little impact on current earnings. The increase in general expenses was partially offset by reimbursements received from Equitable Life, an affiliate, for certain advisory, computer and other resources and services provided by Golden American.

At the merger date, the Companies' deferred policy acquisition costs ("DPAC"), previous balance of value of purchased insurance in force ("VPIF") and unearned revenue reserve were eliminated and a new asset of $44.3 million representing VPIF was established for all policies in force at the merger date. During 1998, VPIF was adjusted to reduce amortization by $0.2 million to reflect changes in the assumptions related to the timing of future gross profits. VPIF decreased $2.6 million in the second quarter of 1998 to adjust the value of other

ACC3-108202                             60
receivables recorded at the time of merger and increased $0.2 million in the first quarter of 1998 as the result of an adjustment to the merger costs. The amortization of VPIF and DPAC increased $1.1 million, or 13.0%, in 1998.
During the second quarter of 1997, VPIF was adjusted by $2.3 million to reflect narrower spreads than the gross profit model assumed.

Amortization of goodwill for the year ended December 31, 1998 totaled $3.8 million compared to $2.0 million for the year ended December 31, 1997.

Interest expense on the $25 million surplus note issued December 1996 and expiring December 2026 was $2.1 million for the year ended December 31, 1998, unchanged from the same period of 1997. In addition, Golden American incurred interest expense of $0.2 million in 1998 compared to $0.5 million in 1997 on the line of credit with Equitable which was repaid with a capital contribution. Golden American also paid $1.8 million in 1998 to ING America Insurance Holdings, Inc. ("ING AIH") for interest on the reciprocal loan agreement. Interest expense on the revolving note payable with SunTrust Bank, Atlanta was $0.3 million for the year ended December 31, 1998.

INCOME
Net income for 1998 was $5.1 million, an increase of $4.8 million from $0.3 million in 1997.

Comprehensive income for 1998 was $3.9 million, an increase of $1.8 million from $2.1 million in 1997.

                           FINANCIAL CONDITION

RATINGS. Currently, the Companies' ratings are A+ by A. M. Best Company, AAA by Duff & Phelps Credit Rating Company, and AA+ by Standard & Poor's Rating Services ("Standard & Poor's").

INVESTMENTS. The financial statement carrying value and amortized cost basis of the Companies' total investments increased slightly during the first six months of 2000. All of the Companies' investments, other than mortgage loans on real estate, are carried at fair value in the Companies' financial statements. The increase in the carrying value of the Companies' investment portfolio was due to changes in unrealized appreciation and depreciation of investments as well as net purchases. Growth in the cost basis of the Companies' investment portfolio resulted from the investment of premiums from the sale of the Companies' fixed account options, net of transfers to the separate accounts. The Companies manage the growth of insurance operations in order to maintain adequate capital ratios. To support the fixed account options of the Companies' variable insurance products, cash flow is invested primarily in fixed maturities and mortgage loans on real estate.

At June 30, 2000 and December 31, 1999, the Companies investments had a yield of 6.7% and 6.6%, respectively. The Companies estimate the total investment portfolio, excluding policy loans, had a fair value approximately equal to 97.6% of amortized cost value at June 30, 2000 (97.6% at December 31, 1999).

FIXED MATURITIES: At June 30, 2000, the Companies had fixed maturities with an amortized cost of $832.2 million and an estimated fair value of $809.5 million. At December 31, 1999, the Companies had fixed maturities with an amortized cost of $858.1 million and an estimated fair value of $835.3 million. The Companies classify 100% of securities as available for sale.

At June 30, 2000, net unrealized depreciation of fixed maturities of $22.7 million was comprised of gross appreciation of $0.6 million and gross depreciation of $23.3 million. Net unrealized holding losses on these securities, net of adjustments for VPIF, DPAC, and deferred income taxes of $7.0 million, were included in stockholder's equity at June 30, 2000.

At December 31, 1999, net unrealized depreciation of fixed maturities of $22.8 million was comprised of gross appreciation of $0.9 million and gross depreciation of $23.7 million. Net unrealized holding losses on these securities, net of adjustments to VPIF, DPAC, and deferred income taxes of $7.0 million were included in stockholder's equity at December 31, 1999.

The individual securities in the Companies' fixed maturities portfolio
(at amortized cost) include investment grade securities, which include securities issued by the U.S. government, its agencies, and corporations that

ACC3-108202                             61

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are rated at least A- by Standard & Poor's ($545.4 million or 65.5%
at June 30, 2000 and $558.0 million or 65.0% at December 31, 1999), that are rated BBB+ to BBB- by Standard & Poor's ($136.4 million or 16.4% at June 30, 2000 and $123.5 million or 14.4% at December 31, 1999), and below investment grade securities, which are securities issued by corporations that are rated BB+ to B- by Standard & Poor's ($53.8 million or 6.5% at June 30, 2000 and $64.6 million or 7.5% at December 31, 1999). Securities not rated by Standard & Poor's had a National Association of Insurance Commissioners ("NAIC") rating of 1, 2, 3, 4, or 5 ($96.6 million or 11.6% at June 30, 2000 and $112.0 million or 13.1% at December 31, 1999). The Companies' fixed maturity investment portfolio had a combined yield at amortized cost of 6.7% and 6.6% at June 30, 2000 and December 31, 1999, respectively.

Fixed maturities rated BBB+ to BBB- may have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturities.

At June 30, 2000, the amortized cost value of the Companies' total investments in below investment grade securities, excluding mortgage-backed securities, was $67.3 million, or 6.3%, of the Companies' investment portfolio ($72.3 million, or 6.9% at December 31, 1999). The Companies intend to purchase additional below investment grade securities, but do not expect the percentage of the portfolio invested in such securities to exceed 10% of the investment portfolio. At June 30, 2000, the yield at amortized cost on the Companies' below investment grade portfolio was 8.1% compared to 6.4% for the Companies' investment grade corporate bond portfolio. At December 31, 1999, the yield at amortized cost on the Companies' below investment grade portfolio was 7.8% compared to 6.5% for the companies' investment grade corporate bond portfolio. The Companies estimate the fair value of the below investment grade portfolio was $63.8 million, or 94.8% of amortized cost value, at June 30, 2000 ($69.1 million, or 95.5% of amortized cost value at December 31, 1999).

Below investment grade securities have different characteristics than investment grade corporate debt securities. Risk of loss upon default by the borrower is significantly greater with respect to below investment grade securities than with other corporate debt securities. Below investment grade securities are generally unsecured and are often subordinated to other creditors of the issuer. Also, issuers of below investment grade securities usually have higher levels of debt and are more sensitive to adverse economic conditions, such as a recession or increasing interest rates, than are investment grade issuers. The Companies attempt to reduce the overall risk in the below investment grade portfolio, as in all investments, through careful credit analysis, strict investment policy guidelines, and diversification by company and by industry.

The Companies analyze the investment portfolio, including below investment grade securities, at least quarterly in order to determine if the Companies' ability to realize the carrying value on any investment has been impaired. For debt and equity securities, if impairment in value is determined to be other than temporary (i.e. if it is probable the Companies will be unable to collect all amounts due according to the contractual terms of the security), the cost basis of the impaired security is written down to fair value, which becomes the new cost basis. The amount of the write-down is included in earnings as a realized loss. Future events may occur, or additional or updated information may be received, which may necessitate future write-downs of securities in the Companies' portfolio. Significant write-downs in the carrying value of investments could materially adversely affect the Companies' net income in future periods.

During the first six months of 2000 and for the year ended December 31, 1999, fixed maturities designated as available for sale with a combined amortized cost of $125.7 million and $221.8 million, respectively, were sold, called, or repaid by their issuers. In total, net pre-tax losses from sales, calls, and repayments of fixed maturity investments amounted to $2.5 million in the first six months of 2000 and $1.3 million in 1999, excluding the $1.6 million pre-tax loss on the write-down of bonds in 1999.

During the second quarter of 2000, Golden American determined that the carrying value of an impaired bond exceeded its estimated net realizable value. As a result, at June 30, 2000, Golden American recognized a total pre-tax loss of approximately $142,000 to reduce the carrying value of the bond to its net realizable value of $329,000.

ACC3-108202                             62


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During the fourth quarter of 1998, Golden American determined that the carrying value of two bonds exceeded their estimated net realizable value. As a result, at December 31, 1998, Golden American recognized a total pre-tax loss of approximately $1.0 million to reduce the carrying value of the bonds to their combined net realizable value of $2.9 million. During the second quarter of 1999, further information was received regarding these bonds and Golden American determined that the carrying value of the two bonds exceeded their estimated net realizable value. As a result, at June 30, 1999, Golden American recognized a total pre-tax loss of approximately $1.6 million to further reduce the carrying value of the bonds to their combined net realizable value of $1.1 million.

EQUITY SECURITIES: At June 30, 2000 and December 31, 1999, equity securities represented 0.9% and 1.4%, respectively, of the Companies' investment portfolio. At June 30, 2000 and December 31, 1999, the Companies owned equity securities with a cost of $9.7 million and $15.0 million, respectively, and an estimated fair value of $10.5 million and $17.3 million, respectively. At June 30, 2000 and December 31, 1999, net unrealized appreciation of equity securities was comprised entirely of gross appreciation of $0.8 million and $2.3 million, respectively. Equity securities are primarily comprised of investments in shares of the mutual funds underlying the Companies' registered separate accounts.

MORTGAGE LOANS ON REAL ESTATE: Mortgage loans on real estate represented 9.9% and 9.5% of the Companies' investment portfolio at June 30, 2000 and December 31, 1999, respectively. Mortgages outstanding were $105.5 million at June 30, 2000 with an estimated fair value of $101.9 million. Mortgages outstanding were $100.1 million at December 31, 1999 with an estimated fair value of $95.5 million. At June 30, 2000, the Companies' mortgage loan portfolio includes 59 loans with an average size of $1.8 million and average seasoning of 0.6 years if weighted by the number of loans. At December 31, 1999, the Companies' mortgage loan portfolio included 58 loans with an average size of $1.7 million and average seasoning of 0.7 years if weighted by the number of loans. The Companies' mortgage loans on real estate are typically secured by occupied buildings in major metropolitan locations and not speculative developments and are diversified by type of property and geographic location.

Mortgage loans on real estate have been analyzed by geographical location with concentrations by state identified as California (12% in 1999 and 1998), Utah (10% in 1999, 11% in 1998), and Georgia (9% in 1999, 10% in
1998). There are no other concentrations of mortgage loans on real estate in any state exceeding ten percent at December 31, 1999 and 1998. Mortgage loans on real estate have also been analyzed by collateral type with significant concentrations identified in office buildings (34% in 1999, 36% in 1998), industrial buildings (33% in 1999, 32% in 1998), retail facilities (19% in 1999, 20% in 1998), and multi-family apartments (10% in 1999 and 8% in 1998). As of June 30, 2000, there have been no significant changes to the concentrations of mortgage loans on real estate compared to December 31, 1999. At June 30, 2000 and December 31, 1999, the yield on the Companies' mortgage loan portfolio was 7.3%.

At June 30, 2000 and December 31, 1999, no mortgage loan on real estate was delinquent by 90 days or more. The Companies' loan investment strategy is consistent with other life insurance subsidiaries of ING in the United States. The insurance subsidiaries of EIC have experienced a historically low default rate in their mortgage loan portfolios.

OTHER ASSETS. Accrued investment income increased $1.6 million during 1999, due to an increase in the overall size of the portfolio resulting from the investment of premiums allocated to the fixed account options of the Companies' variable insurance products.

DPAC represents certain deferred costs of acquiring new insurance business, principally first year commissions and interest bonuses, premium credits, and other expenses related to production after October 24, 1997 ("ING merger date"). The Companies' previous balances of DPAC and VPIF were eliminated as of the ING merger date, and an asset representing VPIF was established for all policies in force at the ING merger date. VPIF is amortized into income in proportion to the expected gross profits of in force acquired business in a manner similar to DPAC amortization. Any expenses which vary directly with the sales of the Companies' products are deferred and amortized. During the second quarter of 2000, a modified coinsurance agreement was entered into which resulted in a $109.3 million release of previously deferred policy acquisition costs. At June 30, 2000, the Companies had DPAC and VPIF balances of $590.8 million and $29.5 million,

ACC3-108202                             63

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respectively ($529.0 million and $31.7 million, respectively, at December
31, 1999). During 1998, VPIF decreased $2.7 million to adjust the value of other receivables and increased $0.2 million as a result of an adjustment to the merger costs.

Property and equipment increased $6.5 million, or 89.0%, during 1999, due to leasehold improvements, the purchase of furniture and other equipment for Golden American's new offices in West Chester, Pennsylvania, and growth in the business.

Goodwill totaling $151.1 million, representing the excess of the acquisition cost over the fair value of net assets acquired, was established as a result of the merger with ING. Accumulated amortization of goodwill was $10.1 million as of June 30, 2000 and $8.2 million as of December 31, 1999.

Other assets increased $1.7 million from December 31, 1999, due to increases in a receivable from the separate account and prepaid expenses. Other assets increased $1.8 million during 1999, due to increases in a receivable from the separate account and accounts receivable.

At June 30, 2000, the Companies had $9.4 billion of separate account assets compared to $7.6 billion at December 31, 1999. The increase in separate account assets resulted from market appreciation, transfers from the fixed account options, and sales of the Companies' variable annuity products, net of redemptions.

At December 31, 1999, the Companies had $7.6 billion of separate account assets compared to $3.4 billion at December 31, 1998. The increase in separate account assets resulted from market appreciation, increased transfer activity, and growth in sales of the Companies' variable annuity products, net of redemptions.

At June 30, 2000, the Companies had total assets of $11.3 billion, a 20.2% increase from December 31, 1999. At December 31, 1999, the
Companies had total assets of $9.4 billion, a 97.6% increase from December 31, 1998.

LIABILITIES. Future policy benefits for annuity and interest sensitive life products decreased 4.1%, to $0.9 billion. Market appreciation, transfers from the fixed account options, and premiums, net of redemptions, accounted for the $1.8 billion, or 24.2%, increase in separate account liabilities to $9.4 billion at June 30, 2000.

Future policy benefits for annuity and interest sensitive life products increased $152.6 million, or 17.3%, to $1.0 billion at December 31, 1999, reflecting premium growth in the Companies' fixed account options of the variable products, net of transfers to the separate accounts. Market appreciation, increased transfer activity, and premiums, net of redemptions, accounted for the $4.2 billion, or 122.7%, increase in separate account liabilities to $7.6 billion at December 31, 1999.

On December 30, 1999, Golden American issued a $50 million, 8.179% surplus note to Equitable Life, which matures on December 29, 2029. On December 8, 1999, Golden American issued a $35 million, 7.979% surplus note to First Columbine Life Insurance Company, an affiliate, which matures on December 7, 2029. On September 30, 1999, Golden American issued a $75 million, 7.75% surplus note to ING AIH, which matures on September 29, 2029. On December 30, 1999, ING AIH assigned the surplus note to Equitable Life. On December 30, 1998, Golden American issued a $60 million, 7.25% surplus note to Equitable Life, which matures on December 29, 2028. On December 17, 1996, Golden American issued a $25 million, 8.25% surplus note to Equitable, which matures on December 17, 2026. As a result of the merger, the surplus note is now payable to EIC.

Due to affiliates decreased $8.8 million or 69.7% to $3.8 million during the first six months of 2000 due to declines in payables to related party broker/dealers and a decrease in accrued interest on related party surplus notes.

Other liabilities decreased $13.2 million or 24.7% to $40.1 million during the first six months of 2000 due to the timing of the application and settlement of policy payments and account transfers, as well as the timing of the settlement of investment transactions. Other liabilities increased $21.7 million during 1999 from $34.7 million at December 31, 1998, due primarily to increases in remittances to be applied, outstanding checks, accrued interest payable, and pension liability.

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In conjunction with the volume of variable annuity sales, the Companies'
total liabilities increased $1.8 billion, or 20.3%, during the first six months of 2000 and totaled $10.7 billion at June 30, 2000. The
Companies' total liabilities increased $4.5 billion, or 102.6%, during 1999 and totaled $8.9 billion at December 31, 1999.

The effects of inflation and changing prices on the Companies' financial position are not material since insurance assets and liabilities are both primarily monetary and remain in balance. An effect of inflation, which has been low in recent years, is a decline in stockholder's equity when monetary assets exceed monetary liabilities.

STOCKHOLDER'S EQUITY. Additional paid-in capital increased $80.0 million, or 17.1%, from December 31, 1999 to $548.6 million at June 30, 2000, due
to a capital contribution from the Parent.   Additional paid-in capital
increased $121.0 million, or 34.8%, from December 31, 1998 to $468.6 million at December 31, 1999, due to capital contributions from the Parent.

                     LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of the Companies to generate sufficient cash flows to meet the cash requirements of operating, investing, and financing activities. The Companies' principal sources of cash are variable annuity premiums and product charges, investment income, maturing investments, proceeds from debt issuance, and capital contributions made by the Parent. Primary uses of these funds are payments of commissions and operating expenses, interest and premium credits, investment purchases, repayment of debt, as well as withdrawals and surrenders.

Net cash provided by operating activities was $33.3 million in the first six months of 2000 compared to net cash used of $41.6 million in the same period of 1999. Net cash used in operating activities was $73.4 million in 1999 compared to $63.9 million in 1998. The Companies have predominantly had negative cash flows from operating activities since Golden American started issuing variable insurance products in 1989. These negative operating cash flows result primarily from the funding of commissions and other deferrable expenses related to the continued growth in the variable annuity products; however, during the second quarter of 2000, Golden American received $110.0 million in conjunction with the modified coinsurance agreement with an affiliate, resulting in positive cash flow from operating activities.

Net cash used in investing activities was $12.3 million during the first six months of 2000 compared to $38.6 million in the same period of 1999. This decrease is primarily due to greater net sales of fixed maturities and equity securities, which were partially offset by an increase in net purchases of short term investments during the first six months of 2000 than in the same period of 1999. Net sales of fixed maturities reached $22.2 million during the first six months of 2000 compared to net purchases of $9.3 million in the same period of 1999. Net purchases of short term investments reached $33.9 million in the first six months of 2000 versus $26.4 million during the same period in 1999. Net purchases of mortgage loans on real estate were $5.6 million during the first six months of 2000 versus net sales of $3.6 million during the first six months of 1999.

Net cash used in investing activities was $177.5 million during 1999 as compared to $390.0 million in 1998. This decrease is primarily due to greater net purchases of fixed maturities, equity securities, and mortgage loans on real estate during 1998 than in 1999. Net purchases of fixed maturities reached $124.0 million in 1999 versus $331.3 million in 1998. Net purchases of mortgage loans on real estate declined to $3.1 million from $12.6 million in the prior year.

Net cash used in financing activities was $25.7 million during the first six months of 2000 compared to net cash provided by financing activities of $82.8 million during the same period in 1999. The increase in net reallocations to the Companies' separate accounts, which increased to $412.2 million from $261.4 million during the prior year, contributed to the decrease. Net reciprocal loan agreement borrowings of $40.0 million during the first six months of 2000 provided cash to the Companies.

Net cash provided by financing activities was $258.6 million during 1999 as compared to $439.5 million during the prior year. In 1999, net cash provided by financing activities was positively impacted by net fixed

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account deposits of $626.5 million compared to $520.8 million in 1998 and by a $6.7 million increase in net borrowings in 1999 compared to 1998. This increase was offset by net reallocations to the Companies' separate accounts, which increased to $650.3 million from $239.7 million during the prior year. In 1999, another important source of cash provided by financing activities was $121.0 million in capital contributions from the Parent compared to $103.8 million in 1998. Another source of cash provided by financing activities during 1999 was $160.0 million in proceeds from surplus notes compared to $60.0 million in 1998.

The Companies' liquidity position is managed by maintaining adequate levels of liquid assets, such as cash or cash equivalents and short-term investments. Additional sources of liquidity include borrowing facilities to meet short-term cash requirements. Golden American maintains a $65.0 million reciprocal loan agreement with ING AIH, which expires on December 31, 2007. In addition, the Companies have established an $85.0 million revolving note facility with SunTrust Bank, Atlanta which expired on July 31, 2000. As of July 31, 2000, the SunTrust Bank, Atlanta revolving note facility was extended to July 30, 2001. Management believes these sources of liquidity are adequate to meet the Companies' short-term cash obligations.

Based on current trends, the Companies expect to continue to use net cash in operating activities, given the continued growth of the variable annuity sales. It is anticipated that a continuation of capital contributions from the Parent, the issuance of additional surplus notes, and/or modified coinsurance agreements will cover these net cash outflows. ING AIH is committed to the sustained growth of Golden American. During 2000, ING AIH will maintain Golden American's statutory capital and surplus at the end of each quarter at a level such that: 1) the ratio of Total Adjusted Capital divided by Company Action Level Risk Based Capital exceeds 300%; 2) the ratio of Total Adjusted Capital (excluding surplus notes) divided by Company Action Level Risk Based Capital exceeds 200%; and 3) Golden American's statutory capital and surplus exceeds the "Amounts Accrued for Expense Allowances Recognized in Reserves" as disclosed on page 3, Line 13A of Golden American's statutory statement.

During the first quarter of 1999, Golden American's operations were moved to a new site in West Chester, Pennsylvania. Golden American occupies 105,000 square feet of leased space; an affiliate occupies 20,000 square feet. Golden American's New York subsidiary is housed in leased space in New York, New York. The Companies intend to spend approximately $1.0 million on capital needs during the remainder of 2000.

The ability of Golden American to pay dividends to its Parent is restricted. Prior approval of insurance regulatory authorities is required for payment of dividends to the stockholder which exceed an annual limit. During 2000, Golden American cannot pay dividends to its Parent without prior approval of statutory authorities.

Under the provisions of the insurance laws of the State of New York, First Golden cannot distribute any dividends to its stockholder, Golden American, unless a notice of its intent to declare a dividend and the amount of the dividend has been filed with the New York Insurance Department at least thirty days in advance of the proposed declaration. If the Superintendent of the New York Insurance Department finds the financial condition of First Golden does not warrant the distribution, the Superintendent may disapprove the distribution by giving written notice to First Golden within thirty days after the filing. The management of First Golden does not anticipate paying dividends to Golden American during 2000.

The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to monitor the capitalization of insurance companies based upon the type and mixture of risks inherent in a company's operations. The formula includes components for asset risk, liability risk, interest rate exposure, and other factors. The Companies have complied with the NAIC's risk-based capital reporting requirements. Amounts reported indicate the Companies have total adjusted capital well above all required capital levels.

REINSURANCE. At June 30, 2000, Golden American had reinsurance treaties with four unaffiliated reinsurers and two affiliated reinsurers covering a significant portion of the mortality risks under its variable contracts. Golden American remains liable to the extent its reinsurers do not meet their obligations under the reinsurance agreements.

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On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued in 2000, excluding those with an interest rate guarantee.

The reinsurance treaties that covered the nonstandard minimum guaranteed death benefits for new business have been terminated for business issued after December 31, 1999. The Companies are currently pursuing additional alternative reinsurance arrangements for new business issued after December 31, 1999. There can be no assurance that such alternative arrangements will be available. The reinsurance covering business in force at December 31, 1999 will continue to apply in the future.

IMPACT OF YEAR 2000. In prior years, the Companies discussed the nature and progress of plans to become Year 2000 ready. In late 1999, the Companies completed remediation and testing of systems. As a result of those planning and implementation efforts, the Companies experienced no significant disruptions in mission critical information technology and non-information technology systems and believe those systems successfully responded to the Year 2000 date change. Golden American expensed approximately $264,000 during 1999 in connection with remediating systems. The Companies are not aware of any material problems resulting from Year 2000 issues, either with products, internal systems, or the products and services of third parties. The Companies will continue to monitor mission critical computer applications and those of suppliers and vendors throughout the Year 2000 to ensure that any latent Year 2000 matters that may arise are addressed promptly.

                     MARKET RISK AND RISK MANAGEMENT

Asset/liability management is integrated into many aspects of the Companies' operations, including investment decisions, product development, and crediting rates determination. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. Key variables include contractholder behavior and the variable separate accounts' performance.

Contractholders bear the majority of the investment risks related to the variable insurance products. Therefore, the risks associated with the investments supporting the variable separate accounts are assumed by contractholders, not by the Companies (subject to, among other things, certain minimum guarantees). The Companies' products also provide certain minimum death benefits that depend on the performance of the variable separate accounts. Currently, the majority of death benefit risks are reinsured, which protects the Companies from adverse mortality experience and prolonged capital market decline.

A surrender, partial withdrawal, transfer, or annuitization made prior to the end of a guarantee period from the fixed account may be subject to a market value adjustment. As the majority of the liabilities in the fixed account are subject to market value adjustment, the Companies do not face a material amount of market risk volatility. The fixed account liabilities are supported by a portfolio principally composed of fixed rate investments that can generate predictable, steady rates of return. The portfolio management strategy for the fixed account considers the assets available for sale. This enables the Companies to respond to changes in market interest rates, changes in prepayment risk, changes in relative values of asset sectors and individual securities and loans, changes in credit quality outlook, and other relevant factors. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risks, as well as other risks. The Companies' asset/liability management discipline includes strategies to minimize exposure to loss as interest rates and economic and market conditions change.

On the basis of these analyses, management believes there is no material solvency risk to the Companies. With respect to a 10% drop in equity values from June 30, 2000 levels, variable separate account funds, which represent 90% of the in force, pass the risk in underlying fund performance to the contractholder (except for certain minimum guarantees). With respect to interest rate movements up or down 100 basis points from June 30, 2000 levels, the remaining 10% of the in force are fixed account funds and almost all of these have market value adjustments which provide significant protection against changes in interest rates.

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        CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any forward-looking statement contained herein or in any other oral or written statement by the Companies or any of their officers, directors, or employees is qualified by the fact that actual results of the Companies may differ materially from such statement, among other risks and uncertainties inherent in the Companies' business, due to the following important factors:

   1. Prevailing interest rate levels and stock market performance, which may affect the ability of the Companies to sell their products, the market value and liquidity of the Companies' investments, fee revenue, and the lapse rate of the Companies' policies, notwithstanding product design features intended to enhance persistency of the Companies' products.

   2. Changes in the federal income tax laws and regulations, which may affect the tax status of the Companies' products.

   3. Changes in the regulation of financial services, including bank sales and underwriting of insurance products, which may affect the competitive environment for the Companies' products.

   4. Increasing competition in the sale of the Companies' products.

   5. Other factors that could affect the performance of the Companies, including, but not limited to, market conduct claims, litigation, insurance industry insolvencies, availability of competitive reinsurance on new business, investment performance of the underlying portfolios of the variable products, variable product design, and sales volume by significant sellers of the Companies' variable products.

                            OTHER INFORMATION

SEGMENT INFORMATION. During the period since the acquisition by Bankers Trust, September 30, 1992 to date of this Prospectus, Golden American's operations consisted of one business segment, the sale of variable insurance products. Golden American and its affiliate DSI are party to in excess of 480 sales agreements with broker-dealers, five of whom, Locust Street Securities, Inc., Vestax Securities Corporation, Compu Life Investors Services, Inc., IFG Network Securities, Inc. and Multi-Financial Securities Corporation, are affiliates of Golden American. During the first six months of 2000, one broker-dealer produced 10% or more of Golden American's product sales (two broker-dealers as of December 31, 1999).

REINSURANCE. Golden American reinsured its mortality risk associated with the Contract's guaranteed death benefit on Contracts issued through December 31, 1999 with one or more appropriately licensed insurance companies. On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued in 2000, excluding those with an interest rate guarantee. Golden American is currently pursuing additional alternative reinsurance arrangements for new business. Golden American also, effective June 1, 1994, entered into a reinsurance agreement on a modified coinsurance basis with an affiliate of a broker-dealer which distributes Golden American's products with respect to 25% of the business produced by that broker-dealer.

RESERVES. In accordance with the life insurance laws and regulations under which Golden American operates, it is obligated to carry on its books, as liabilities, actuarially determined reserves to meet its obligations on outstanding Contracts. Reserves, based on valuation mortality tables in general use in the United States, where applicable, are computed to equal amounts which, together with interest on such reserves computed annually at certain assumed rates, make adequate provision according to presently accepted actuarial standards of practice, for the anticipated cash flows required by the contractual obligations and related expenses of Golden American.

COMPETITION. Golden American is engaged in a business that is highly competitive because of the large number of stock and mutual life insurance companies and other entities marketing insurance products comparable to those of Golden American. There are approximately 2,350 stock, mutual and other types of

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insurers in the life insurance business in the United States, a substantial number of which are significantly larger than Golden American.

Pursuant to a service agreement between Golden American and Equitable Life Insurance Company of Iowa ("Equitable Life"), Equitable Life provides certain administrative, financial and other services to Golden American. Equitable Life billed Golden American and its subsidiary First Golden American Life Insurance Company of New York ("First Golden"), $0.7 million, $1.3 million and $1.1 million, for the six months ended June 30, 2000 and the years ended December 31, 1999 and 1998, respectively, under this service agreement.

Golden American provides to DSI certain of its personnel to perform management, administrative and clerical services and the use of certain facilities. Golden American charges DSI for such expenses and all other general and administrative costs, first on the basis of direct charges when identifiable, and the remainder allocated based on the estimated amount of time spent by Golden American's employees on behalf of DSI. In the opinion of management, this method of cost allocation is reasonable. In 1995, the service agreement between DSI and Golden American was amended to provide for a management fee from DSI to Golden American for managerial and supervisory services provided by Golden American. This fee, calculated as a percentage of average assets in the variable separate accounts, was $9.1 million for the six months ended June 30, 2000 and $10.1 million and $4.8 million for the years 1999 and 1998, respectively.

Since January 1, 1998, Golden American and First Golden have had an asset management agreement with ING Investment Management LLC ("ING IM"), an affiliate, in which ING IM provides asset management and accounting services for a fee, payable quarterly. For the six months ended June 30, 2000 and for the years ended December 31, 1999 and 1998, the Companies incurred fees of $1.3 million, $2.2 million, and $1.5 million, respectively, under this agreement.

Since 1997, Golden American has provided certain advisory, computer and other resources and services to Equitable Life. Revenues for these services totaled $3.3 million for first six months of 2000 and $6.1 million for 1999 and $5.8 million for 1998.

First Golden provides resources and services to DSI. Revenues for these services totaled $0.1 million in the first six months of 2000, $0.4 million in 1999 and $0.1 million in 1998.

Golden American provides resources and services to ING Mutual Funds Management Co., LLC, an affiliate. Revenues for these services totaled $0.3 million for first six months of 2000 and $0.2 million for 1999.

Golden American provides resources and services to United Life & Annuity Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by Golden American, totaled $0.3 million in the first six months of 2000 and $0.5 million in the year 1999.

The Companies provide resources and services to Security Life of Denver Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by the Companies totaled $0.1 million in the first six months of 2000 and $0.2 million in the year 1999.

The Companies provide resources and services to Southland Life Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by the Companies totaled $52,000 in the first six months of 2000 and $103,000 in the year 1999.

Golden American has a guaranty agreement with Equitable Life, an affiliate. In consideration of an annual fee, payable June 30, Equitable Life guarantees to Golden American that it will make funds available, if needed, to Golden American to pay the contractual claims made under the provisions of Golden American's life insurance and annuity contracts. The agreement is not, and nothing contained therein or done pursuant thereto by Equitable Life shall be deemed to constitute, a direct or indirect guaranty by Equitable Life of the payment of any debt or other obligation, indebtedness, or liability, of any kind or character whatsoever, of Golden American. The agreement does not guarantee the value of the underlying assets held in separate accounts in which funds of variable life insurance and variable annuity policies have been invested. The calculation of the annual fee is based on risk based capital. On June 30, 2000, Golden American incurred a fee of $7,000, under this agreement. No annual fee was paid in 1999.

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DISTRIBUTION AGREEMENT.  Under a distribution agreement, DSI acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) of the variable insurance products issued by Golden American. For the first six months of 2000 and years 1999 and 1998, commissions paid by Golden American to DSI (including commissions paid by First Golden) aggregated $109.3 million, $181.5 million and $117.5 million, respectively.

EMPLOYEES. Golden American, as a result of its Service Agreement with Bankers Trust (Delaware) and EIC Variable, had very few direct employees. Instead, various management services were provided by Bankers Trust (Delaware), EIC Variable and Bankers Trust New York Corporation, as described above under "Service Agreement." The cost of these services were allocated to Golden American. Since August 14, 1996, Golden American has hired individuals to perform various management services and has looked to Equitable of Iowa and its affiliates for certain other management services.

Certain officers of Golden American are also officers of DSI, and their salaries are allocated among both companies. Certain officers of Golden American are also officers of other Equitable of Iowa subsidiaries. See "Directors and Executive Officers."

PROPERTIES. Golden American's principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380, where all of Golden American's records are maintained. This office space is leased.

STATE REGULATION. Golden American is subject to the laws of the State of Delaware governing insurance companies and to the regulations of the Delaware Insurance Department (the "Insurance Department"). A detailed financial statement in the prescribed form (the "Annual Statement") is filed with the Insurance Department each year covering Golden American's operations for the preceding year and its financial condition as of the end of that year. Regulation by the Insurance Department includes periodic examination to determine contract liabilities and reserves so that the Insurance Department may certify that these items are correct. Golden American's books and accounts are subject to review by the Insurance Department at all times. A full examination of Golden American's operations is conducted periodically by the Insurance Department and under the auspices of the NAIC.

In addition, Golden American is subject to regulation under the insurance laws of all jurisdictions in which it operates. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to various matters, including licensing to transact business, overseeing trade practices, licensing agents, approving contract forms, establishing reserve requirements, fixing maximum interest rates on life insurance contract loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Golden American is required to file the Annual Statement with supervisory agencies in each of the jurisdictions in which it does business, and its operations and accounts are subject to examination by these agencies at regular intervals.

The NAIC has adopted several regulatory initiatives designed to improve the surveillance and financial analysis regarding the solvency of insurance companies in general. These initiatives include the development and implementation of a risk-based capital formula for determining adequate levels of capital and surplus. Insurance companies are required to calculate their risk-based capital in accordance with this formula and to include the results in their Annual Statement. It is anticipated that these standards will have no significant effect upon Golden American. For additional information about the Risk-Based Capital adequacy monitoring system and Golden American, see "Management's Discussion and Analysis Results of Operations."

In addition, many states regulate affiliated groups of insurers, such as Golden American, and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of the transfers and payments in relation to the financial positions of the companies involved.

Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for contract owner losses incurred by other insurance companies which have become insolvent. Most of these laws provide that an assessment may be excused or deferred if it would threaten an

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insurer's own financial strength.  For information regarding Golden
American's estimated liability for future guaranty fund assessments, see
Note 11 of Notes to Financial Statements.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Certain insurance products of Golden American are subject to various federal securities laws and regulations. In addition, current and proposed federal measures which may significantly affect the insurance business include regulation of insurance company solvency, employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies and the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

DIRECTORS AND OFFICERS

NAME (AGE)               POSITION(S) WITH THE COMPANY
Barnett Chernow (50)     President and Director
Myles R. Tashman (57)    Director, Executive Vice President,
                         General Counsel and Secretary
Michael W. Cunningham (51)  Director
Mark A. Tullis (44)      Director
Phillip R. Lowery (46)   Director
James R. McInnis (52)    Executive Vice President and Chief Marketing
                         Officer
Stephen J. Preston (42)  Executive Vice President and Chief Actuary
E. Robert Koster (41)    Senior Vice President and Chief Financial
                         Officer
Patricia M. Corbett (35) Treasurer and Assistant V.P.
David L. Jacobson (50)   Senior Vice President and Assistant Secretary
William L. Lowe (36)     Senior Vice President, Sales and Marketing
Ronald R. Blasdell (46)  Senior Vice President, Project Implementation
Steven G. Mandel (40)    Senior Vice President and Chief Information
                         Officer
Gary F. Haynes (55)      Senior Vice President, Operations

Each director is elected to serve for one year or until the next annual meeting of shareholders or until his or her successor is elected. Some directors are directors of insurance company subsidiaries of Golden American's parent, Equitable of Iowa. Golden American's directors and senior executive officers and their principal positions for the past five years are listed below:

Mr. Barnett Chernow became President of Golden American and First Golden in April, 1998. From, 1996 to 1998, Mr. Chernow served as Executive V.P. of First Golden. From 1993 to 1998, Mr. Chernow also served as Executive Vice President of Golden American. He was elected to serve as a director of First Golden in June, 1996 and Golden American in April, 1998.

Mr. Myles R. Tashman joined Golden American in August 1994 as Senior Vice President and was named Executive Vice President, General Counsel and Secretary effective January 1, 1996. He was elected to serve as a Director of Golden American in January 1998. He also serves as a Director, Executive Vice President, General Counsel and Secretary of First Golden.

Mr. Michael W. Cunningham became a Director of Golden American and First Golden in April 1999. Also, he has served as a Director of Life of Georgia and Security Life of Denver since 1995. Currently, he serves as Executive Vice President and Chief Financial Officer of ING North America Insurance Corporation, and has worked for them since 1991.

Mr. Mark A. Tullis became a Director of Golden American and First Golden in December 1999. He has served as Executive Vice President, Strategy and Operations for ING Americas Region since September 1999. From June, 1994 to August, 1999, he was with Pimerica, serving as Executive Vice President at the time of his departure.

Mr. Phillip R. Lowery became a Director of Golden American in April 1999 and First Golden in December 1999. He has served as Executive Vice President and Chief Actuary for ING Americas Region since 1990.

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

Mr. James R. McInnis joined Golden American and First Golden in December, 1997 as Executive Vice President. From 1982 through November, 1997, he held several positions with the Endeavor Group and was President upon his departure.

Mr. Stephen J. Preston joined Golden American in December, 1993 as Senior Vice President, Chief Actuary and Controller. He became an Executive Vice President and Chief Actuary in June, 1998. He was elected Senior Vice President and Chief Actuary of First Golden in June, 1996 and elected Executive Vice President in June, 1998.

Mr. E. Robert Koster was elected Senior Vice President and Chief
Financial Officer of Golden American and First Golden in September 1998. From August, 1984 to September, 1998 he has held various positions with ING companies in The Netherlands.

Ms. Patricia M. Corbett was elected Treasurer of Golden American in December 1998. She joined Equitable Life Insurance Company of Iowa in 1987 and is currently Treasurer and Assistant Vice President of Equitable Life and USG Annuity & Life Company.

Mr. David L. Jacobson joined Golden American in November 1993 as Vice President and Assistant Secretary and became Senior Vice President in December, 1993. He was elected Senior Vice President and Assistant Secretary for First Golden in June, 1996.

Mr. William L. Lowe joined Equitable Life as Vice President, Sales & Marketing in January, 1994. He became a Senior Vice President, Sales & Marketing, of Golden American in August 1997. He was also President of Equitable of Iowa Securities Network, Inc. until October, 1998.

Mr. Ronald R. Blasdell joined Golden American in February, 1994 and became Senior Vice President, Project Implementation in June, 1998.

Mr. Steven G. Mandel joined Golden American in October 1988 and became Senior Vice President and Chief Information Officer in June, 1998.

Mr. Gary Haynes rejoined Golden American in April, 1999 as Senior Vice President, Operations. From August, 1995 to February, 1998, he was with F&G Life Insurance Company serving as Senior Vice President, Operations at the time of his departure. He served as Senior Vice President
Operations with Golden American from July, 1994 to August, 1995.

COMPENSATION TABLE AND OTHER INFORMATION
The following sets forth information with respect to the Chief Executive Officer of Golden American as well as the annual salary and bonus for the next four highly compensated executive officers for the fiscal year ended December 31, 1999. Certain executive officers of Golden American are also officers of DSI and First Golden. The salaries of such individuals are allocated among Golden American, DSI and First Golden pursuant to an arrangement among these companies.

EXECUTIVE COMPENSATION TABLE
The following table sets forth information with respect to the annual salary and bonus for Golden American's Chief Executive Officer, the four other most highly compensated executive officers and the two most highly compensated former executive officers for the fiscal year ended December 31, 1999.

ACC3-108202                             72

                                                                    LONG-TERM
                                  ANNUAL COMPENSATION              COMPENSATION
                                  -------------------        -----------------------
                                                              RESTRICTED  SECURITIES
NAME AND                                                     STOCK AWARDS UNDERLYING     ALL OTHER
PRINCIPAL POSITION           YEAR      SALARY      BONUS 1     OPTIONS 2    OPTIONS    COMPENSATION 3
------------------           ----      ------      -------     ---------    -------    --------------
Barnett Chernow..........    1999    $ 300,009    $ 698,380                    6,950     $  20,464 4
President                    1998    $ 284,171    $ 105,375                    8,000
                             1997    $ 234,167    $  31,859    $ 277,576       4,000

James R. McInnis.........    1999    $ 250,007    $ 955,646                    5,550     $  15,663 4
Executive Vice               1998    $ 250,004    $ 626,245                    2,000
President

Myles R. Tashman.........    1999    $ 199,172    $ 293,831                    1,800     $  14,598 4
Executive Vice               1998    $ 189,337    $  54,425                    3,500
President, General           1997    $ 181,417    $  25,000    $ 165,512       5,000
Counsel and Secretary

Stephen J. Preston.......    1999    $ 198,964    $ 235,002                    2,050     $  12,564 4
Executive Vice               1998    $ 173,870    $  32,152                    3,500
President and Chief          1997    $ 160,758    $  16,470
Actuary

Steven G. Mandel.........    1999    $ 153,754    $ 261,330                    1,400     $  11,551 4
Senior Vice                  1998    $ 139,169    $  25,833
President                    1997    $ 129,167    $  25,000

R. Brock Armstrong.......    1999    $ 500,014    $ 500,000                   10,175     $  23,921 4
Former Chief
Executive Officer

Keith Glover.............    1999    $  87,475    $ 761,892                              $ 558,541 4, 5
Former Executive             1998    $ 250,000    $ 145,120                    3,900
Vice  President

--------------------
1    The amount shown relates to bonuses paid in 1999, 1998, and 1997.

2 Restricted stock awards granted to executive officers vested on October 24, 1997 with the change in control of Equitable of Iowa.

3 Other compensation for 1999 includes reimbursements to named employee for participation in company sponsored programs such as tuition reimbursement, PC purchase assistance program, and other miscellaneous payments or reimbursements. For 1999, Mr. Chernow received $2,464; Mr. McInnis received $636; Mr. Tashman received $2,598; Mr. Preston received $564; Mr. Mandel received $2,251; Mr. Armstrong received $1,421; and Mr. Glover received $3,089.

4 Other compensation for 1999 includes a business allowance for each named executive which is required to be applied to specific business expenses of the named executive.

5 In connection with the termination of his employment, Mr. Glover received payments and benefits totaling $555,452.

ACC3-108202                             73

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    POTENTIAL
                                                                               REALIZABLE VALUE AT
                                       % OF TOTAL                                ASSUMED ANNUAL
                          NUMBER OF      OPTIONS                                 RATES OF STOCK
                         SECURITIES    GRANTED TO                              PRICE APPRECIATION
                         UNDERLYING     EMPLOYEES   EXERCISE                    FOR OPTION TERM 3
                           OPTIONS      IN FISCAL    OR BASE    EXPIRATION    ----------------------
NAME                      GRANTED 1       YEAR       PRICE 2       DATE           5%           10%
----                     -----------     ------     ---------     ------         ----         -----
Barnett Chernow..........    2,000         3.18      $54.210    01/04/2004    $  29,954    $  66,191
                             4,950         7.86      $54.210    04/01/2009    $ 168,757    $ 427,664
James R. McInnis.........    2,550         4.05      $54.210    04/01/2009    $  86,936    $ 220,312
                             3,000         4.77      $55.070    10/01/2009    $ 103,900    $ 263,302
Myles R. Tashman.........    1,800         2.86      $54.210    04/01/2009    $  61,366    $ 155,514
Stephen J. Preston.......    2,050         3.26      $54.210    04/01/2009    $  69,889    $ 177,113
Steven G. Mandel.........    1,400         2.22      $54.210    04/01/2009    $  47,729    $ 120,955
R. Brock Armstrong.......   10,175        16.16      $54.210    04/01/2009    $ 346,890    $ 879,087

----------------
1 Stock appreciation rights granted in 1999 to the officers of Golden American have a three-year vesting period and an expiration date as shown.

2 The base price was equal to the fair market value of ING's stock on the date of grant.

3 Total dollar gains based on indicated rates of appreciation of share price over the total term of the rights.

ACC3-108202                             74

--------------------------------------------------------------------------
  UNAUDITED FINANCIAL STATEMENTS OF GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------
For the Six Months Ended June 30, 2000


ACC3-108202                             75

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
                    CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                       (Dollars in thousands, except per share data)


                                                                                  June 30, 2000           December 31, 1999
                                                                              ------------------------------------------------
ASSETS
Investments:
  Fixed maturities, available for sale, at fair value
    (cost:  2000 - $832,167; 1999 - $858,052)                                           $809,473                $835,321
  Equity securities, at fair value (cost: 2000 - $9,671; 1999 - $14,952)                  10,510                  17,330
  Mortgage loans on real estate                                                          105,521                 100,087
  Policy loans                                                                            12,425                  14,157
  Short-term investments                                                                 114,084                  80,191
                                                                              ------------------------------------------------
Total investments                                                                      1,052,013               1,047,086

Cash and cash equivalents                                                                  9,649                  14,380
Reinsurance recoverable                                                                   17,597                  14,834
Reinsurance recoverable from affiliate                                                     1,798                      --
Due from affiliates                                                                        3,958                     637
Accrued investment income                                                                 10,094                  11,198
Deferred policy acquisition costs                                                        590,821                 528,957
Value of purchased insurance in force                                                     29,463                  31,727
Current income taxes recoverable                                                               3                      35
Deferred income tax asset                                                                 16,912                  21,943
Property and equipment, less allowances for depreciation of
  $4,076 in 2000 and $3,229 in 1999                                                       14,567                  13,888
Goodwill, less accumulated amortization of $10,075 in 2000
  and $8,186 in 1999                                                                     141,052                 142,941
Other assets                                                                               4,199                   2,514
Separate account assets                                                                9,395,431               7,562,717
                                                                              ------------------------------------------------
Total assets                                                                         $11,287,557              $9,392,857
                                                                              ================================================

LIABILITIES AND STOCKHOLDER'S EQUITY
Policy liabilities and accruals:
  Future policy benefits:
    Annuity and interest sensitive life products                                        $991,442              $1,033,701
    Unearned revenue reserve                                                               6,828                   6,300
  Other policy claims and benefits                                                            68                       8
                                                                              ------------------------------------------------
                                                                                         998,338               1,040,009

Reciprocal loan from affiliate                                                            40,000                      --
Surplus notes                                                                            245,000                 245,000
Revolving note payable                                                                        --                   1,400
Due to affiliates                                                                          3,835                  12,651
Other liabilities                                                                         40,080                  53,231
Separate account liabilities                                                           9,395,431               7,562,717
                                                                              ------------------------------------------------
                                                                                      10,722,684               8,915,008

Commitments and contingencies

Stockholder's equity:
  Common stock, par value $10 per share, authorized, issued,
    and outstanding  250,000 shares                                                        2,500                   2,500
  Additional paid-in capital                                                             548,640                 468,640
  Accumulated other comprehensive loss                                                   (10,207)                 (9,154)
  Retained earnings                                                                       23,940                  15,863
                                                                              ------------------------------------------------
Total stockholder's equity                                                               564,873                 477,849
                                                                              ------------------------------------------------
Total liabilities and stockholder's equity                                           $11,287,557              $9,392,857
                                                                              ================================================


                             See accompanying notes.


ACC3-108202                             76

                         GOLDEN AMERICAN LIFE INSURANCE COMPANY
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                               (Dollars in thousands)



                                                                       For the Six                  For the Six
                                                                      Months Ended                 Months Ended
                                                                     June 30, 2000                June 30, 1999
                                                               -------------------------------------------------------
   Revenues:
      Annuity and interest sensitive life product charges                   $71,975                     $34,783
      Management fee revenue                                                  9,058                       4,096
      Net investment income                                                  31,775                      28,158
      Realized losses on investments                                         (2,637)                     (1,717)
      Net income from modified coinsurance agreements                       115,792                       5,449
      Other income                                                              934                         740
                                                               -------------------------------------------------------
                                                                            226,897                      71,509

   Insurance benefits and expenses:
      Annuity and interest sensitive life benefits:
        Interest credited to account balances                               102,445                      82,427
        Benefit claims incurred in excess of account balances                 3,211                       1,725
      Underwriting, acquisition, and insurance expenses:
        Commissions                                                         112,158                      83,226
        General expenses                                                     40,179                      28,787
        Insurance taxes, state licenses, and fees                             2,910                       2,511
        Policy acquisition costs deferred                                   (97,724)                   (149,988)
        Amortization:
          Deferred policy acquisition costs                                  35,757                      10,713
          Value of purchased insurance in force                               2,278                       3,231
          Goodwill                                                            1,889                       1,889
                                                               -------------------------------------------------------
                                                                            203,103                      64,521
   Interest expense                                                          10,115                       3,496
                                                               -------------------------------------------------------
                                                                            213,218                      68,017
                                                               -------------------------------------------------------
   Income before income taxes                                                13,679                       3,492

   Income taxes                                                               5,602                       2,070
                                                               -------------------------------------------------------

   Net income                                                                $8,077                      $1,422
                                                               =======================================================



                               See accompanying notes.


ACC3-108202                             77

                         GOLDEN AMERICAN LIFE INSURANCE COMPANY
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                               (Dollars in thousands)


                                                                                   For the Six              For the Six
                                                                                  Months Ended             Months Ended
                                                                                 June 30, 2000            June 30, 1999
                                                                            -------------------------------------------------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                                     $33,298                $(41,587)

INVESTING ACTIVITIES
Sale, maturity, or repayment of investments:
   Fixed maturities - available for sale                                                123,182                  90,910
   Equity securities                                                                      5,195                      --
   Mortgage loans on real estate                                                          3,281                   3,606
   Policy loans - net                                                                     1,732                      --
                                                                            -------------------------------------------------
                                                                                        133,390                  94,516

Acquisition of investments:
   Fixed maturities - available for sale                                               (100,936)               (100,242)
   Mortgage loans on real estate                                                         (8,887)                     --
   Policy loans - net                                                                        --                  (1,158)
   Short term investments - net                                                         (33,893)                (26,394)
                                                                            -------------------------------------------------
                                                                                       (143,716)               (127,794)
Net purchase of property and equipment                                                   (1,974)                 (5,324)
Issuance of reciprocal loan agreement receivables                                       (16,900)                     --
Receipt of repayment of reciprocal loan agreement receivables                            16,900                      --
                                                                            -------------------------------------------------
Net cash used in investing activities                                                   (12,300)                (38,602)

FINANCING ACTIVITIES
Proceeds from reciprocal loan agreement borrowings                                      177,900                 265,800
Repayment of reciprocal loan agreement borrowings                                      (137,900)               (265,800)
Proceeds from revolving note payable                                                     54,800                  56,345
Repayment of revolving note payable                                                     (56,200)                (56,295)
Receipts from annuity and interest sensitive life
   policies credited to account balances                                                355,662                 330,935
Return of account balances on annuity
   and interest sensitive life policies                                                 (87,841)                (66,732)
Net reallocations to Separate Accounts                                                 (412,150)               (261,404)
Contribution from parent                                                                 80,000                  80,000
                                                                            -------------------------------------------------
Net cash provided by (used in) financing activities                                     (25,729)                 82,849
                                                                            -------------------------------------------------

Increase (decrease) in cash and cash equivalents                                         (4,731)                  2,660

Cash and cash equivalents at beginning of period                                         14,380                   6,679
                                                                            -------------------------------------------------

Cash and cash equivalents at end of period                                               $9,649                  $9,339
                                                                            =================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest                                                $12,649                  $1,373




                              See accompanying notes.


ACC3-108202                             78

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                 June 30, 2000


1.  SIGNIFICANT ACCOUNTING POLICIES
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. This Form is being filed with the reduced disclosure format specified in General Instruction H(1) and (2) of Form 10-Q. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All adjustments were of a normal recurring nature, unless otherwise noted in Management's Discussion and Analysis and the Notes to Financial Statements. Operating results for the six months ended June 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000. These financial statements should be read in conjunction with the financial statements and related footnotes included in the Golden American Life Insurance Company's annual report on Form 10-K for the year ended December 31, 1999.

CONSOLIDATION
The condensed consolidated financial statements include Golden American Life Insurance Company ("Golden American") and its wholly owned subsidiary, First Golden American Life Insurance Company of New York ("First Golden," and with Golden American, collectively, the "Companies"). All significant intercompany accounts and transactions have been eliminated.

ORGANIZATION
Golden American is a wholly owned subsidiary of Equitable of Iowa Companies, Inc. ("EIC" or the "Parent"). EIC is an indirect wholly owned subsidiary of ING Groep N.V., a global financial services holding company based in The Netherlands.

STATUTORY
Net loss for Golden American as determined in accordance with statutory accounting practices was $12,235,000 and $44,799,000 for the six months ended June 30, 2000 and 1999, respectively. Total statutory capital and surplus was $436,701,000 at June 30, 2000 and $368,928,000 at December 31, 1999.

RECLASSIFICATIONS
Certain amounts in the June 30, 1999, December 31, 1999, and March 31, 2000 financial statements have been reclassified to conform to the June 30, 2000 financial statement presentation.

2.  COMPREHENSIVE INCOME
Comprehensive income includes all changes in stockholder's equity during a period except those resulting from investments by and distributions to the stockholder. During the second quarters of 2000 and 1999, total comprehensive income (loss) for the Companies amounted to $6,428,000 and $(828,000), respectively, and $7,024,000 and $(2,077,000) for the six months ended June 30, 2000 and 1999, respectively. Included in these amounts are total comprehensive income (loss) for First Golden of $41,000 and $(226,000) for the second quarters of 2000 and 1999, respectively, and $110,000 and $(244,000) for the six months ended June 30, 2000 and 1999, respectively. Other comprehensive income (loss) excludes net investment gains (losses) included in net income which merely represent transfers from unrealized to realized gains and losses. These amounts totaled $(120,000) and $(2,348,000) during the second quarters of 2000 and 1999, respectively, and $(588,000) and $(2,052,000) during the six months ended June 30, 2000 and 1999, respectively. Such amounts, which have been measured through the date of sale, are net of income taxes and adjustments for value of purchased insurance in force and deferred policy acquisition costs totaling $(1,200,000) and $584,000 for the second quarters of 2000 and 1999, respectively, and $(2,041,000) and $335,000 for the six months ended June 30, 2000 and 1999, respectively.

ACC3-108202                             79

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
    NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                                 June 30, 2000


3.  INVESTMENTS
Investment Valuation Analysis: The Companies analyze the investment portfolio at least quarterly in order to determine if the carrying value of any investment has been impaired. The carrying value of debt and equity securities is written down to fair value by a charge to realized losses when an impairment in value appears to be other than temporary.

During the second quarter of 2000, Golden American determined that the carrying value of an impaired bond exceeded its estimated net realizable value. As a result, at June 30, 2000, Golden American recognized a total pre-tax loss of approximately $142,000 to reduce the carrying value of the bond to its net realizable value of $329,000.

During the second quarter of 1999, Golden American determined that the carrying value of two bonds exceeded their estimated net realizable value. As a result, at June 30, 1999, Golden American recognized a total pre-tax loss of $1,639,000 to reduce the carrying value of the bonds to their combined net realizable value of $1,137,000.

4.  RELATED PARTY TRANSACTIONS

Operating Agreements: Directed Services, Inc. ("DSI"), an affiliate, acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) and distributor of the variable insurance products issued by the Companies. DSI is authorized to enter into agreements with broker/dealers to distribute the Companies' variable insurance products and appoint representatives of the broker/dealers as agents. The Companies paid commissions to DSI totaling $53,398,000 and $109,252,000 in the second quarter and the first six months of 2000, respectively ($45,503,000 and $80,288,000, respectively, for the same periods of 1999).

Golden American provides certain managerial and supervisory services to DSI. The fee paid by DSI for these services is calculated as a percentage of average assets in the variable separate accounts. For the second quarter and six months ended June 30, 2000, the fee was $4,740,000 and $9,058,000, respectively ($2,281,000 and $4,096,000, respectively, for the same periods of 1999).

The Companies have an asset management agreement with ING Investment Management LLC ("ING IM"), an affiliate, in which ING IM provides asset management and accounting services. Under the agreement, the Companies record a fee based on the value of the assets managed by ING IM. The fee is payable quarterly. For the second quarter and first six months of 2000, the Companies incurred fees of $616,000 and $1,274,000, respectively, under this agreement ($576,000 and $1,114,000, respectively, for the same periods of 1999).

Golden American has a guaranty agreement with Equitable Life Insurance Company of Iowa ("Equitable Life"), an affiliate. In consideration of an annual fee, payable June 30, Equitable Life guarantees to Golden American that it will make funds available, if needed, to Golden American to pay the contractual claims made under the provisions of Golden American's life insurance and annuity contracts. The agreement is not, and nothing contained therein or done pursuant thereto by Equitable Life shall be deemed to constitute, a direct or indirect guaranty by Equitable Life of the payment of any debt or other obligation, indebtedness, or liability, of any kind or character whatsoever, of Golden American. The agreement does not guarantee the value of the underlying assets held in separate accounts in which funds of variable life insurance and variable annuity policies have been invested. The calculation of the annual fee is based on risk based capital. On June 30, 2000, Golden American incurred a fee of $7,000, under this agreement. No annual fee was paid in 1999.

Golden American provides certain advisory, computer, and other resources and services to Equitable Life. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $1,708,000 in the second quarter of 2000 and $3,276,000 for the first six months of 2000 ($262,000 and $661,000, respectively, for the same periods of 1999).

ACC3-108202                             80

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
    NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                                 June 30, 2000


4.  RELATED PARTY TRANSACTIONS (continued)
The Companies have a service agreement with Equitable Life in which Equitable Life provides administrative and financial related services. Under this agreement, the Companies incurred expenses of $355,000 in the second quarter of 2000 and $667,000 for the first six months of 2000 ($488,000 and $805,000, respectively, for the same periods of 1999).

The Companies provide resources and services to DSI. Revenues for these services, which reduced general expenses incurred by the Companies, totaled $56,000 for the second quarter of 2000 and $108,000 for the first six months of 2000 ($241,000 and $483,000, respectively, for the same periods of 1999).

Golden American provides resources and services to ING Mutual Funds Management Co., LLC, an affiliate. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $165,000 for the second quarter of 2000 and $270,000 for the first six months of 2000 ($206,000 and $217,000, respectively, for the same periods of 1999).

Golden American provides resources and services to United Life & Annuity Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $149,000 for the second quarter of 2000 and $318,000 for the first six months of 2000.

The Companies provide resources and services to Security Life of Denver Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by the Companies, totaled $56,000 for the second quarter of 2000 and $108,000 for the first six months of 2000.

The Companies provide resources and services to Southland Life Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by the Companies, totaled $26,000 for the second quarter of 2000 and $52,000 for the first six months of 2000.

For the second quarter of 2000, the Companies received premiums, net of reinsurance, for variable products sold through 5 affiliates, Locust Street Securities, Inc. ("LSSI"), Vestax Securities Corporation ("Vestax"), DSI, Multi-Financial Securities Corporation ("Multi-Financial"), and IFG Network Securities, Inc. ("IFG"), of $9,500,000, $6,900,000, $100,000, $2,800,000, and
$1,500,000,  respectively ($45,700,000,  $32,600,000,  $651,000, $7,900,000, and
$6,000,000, respectively, for the same period of 1999). For the first six months of 2000, the Companies received premiums, net of reinsurance for variable products sold through 5 affiliates, LSSI, Vestax, DSI, Multi-Financial, and IFG of $67,000,000, $28,300,000, $800,000, $21,100,000, and $8,300,000, respectively
($75,300,000,    $59,100,000,    $2,300,000,    $13,400,000   and   $15,500,000,
respectively, for the same period of 1999).

Modified Coinsurance Agreement: On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued in 2000, excluding those with an interest rate guarantee. The accompanying financial statements are presented net of the effects of the agreement.

Reciprocal Loan Agreement: Golden American maintains a reciprocal loan agreement with ING America Insurance Holdings, Inc. ("ING AIH"), a Delaware corporation and affiliate, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which became effective January 1, 1998 and expires December 31, 2007, Golden American and ING AIH can borrow up to $65,000,000 from one another. Prior to lending funds to ING AIH, Golden American must obtain the approval of the Department of Insurance of the State of Delaware. Interest on any Golden American borrowings is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Interest on any ING AIH borrowings is charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. Under this agreement, Golden American incurred interest expense of $254,000 and $229,000 for the second quarters of 2000 and 1999, respectively, and $336,000 and

ACC3-108202                             81

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
    NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                                 June 30, 2000


4.  RELATED PARTY TRANSACTIONS (continued)
$236,000  for the first six months of 2000 and 1999,  respectively.  Golden
American received interest income of $0 for the second quarter of 2000 and $3,000 for the first six months of 2000. At June 30, 2000, Golden American had borrowings of $40,000,000 from ING AIH under this agreement.

Surplus Notes:  On December 30, 1999,  Golden  American issued an 8.179% surplus note in the amount of $50,000,000 to Equitable Life. The note matures on December 29, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $1,022,000 for the second quarter of 2000 and $2,056,000 for the first six months of 2000.

On December 8, 1999, Golden American issued a 7.979% surplus note in the amount of $35,000,000 to First Columbine Life Insurance Company ("First Columbine"), an affiliate. The note matures on December 7, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $698,000 for the second quarter of 2000 and $1,575,000 for the first six months of 2000.

On September 30, 1999, Golden American issued a 7.75% surplus note in the amount of $75,000,000 to ING AIH. The note matures on September 29, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $1,453,000 for the second quarter of 2000 and $2,906,000 for the first six months of 2000. On December 30, 1999, ING AIH assigned the note to Equitable Life.

On December 30, 1998, Golden American issued a 7.25% surplus note in the amount of $60,000,000 to Equitable Life. The note matures on December 29, 2028. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $1,087,000 and $1,088,000 for the second quarters of 2000 and 1999, respectively, and $2,175,000 for the first six months of 2000, unchanged from the same period in 1999.

On December 17, 1996, Golden American issued an 8.25% surplus note in the amount of $25,000,000 to Equitable of Iowa Companies. The note matures on December 17, 2026. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors of Golden American. Any payment of principal made is subject to the prior approval of the Delaware Insurance
Commissioner. Golden American incurred interest totaling $515,000 for the quarter ended June 30, 2000, unchanged from the first quarter of 1999, and $1,031,000 for the first six months of 2000, unchanged from the first six months of 1999.

Stockholder's Equity: During the second quarter of 2000 and first six months of 2000, Golden American received capital contributions from its Parent of $0 and $80,000,000, respectively ($60,000,000 and $80,000,000, respectively, for the same periods of 1999).

ACC3-108202                             82

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
    NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                                 June 30, 2000


5.  COMMITMENTS AND CONTINGENCIES
Reinsurance: At June 30, 2000, the Companies had reinsurance treaties with four unaffiliated reinsurers and one affiliated reinsurer covering a significant portion of the mortality risks under its variable contracts as of December 31, 1999. Golden American remains liable to the extent its reinsurers do not meet their obligations under the reinsurance agreements. At June 30, 2000 and December 31, 1999, the Companies had net receivables of $17,597,000 and $14,834,000, respectively, for reserve credits, reinsurance claims, or other receivables from these reinsurers comprised of $330,000 and $493,000, respectively, for claims recoverable from reinsurers, $1,306,000 and $1,201,000, respectively, for a payable for reinsurance premiums, and $18,573,000 and $15,542,000, respectively, for a receivable from an unaffiliated reinsurer. Included in the accompanying financial statements are net considerations to reinsurers of $5,271,000 for the second quarter of 2000 and $7,908,000 for the first six months of 2000 compared to $2,203,000 and $4,018,000 for the same periods in 1999. Also included in the accompanying financial statements are net policy benefits of $1,278,000 for the second quarter of 2000 and $1,835,000 for the first six months of 2000 compared to $718,000 and $1,439,000 for the same periods in 1999.

On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued in 2000, excluding those with an interest rate guarantee. At June 30, 2000, Golden American had a net receivable of $1,798,000 and received $110,000,000 cash for a total settlement of $111,798,000 under this agreement. The carrying value of the separate account liabilities covered under this agreement represent 10.3% of total separate account liabilities outstanding at June 30, 2000. Golden American remains liable to the extent Equitable Life does not meet its obligations under the agreement. The accompanying financial statements are presented net of the effects of the agreement.

Effective June 1, 1994, Golden American entered into a modified coinsurance agreement with an unaffiliated reinsurer. The accompanying financial statements are presented net of the effects of the treaty.

The reinsurance treaties that covered the nonstandard minimum guaranteed death benefits for new business have been terminated for business issued after December 31, 1999. The Companies are currently pursuing additional alternative reinsurance agreements for new business issued after December 31, 1999. There can be no assurance that such alternative agreements will be available. The reinsurance covering business in force at December 31, 1999 will continue to apply in the future.

Guaranty Fund Assessments: Assessments are levied on the Companies by life and health guaranty associations in most states in which the Companies are licensed to cover losses of policyholders of insolvent or rehabilitated insurers. In some states, these assessments can be partially offset through a reduction in future premium taxes. The Companies cannot predict whether and to what extent legislative initiatives may affect the right to offset. The associated cost for a particular insurance company can vary significantly based upon its fixed account premium volume by line of business and state premiums as well as its potential for premium tax offset. The Companies have established an undiscounted reserve to cover such assessments, review information regarding known failures, and revise estimates of future guaranty fund assessments. Accordingly, the Companies accrued and charged to expense an additional $1,000 in the second quarter and $2,000 in the first six months of 2000, respectively. At June 30, 2000 and December 31, 1999, the Companies have an undiscounted reserve of $2,450,000 and $2,444,000, respectively, to cover estimated future assessments (net of related anticipated premium tax offsets) and have established an asset totaling $682,000 and $618,000, respectively, for assessments paid which may be recoverable through future premium tax offsets. The Companies believe this reserve is sufficient to cover expected future guaranty fund assessments based upon previous premiums and known insolvencies at this time.

Litigation: The Companies, like other insurance companies, may be named or otherwise involved in lawsuits, including class action lawsuits and arbitrations. In some class action and other actions involving insurers, substantial damages have been sought and/or material settlement or award payments have been made. The

ACC3-108202                             83

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
    NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                                 June 30, 2000


5.  COMMITMENTS AND CONTINGENCIES (continued)
Companies currently believe no pending or threatened lawsuits or actions exist that are reasonably likely to have a material adverse impact on the Companies.

Vulnerability From Concentrations: The Companies have various concentrations in the investment portfolio. As of June 30, 2000, the Companies had one investment (other than bonds issued by agencies of the United States government) exceeding ten percent of stockholder's equity. The Companies' asset growth, net investment income, and cash flow are primarily generated from the sale of variable insurance products and associated future policy benefits and separate account liabilities. Substantial changes in tax laws that would make these products less attractive to consumers and extreme fluctuations in interest rates or stock market returns, which may result in higher lapse experience than assumed, could have a severe impact on the Companies' financial condition. Two broker/dealers, each having at least ten percent of total sales, generated 24% of the Companies' sales during the second quarter of 2000 (28% by two broker/dealers in the same period of 1999). One broker/dealer generated 12% of the Companies' sales during the first six months of 2000 (29% by two broker/dealers in the same period of 1999). The Premium Plus product generated 74% and 75% of the Companies' sales during the second quarter of 2000 and first six months of 2000, respectively (79% and 77% in the same periods of 1999).

Revolving Note Payable: To enhance short-term liquidity, the Companies established revolving notes payable effective July 27, 1998 and expiring July 31, 1999 with SunTrust Bank, Atlanta (the "Bank"). As of July 31, 1999, the SunTrust Bank, Atlanta revolving note facilities were extended to July 31, 2000. The total amount the Companies may have outstanding is $85,000,000, of which Golden American and First Golden have individual credit sublimits of $75,000,000 and $10,000,000, respectively. The notes accrue interest at an annual rate equal to: (1) the cost of funds for the Bank for the period applicable for the advance plus 0.25% or (2) a rate quoted by the Bank to the Companies for the advance. The terms of the agreement require the Companies to maintain the minimum level of Company Action Level Risk Based Capital as established by applicable state law or regulation. During the quarters ended June 30, 2000 and 1999, the Companies incurred interest expense of $8,000 and $50,000, respectively. During the six months ended June 30, 2000 and 1999, the Companies incurred interest expense of $36,000 and $54,000, respectively. At June 30, 2000, the Companies did not have any borrowings under these agreements ($1,400,000 at December 31, 1999).

ACC3-108202                             84

--------------------------------------------------------------------------------
        FINANCIAL STATEMENTS OF GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------


REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholder
Golden American Life Insurance Company

We have audited the accompanying consolidated balance sheets of Golden American Life Insurance Company as of December 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholder's equity, and cash flows for the years ended December 31, 1999 and 1998 and for the periods from October 25, 1997 through December 31, 1997, and January 1, 1997 through October 24, 1997. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Golden American Life Insurance Company at December 31, 1999 and 1998, and the consolidated results of its operations and its cash flows for the years ended December 31, 1999 and 1998 and for the periods from October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, in conformity with accounting principles generally accepted in the United States.

                                                            /s/Ernst & Young LLP

Des Moines, Iowa
February 4, 2000

ACC3-108202                             85

                          GOLDEN AMERICAN LIFE INSURANCE COMPANY
                               CONSOLIDATED BALANCE SHEETS
                      (Dollars in thousands, except per share data)

                                                            POST-MERGER
                                                   ---------------------------
                                                   December 31,   December 31,
                                                      1999           1998
                                                   ------------   ------------
    ASSETS

     Investments:
       Fixed maturities, available for sale,
         at fair value (Cost: 1999 - $858,052;
         1998 - $739,772).......................    $835,321       $741,985
       Equity securities, at fair value (cost:
         1999 - $14,952; 1998 - $14,437)........      17,330         11,514
       Mortgage loans on real estate............     100,087         97,322
       Policy loans.............................      14,157         11,772
       Short-term investments...................      80,191         41,152
                                                  ----------     ----------
    Total investments...........................   1,047,086        903,745

    Cash and cash equivalents...................      14,380          6,679

    Reinsurance recoverable.....................      14,834          7,586

    Due from affiliates.........................         637          2,983

    Accrued investment income...................      11,198          9,645

    Deferred policy acquisition costs...........     528,957        204,979

    Value of purchased insurance in force.......      31,727         35,977

    Current income taxes recoverable............          35            628

    Deferred income tax asset...................      21,943         31,477

    Property and equipment, less allowances for
       depreciation of $3,229 in 1999 and $801
       in 1998..................................      13,888          7,348

    Goodwill, less accumulated amortization of
       $8,186 in 1999 and $4,408 in 1998........     142,941        146,719

    Other assets................................       2,514            743

    Separate account assets.....................   7,562,717      3,396,114
                                                  ----------     ----------
    Total assets................................  $9,392,857     $4,754,623
                                                  ==========     ==========


                              See accompanying notes.

ACC3-108202                             86

                      GOLDEN AMERICAN LIFE INSURANCE COMPANY
                     CONSOLIDATED BALANCE SHEETS - CONTINUED
                 (Dollars in thousands, except per share data)

                                                        POST-MERGER
                                              -----------------------------
                                                December 31,   December 31,
                                                    1999           1998
                                              --------------   ------------

LIABILITIES AND STOCKHOLDER'S EQUITY

Policy liabilities and accruals:
   Future policy benefits:
      Annuity and interest sensitive
        life products.......................     $1,033,701     $881,112
      Unearned revenue reserve..............          6,300        3,840
   Other policy claims and benefits.........              8           --
                                                 ----------   ----------
                                                  1,040,009      884,952

 Surplus notes..............................        245,000       85,000
 Revolving note payable.....................          1,400           --
 Due to affiliates..........................          9,547           --
 Other liabilities..........................         56,335       34,663
 Separate account liabilities...............      7,562,717    3,396,114
                                                 ----------   ----------
                                                  8,915,008    4,400,729

 Commitments and contingencies

 Stockholder's equity:
   Common stock, par value $10 per share,
      authorized, issued, and outstanding
      250,000 shares........................          2,500        2,500
   Additional paid-in capital...............        468,640      347,640
   Accumulated other comprehensive loss.....         (9,154)        (895)
   Retained earnings........................         15,863        4,649
                                                 ----------   ----------
 Total stockholder's equity.................        477,849      353,894
                                                 ----------   ----------
 Total liabilities and stockholder's equity.     $9,392,857   $4,754,623
                                                 ==========   ==========

                                    See accompanying notes.

ACC3-108202                             87

                             GOLDEN AMERICAN LIFE INSURANCE COMPANY
                              CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (Dollars in thousands)

                                                                                      POST-
                                                   POST-MERGER                    ACQUISITION
                                    --------------------------------------------|-------------
                                                                 For the period |or the period
                                                                    October 25, |  January 1,
                                     For the year  For the year       1997      |    1997
                                        ended         ended         through     |   hrough
                                     December 31,  December 31,   December 31,  |  October 24,
                                         1999          1998           1997      |     1997
                                    --------------------------------------------|--------------
Revenues                                                                        |
   Annuity and interest                                                         |
      sensitive life product                                                    |
      charges.......................  $ 82,935      $ 39,119        $ 3,834     |   $18,288
   Management fee revenue...........    10,136         4,771            508     |     2,262
   Net investment income............    59,169        42,485          5,127     |    21,656
   Realized gains (losses)                                                      |
      on investments................    (2,923)       (1,491)            15     |       151
   Other income.....................    10,827         5,569            236     |       426
                                      --------       -------        -------     |   -------
                                       160,144        90,453          9,720     |    42,783
                                                                                |
Insurance benefits and expenses:                                                |
   Annuity and interest sensitive                                               |
     life benefits:                                                             |
     Interest credited to account                                               |
       balances.....................   175,851        94,845          7,413     |    19,276
     Benefit claims incurred in                                                 |
       excess of account balances...     6,370         2,123             --     |       125
   Underwriting, acquisition, and                                               |
     insurance expenses:                                                        |
     Commissions....................   188,383       121,171          9,437     |    26,818
     General expenses...............    60,194        37,577          3,350     |    13,907
     Insurance taxes, state                                                     |
       licenses, and fees...........     3,976         4,140            450     |     1,889
     Policy acquisition costs                                                   |
       deferred.....................  (346,396)     (197,796)       (13,678)    |   (29,003)
     Amortization:                                                              |
      Deferred policy acquisition                                               |
        costs.......................    33,119         5,148            892     |     1,674
      Value of purchased insurance                                              |
        in force....................     6,238         4,724            948     |     5,225
      Goodwill......................     3,778         3,778            630     |     1,398
                                      --------       -------        -------     |   -------
                                       131,513        75,710          9,442     |    41,309
                                                                                |
Interest expense....................     8,894         4,390            557     |     2,082
                                      --------       -------        -------     |   -------
                                       140,407        80,100          9,999     |    43,391
                                      --------       -------        -------     |   -------
Income (loss) before income taxes...    19,737        10,353           (279)    |      (608)
                                                                                |
Income taxes........................     8,523         5,279            146     |    (1,337)
                                      --------       -------        -------     |   -------
                                                                                |
Net income (loss)...................  $ 11,214       $ 5,074        $  (425)    |   $   729
                                      ========       =======        =======     |   =======

                                    See accompanying notes.

ACC3-108202                             88

                           GOLDEN AMERICAN LIFE INSURANCE COMPANY
                  CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                                   (Dollars in thousands)


                                                       Accumulated
                                         Additional       Other                    Total
                                 Common    Paid-in    Comprehensive  Retained   Stockholder's
                                  Stock    Capital    Income (Loss)  Earnings      Equity
                                ------------------------------------------------------------
                                                      PRE-ACQUISITION
                                ------------------------------------------------------------
Balance at January 1, 1997.....  $2,500   $137,372      $   262       $   350     $140,484
 Comprehensive income:
  Net income...................      --         --           --           729          729
  Change in net unrealized
   investment gains (losses)...      --         --        1,543            --        1,543
                                                                                  --------
 Comprehensive income...........                                                     2,272
 Contribution of Capital........     --      1,121           --            --        1,121
                                 ------   --------      -------       -------     --------
Balance at October 24, 1997....  $2,500   $138,493      $ 1,805       $ 1,079     $143,877
                                 ======   ========      =======       =======     ========

                                -----------------------------------------------------------
                                                     POST-MERGER
                                -----------------------------------------------------------
Balance at October 25, 1997....  $2,500   $224,997           --            --     $227,497
 Comprehensive income:
  Net loss.....................      --         --           --       $  (425)        (425)
  Change in net unrealized
     investment gains (losses).      --         --      $   241            --          241
                                                                                  --------
Comprehensive loss.............                                                       (184)
                                 ------   --------      -------       -------     --------
Balance at December 31,1997....   2,500    224,997          241          (425)    $227,313
 Comprehensive income:
  Net income...................      --         --           --         5,074        5,074
  Change in net unrealized
     investment gains (losses).      --         --       (1,136)           --       (1,136)
                                                                                  --------
 Comprehensive income..........                                                      3,938
 Contribution of Capital........     --    122,500           --            --      122,500
 Other..........................     --        143           --            --          143
                                 ------   --------      -------       -------     --------
Balance at December 31,1998....   2,500    224,997         (895)        4,649      353,894
Comprehensive income:
  Net income...................      --         --           --        11,214       11,214
  Change in net unrealized
     investment gains (losses).      --         --       (8,259)           --       (8,259)
                                                                                  --------
Comprehensive income...........                                                      2,955
 Contribution of Capital........     --    121,000           --            --      121,000
                                 ------   --------      -------       -------     --------
Balance at December 31,1999....  $2,500   $468,640      $(9,154)      $15,863     $477,849
                                 ======   ========      =======       =======     ========

                                    See accompanying notes.

ACC3-108202                             89

                             GOLDEN AMERICAN LIFE INSURANCE COMPANY
                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (Dollars in thousands)

                                                                                              |    POST-
                                                                  POST-MERGER                 | ACQUISITION
                                                   -------------------------------------------|---------------
                                                                               For the period | For the period
                                                                                 October 25,  |   January 1,
                                                   For the year  For the year      1997       |     1997
                                                      ended         ended         through     |    through
                                                   December 31,  December 31,    December 31, |   October 24,
                                                      1999          1998            1997      |      1997
                                                   ------------  ------------  -------------- | --------------
OPERATING ACTIVITIES                                                                          |
Net income (loss).................................   $11,214        $5,074          $(425)    |         $729
Adjustments to reconcile net income (loss) to net                                             |
  cash provided by (used in) operations:                                                      |
   Adjustments related to annuity and                                                         |
     interest sensitive life products:                                                        |
     Interest credited and other charges on                                                   |
       interest sensitive products................   175,851        94,845          7,413     |       19,276
     Charges for mortality and administration.....       524          (233)           (62)    |          (99)
     Change in unearned revenues..................     2,460         2,651          1,189     |        3,292
   Increase (decrease) in policy liabilities and                                              |
     accruals.....................................         8           (10)            10     |           --
   Decrease (increase) in accrued investment                                                  |
     income.......................................    (1,553)       (3,222)         1,205     |       (3,489)
   Policy acquisition costs deferred..............  (346,396)     (197,796)       (13,678)    |      (29,003)
   Amortization of deferred policy                                                            |
     acquisition costs............................    33,119         5,148            892     |        1,674
   Amortization of value of purchased                                                         |
     insurance in force...........................     6,238         4,724            948     |        5,225
   Change in other assets, due to/from                                                        |
     affiliates, other liabilities, and accrued                                               |
     income taxes.................................    24,845         9,979          4,205     |       (8,944)
   Provision for depreciation and amortization....     8,850         8,147          1,299     |        3,203
   Provision for deferred income taxes............     8,523         5,279            146     |          316
   Realized (gains) losses on investments.........     2,923         1,491            (15)    |         (151)
                                                    --------      --------        -------     |     ---------
Net cash provided by (used in) operating                                                      |
   activities.....................................   (73,394)      (63,923)         3,127     |       (7,971)
                                                                                              |
INVESTING ACTIVITIES                                                                          |
Sale, maturity, or repayment of investments:                                                  |
   Fixed maturities - available for sale..........   220,547       145,253          9,871     |       39,622
   Mortgage loans on real estate..................     6,572         3,791          1,644     |        5,828
   Short-term investments - net...................        --            --             --     |       11,415
                                                    --------      --------        -------     |     ---------
                                                     227,119       149,044         11,515     |       56,865
Acquisition of investments:                                                                   |
   Fixed maturities - available for sale..........  (344,587)     (476,523)       (29,596)    |     (155,173)
   Equity securities..............................        --       (10,000)            (1)    |       (4,865)
   Mortgage loans on real estate..................    (9,659)      (16,390)       (14,209)    |      (44,481)
   Policy loans - net.............................    (2,385)       (2,940)          (328)    |       (3,870)
   Short-term investments - net...................   (39,039)      (26,692)       (13,244)    |           --
                                                    --------      --------        -------     |     ---------
                                                    (395,670)     (532,545)       (57,378)    |     (208,389)
Net purchase of property and equipment............    (8,968)       (6,485)          (252)    |         (875)
                                                    --------      --------        -------     |     ---------
Net cash used in investing activities.............  (177,519)     (389,986)       (46,115)    |     (152,399)

                                            See accompanying notes.

ACC3-108202                                          90

                                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                              CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                                             (Dollars in thousands)

                                                                                       |    POST-
                                                           POST-MERGER                 | ACQUISITION
                                            -------------------------------------------|---------------
                                                                        For the period | For the period
                                                                          October 25,  |   January 1,
                                            For the year  For the year      1997       |     1997
                                               ended         ended         through     |    through
                                            December 31,  December 31,    December 31, |   October 24,
                                               1999          1998            1997      |      1997
                                            ------------  ------------  -------------- | --------------
FINANCING ACTIVITIES                                                                   |
Proceeds from reciprocal loan agreement                                                |
   borrowings..............................  $396,350       $500,722            --     |          --
Repayment of reciprocal loan agreement                                                 |
   borrowings..............................  (396,350)      (500,722)           --     |          --
Proceeds from revolving note payable.......   220,295        108,495            --     |          --
Repayment of revolving note payable........  (218,895)      (108,495)           --     |          --
Proceeds from surplus note.................   160,000         60,000            --     |          --
Proceeds from line of credit borrowings....        --             --       $10,119     |     $97,124
Repayment of line of credit borrowings.....        --         (5,309)       (2,207)    |     (80,977)
Receipts from annuity and interest                                                     |
   sensitive life policies credited to                                                 |
   account balances........................   773,685        593,428        62,306     |     261,549
Return of account balances on annuity                                                  |
   and interest sensitive life policies....  (147,201)       (72,649)       (6,350)    |     (13,931)
Net reallocations to separate accounts.....  (650,270)      (239,671)      (17,017)    |     (93,069)
Contributions of capital by parent.........   121,000        103,750            --     |       1,011
                                             --------      --------        -------     |   ---------
Net cash provided by financing activities..   258,614        439,549        46,851     |     171,707
                                             --------      --------        -------     |   ---------
                                                                                       |
Increase (decrease) in cash and cash                                                   |
   equivalents.............................     7,701        (14,360)        3,863     |      11,337
Cash and cash equivalents at                                                           |
   beginning of period.....................     6,679         21,039        17,176     |       5,839
                                             --------      --------        -------     |   ---------
Cash and cash equivalents at                                                           |
   end of period...........................   $14,380         $6,679       $21,039     |     $17,176
                                             ========      =========       =======     |   =========
                                                                                       |
SUPPLEMENTAL  DISCLOSURE                                                               |
 OF CASH FLOW  INFORMATION                                                             |
Cash paid during the period for:                                                       |
   Interest................................    $6,392         $4,305          $295     |      $1,912
   Income taxes............................        --             99            --     |         283
Non-cash financing activities:                                                         |
   Non-cash adjustment to additional                                                   |
     paid-in capital for adjusted merger                                               |
     costs.................................        --            143            --     |          --
   Contribution of property and                                                        |
     equipment from EIC Variable,                                                      |
     Inc. net of $353 of accumulated                                                   |
     depreciation..........................        --             --            --     |         110
   Contribution of capital from parent to                                              |
     repay line of credit borrowings.......        --         18,750            --     |          --

                               See accompanying notes.

ACC3-108202                                  91

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

1. SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION
The consolidated financial statements include Golden American Life Insurance Company ("Golden American") and its wholly owned subsidiary, First Golden American Life Insurance Company of New York ("First Golden," and collectively with Golden American, the "Companies"). All significant intercompany accounts and transactions have been eliminated.

ORGANIZATION
Golden American, a wholly owned subsidiary of Equitable of Iowa Companies, Inc., offers variable insurance products and is licensed as a life insurance company in the District of Columbia and all states except New York. First Golden is licensed to sell insurance products in New York and Delaware. The Companies' products are marketed by broker/dealers, financial institutions, and insurance agents. The Companies' primary customers are consumers and corporations.

On October 24, 1997, PFHI Holding, Inc. ("PFHI"), a Delaware corporation, acquired all of the outstanding capital stock of Equitable of Iowa Companies ("Equitable") according to the terms of an Agreement and Plan of Merger ("Merger Agreement") dated July 7, 1997 among Equitable, PFHI, and ING Groep N.V. ("ING"). PFHI is a wholly owned subsidiary of ING, a global financial services holding company based in The Netherlands. As a result of this transaction, Equitable was merged into PFHI, which was simultaneously renamed Equitable of Iowa Companies, Inc. ("EIC" or the "Parent"), a Delaware corporation. See Note 6 for additional information regarding the merger.

On August 13, 1996, Equitable acquired all of the outstanding capital stock of BT Variable, Inc. (subsequently known as EIC Variable, Inc.) and its wholly owned subsidiaries, Golden American and Directed Services, Inc. ("DSI") from
Whitewood Properties Corporation ("Whitewood"). See Note 7 for additional information regarding the acquisition.

For financial statement purposes, the ING merger was accounted for as a purchase effective October 25, 1997 and the change in control of Golden American through the acquisition of BT Variable, Inc. ("BT Variable") was accounted for as a purchase effective August 14, 1996. The merger and acquisition resulted in new bases of accounting reflecting estimated fair values of assets and liabilities at their respective dates. As a result, the Companies' financial statements included for the periods after October 24, 1997 are presented on the Post-Merger new basis of accounting and for the period January 1, 1997 through October 24, 1997 are presented on the Post-Acquisition basis of accounting.

INVESTMENTS
Fixed Maturities: The Companies account for their investments under the Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for
Certain Investments in Debt and Equity Securities," which requires fixed maturities to be designated as either "available for sale," "held for investment," or "trading." Sales of fixed maturities designated as "available for sale" are not restricted by SFAS No. 115. Available for sale securities are reported at fair value and unrealized gains and losses on these securities are included directly in stockholder's equity, after adjustment for related changes in value of purchased insurance in force ("VPIF"), deferred policy acquisition costs ("DPAC"), and deferred income taxes. At December 31, 1999 and 1998, all of the Companies' fixed maturities are designated as available for sale, although the Companies are not precluded from designating fixed maturities as held for investment or trading at some future date.

Securities determined to have a decline in value that is other than temporary are written down to estimated fair value, which becomes the new cost basis by a charge to realized losses in the Companies' Statements of Operations. Premiums and discounts are amortized/accrued utilizing a method which results in a constant

ACC3-108202                             92

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

1. SIGNIFICANT ACCOUNTING POLICIES (continued)

yield over the  securities'  expected  lives.  Amortization/accrual  of
premiums  and   discounts  on  mortgage   and  other   asset-backed   securities
incorporates a prepayment assumption to estimate the securities' expected lives.

Equity Securities: Equity securities are reported at estimated fair value if readily marketable. The change in unrealized appreciation and depreciation of marketable equity securities (net of related deferred income taxes, if any) is included directly in stockholder's equity. Equity securities determined to have a decline in value that is other than temporary are written down to estimated fair value, which becomes the new cost basis by a charge to realized losses in the Companies' Statements of Operations.

Mortgage Loans On Real Estate: Mortgage loans on real estate are reported at cost adjusted for amortization of premiums and accrual of discounts. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable the Companies will be unable to collect all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is reduced to the present value of expected future cash flows from the loan discounted at the loan's effective interest rate, or to the loan's observable market price, or the fair value of the underlying collateral. The carrying value of impaired loans is reduced by the establishment of a valuation allowance, which is adjusted at each reporting date for significant changes in the calculated value of the loan. Changes in this valuation allowance are charged or credited to income.

Other Investments: Policy loans are reported at unpaid principal. Short-term investments are reported at cost, adjusted for amortization of premiums and accrual of discounts.

Realized Gains And Losses: Realized gains and losses are determined on the basis of specific identification.

Fair Values: Estimated fair values, as reported herein, of conventional mortgage-backed securities not actively traded in a liquid market are estimated using a third party pricing process. This pricing process uses a matrix calculation assuming a spread over U.S. Treasury bonds based upon the expected average lives of the securities. Estimated fair values of publicly traded fixed maturities are reported by an independent pricing service. Fair values of private placement bonds are estimated using a matrix that assumes a spread (based on interest rates and a risk assessment of the bonds) over U.S. Treasury bonds. Estimated fair values of equity securities, which consist of the Companies' investment in its registered separate accounts, are based upon the quoted fair value of the securities comprising the individual portfolios underlying the separate accounts.

CASH AND CASH EQUIVALENTS
For purposes of the accompanying Statements of Cash Flows, the Companies consider all demand deposits and interest-bearing accounts not related to the investment function to be cash equivalents. All interest-bearing accounts classified as cash equivalents have original maturities of three months or less.

DEFERRED POLICY ACQUISITION COSTS
Certain costs of acquiring new insurance business, principally first year commissions and interest bonuses, premium credit, and other expenses related to the production of new business, have been deferred. Acquisition costs for variable insurance products are being amortized generally in proportion to the present value (using the assumed crediting rate) of expected future gross profits. This amortization is adjusted retrospectively when the Companies revise their estimate of current or future gross profits to be realized from a group of products. DPAC is adjusted to reflect the pro forma impact of unrealized gains and losses on fixed maturities the Companies have designated as "available for sale" under SFAS No. 115.

ACC3-108202                             93

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

1. SIGNIFICANT ACCOUNTING POLICIES (continued)

VALUE OF PURCHASED INSURANCE IN FORCE
As a result of the merger and acquisition, a portion of the purchase price related to each transaction was allocated to the right to receive future cash flows from existing insurance contracts. This allocated cost represents VPIF, which reflects the value of those purchased policies calculated by discounting actuarially determined expected future cash flows at the discount rate determined by the purchaser. Amortization of VPIF is charged to expense in proportion to expected gross profits of the underlying business. This amortization is adjusted retrospectively when the Companies revise the estimate of current or future gross profits to be realized from the insurance contracts acquired. VPIF is adjusted to reflect the pro forma impact of unrealized gains and losses on available for sale fixed maturities. See Notes 6 and 7 for additional information on VPIF resulting from the merger and acquisition.

PROPERTY AND EQUIPMENT
Property and equipment primarily represent leasehold improvements, office furniture, certain other equipment, and capitalized computer software and are not considered to be significant to the Companies' overall operations. Property and equipment are reported at cost less allowances for depreciation.
Depreciation expense is computed primarily on the basis of the straight-line method over the estimated useful lives of the assets.

GOODWILL
Goodwill was established as a result of the merger and is being amortized over 40 years on a straight-line basis. Goodwill established as a result of the acquisition was being amortized over 25 years on a straight-line basis. See Notes 6 and 7 for additional information on the merger and acquisition.

FUTURE POLICY BENEFITS
Future policy benefits for divisions of the variable products with fixed interest guarantees are established utilizing the retrospective deposit accounting method. Policy reserves represent the premiums received plus accumulated interest, less mortality and administration charges. Interest credited to these policies ranged from 3.00% to 11.00% during 1999, 3.00% to 10.00% during 1998, and 3.30% to 8.25% during 1997. The unearned revenue reserve represents unearned distribution fees. These distribution fees have been deferred and are amortized over the life of the contracts in proportion to expected gross profits.

SEPARATE ACCOUNTS
Assets and liabilities of the separate accounts reported in the accompanying Balance Sheets represent funds separately administered principally for variable contracts. Contractholders, rather than the Companies, bear the investment risk for the variable insurance products. At the direction of the contractholders, the separate accounts invest the premiums from the sale of variable insurance products in shares of specified mutual funds. The assets and liabilities of the separate accounts are clearly identified and segregated from other assets and liabilities of the Companies. The portion of the separate account assets equal to the reserves and other liabilities of variable contracts cannot be charged with liabilities arising out of any other business the Companies may conduct.

Variable separate account assets are carried at fair value of the underlying investments and generally represent contractholder investment values maintained in the accounts. Variable separate account liabilities represent account balances for the variable contracts invested in the separate accounts; the fair value of these liabilities is equal to their carrying amount. Net investment income and realized and unrealized capital gains and losses related to separate account assets are not reflected in the accompanying Statements of Operations.

ACC3-108202                            94

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

1. SIGNIFICANT ACCOUNTING POLICIES (continued)

Product charges recorded by the Companies from variable insurance products consist of charges applicable to each contract for mortality and expense risk, cost of insurance, contract administration, and surrender charges. In addition, some variable annuity and all variable life contracts provide for a distribution fee collected for a limited number of years after each premium deposit. Revenue recognition of collected distribution fees is amortized over the life of the contract in proportion to its expected gross profits. The balance of unrecognized revenue related to the distribution fees is reported as an unearned revenue reserve.

DEFERRED INCOME TAXES
Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred tax assets or liabilities are adjusted to reflect the pro forma impact of unrealized gains and losses on equity securities and fixed maturities the Companies have designated as available for sale under SFAS No. 115. Changes in deferred tax assets or liabilities resulting from this SFAS No. 115 adjustment are charged or credited directly to stockholder's equity. Deferred income tax expenses or credits reflected in the Companies' Statements of Operations are based on the changes in the deferred tax asset or liability from period to period (excluding the SFAS No. 115 adjustment).

DIVIDEND RESTRICTIONS
Golden American's ability to pay dividends to its Parent is restricted. Prior approval of insurance regulatory authorities is required for payment of dividends to the stockholder which exceed an annual limit. During 2000, Golden American cannot pay dividends to its Parent without prior approval of statutory authorities.

Under the provisions of the insurance laws of the State of New York, First Golden cannot distribute any dividends to its stockholder, Golden American, unless a notice of its intent to declare a dividend and the amount of the dividend has been filed with the New York Insurance Department at least thirty days in advance of the proposed declaration. If the Superintendent of the New York Insurance Department finds the financial condition of First Golden does not warrant the distribution, the Superintendent may disapprove the distribution by giving written notice to First Golden within thirty days after the filing.

SEGMENT REPORTING
The Companies manage their business as one segment, the sale of variable insurance products designed to meet customer needs for tax-advantaged saving for retirement and protection from death. Variable insurance products are sold to consumers and corporations throughout the United States.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions affecting the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Management is required to utilize historical experience and assumptions about future events and circumstances in order to develop estimates of material reported amounts and disclosures. Included among the material (or potentially material) reported amounts and disclosures that require extensive use of estimates and assumptions are: (1) estimates of fair values of investments in securities and other financial instruments, as well as fair values of policyholder liabilities, (2) policyholder liabilities, (3) deferred policy acquisition costs and value of purchased insurance in force, (4) fair values of assets and liabilities recorded as a result of merger and acquisition transactions, (5) asset valuation allowances, (6) guaranty fund assessment accruals, (7) deferred tax benefits (liabilities), and (8) estimates for commitments and contingencies including legal matters, if a liability is anticipated and can be reasonably estimated. Estimates and assumptions

ACC3-108202                             95

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

1. SIGNIFICANT ACCOUNTING POLICIES (continued)

regarding all of the preceding items are inherently subject to change and are reassessed periodically. Changes in estimates and assumptions could materially impact the financial statements.

RECLASSIFICATIONS
Certain amounts for the periods ended in the 1998 and 1997 financial statements have been reclassified to conform to the 1999 financial statement presentation.

2. BASIS OF FINANCIAL REPORTING

The financial statements of the Companies differ from related statutory-basis financial statements principally as follows: (1) acquisition costs of acquiring new business are deferred and amortized over the life of the policies rather than charged to operations as incurred; (2) an asset representing the present value of future cash flows from insurance contracts acquired was established as a result of the merger/acquisition and is amortized and charged to expense; (3) future policy benefit reserves for divisions with fixed interest guarantees of the variable insurance products are based on full account values, rather than the greater of cash surrender value or amounts derived from discounting methodologies utilizing statutory interest rates; (4) reserves are reported before reduction for reserve credits related to reinsurance ceded and a receivable is established, net of an allowance for uncollectible amounts, for these credits rather than presented net of these credits; (5) fixed maturity investments are designated as "available for sale" and valued at fair value with unrealized appreciation/depreciation, net of adjustments to value of purchased insurance in force, deferred policy acquisition costs, and deferred income taxes (if applicable), credited/charged directly to stockholder's equity rather than valued at amortized cost; (6) the carrying value of fixed maturities is reduced to fair value by a charge to realized losses in the Statements of Operations when declines in carrying value are judged to be other than temporary, rather than through the establishment of a formula-determined statutory investment reserve (carried as a liability), changes in which are charged directly to surplus; (7) deferred income taxes are provided for the difference between the financial statement and income tax bases of assets and liabilities; (8) net realized gains or losses attributed to changes in the level of interest rates in the market are recognized when the sale is completed rather than deferred and amortized over the remaining life of the fixed maturity security; (9) a liability is established for anticipated guaranty fund assessments, net of related anticipated premium tax credits, rather than capitalized when assessed and amortized in accordance with procedures permitted by insurance regulatory authorities; (10) revenues for variable insurance products consist of policy charges applicable to each contract for the cost of insurance, policy administration charges, amortization of policy initiation fees, and surrender charges assessed rather than premiums received; (11) the financial statements of Golden American's wholly owned subsidiary are consolidated rather than recorded at the equity in net assets; (12) surplus notes are reported as liabilities rather than as surplus; and (13) assets and liabilities are restated to fair values when a change in ownership occurs, with provisions for goodwill and other intangible assets, rather than continuing to be presented at historical cost.

The net loss for Golden American as determined in accordance with statutory accounting practices was $85,578,000 in 1999, $68,002,000 in 1998, and $428,000
in 1997. Total statutory capital and surplus was $368,928,000 at December 31, 1999 and $183,045,000 at December 31, 1998.

ACC3-108202                             96

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


3. INVESTMENT OPERATIONS

INVESTMENT RESULTS
Major categories of net investment income are summarized below:

                                                   POST-MERGER                  |POST-ACQUISITION
                                     -------------------------------------------|----------------
                                                                 For the period | For the period
                                                                   October 25,  |   January 1,
                                     For the year  For the year      1997       |     1997
                                         ended         ended       through      |   through
                                     December 31,  December 31,   December 31,  |  October 24,
                                        1999          1998           1997       |      1997
                                     ------------  ------------  -------------- | --------------
                                                    (Dollars in thousands)
                                                                                |
 Fixed maturities...............        $50,352       $35,224        $ 4,443    |     $18,488
 Equity securities..............            515            --              3    |          --
 Mortgage loans on real estate..          7,074         6,616            879    |       3,070
 Policy loans...................            485           619             59    |         482
 Short-term investments.........          2,583         1,311            129    |         443
 Other, net.....................            388           246           (154)   |          24
                                        -------       -------        -------    |     -------
 Gross investment income........         61,397        44,016          5,359    |      22,507
 Less investment expenses.......         (2,228)       (1,531)          (232)   |        (851)
                                        -------       -------        -------    |     -------
 Net investment income..........        $59,169       $42,485        $ 5,127    |     $21,656
                                        =======       =======        =======    |     =======

Realized gains (losses) on investments follows:

                                                   POST-MERGER                  |POST-ACQUISITION
                                     -------------------------------------------|----------------
                                                                 For the period | For the period
                                                                   October 25,  |   January 1,
                                     For the year  For the year      1997       |     1997
                                         ended         ended       through      |   through
                                     December 31,  December 31,   December 31,  |  October 24,
                                        1999          1998           1997       |      1997
                                     ------------  ------------  -------------- | --------------
                                                  (Dollars in thousands)
                                                                                |
  Fixed maturities, available for                                               |
    sale..........................      $(2,910)      $(1,428)       $    25    |     $    151
  Mortgage loans on real estate...          (13)          (63)           (10)   |           --
                                        -------       -------        -------    |      -------
  Realized gains (losses) on                                                    |
    investments...................      $(2,923)      $(1,491)           $15    |         $151
                                        =======       =======        =======    |     ========


The change in unrealized appreciation (depreciation) of securities at fair value follows:

                                                   POST-MERGER                  |POST-ACQUISITION
                                     -------------------------------------------|----------------
                                                                 For the period | For the period
                                                                   October 25,  |   January 1,
                                     For the year  For the year      1997       |     1997
                                         ended         ended       through      |   through
                                     December 31,  December 31,   December 31,  |  October 24,
                                        1999          1998           1997       |      1997
                                     ------------  ------------  -------------- | --------------
                                                  (Dollars in thousands)
                                                                                |
                                                                                |
  Fixed maturities, available for                                               |
    sale...........................     $(24,944)     $  1,100       $ (3,494)  |     $  4,197
  Equity securities................        5,301        (2,390)           (68)  |         (462)
                                        --------      --------       --------   |     --------
  Unrealized appreciation                                                       |
     (depreciation) of securities..     $(19,643)     $ (1,290)      $ (3,562)  |     $  3,735
                                        ========      ========       ========   |     ========

ACC3-108202                             97

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


3. INVESTMENT OPERATIONS (continued)

At December 31, 1999 and December 31, 1998, amortized cost, gross unrealized gains and losses, and estimated fair values of fixed maturities, all of which are designated as available for sale, follows:


                                                       POST-MERGER
                                    ---------------------------------------------------
                                                    Gross       Gross      Estimated
                                     Amortized    Unrealized  Unrealized      Fair
                                        Cost         Gains      Losses       Value
                                    ----------    ----------  ----------   ---------
                                                  (Dollars in thousands)
    December 31, 1999
    -----------------------------
    U.S. government and
       governmental agencies
       and authorities............     $ 21,363          --     $   (260)   $ 21,103
    Public utilities..............       53,754      $   25       (2,464)     51,315
    Corporate securities..........      396,494          53      (12,275)    384,272
    Other asset-backed securities.      207,044         850       (4,317)    203,577
    Mortgage-backed securities....      179,397          39       (4,382)    175,054
                                       --------      ------     --------    --------
    Total.........................     $858,052      $  967     $(23,698)   $835,321
                                       ========      ======     ========    ========

    December 31, 1998
    -----------------------------
    U. S. government and
       governmental agencies
       and authorities............     $ 13,568      $  182     $    (8)    $ 13,742
    Foreign governments...........        2,028           8          --        2,036
    Public utilities..............       67,710         546        (447)      67,809
    Corporate securities..........      365,569       4,578       (2,658)    367,489
    Other asset-backed securities.       99,877         281       (1,046)     99,112
    Mortgage-backed securities....      191,020       1,147         (370)    191,797
                                       --------      ------     --------    --------
    Total.........................     $739,772      $6,742     $ (4,529)   $741,985
                                       ========      ======     ========    ========

Short-term investments with maturities of 30 days or less have been excluded from the above schedules. Amortized cost approximates fair value for these securities. At December 31, 1999, net unrealized investment loss on fixed maturities designated as available for sale totaled $22,731,000. Depreciation of $6,955,000 was included in stockholder's equity at December 31, 1999 (net of adjustments of $1,785,000 to VPIF, $10,246,000 to DPAC, and $3,745,000 to
deferred income taxes). At December 31, 1998, net unrealized investment gains on fixed maturities designated as available for sale totaled $2,213,000. Appreciation of $1,005,000 was included in stockholder's equity at December 31, 1998 (net of adjustments of $203,000 to VPIF, $455,000 to DPAC, and $550,000 to deferred income taxes).

At December 31, 1999, net unrealized appreciation on equity securities was comprised entirely of gross appreciation of $2,378,000. At December 31, 1998, net unrealized depreciation of equity securities was comprised entirely of gross depreciation of $2,923,000.

Amortized cost and estimated fair value of fixed maturities designated as available for sale, by contractual maturity, at December 31, 1999 are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

ACC3-108202                             98

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

3. INVESTMENT OPERATIONS (continued)


                                                   POST-MERGER
                                            -------------------------
                                            Amortized      Estimated
December 31, 1999                              Cost       Fair Value
---------------------------------------------------------------------
                                              (Dollars in thousands)

Due within one year.....................    $ 25,317       $ 25,186
Due after one year through five years...     355,205        344,998
Due after five years through ten years..      83,004         78,976
Due after ten years.....................       8,085          7,530
                                            --------       --------
                                             471,611        456,690
Other asset-backed securities...........     207,044        203,577
Mortgage-backed securities..............     179,397        175,054
                                            --------       --------
Total...................................    $858,052       $835,321
                                            ========       ========

An analysis of sales, maturities, and principal repayments of the Companies' fixed maturities portfolio follows:


                                                        Gross      Gross     Proceeds
                                           Amortized  Realized   Realized      from
                                             Cost       Gains     Losses       Sale
                                           ---------  --------   --------    --------
                                                     (Dollars in thousands)
POST-MERGER:
For the year ended December 31, 1999:
Scheduled principal repayments, calls,
   and tenders..........................    $141,346     $216       $(174)   $141,388
Sales...................................      80,472      141      (1,454)     79,159
                                            --------     ----     -------    --------
Total...................................    $221,818     $357     $(1,628)   $220,547
                                            ========     ====     =======    ========

For the year ended December 31, 1998:
Scheduled principal repayments, calls,
   and tenders..........................    $102,504      $60         $(3)   $102,561
Sales...................................      43,204      518      (1,030)     42,692
                                            --------     ----     -------    --------
Total...................................    $145,708     $578     $(1,033)   $145,253
                                            ========     ====     =======    ========

For the period October 25, 1997 through
   December 31, 1997:
Scheduled principal repayments, calls,
   and tenders..........................      $6,708       $2          --      $6,710
Sales...................................       3,138       23          --       3,161
                                            --------     ----     -------    --------
Total...................................      $9,846      $25          --      $9,871
                                            ========     ====     =======    ========

POST-ACQUISITION:

For the period January 1, 1997 through
   October 24, 1997:
Scheduled principal repayments, calls,
   and tenders..........................     $25,419       --          --     $25,419
Sales...................................      14,052     $153         $(2)     14,203
                                            --------     ----     -------    --------
Total...................................     $39,471     $153         $(2)    $39,622
                                            ========     ====     =======    ========

ACC3-108202                                      99

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


3. INVESTMENT OPERATIONS (continued)

Investment Valuation Analysis: The Companies analyze the investment portfolio at least quarterly in order to determine if the carrying value of any investment has been impaired. The carrying value of debt and equity securities is written down to fair value by a charge to realized losses when an impairment in value appears to be other than temporary.

During the fourth quarter of 1998, Golden American determined that the carrying value of two bonds exceeded their estimated net realizable value. As a result, at December 31, 1998, Golden American recognized a total pre-tax loss of $973,000 to reduce the carrying value of the bonds to their combined net realizable value of $2,919,000. During the second quarter of 1999, further information was received regarding these bonds and Golden American determined that the carrying value of the two bonds exceeded their estimated net realizable value. As a result, at June 30, 1999, Golden American recognized a total pre-tax loss of $1,639,000 to further reduce the carrying value of the bonds to their combined net realizable value of $1,137,000. During 1997, no investments were identified as having an other than temporary impairment.

Investments on Deposit: At December 31, 1999 and 1998, affidavits of deposits covering bonds with a par value of $6,470,000 were on deposit with regulatory authorities pursuant to certain statutory requirements.

Investment Diversifications: The Companies' investment policies related to the investment portfolio require diversification by asset type, company, and industry and set limits on the amount which can be invested in an individual issuer. Such policies are at least as restrictive as those set forth by regulatory authorities. The following percentages relate to holdings at December 31, 1999 and December 31, 1998. Fixed maturities included investments in basic industrials (29% in 1999, 26% in 1998), conventional mortgage-backed securities (22% in 1999, 25% in 1998), financial companies (16% in 1999, 19% in 1998), and other asset-backed securities (19% in 1999, 11% in 1998). Mortgage loans on real estate have been analyzed by geographical location with concentrations by state identified as California (12% in 1999 and 1998), Utah (10% in 1999, 11% in
1998), and Georgia (9% in 1999, 10% in 1998). There are no other concentrations of mortgage loans on real estate in any state exceeding ten percent at December 31, 1999 and 1998. Mortgage loans on real estate have also been analyzed by collateral type with significant concentrations identified in office buildings (34% in 1999, 36% in 1998), industrial buildings (33% in 1999, 32% in 1998), retail facilities (19% in 1999, 20% in 1998), and multi-family apartments (10% in 1999, 8% in 1998). Equity securities are not significant to the Companies' overall investment portfolio.

No investment in any person or its affiliates (other than bonds issued by agencies of the United States government) exceeded ten percent of stockholder's equity at December 31, 1999.

4. COMPREHENSIVE INCOME
Comprehensive income includes all changes in stockholder's equity during a period except those resulting from investments by and distributions to the stockholder. Total comprehensive income (loss) for the Companies includes $(452,000) for the year ended December 31, 1999 for First Golden ($1,015,000 for the year ended December 31, 1998 and $159,000, and $536,000, respectively, for the periods October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997). Other comprehensive income excludes net investment gains (losses) included in net income, which merely represent transfers from unrealized to realized gains and losses. These amounts total $(1,468,000) in 1999 and $(2,133,000) in 1998. Such amounts, which have been measured through the date of sale, are net of income taxes and adjustments to VPIF and DPAC totaling $(1,441,000) in 1999 and $705,000 in 1998.

5. FAIR VALUES OF FINANCIAL INSTRUMENTS
SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of estimated fair value of all financial instruments, including both assets and liabilities recognized and not recognized in a

ACC3-108202                             100

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


5. FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

company's  balance
sheet, unless specifically exempted. SFAS No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments," requires additional disclosures about derivative financial instruments. Most of the
Companies' investments, investment contracts, and debt fall within the standards' definition of a financial instrument. Fair values for the Companies' insurance contracts other than investment contracts are not required to be disclosed. In cases where quoted market prices are not available, estimated fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accounting, actuarial, and regulatory bodies are continuing to study the methodologies to be used in developing fair value information, particularly as it relates to such things as liabilities for insurance contracts. Accordingly, care should be exercised in deriving conclusions about the Companies' business or financial condition based on the information presented herein.

The Companies closely monitor the composition and yield of invested assets, the duration and interest credited on insurance liabilities, and resulting interest spreads and timing of cash flows. These amounts are taken into consideration in the Companies' overall management of interest rate risk, which attempts to minimize exposure to changing interest rates through the matching of investment cash flows with amounts expected to be due under insurance contracts. These assumptions may not result in values consistent with those obtained through an actuarial appraisal of the Companies' business or values that might arise in a negotiated transaction.

The following compares carrying values as shown for financial reporting purposes with estimated fair values:

                                                               POST-MERGER
                                           -----------------------------------------------
                                              December 31, 1999        December 31, 1998
                                           ----------------------    ---------------------
                                                        Estimated                Estimated
                                            Carrying      Fair        Carrying     Fair
                                             Value       Value         Value      Value
                                            --------    ---------     --------   ---------
                                                     (Dollars in thousands)

ASSETS

   Fixed maturities, available for sale..  $  835,321   $  835,321  $  741,985  $  741,985
   Equity securities.....................      17,330       17,330      11,514      11,514
   Mortgage loans on real estate.........     100,087       95,524      97,322      99,762
   Policy loans..........................      14,157       14,157      11,772      11,772
   Short-term investments................      80,191       80,191      41,152      41,152
   Cash and cash equivalents.............      14,380       14,380       6,679       6,679
   Separate account assets...............   7,562,717    7,562,717   3,396,114   3,396,114

LIABILITIES

   Annuity products......................   1,017,105      953,546     869,009     827,597
   Surplus notes.........................     245,000      226,100      85,000      90,654
   Revolving note payable................       1,400        1,400          --          --
   Separate account liabilities..........   7,562,717    7,562,717   3,396,114   3,396,114

The following methods and assumptions were used by the Companies in estimating fair values.

Fixed  maturities:   Estimated  fair  values  of  conventional   mortgage-backed
securities not actively traded in a liquid market and publicly traded securities are estimated using a third party pricing process. This pricing

ACC3-108202                             101

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


5. FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

process uses a matrix calculation assuming a spread over U.S. Treasury bonds based upon the expected average lives of the securities.

Equity securities: Estimated fair values of equity securities, which consist of the Companies' investment in the portfolios underlying its separate accounts, are based upon the quoted fair value of individual securities comprising the individual portfolios. For equity securities not actively traded, estimated fair values are based upon values of issues of comparable returns and quality.

Mortgage loans on real estate: Fair values are estimated by discounting expected cash flows, using interest rates currently offered for similar loans.

Policy loans: Carrying values approximate the estimated fair value for policy loans.

Short-term investments and cash and cash equivalents: Carrying values reported in the Companies' historical cost basis balance sheet approximate estimated fair value for these instruments due to their short-term nature.

Separate account assets: Separate account assets are reported at the quoted fair values of the individual securities in the separate accounts.

Annuity products: Estimated fair values of the Companies' liabilities for future policy benefits for the divisions of the variable annuity products with fixed interest guarantees and for supplemental contracts without life contingencies are stated at cash surrender value, the cost the Companies would incur to extinguish the liability.

Surplus notes: Estimated fair value of the Companies' surplus notes were based upon discounted future cash flows using a discount rate approximating the current market value.

Revolving note payable: Carrying value reported in the Companies' historical cost basis balance sheet approximates estimated fair value for this instrument, as the agreement carries a variable interest rate provision.

Separate account liabilities: Separate account liabilities are reported at full account value in the Companies' historical cost balance sheet. Estimated fair values of separate account liabilities are equal to their carrying amount.

6. MERGER
Transaction: On October 23, 1997, Equitable's shareholders approved the Merger Agreement dated July 7, 1997 among Equitable, PFHI, and ING. On October 24, 1997, PFHI, a Delaware corporation, acquired all of the outstanding capital stock of Equitable according to the Merger Agreement. PFHI is a wholly owned subsidiary of ING, a global financial services holding company based in The Netherlands. Equitable, an Iowa corporation, in turn, owned all the outstanding capital stock of Equitable Life Insurance Company of Iowa ("Equitable Life") and Golden American and their wholly owned subsidiaries. In addition, Equitable owned all the outstanding capital stock of Locust Street Securities, Inc.
("LSSI"), Equitable Investment Services, Inc. (subsequently dissolved), DSI, Equitable of Iowa Companies Capital Trust, Equitable of Iowa Companies Capital Trust II, and Equitable of Iowa Securities Network, Inc. (subsequently renamed ING Funds Distributor, Inc.). In exchange for the outstanding capital stock of Equitable, ING paid total consideration of approximately $2.1 billion in cash and stock and assumed approximately $400 million in debt. As a result of this transaction, Equitable was merged into PFHI, which was simultaneously renamed Equitable of Iowa Companies, Inc. ("EIC" or the "Parent"), a Delaware corporation. All costs of the merger, including expenses to terminate certain benefit plans, were paid by the Parent.

ACC3-108202                             102

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


6. MERGER (continued)

Accounting Treatment: The merger was accounted for as a purchase resulting in a new basis of accounting, reflecting estimated fair values for assets and liabilities at October 24, 1997. The purchase price was allocated to EIC and its subsidiaries with $227,497,000 allocated to the Companies. Goodwill was established for the excess of the merger cost over the fair value of the net assets and attributed to EIC and its subsidiaries including Golden American and First Golden. The amount of goodwill allocated to the Companies relating to the merger was $151,127,000 at the merger date and is being amortized over 40 years on a straight-line basis. The carrying value of goodwill will be reviewed periodically for any indication of impairment in value. The Companies' DPAC, previous balance of VPIF, and unearned revenue reserve, as of the merger date, were eliminated and a new asset of $44,297,000 representing VPIF was established for all policies in force at the merger date.

Value of Purchased Insurance In Force: As part of the merger, a portion of the acquisition cost was allocated to the right to receive future cash flows from insurance contracts existing with the Companies at the merger date. This allocated cost represents VPIF reflecting the value of those purchased policies calculated by discounting the actuarially determined expected future cash flow at the discount rate determined by ING.

An analysis of the VPIF asset follows:

                                                                   POST-MERGER
                                              -------------------------------------------------
                                                                                 For the period
                                              For the year     For the year    October 25, 1997
                                                  ended            ended           through
                                              December 31,     December 31,    December 31, 1997
                                              -------------------------------------------------
                                                            (Dollars in thousands)

   Beginning balance........................     $35,977          $43,174          $44,297
                                                 -------          -------          -------

   Imputed interest.........................       2,373            2,802            1,004
   Amortization.............................      (7,930)          (7,753)          (1,952)
   Changes in assumptions of timing of
     gross profits..........................        (681)             227               --
                                                 -------          -------          -------
   Net amortization.........................      (6,238)          (4,724)            (948)
   Adjustment for unrealized gains (losses)
     on available for sale securities.......       1,988              (28)            (175)
   Adjustment for other receivables and
     merger costs...........................          --           (2,445)              --
                                                 -------          -------          -------
   Ending balance...........................     $31,727          $35,977          $43,174
                                                 =======          =======          =======

ACC3-108202                             103

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


6. MERGER (continued)

Interest is imputed on the unamortized balance of VPIF at a rate of 7.33% for the year ended December 31, 1999, 7.38% for the year ended December 31, 1998, and 7.03% for the period October 25, 1997 through December 31, 1997. In 1999, VPIF was adjusted to increase amortization by $681,000 to reflect changes in the assumptions related to the timing of estimated gross profits. The amortization of VPIF, net of imputed interest, is charged to expense. VPIF decreased $2,664,000 during 1998 to adjust the value of other receivables and increased $219,000 in 1998 as a result of an adjustment to the merger costs. VPIF is adjusted for the unrealized gains (losses) on available for sale securities; such changes are included directly in stockholder's equity. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of December 31, 1999 is $3,958,000 in 2000, $3,570,000 in 2001, $3,322,000 in
2002,  $2,807,000 in 2003, and $2,292,000 in 2004. Actual  amortization may vary based upon changes in assumptions and experience.

7. ACQUISITION

Transaction: On August 13, 1996, Equitable acquired all of the outstanding capital stock of BT Variable from Whitewood, a wholly owned subsidiary of Bankers Trust Company ("Bankers Trust"), according to the terms of the Purchase Agreement dated May 3, 1996 between Equitable and Whitewood. In exchange for the outstanding capital stock of BT Variable, Equitable paid the sum of $93,000,000 in cash to Whitewood in accordance with the terms of the Purchase Agreement. Equitable also paid the sum of $51,000,000 in cash to Bankers Trust to retire certain debt owed by BT Variable to Bankers Trust pursuant to a revolving credit arrangement. After the acquisition, the BT Variable, Inc. name was changed to EIC Variable, Inc. On April 30, 1997, EIC Variable, Inc. was liquidated and its investments in Golden American and DSI were transferred to Equitable, while the remainder of its net assets were contributed to Golden American. On December 30, 1997, EIC Variable, Inc. was dissolved.

Accounting Treatment: The acquisition was accounted for as a purchase resulting in a new basis of accounting, which reflected estimated fair values for assets and liabilities at August 13, 1996. The purchase price was allocated to the three companies purchased - BT Variable, DSI, and Golden American. The allocation of the purchase price to Golden American was approximately $139,872,000. Goodwill was established for the excess of the purchase price over the fair value of the net assets acquired and attributed to Golden American. The amount of goodwill relating to the acquisition was $41,113,000 and was amortized over 25 years on a straight-line basis until the October 24, 1997 merger with ING. Golden American's DPAC, previous balance of VPIF, and unearned revenue reserve, as of the acquisition date, were eliminated and an asset of $85,796,000 representing VPIF was established for all policies in force at the acquisition date.

Value of Purchased Insurance In Force: As part of the acquisition, a portion of the acquisition cost was allocated to the right to receive future cash flows from the insurance contracts existing with Golden American at the date of acquisition. This allocated cost represents VPIF reflecting the value of those purchased policies calculated by discounting the actuarially determined expected future cash flows at the discount rate determined by Equitable.

ACC3-108202                             104

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


7. ACQUISITION (continued)

An analysis of the VPIF asset follows:


                                              POST-ACQUISITION
                                              ----------------
                                               For the period
                                              January 1, 1997
                                                  through
                                              October 24, 1997
                                              ----------------
                                          (Dollars in thousands)

             Beginning balance............        $ 83,051
                                                  --------

             Imputed interest.............           5,138
             Amortization.................         (12,656)
             Changes in assumption of
               timing of gross profits....           2,293
                                                  --------
             Net amortization.............          (5,225)
             Adjustment for unrealized
               gains on available for
               sale securities............            (373)
                                                  --------
             Ending balance...............        $ 77,453
                                                  ========

Interest was imputed on the unamortized balance of VPIF at rates of 7.70% to 7.80% for the period January 1, 1997 through October 24, 1997. The amortization of VPIF, net of imputed interest, was charged to expense. VPIF was also adjusted for the unrealized gains on available for sale securities; such changes were included directly in stockholder's equity.


8. INCOME TAXES

Golden American files a consolidated federal income tax return. Under the Internal Revenue Code, a newly acquired insurance company cannot file as part of the Parent's consolidated tax return for 5 years.

At December 31, 1999, the Companies have net operating loss ("NOL") carryforwards for federal income tax purposes of approximately $161,799,000. Approximately $5,094,000, $3,354,000, $53,310,000, and $100,041,000 of these NOL carryforwards are available to offset future taxable income of the Companies through the years 2011, 2012, 2013, and 2014, respectively.

INCOME TAX EXPENSE (BENEFIT)
Income tax expense (benefit) included in the consolidated financial statements follows:

                               POST-MERGER                    |POST-ACQUISITION
                  --------------------------------------------|----------------
                                               For the period | For the period
                                                 October 25,  |    January 1,
                  For the year  For the year       1997       |     1997
                      ended         ended        through      |   through
                  December 31,  December 31,     December 31, |   October 24,
                     1999          1998             1997      |     1997
                  ------------  ------------   -------------- | --------------
                                   (Dollars in thousands)
                                                              |
   Current                --           --             --      |    $    12
   Deferred          $8,523       $5,279           $146       |     (1,349)
                      ------       ------           ----      |    -------
                      $8,523       $5,279           $146      |    $(1,337)
                      ======       ======           ====      |    =======

ACC3-108202                             105

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


8. INCOME TAXES (continued)

The effective tax rate on income (loss) before income taxes is different from the prevailing federal income tax rate. A reconciliation of this difference follows:

                                                        POST-MERGER                    |POST-ACQUISITION
                                          ---------------------------------------------|-----------------
                                                                        For the period | For the period
                                                                          October 25,  |    January 1,
                                          For the year   For the year        1997      |      1997
                                             ended          ended          through     |    through
                                          December 31,   December 31,     December 31, |  October 24,
                                             1999           1998             1997      |     1997
                                          ------------   ------------   -------------- |  -------------
                                                                (Dollars in thousands)
                                                                                       |
   Income (loss) before income taxes..       $19,737        $10,353            $(279)  |      $  (608)
                                             =======        =======            =====          =======
                                                                                       |
   Income tax (benefit) at federal                                                     |
     statutory  rate.........................$ 6,908        $ 3,624            $ (98)  |      $  (213)
   Tax effect (decrease) of:                                                           |
     Goodwill amortization............         1,322          1,322              220   |           --
     Compensatory stock option and
       restricted stock expense.......            --             --               --   |        (1,011)
     Meals and entertainment..........           199            157               23   |            53
     Other items......................            94            176                1   |          (166)
                                             -------        -------          -------   |      --------
   Income tax expense (benefit).......       $ 8,523        $ 5,279             $146   |      $ (1,337)
                                             =======        =======          =======   |      ========

ACC3-108202                             106

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


8. INCOME TAXES (continued)

DEFERRED INCOME TAXES
The tax effect of temporary differences giving rise to the Companies' deferred income tax assets and liabilities at December 31, 1999 and 1998 follows:


                                                           POST-MERGER
                                                    ----------------------------
                                                    December 31,    December 31,
                                                       1999            1998
                                                    ------------    ------------
                                                        (Dollars in thousands)

  Deferred tax assets:
     Net unrealized depreciation of securities
       at fair value............................            --         $1,023
     Net unrealized depreciation of available
       for sale fixed maturities................        $3,745             --
     Future policy benefitS.....................       133,494         66,273
     Goodwill...................................        16,323         16,323
     Net operating loss carryforwards...........        56,630         17,821
     Other......................................         1,333          1,272
                                                       -------        -------
                                                       211,525        102,712
  Deferred tax liabilities:
    Net unrealized appreciation of securities
       at fair value............................          (832)            --
     Net unrealized appreciation of available
       for sale fixed maturities................            --           (332)
     Fixed maturity securities..................       (17,774)        (1,034)
     Deferred policy acquisition costs..........      (154,706)       (55,520)
     Mortgage loans on real estate..............          (715)          (845)
     Value of purchased insurance in force......       (10,462)       (12,592)
     Other......................................        (1,348)          (912)
                                                       -------        -------
                                                      (185,837)       (71,235)
                                                       -------        -------
  Valuation allowance...........................        (3,745)            --
                                                       -------        -------
  Deferred income tax asset.....................       $21,943        $31,477
                                                       =======        =======


At December 31, 1999, the Company reported, for financial statement purposes, unrealized losses on certain investments which have not been recognized for tax purposes. The Companies have established a valuation allowance against the deferred income tax assets associated with unrealized depreciation on fixed maturities available for sale as the Companies are uncertain as to whether their capital losses, if ever realized, could be utilized to offset future capital gains.

ACC3-108202                             107

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


9. RETIREMENT PLANS AND EMPLOYEE STOCK COMPENSATION

DEFINED BENEFIT PLANS

In 1999 and 1998, the Companies were allocated their share of the pension liability associated with their employees. The Companies' employees are covered by the employee retirement plan of an affiliate, Equitable Life. Further, Equitable Life sponsors a defined contribution plan that is qualified under Internal Revenue Code Section 401(k).

The following tables summarize the benefit obligations and the funded status for pension benefits over the two-year period ended December 31, 1999:

                                                   1999        1998
                                          -----------------------------------
                                                (Dollars in thousands)

    Change in benefit obligation:
      Benefit obligation at January 1...          $ 4,454       $956
      Service cost......................            1,500      1,138
      Interest cost.....................              323         97
      Actuarial (gain) loss.............           (2,056)     2,266
      Benefit payments..................               --         (3)
                                                  -------    -------
      Benefit obligation at December 31.          $ 4,221    $ 4,454
                                                  =======    =======

    Funded status:
      Funded status at December 31......          $(4,221)   $(4,454)
      Unrecognized net loss.............              210      2,266
                                                  -------    -------
      Net amount recognized.............          $(4,011)   $(2,188)
                                                  =======    =======

The Companies' plan assets were held by Equitable Life, an affiliate. During 1998, the Equitable Life Employee Pension Plan began investing in an undivided interest of the ING-NA Master Trust (the "Master Trust"). Boston Safe Deposit and Trust Company holds the Master Trust's investment assets.

The weighted-average assumptions used in the measurement of the Companies' benefit obligation follows:

    December 31                             1999      1998
-----------------------------------------------------------------

    Discount rate....................       8.00%     6.75%
    Expected return on plan assets...       9.25      9.50
    Rate of compensation increase....       5.00      4.00

ACC3-108202                             108

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


9. RETIREMENT PLANS AND EMPLOYEE STOCK COMPENSATION (continued)

The following table provides the net periodic benefit cost for the fiscal years 1999, 1998, and 1997:

                                               POST-MERGER                     |POST-ACQUISITION
                                 ----------------------------------------------|-----------------
                                 For the year  For the year     For the period | For the period
                                    ended         ended       October 25, 1997 | January 1, 1997
                                 December 31,  December 31,       through      |    through
                                    1999          1998       December 31, 1997 |October 24, 1997
                                 ----------------------------------------------|-----------------
                                            (Dollars in thousands)             |
                                                                               |
                                                                               |
    Service cost................   $1,500        $1,138            $114        |     $568
    Interest cost...............      323            97              10        |       15
    Amortization of net loss....       --            --              --        |        1
                                   ------        ------            ----        |     ----
    Net periodic benefit cost...   $1,823        $1,235            $124        |     $584
                                   ======        ======            ====        |     ====

There were no gains or losses resulting from curtailments or settlements during 1999, 1998, or 1997.

The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for pension plans with accumulated benefit obligations in excess of plan assets were $4,221,000, $2,488,000, and $0, respectively, as of December 31, 1999 and $4,454,000, $3,142,000, and $0, respectively, as of December 31,
1998.

During 1997, ING approved the 1997 Phantom Plan for certain key employees. The Phantom Plan is similar to a standard stock option plan; however, the phantom share option entitles the holder to a cash benefit in Dutch Guilders linked to the rise in value of ING ordinary shares on the Amsterdam Stock Exchange. The plan participants are entitled to any appreciation in the value of ING ordinary shares over the Phantom Plan option price (strike price) of 53.85 Euros for options issued on July 1, 1999, 140.40 Dutch Guilders for options issued on May 26, 1998, and 85.10 Dutch Guilders for options issued on May 23, 1997, not the ordinary shares themselves.

Options are granted at fair value on the date of grant. Options in the Phantom Plan are subject to forfeiture to ING should the individuals terminate their relationship with ING before the three-year initial retention period has elapsed. All options expire five years from the date of grant.

On July 1, 1999, ING issued 34,750 options to employees of Golden American related to this plan at a strike price of 53.85 Euros.

On May 26, 1998, ING issued 42,400 options related to this plan at a strike price of 140.40 Dutch Guilders. Since the strike price at December 31, 1998 was higher than the ING share price, there was no compensation expense related to these options in 1998.

On May 23, 1997, ING issued 3,500 options related to this plan at a strike price of 85.10 Dutch Guilders. Since the strike price was lower than the ING share price at December 31, 1998, Golden American incurred $46,000 of compensation expense related to these options during 1998.

No expense was recognized in 1999 related to the above options. As of December 31, 1999, 58,250 options remain outstanding.


10. RELATED PARTY TRANSACTIONS

Operating Agreements: DSI, an affiliate, acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) and distributor of the variable insurance products issued by the Companies. DSI is authorized to enter into agreements with broker/dealers to

ACC3-108202                             109

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


10. RELATED PARTY TRANSACTIONS (continued)

distribute the Companies' variable insurance products and appoint representatives of the broker/dealers as agents. For the years ended December 31, 1999 and 1998 and for the periods October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, the Companies paid commissions to DSI totaling $181,536,000, $117,470,000, $9,931,000, and $26,419,000,
respectively.

Golden American provides certain managerial and supervisory services to DSI. The fee paid by DSI for these services is calculated as a percentage of average assets in the variable separate accounts. For the years ended December 31, 1999 and 1998 and for the periods October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, the fee was $10,136,000, $4,771,000,
$508,000, and $2,262,000, respectively.

Effective January 1, 1998, the Companies have an asset management agreement with ING Investment Management LLC ("ING IM"), an affiliate, in which ING IM provides asset management and accounting services. Under the agreement, the Companies record a fee based on the value of the assets under management. The fee is payable quarterly. For the years ended December 31, 1999 and 1998, the Companies incurred fees of $2,227,000 and $1,504,000, respectively, under this agreement.

Prior to 1998, the Companies had a service  agreement with Equitable  Investment
Services, Inc. ("EISI"), an affiliate, in which EISI provided investment management services. Payments for these services totaled $200,000 and $768,000 for the periods October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, respectively.

Golden American has a guaranty agreement with Equitable Life, an affiliate. In consideration of an annual fee, payable June 30, Equitable Life guarantees to Golden American that it will make funds available, if needed, to Golden American to pay the contractual claims made under the provisions of Golden American's life insurance and annuity contracts. The agreement is not, and nothing contained therein or done pursuant thereto by Equitable Life shall be deemed to constitute, a direct or indirect guaranty by Equitable Life of the payment of any debt or other obligation, indebtedness, or liability, of any kind or character whatsoever, of Golden American. The agreement does not guarantee the value of the underlying assets held in separate accounts in which funds of variable life insurance and variable annuity policies have been invested. The calculation of the annual fee is based on risk based capital. As Golden American's risk based capital level was above required amounts, no annual fee was payable in 1999 or in 1998.

Golden American provides certain advisory, computer, and other resources and services to Equitable Life. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $6,107,000 and $5,833,000 for the years ended December 31, 1999 and 1998, respectively ($1,338,000 and $2,992,000 for the periods October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, respectively).

The Companies have a service agreement with Equitable Life in which Equitable Life provides administrative and financial related services. Under this agreement, the Companies incurred expenses of $1,251,000 and $1,058,000 for the years ended December 31, 1999 and 1998, respectively ($13,000 and $16,000 for the periods October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, respectively).

First Golden provides resources and services to DSI. Revenues for these services, which reduce general expenses incurred by the Companies, totaled $387,000 in 1999 and $75,000 in 1998.

Golden American provides resources and services to ING Mutual Funds Management Co., LLC, an affiliate. Revenues for these services, which reduce general expenses incurred by Golden American, totaled $244,000 in 1999.

ACC3-108202                             110

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


10. RELATED PARTY TRANSACTIONS (continued)

Golden American provides resources and services to United Life & Annuity Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by Golden American, totaled $460,000 in 1999.

The Companies provide resources and services to Security Life of Denver Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by the Companies, totaled $216,000 in 1999.

The  Companies  provide  resources  and  services to  Southland  Life  Insurance
Company, an affiliate. Revenues for these services, which reduce general expenses incurred by the Companies, totaled $103,000 in 1999.

In 1999, 1998, and 1997, the Companies received 10.0%, 9.6%, and 5.1% of total premiums, net of reinsurance, for variable products sold through five affiliates as noted in the following table:

                                                            POST-MERGER                   |POST-ACQUISITION
                                            ----------------------------------------------|-----------------
                                                                                          |
                                            For the year   For the year    For the period | For the period
                                               ended          ended      October 25, 1997 |January 1, 1997
                                            December 31,   December 31,       through     |    through
                                                    1999           1998  December 31, 1997|October 24, 1997
                                            ------------   ------------  -----------------|----------------
                                                                (Dollars in millions)
                                                                                          |
   LSSI..................................          $168.5        $122.9          $9.3     |       $16.9
   Vestax Securities Corporation.........            88.1          44.9           1.9     |         1.2
   DSI...................................             2.5          13.6           2.1     |         0.4
   Multi-Financial Securities Corporation            44.1          13.4            --     |          --
   IFG Network Securities, Inc...........            25.8           3.7            --     |          --
                                                   ------        ------         -----     |       -----
   Total.................................          $329.0        $198.5         $13.3     |       $18.5
                                                   ======        ======         =====     |       =====

Reciprocal Loan Agreement: Golden American maintains a reciprocal loan agreement with ING America Insurance Holdings, Inc. ("ING AIH"), a Delaware corporation and affiliate, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which became effective January 1, 1998 and expires December 31, 2007, Golden American and ING AIH can borrow up to $65,000,000 from one another. Prior to lending funds to ING AIH, Golden American must obtain the approval from the Department of Insurance of the State of Delaware. Interest on any Golden American borrowings is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Interest on any ING AIH borrowings is charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. Under this agreement, Golden American incurred interest expense of $815,000 in 1999 and $1,765,000 in 1998. At December 31, 1999 and 1998, Golden American did not have any borrowings or receivables from ING AIH under this agreement.

Line of Credit: Golden American maintained a line of credit agreement with Equitable to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which became effective December 1, 1996 and expired December 31, 1997, Golden American could borrow up to $25,000,000. Interest on any borrowings was charged at the rate of Equitable's monthly average aggregate cost of short-term funds plus 1.00%. Under this agreement, Golden American incurred interest expense of $211,000 for the year ended December 31, 1998 ($213,000 for the period October 25, 1997 through December 31, 1997 and $362,000 for the period January 1, 1997 through October 24, 1997). The outstanding balance was paid by a capital contribution and with funds borrowed from ING AIH.

ACC3-108202                             111

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


10. RELATED PARTY TRANSACTIONS (continued)

Surplus Notes:  On December 30, 1999,  Golden  American issued an 8.179% surplus note in the amount of $50,000,000 to Equitable Life. The note matures on December 29, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred no interest in 1999.

On December 8, 1999, Golden American issued a 7.979% surplus note in the amount of $35,000,000 to First Columbine Life Insurance Company ("First Columbine"), an affiliate. The note matures on December 7, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American paid no interest in 1999.

On September 30, 1999, Golden American issued a 7.75% surplus note in the amount of $75,000,000 to ING AIH. The note matures on September 29, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $1,469,000 in 1999. On December 30, 1999, ING AIH assigned the note to Equitable Life.

On December 30, 1998, Golden American issued a 7.25% surplus note in the amount of $60,000,000 to Equitable Life. The note matures on December 29, 2028. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $4,350,000 in 1999. Golden American incurred no interest in 1998.

On December 17, 1996, Golden American issued an 8.25% surplus note in the amount of $25,000,000 to Equitable. The note matures on December 17, 2026. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors of Golden American. Any payment of principal made is subject to the prior approval of the Delaware Insurance Commissioner. Golden American incurred interest totaling $2,063,000 in 1999, unchanged from 1998 ($344,000 and $1,720,000 for the periods October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, respectively). On December 17, 1996, Golden American contributed the $25,000,000 to First Golden acquiring 200,000 shares of common stock (100% of outstanding stock).

Stockholder'S Equity: During 1999 and 1998, Golden American received capital contributions from its Parent of $121,000,000 and $122,500,000, respectively.


11. COMMITMENTS AND CONTINGENCIES

Reinsurance: At December 31, 1999, the Companies had reinsurance treaties with four unaffiliated reinsurers and one affiliated reinsurer covering a significant portion of the mortality risks under its variable contracts. Golden American remains liable to the extent reinsurers do not meet their obligations under the reinsurance agreements. Reinsurance ceded in force for life mortality risks were $119,575,000 and $111,552,000 at December 31, 1999 and 1998, respectively. At
December 31, 1999 and 1998, the Companies have a net receivable of $14,834,000 and $7,586,000, respectively, for reserve credits, reinsurance claims, or

ACC3-108202                             112

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


11. COMMITMENTS AND CONTINGENCIES (continued)

other receivables from these reinsurers comprised of $493,000 and$439,000, respectively, for claims recoverable from reinsurers, $1,201,000 and $543,000, respectively, for a payable for reinsurance premiums, and $15,542,000 and $7,690,000, respectively, for a receivable from an unaffiliated reinsurer. Included in the accompanying financial statements are net considerations to reinsurers of $9,883,000, $4,797,000, $326,000, and $1,871,000 and net policy benefits recoveries of $3,059,000,  $2,170,000, $461,000, and $1,021,000 for the
years ended December 31, 1999 and 1998 and for the periods October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, respectively.

Effective June 1, 1994, Golden American entered into a modified coinsurance agreement with an unaffiliated reinsurer. The accompanying financial statements are presented net of the effects of the treaty which increased income by $1,729,000, $1,022,000, $265,000, and $335,000 for the years ended December 31,
1999 and 1998 and for the periods October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, respectively.

The reinsurance treaties that covered the nonstandard minimum guaranteed death benefits for new business have been terminated for business issued after December 31, 1999. The Companies are currently pursuing alternative reinsurance arrangements for new business issued after December 31, 1999. There can be no assurance that such alternative arrangements will be available. The reinsurance covering business in force at December 31, 1999 will continue to apply in the future.

Guaranty Fund Assessments: Assessments are levied on the Companies by life and health guaranty associations in most states in which the Companies are licensed to cover losses of policyholders of insolvent or rehabilitated insurers. In some states, these assessments can be partially recovered through a reduction in future premium taxes. The Companies cannot predict whether and to what extent legislative initiatives may affect the right to offset. The associated cost for a particular insurance company can vary significantly based upon its fixed account premium volume by line of business and state premiums as well as its potential for premium tax offset. The Companies have established an undiscounted reserve to cover such assessments, review information regarding known failures, and revise estimates of future guaranty fund assessments. Accordingly, the Companies accrued and charged to expense an additional $3,000 and $1,123,000 for the years ended December 31, 1999 and 1998, respectively, $141,000 for the period October 25, 1997 through December 31, 1997 and $446,000 for the period January 1, 1997 through October 24, 1997. At December 31, 1999 and 1998, the Companies have an undiscounted reserve of $2,444,000 and $2,446,000, respectively, to cover estimated future assessments (net of related anticipated premium tax credits) and has established an asset totaling $618,000 and $586,000, respectively, for assessments paid which may be recoverable through future premium tax offsets. The Companies believe this reserve is sufficient to cover expected future guaranty fund assessments based upon previous premiums and known insolvencies at this time.

Litigation: The Companies, like other insurance companies, may be named or otherwise involved in lawsuits, including class action lawsuits and arbitrations. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement or award payments have been made. The Companies currently believe no pending or threatened lawsuits or actions exist that are reasonably likely to have a material adverse impact on the Companies.

Vulnerability from Concentrations: The Companies have various concentrations in the investment portfolio (see Note 3 for further information). The Companies' asset growth, net investment income, and cash flow are primarily generated from the sale of variable insurance products and associated future policy benefits and separate account liabilities. Substantial changes in tax laws that would make these products less attractive to consumers and extreme fluctuations in interest rates or stock market returns, which may result in higher lapse experience than assumed, could cause a severe impact to the Companies' financial condition. Two broker/dealers, each having at least ten percent of total sales, generated 28% of the Companies' sales in 1999

ACC3-108202                             113

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


11. COMMITMENTS AND CONTINGENCIES (continued)

(26% and 53% by two broker/dealers during 1998 and 1997, respectively). The Premium Plus product generated 79% of the Companies' sales during 1999 (63% during 1998 and 11% during 1997).

Leases: The Companies lease their home office space, certain other equipment, and capitalized computer software under operating leases which expire through 2018. During the years ended December 31, 1999 and 1998 and for the periods October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, rent expense totaled $2,273,000, $1,241,000, $39,000, and $331,000, respectively. At December 31, 1999, minimum rental payments due under all non-cancelable operating leases with initial terms of one year or more are: 2000
- $3,596,000;  2001 - $3,403,000;  2002 - $2,859,000;  2003 - $2,486,000; 2004 -
$2,419,000, and 2005 and thereafter - $42,852,000.

Revolving Note Payable: To enhance short-term liquidity, the Companies established a revolving note payable effective July 27, 1998 and expiring July 31, 1999 with SunTrust Bank, Atlanta (the "Bank"). The note was approved by the Boards of Directors of Golden American and First Golden on August 5, 1998 and September 29, 1998, respectively. As of July 31, 1999, the SunTrust Bank, Atlanta revolving note facility was extended to July 31, 2000. The total amount the Companies may have outstanding is $85,000,000, of which Golden American and First Golden have individual credit sublimits of $75,000,000 and $10,000,000, respectively. The note accrues interest at an annual rate equal to: (1) the cost of funds for the Bank for the period applicable for the advance plus 0.25% or
(2) a rate quoted by the Bank to the Companies for the advance. The terms of the agreement require the Companies to maintain the minimum level of Company Action Level Risk Based Capital as established by applicable state law or regulation. During the years ended December 31, 1999 and 1998, the Companies incurred interest expense of $198,000 and $352,000, respectively. At December 31, 1999, the Companies had a $1,400,000 note payable to the Bank under this agreement.

ACC3-108202                             114

--------------------------------------------------------------------------------
                       STATEMENT OF ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

TABLE OF CONTENTS

     ITEM                                                                   PAGE
     Introduction........................................................      1
     Description of Golden American Life Insurance Company...............      1
     Safekeeping of Assets...............................................      1
     The Administrator...................................................      1
     Independent Auditors................................................      1
     Distribution of Contracts...........................................      1
     Performance Information.............................................      2
     IRA Partial Withdrawal Option.......................................     10
     Other Information...................................................     11
     Financial Statements of Separate Account B..........................     11



ACC3-108202                          115

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
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

PLEASE TEAR OFF, COMPLETE AND RETURN THE FORM BELOW TO ORDER A FREE STATEMENT OF ADDITIONAL INFORMATION FOR THE CONTRACTS OFFERED UNDER THE PROSPECTUS. ADDRESS THE FORM TO OUR CUSTOMER SERVICE CENTER; THE ADDRESS IS SHOWN ON THE PROSPECTUS COVER.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PLEASE SEND ME A FREE COPY OF THE STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT B.

Please Print or Type:


                      --------------------------------------------------
                      NAME

                      --------------------------------------------------
                      SOCIAL SECURITY NUMBER

                      --------------------------------------------------
                      STREET ADDRESS

                      --------------------------------------------------
                      CITY, STATE, ZIP

108202   ACCESS-3   (10/00)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

ACC3-108202                             117

                       This page intentionally left blank.

                                   APPENDIX A

                         CONDENSED FINANCIAL INFORMATION

Except for the Asset Allocation Growth, Diversified Mid-Cap, Growth and Income, Special Situations, Investors, Large Cap Value, All Cap, ING Global Brand Names, Prudential Jennison and the SP Jennison International Growth subaccounts which did not commence operations as of December 31, 1998, the following tables give
(1) the accumulation unit value ("AUV"), (2) the total number of accumulation units, and (3) the total accumulation unit value, for each subaccount of Golden American Separate Account B available under the Contract for the indicated periods. The subaccounts commenced operations on October 1, 1997, and started with an accumulation unit value as shown below, except for the Growth Opportunities and Developing Work subaccounts which became available for investment on February 19, 1998 and the High Yield Bond and StocksPLUS Growth and Income subaccounts which became available for investment on May 1, 1998.

LIQUID ASSET

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999              $ 14.79            1,335,241         $19,754        $ 14.55              171,595           $2,497
 1998                14.33              114,958           1,647          14.11               55,847              788
 1997                13.83                3,498              48          13.65                   --               --
 10/1/97             13.71                   --              --          13.53                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $14.29              341,263          $4,877
 1998                13.88              101,998           1,416
 1997                13.44               72,123             969
 10/1/97             13.33                   --              --
------------------------------------------------------------------

LIMITED MATURITY BOND

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $16.72               74,720          $1,249         $16.45               15,174             $250
 1998                16.77               59,954           1,005          16.52               24,212             $400
 1997                15.91                   --              --          15.70                   --               --
 10/1/97             15.72                   --              --          15.52                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $16.15              48,448             $783
 1998                16.25              27,265              443
 1997                15.47               6,594              102
 10/1/97             15.29                  --               --
------------------------------------------------------------------

GLOBAL FIXED INCOME

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $11.79               10,000            $118         $11.70                6,732              $79
 1998                13.09                6,756              88          13.00                  973               13
 1997                11.87                   --              --          11.81                   --               --
 10/1/97             11.99                   --              --          11.93                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $11.60              16,001             $186
 1998                12.92              13,635              176
 1997                11.75                  --               --
 10/1/97             11.87                  --               --
------------------------------------------------------------------

ACC3-108202                             A1


FULLY MANAGED

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $21.65               59,627          $1,291         $21.29               16,637             $354
 1998                20.53               36,730             754          20.23                5,645              114
 1997                19.66                5,900             116          19.40                   --               --
 10/1/97             19.49                   --              --          19.24                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $20.91              88,167           $1,844
 1998                19.90              54,221            1,079
 1997                19.11                 927               18
 10/1/97             18.96                  --               --
------------------------------------------------------------------

TOTAL RETURN

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $18.06              337,234          $6,090         $17.91               38,114             $683
 1998                17.72              148,128           2,624          17.60               21,490              378
 1997                16.10               10,470             169          16.02                   --               --
 10/1/97             15.82                   --              --          15.75                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $17.77             210,313           $3,737
 1998                17.49             131,812            2,305
 1997                15.94               4,594               73
 10/1/97             15.68                  --               --
------------------------------------------------------------------

EQUITY INCOME

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $21.47               82,137          $1,764         $21.12               21,450             $453
 1998                21.94               20,873             458          21.61               10,722              232
 1997                20.55                1,008              21          20.28                   --               --
 10/1/97             20.55                   --              --          20.29                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $20.74              58,908           $1,222
 1998                21.26              30,935              658
 1997                19.97                 951               19
 10/1/97             19.99                  --               --
------------------------------------------------------------------

VALUE EQUITY

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $18.14               43,052            $781         $18.01               12,137             $219
 1998                18.31               38,546             706          18.20               13,015              237
 1997                18.28                8,379             153          18.20                2,735               50
 10/1/97             18.85                   --              --          18.78                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
1999               $17.84              54,847             $979
1998                18.06              39,739              718
1997                18.09               1,848               33
10/1/97             18.67                  --               --
------------------------------------------------------------------

ACC3-108202                             A2


RISING DIVIDENDS

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $25.83              187,702          $4,849         $25.59               50,429           $1,291
 1998                22.61              127,282           2,878          22.43               38,436              862
 1997                20.09                4,422              89          19.96                2,343               47
 10/1/97             19.30                   --              --          19.19                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $25.31             235,428           $5,959
 1998                22.22             135,474            3,011
 1997                19.81               9,754              193
 10/1/97             19.05                  --               --
------------------------------------------------------------------

MANAGED GLOBAL

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $23.97              130,506          $3,128         $23.71               47,060           $1,116
 1998                14.88               97,572           1,452          14.75               15,757              232
 1997                11.67                5,054              59          11.58                2,459               28
 10/1/97             12.54                   --              --          12.45                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $23.42             139,357           $3,263
 1998                14.59              67,979              992
 1997                11.47               3,479               40
 10/1/97             12.34                  --               --
------------------------------------------------------------------

RESEARCH

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $28.04              150,823          $4,229         $27.80              127,318           $3,540
 1998                22.89              110,714           2,534          22.73               31,874              725
 1997                18.87               11,013             208          18.77                  188                4
 10/1/97             19.33                   --              --          19.24                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $27.58             181,319           $5,001
 1998                22.59             133,399            3,013
 1997                18.67               7,799              146
 10/1/97             19.15                  --               --
------------------------------------------------------------------

CAPITAL APPRECIATION

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $30.11               46,533          $1,401         $29.77               13,334             $397
 1998                24.50               22,645             555          24.26                5,934              144
 1997                22.05                  664              15          21.87                  295                6
 10/1/97             21.95                   --              --          21.78                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $29.38              71,439           $2,099
 1998                23.98              27,469              659
 1997                21.65               2,706               59
 10/1/97             21.57                  --               --
------------------------------------------------------------------

ACC3-108202                             A3


CAPITAL GROWTH

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $21.06              167,529          $3,528         $20.94               48,822           $1,022
 1998                17.01               96,954           1,649          16.94               20,590              349
 1997                15.41               22,054             340          15.36                  393                6
 10/1/97             15.99                   --              --          15.95                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $20.82             120,704           $2,513
 1998                16.87              81,019            1,367
 1997                15.32               7,777              119
 10/1/97             15.92                  --               --
------------------------------------------------------------------

STRATEGIC EQUITY

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $21.92               40,286            $883         $21.78               15,633             $341
 1998                14.23               34,803             495          14.16                2,507               36
 1997                14.31                   --              --          14.26                   --               --
 10/1/97             14.14                   --              --          14.10                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $21.61             103,635           $2,240
 1998                14.07              78,636            1,107
 1997                14.20                  --               --
 10/1/97             14.04                  --               --
------------------------------------------------------------------

MID-CAP GROWTH

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $39.59              106,799          $4,229         $39.34               95,422           $3,753
 1998                22.43               36,892             827          22.31               11,475              256
 1997                18.52                  813              15          18.45                1,826               34
 10/1/97             18.94                   --              --          18.88                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $39.02              91,512           $3,571
 1998                22.17              27,846              617
 1997                18.36                 178                3
 10/1/97             18.79                  --               --
------------------------------------------------------------------

SMALL CAP

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $22.82              105,241          $2,402         $22.68               36,816             $835
 1998                15.37               50,890             782          15.30               17,135              262
 1997                12.88                1,196              15          12.84                   --               --
 10/1/97             13.85                   --              --          13.82                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $22.55             123,524           $2,785
 1998                15.23              53,468              814
 1997                12.81               6,051               77
 10/1/97             13.78                  --               --
------------------------------------------------------------------

ACC3-108202                             A4


GROWTH

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $28.62              435,689         $12,470         $28.46              152,492           $4,339
 1998                16.29               73,358           1,195          16.22               19,004              308
 1997                13.03                4,054              53          12.99               10,033              130
 10/1/97             15.18                   --              --          15.14                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $28.29             291,231           $8,240
 1998                16.16              89,016            1,438
 1997                12.96              11,500              149
 10/1/97             15.10                  --               --
------------------------------------------------------------------

REAL ESTATE

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $20.62                5,842            $120         $20.28                4,131              $84
 1998                21.74                4,904             107          21.42                3,606               77
 1997                25.48                  318               8          25.14                  744               19
 10/1/97             25.25                   --              --          24.92                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $19.92              21,680             $432
 1998                21.07              18,094              381
 1997                24.76                 949               23
 10/1/97             24.56                  --               --
-----------------------------------------------------------------

HARD ASSETS

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $17.37                6,833            $119         $17.09                2,719              $46
 1998                14.28                  892              13          14.07                1,478               21
 1997                20.57                  331               7          20.29                   --               --
 10/1/97             24.00                   --              --          23.68                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $16.78               6,235             $105
 1998                13.84               5,166               71
 1997                19.99               2,508               50
 10/1/97             23.34                  --               --
------------------------------------------------------------------

DEVELOPING WORLD

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $11.61               19,689            $229         $11.58               13,759             $159
 1998                 7.28                  350               3           7.27                1,768               13
 2/19/98             10.00                   --              --          10.00                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $11.54              10,065             $116
 1998                 7.26                 616                4
 2/19/98             10.00                  --               --
------------------------------------------------------------------

ACC3-108202                             A5


EMERGING MARKETS

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $11.90               28,209            $336         $11.79                6,872              $81
 1998                 6.51               21,419             139           6.46                7,251               47
 1997                 8.70                6,856              60           8.64                  133                1
 10/1/97             10.72                   --              --          10.66                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $11.66              51,466             $600
 1998                 6.40              37,134              238
 1997                 8.58                 616                5
 10/1/97             10.58                  --               --
------------------------------------------------------------------

PIMCO HIGH YIELD BOND

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $10.24              145,283          $1,488         $10.21               35,651             $364
 1998                10.08               59,318             598          10.07               10,615              107
 5/1/98              10.00                   --              --                                  --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $10.19             109,159           $1,112
 1998                10.06              70,508              709
 5/1/98                                     --               --
------------------------------------------------------------------

PIMCO STOCKSPLUS GROWTH AND INCOME

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $13.13              126,402          $1,660         $13.10               31,651             $415
 1998                11.11               22,136             246          11.10                  817                9
 5/1/98              10.00                   --              --          10.00                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $13.06             280,781           $3,668
 1998                11.09              33,250              369
 5/1/98              10.00                  --               --
------------------------------------------------------------------

ACC3-108202                             A6

                                   APPENDIX B

                        MARKET VALUE ADJUSTMENT EXAMPLES

EXAMPLE #1: FULL SURRENDER -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

     Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a full surrender is requested 3 years into the guaranteed interest period; that the then Index Rate for a 7 year guaranteed interest period ("J") is 8%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

1.   The  contract  value  of the  Fixed  Interest  Allocation  on the  date  of
                                            3
     surrender is $124,230 ($100,000 x 1.075 )

2.   N = 2,555 ( 365 x 7 )

                                                         2,555/365
3.   Market Value Adjustment = $124,230 x [((1.07/1.0825)         )-1] = $9,700

     Therefore, the amount paid to you on full surrender is $114,530 ($124,230 - $9,700 ).

EXAMPLE #2:  FULL SURRENDER -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

     Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a full surrender is requested 3 years into the guaranteed interest period; that the then Index Rate for a 7 year guaranteed interest period ("J") is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

1.   The  contract  value  of the  Fixed  Interest  Allocation  on the  date  of
                                            3
     surrender is $124,230 ($100,000 x 1.075 )

2.   N = 2,555 ( 365 x 7 )
                                                         2,555/365
3.   Market Value Adjustment = $124,230 x [((1.07/1.0625)         )-1] = $6,270

     Therefore, the amount paid to you on full surrender is $130,500 ($124,230 + $6,270 ).

EXAMPLE #3: WITHDRAWAL -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

     Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a withdrawal of $114,530 is requested 3 years into the guaranteed interest period; that the then Index Rate ("J") for a 7 year guaranteed interest period is 8%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

ACC3-108202                            B1

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

1.   The  contract  value  of the  Fixed  Interest  Allocation  on the  date  of
                                              3
     withdrawal is $248,459 ( $200,000 x 1.075  )

2.   N = 2,555 ( 365 x 7 )

3.   Amount that must be withdrawn =
                                        2,555/365
               [$114,530 /((1.07/1.0825)         )] = $124,230

     Then calculate the Market Value Adjustment on that amount.
                                                         2,555/365
4.   Market Value Adjustment = $124,230 x [((1.07/1.0825)         )-1] = $9,700

     Therefore, the amount of the withdrawal paid to you is $114,530, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $114,530, and also reduced by the Market Value Adjustment of $9,700, for a total reduction in the Fixed Interest Allocation of $124,230.

EXAMPLE #4: WITHDRAWAL -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

     Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate of 7%; that a withdrawal of $130,500 requested 3 years into the guaranteed interest period; that the then Index Rate ("J") for a 7 year guaranteed interest period is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

1.   The contract value of Fixed Interest Allocation on the date of surrender is
                                3
     $248,459 ( $200,000 x 1.075 )

2.   N = 2,555 ( 365 x 7 )

3.   Amount that must be withdrawn =
                                        2,555/365
               [$130,500 /((1.07/1.0625)         )] = $124,230

     Then calculate the Market Value Adjustment on that amount.
                                                         2,555/365
4.   Market Value Adjustment = $124,230 x [((1.07/1.0625)         )-1] = $6,270

     Therefore, the amount of the withdrawal paid to you is $130,500, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $130,500, but increased by the Market Value Adjustment of $6,270, for a total reduction in the Fixed Interest Allocation of $124,230.

ACC3-108202                             B2

                          This page intentionally left blank.

                               ING VARIABLE ANNUITIES

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY

Golden American Life Insurance Company is a stock company domiciled in Delaware.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

108202 Access-3                                                     10/02/2000

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                               ING VARIABLE ANNUITIES                          |
                      GOLDEN AMERICAN LIFE INSURANCE COMPANY                   |
                                                                               |
Golden American Life Insurance Company is a stock company domiciled in Delaware|
                                                                               |
                                                                               |
108202  Access-3                                                    10/02/2000 |

           ACCESS PROFILE AND PROSPECTUS
                    FORM TWO

                                             Registration No. 333-28765
                                             Filed under Rule 424(b)(3)

  |     PROFILE AND PROSPECTUS FOR GOLDENSELECT ACCESS/R/
  |
  |   Deferred Combination Variable and Fixed Annuity Contract, October 2, 2000
  |
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  |      [4 DEATH BENEFIT OPTIONS appears down the left margin]
  |
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  |     [ING VARIABLE ANNUITIES appears down left margin]
  |
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  |     Golden American Life Insurance Company
  |     Separate Account B of Golden Life Insurance Company
                                                    ING VARIABLE ANNUITIES

ING  VARIABLE  ANNUITIES

GOLDEN AMERICAN LIFE INSURANCE COMPANY
SEPARATE ACCOUNT B OF GOLDEN AMERICAN LIFE INSURANCE COMPANY

--------------------------------------------------------------------------------
                                   PROFILE OF
                             GOLDENSELECT ACCESS(R)
            DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY CONTRACT
                                   OCTOBER 2, 2000

     ----------------------------------------------------------------------
     This Profile is a summary of some of the more important points that you should know and consider before purchasing the Contract. The
     Contract is more fully described in the full prospectus which accompanies this Profile. Please read the prospectus carefully
     ----------------------------------------------------------------------
--------------------------------------------------------------------------------

1.   THE ANNUITY CONTRACT
The Contract offered in this prospectus is a deferred combination variable and fixed annuity contract between you and Golden American Life Insurance Company. The Contract provides a means for you to invest on a tax-deferred basis in (i) one or more of 32 mutual fund investment portfolios through our Separate Account B and/or (ii) in a fixed account of Golden American with guaranteed interest periods. The 32 mutual fund portfolios are listed on page 3 below. We currently offer guaranteed interest periods of 1, 3, 5, 7 and 10 years in the fixed account. We set the interest rates in the fixed account (which will never be less than 3%) periodically. We may credit a different interest rate for each interest period. The interest you earn in the fixed account as well as your principal is guaranteed by Golden American as long as you do not take your money out before the maturity date for the applicable interest period. If you withdraw your money from the fixed account more than 30 days before the applicable maturity date, we will apply a market value adjustment. A market value adjustment could increase or decrease your contract value and/or the amount you take out. Generally, the investment portfolios are designed to offer a better return than the fixed account. However, this is NOT guaranteed. You may not make any money, and you can even lose the money you invest.

Subject to state availability, you may elect one of three optional riders offering specified benefits featured in the prospectus for the Contract. The three optional benefit riders are listed on page 10 below. The optional benefit riders can provide protection under certain circumstances in the event that unfavorable investment performance has lowered your value below certain targeted growth. These riders do not guarantee the performance of your investment portfolios. Separate charges are assessed for the optional riders. You should carefully analyze and completely evaluate each rider before you purchase any. Be aware that the

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108203                                                   PAGE 11 OF THIS PROFILE

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

benefit provided by any of the riders will be affected by certain later actions you may take -- such as withdrawals and transfers. The riders are not available to Contracts issued before January 1, 2000. To find out about availability, check with our Customer Service Center.

The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the date on which you start receiving the annuity payments under your Contract. The amounts you accumulate during the accumulation phase will determine the amount of annuity payments you will receive. The income phase begins on the annuity start date, which is the date you start receiving regular annuity payments from your Contract.

You determine (1) the amount and frequency of premium payments, (2) the investments, (3) transfers between investments, (4) the type of annuity to be paid after the accumulation phase, (5) the beneficiary who will receive the death benefits, (6) the type of death benefit, and (7) the amount and frequency of withdrawals.

2.   YOUR ANNUITY PAYMENTS (THE INCOME PHASE)
Annuity payments are the periodic payments you will begin receiving on the annuity start date. You may choose one of the following annuity payment options:

     -----------------------------------------------------------------------------------------
                                            ANNUITY OPTIONS
     -----------------------------------------------------------------------------------------
     Option 1            Income for a fixed      Payments are made for a specified number of
                         period                  years to you or your beneficiary.
     -----------------------------------------------------------------------------------------
     Option 2            Income for life with    Payments are made for the rest of your life
                         a period certain        or longer for a specified  period such as 10
                                                 or 20 years or until the total  amount used
                                                 to buy this option has been repaid. This
                                                 option comes with an added guarantee that
                                                 payments will continue to your beneficiary
                                                 for the remainder of such period if you
                                                 should die during the period.
     -----------------------------------------------------------------------------------------
     Option 3            Joint life income       Payments are made for your life and the life
                                                 of another person (usually your spouse).
     -----------------------------------------------------------------------------------------
     Option 4            Annuity plan            Any other annuitization plan that we choose
                                                 to offer on the annuity start date.
     -----------------------------------------------------------------------------------------

Annuity payments under Options 1, 2 and 3 are fixed. Annuity payments under Option 4 may be fixed or variable. If variable and subject to the Investment Company Act of 1940, it will comply with the requirements of such Act. Once you elect an annuity option and begin to receive payments, it cannot be changed.

3.   PURCHASE (BEGINNING OF THE ACCUMULATION PHASE)
You may purchase the Contract with an initial payment of $10,000 or more ($1,500 for a qualified Contract) up to and including age 90. You may make additional payments of $500 or more ($250 for a qualified Contract) at any time before you turn 85 during the accumulation phase. Under certain circumstances, we may waive the minimum initial and additional premium payment requirement. Any initial or additional premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.

Who may purchase this Contract? The Contract may be purchased by individuals as part of a personal retirement plan (a "non-qualified Contract"), or as a Contract that qualifies for special tax treatment when

108203                                 2                          ACCESS PROFILE
purchased as either an Individual Retirement Annuity (IRA) or in connection with a qualified retirement plan (each a "qualified Contract").

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. See "Expenses" in this profile.

The Contract is designed for people seeking long-term tax-deferred accumulation of assets, generally for retirement or other long-term purposes. The tax-deferred feature is more attractive to people in high federal and state tax brackets. You should not buy this Contract if you are looking for a short-term investment or if you cannot risk getting back less money than you put in.

4.   THE INVESTMENT PORTFOLIOS
You can direct your money into (1) the fixed account with guaranteed interest periods of 6 months, 1, 3, 5, 7 and 10 years, and/or (2) into any one or more of the following 32 mutual fund investment portfolios through our Separate Account B, the investment portfolios are described in the prospectuses for the GCG Trust, the PIMCO Variable Insurance Trust, ING Variable Insurance Trust and the Prudential Series Fund. Keep in mind that while an investment in the fixed account earns a fixed interest rate, an investment in any investment portfolio, depending on market conditions, may cause you to make or lose money. The investment portfolios available under your Contract are:

     THE GCG TRUST
               Liquid Asset Series               Rising Dividends Series         Strategic Equity Series
               Limited Maturity Bond Series      Diversified Mid-Cap Series      Special Situations Series
               Global Fixed Income Series        Managed Global Series           Mid-Cap Growth Series
               Fully Managed Series              Large Cap Value Series          Small Cap Series
               Total Return Series               All Cap Series                  Growth Series
               Asset Allocation Growth Series    Research Series                 Real Estate Series
               Equity Income Series              Capital Appreciation Series     Hard Assets Series
               Investors Series                  Growth and Income Series        Developing World Series
               Value Equity Series               Capital Growth Series           Emerging Markets Series

     THE PIMCO VARIABLE INSURANCE TRUST
          PIMCO High Yield Bond Portfolio
          PIMCO StocksPLUS Growth and Income Portfolio

     ING VARIABLE INSURANCE TRUST
          ING Global Brand Names Fund

     PRUDENTIAL SERIES FUND
          Prudential Jennison Portfolio
          SP Jennison International Growth Portfolio


5.   EXPENSES
The Contract has insurance features and investment features, and there are charges related to each. For the insurance features, the Company deducts a mortality and expense risk charge, an asset-based administrative charge, and an annual contract administrative charge of $40. We deduct the mortality and expense risk charge and the asset-based administrative charges daily directly from your contract value in the investment portfolios. The mortality and expense risk charge (depending on the death benefit you choose) and the asset-based administrative charge, on an annual basis, are as follows:


108203                            3                          ACCESS PROFILE

                                                  STANDARD             ENHANCED DEATH BENEFIT
                                                DEATH BENEFIT   ANNUAL RATCHET   7% SOLUTION  MAX 7
                                                -------------   --------------   -----------  -----
     Mortality & Expense Risk Charge............    1.30%            1.45%           1.65%    1.75%
     Asset-Based Administrative Charge..........    0.15%            0.15%           0.15%    0.15%
                                                    -----            -----           -----    -----
            Total...............................    1.45%            1.60%           1.80%    1.90%

If you choose to purchase one of the optional benefit riders we offer, we will deduct a separate quarterly charge for the rider on each quarterly contract anniversary and pro rata when the rider terminates. We deduct the rider charges directly from your contract value in the investment portfolios; if the value in the investment portfolios is insufficient, rider charges will be deducted from the fixed account. The rider charges are as follows:

OPTIONAL BENEFIT RIDER CHARGES
     Minimum Guaranteed Accumulation Benefit (MGAB) rider
          Waiting Period         Quarterly Charge
          --------------         ----------------
          10 Year............    0.125% of the MGAB Charge Base*(0.50% annually)
          20 Year............    0.125% of the MGAB Charge Base (0.50% annually)

     Minimum Guaranteed Income Benefit (MGIB) rider
          MGIB Base Rate         Quarterly Charge
          --------------         ----------------
          7%.................    0.125% of the MGIB Base*  (0.50% annually)

     Minimum Guaranteed Withdrawal Benefit (MGWB) rider
          Quarterly Charge
          ----------------
          0.125% of the MGWB Eligible Payment Amount* (0.50% annually)

     * See prospectus for a description.

We do not deduct any surrender charges for withdrawals.

Each investment portfolio has charges for investment management fees and other expenses. These charges, which vary by investment portfolio, currently range from 0.56% to 1.75% annually (see following table) of the portfolio's average daily net asset balance.

If you withdraw money from your Contract, or if you begin receiving annuity payments, we may deduct a premium tax of 0%-3.5% to pay to your state.

The following table is designed to help you understand the Contract charges. The "Total Annual Insurance Charges" column is divided into two; one part reflects the maximum mortality and expense risk charge, (based on the Max 7 Enhanced Death Benefit), the asset-based administrative charge, the annual contract administrative charge as 0.06% (based on an average contract value of $70,000), and the highest optional rider charge as 0.75% in most cases, assuming the rider base is equal to the initial premium and the rider base increases by 7% each year. (Note, however, for the Liquid Asset and Limited Maturity Bond portfolios, the rider charge is equal to 0.50% because the base for the rider accumulates at the assumed net rate, not 7%). The second part reflects the same insurance charges, but without any rider charges. The "Total Annual Investment Portfolio Charges" column reflects the portfolio charges for each portfolio and are based on actual expenses as of December 31, 1999, except for (i) portfolios that commenced operations during 2000 where the charges have been estimated, and (ii) newly formed portfolios where the charges have been estimated. The column "Total Annual Charges" reflects the sum of the previous two columns. The columns under the heading "Examples" show you how much you would pay under the Contract for a 1-year period and for a 10-year period.

108203                            4                          ACCESS PROFILE

As required by the Securities and Exchange Commission, the examples assume that you invested $1,000 in a Contract that earns 5% annually and that you withdraw your money at the end of Year 1 or at the end of Year 10 (based on the Max 7 Enhanced Death Benefit). For Years 1 and 10, the examples show the total annual charges assessed during that time and assume that you have elected the Max 7 Enhanced Death Benefit. For these examples, the premium tax is assumed to be 0%.


                                                                                               EXAMPLES:
                            TOTAL ANNUAL                     TOTAL ANNUAL           TOTAL CHARGES AT THE END OF:
                         INSURANCE CHARGES                      CHARGES              1 YEAR              10 YEARS
                         -----------------                  ---------------     ----------------     ----------------
                          W/ THE      W/O    TOTAL ANNUAL   W/ THE     W/O      W/ THE      W/O      W/ THE      W/O
                          HIGHEST     ANY     INVESTMENT    HIGHEST    ANY      HIGHEST     ANY      HIGHEST     ANY
                           RIDER     RIDER     PORTFOLIO     RIDER    RIDER      RIDER     RIDER      RIDER     RIDER
INVESTMENT PORTFOLIO      CHARGE    CHARGE      CHARGES     CHARGE   CHARGE     CHARGE    CHARGE     CHARGE    CHARGE
---------------------------------------------------------------------------------------------------------------------
THE GCG TRUST
Liquid Asset               2.46%    1.96%        0.56%      3.02%     2.52%       $31       $26       $336      $286
---------------------------------------------------------------------------------------------------------------------
Limited Maturity Bond      2.46%    1.96%        0.57%      3.03%     2.53%       $31       $26       $337      $287
---------------------------------------------------------------------------------------------------------------------
Global Fixed Income        2.71%    1.96%        1.60%      4.31%     3.56%       $43       $36       $446      $383
---------------------------------------------------------------------------------------------------------------------
Fully Managed              2.71%    1.96%        0.97%      3.68%     2.93%       $37       $30       $393      $325
---------------------------------------------------------------------------------------------------------------------
Total Return               2.71%    1.96%        0.91%      3.62%     2.87%       $36       $29       $388      $319
---------------------------------------------------------------------------------------------------------------------
Asset Allocation Growth    2.71%    1.96%        1.01%      3.72%     2.97%       $37       $30       $397      $329
---------------------------------------------------------------------------------------------------------------------
Equity Income              2.71%    1.96%        0.96%      3.67%     2.92%       $37       $30       $392      $324
---------------------------------------------------------------------------------------------------------------------
Investors                  2.71%    1.96%        1.01%      3.72%     2.97%       $37       $30       $397      $329
---------------------------------------------------------------------------------------------------------------------
Value Equity               2.71%    1.96%        0.96%      3.67%     2.92%       $37       $30       $392      $324
---------------------------------------------------------------------------------------------------------------------
Rising Dividends           2.71%    1.96%        0.96%      3.67%     2.92%       $37       $30       $392      $324
---------------------------------------------------------------------------------------------------------------------
Diversified Mid-Cap        2.71%    1.96%        1.01%      3.72%     2.97%       $37       $30       $397      $329
---------------------------------------------------------------------------------------------------------------------
Managed Global             2.71%    1.96%        1.25%      3.96%     3.21%       $40       $32       $417      $351
---------------------------------------------------------------------------------------------------------------------
Large Cap Value            2.71%    1.96%        1.01%      3.72%     2.97%       $37       $30       $397      $329
---------------------------------------------------------------------------------------------------------------------
All Cap                    2.71%    1.96%        1.01%      3.72%     2.97%       $37       $30       $397      $329
---------------------------------------------------------------------------------------------------------------------
Research                   2.71%    1.96%        0.91%      3.62%     2.87%       $36       $29       $388      $319
---------------------------------------------------------------------------------------------------------------------
Capital Appreciation       2.71%    1.96%        0.96%      3.67%     2.92%       $37       $30       $392      $324
---------------------------------------------------------------------------------------------------------------------
Growth and Income          2.71%    1.96%        1.11%      3.82%     3.07%       $38       $31       $405      $338
---------------------------------------------------------------------------------------------------------------------
Capital Growth             2.71%    1.96%        1.05%      3.76%     3.01%       $38       $30       $400      $333
---------------------------------------------------------------------------------------------------------------------
Strategic Equity           2.71%    1.96%        0.96%      3.67%     2.92%       $37       $30       $392      $324
---------------------------------------------------------------------------------------------------------------------
Special Situations         2.71%    1.96%        1.11%      3.82%     3.07%       $38       $31       $405      $338
---------------------------------------------------------------------------------------------------------------------
Mid-Cap Growth             2.71%    1.96%        0.91%      3.62%     2.87%       $36       $29       $388      $319
---------------------------------------------------------------------------------------------------------------------
Small Cap                  2.71%    1.96%        0.96%      3.67%     2.92%       $37       $30       $392      $324
---------------------------------------------------------------------------------------------------------------------
Growth                     2.71%    1.96%        1.04%      3.75%     3.00%       $38       $30       $399      $332
---------------------------------------------------------------------------------------------------------------------
Real Estate                2.71%    1.96%        0.96%      3.67%     2.92%       $37       $30       $392      $324
---------------------------------------------------------------------------------------------------------------------
Hard Assets                2.71%    1.96%        0.96%      3.67%     2.92%       $37       $30       $392      $324
---------------------------------------------------------------------------------------------------------------------
Developing World           2.71%    1.96%        1.75%      4.46%     3.71%       $45       $37       $458      $396
---------------------------------------------------------------------------------------------------------------------
Emerging Markets           2.71%    1.96%        1.75%      4.46%     3.71%       $45       $37       $458      $396

THE PIMCO VARIABLE INSURANCE TRUST
---------------------------------------------------------------------------------------------------------------------
PIMCO High Yield Bond      2.71%    1.96%        0.75%      3.46%     2.71%       $35       $27       $374      $304
---------------------------------------------------------------------------------------------------------------------
PIMCO StocksPLUS
  Growth and Income        2.71%    1.96%        0.65%      3.36%     2.61%       $34       $26       $365      $294
---------------------------------------------------------------------------------------------------------------------

ING VARIABLE INSURANCE TRUST
---------------------------------------------------------------------------------------------------------------------
ING Global Brand
  Names                    2.71%    1.96%        1.23%      3.94%     3.19%       $40       $32       $416      $349
---------------------------------------------------------------------------------------------------------------------
THE PRUDENTIAL SERIES FUND
Prudential Jennison        2.71%    1.96%        1.03%      3.74%     2.99%       $38       $30       $398      $331
---------------------------------------------------------------------------------------------------------------------
SP Jennison
 International Growth      2.71%    1.96%        1.64%      4.35%     3.60%       $44       $36       $449      $386
---------------------------------------------------------------------------------------------------------------------

108203                            5                          ACCESS PROFILE

The "Total Annual Investment Portfolio Charges" column above reflects current expense reimbursements for applicable investment portfolios. For more detailed information, see "Fees and Expenses" in the prospectus for the Contract.

6.   TAXES
Under a qualified Contract, your premiums are generally pre-tax contributions and accumulate on a tax-deferred basis. Premiums and earnings are generally taxed as income when you make a withdrawal or begin receiving annuity payments, presumably when you are in a lower tax bracket.

Under a non-qualified Contract, premiums are paid with after-tax dollars, and any earnings will accumulate tax-deferred. You will be taxed on these earnings, but not on premiums, when you withdraw them from the Contract.

For owners of most qualified Contracts, when you reach age 70 1/2 (or, in some cases, retire), you will be required by federal tax laws to begin receiving payments from your annuity or risk paying a penalty tax. In those cases, we can calculate and pay you the minimum required distribution amounts at your request.

If you are younger than 59 1/2 when you take money out, in most cases, you will be charged a 10% federal penalty tax on the taxable earnings withdrawn.

7.   WITHDRAWALS
You can withdraw your money at any time during the accumulation phase. You may elect in advance to take systematic withdrawals which are described on page 11. We will apply a market value adjustment if you withdraw your money from the fixed account more than 30 days before the applicable maturity date. Income taxes and a penalty tax may apply to amounts withdrawn.

8.   PERFORMANCE
The value of your Contract will fluctuate depending on the investment performance of the portfolio(s) you choose. The following chart shows average annual total returns for each portfolio that was in operation for the entire year of 1999. These numbers reflect the deduction of the mortality and expense risk charge (based on the Max 7 Enhanced Death Benefit), the asset-based administrative charge, the annual contract fee and the maximum optional benefit rider charge on a rider base that accumulates at 7%. Please keep in mind that past performance is not a guarantee of future results.

108203                            6                          ACCESS PROFILE

--------------------------------------------------------------------------------
                                                               CALENDAR YEAR
INVESTMENT PORTFOLIO                                         1999         1998
--------------------------------------------------------------------------------
Managed by A I M Capital Management, Inc.
     Capital Appreciation(1)                                21.64%         9.93%
     Strategic Equity(2)                                    52.52%        -1.62%
--------------------------------------------------------------------------------
Managed by Alliance Capital Management L.P.
     Capital Growth(2)                                      22.52%         9.24%
--------------------------------------------------------------------------------
Managed by Baring International Investment Limited
     Developing World(2)                                    57.88%           --
     Emerging Markets(4)                                    81.04%       -25.96%
     Global Fixed Income                                   -10.92%         9.12%
     Hard Assets(2)                                         20.42%       -31.32%
--------------------------------------------------------------------------------
Managed by Capital Guardian Trust Company
     Large Cap Value                                           --            --
     Managed Global(3)                                      59.43%        26.18%
     Small Cap(3)                                           47.05%        18.04%
--------------------------------------------------------------------------------
Managed by Eagle Asset Management, Inc.
     Value Equity                                           -1.96%        -0.93%
--------------------------------------------------------------------------------
Managed by Fidelity Management & Research Company
    Asset Allocation Growth                                    --           --
    Diversified Mid-Cap                                        --           --
--------------------------------------------------------------------------------
Managed by ING Investment Management, LLC
     Limited Maturity Bond                                  -1.34%         4.26%
     Liquid Asset                                            2.18%         2.49%
--------------------------------------------------------------------------------
Managed by Janus Capital Corporation
     Growth(2)                                              74.00%        23.74%
     Growth and Income                                         --           --
     Special Situations                                        --           --
--------------------------------------------------------------------------------
Managed by Kayne Anderson Investment Management, LLC
     Rising Dividends                                       13.07%        11.35%
--------------------------------------------------------------------------------
Managed by Massachusetts Financial Services Company
     Mid-Cap Growth                                         74.87%        19.82%
     Research                                               21.23%        20.06%
     Total Return                                            0.84%         8.88%
--------------------------------------------------------------------------------
Managed by  The Prudential Investment Corporation
     Real Estate(5)                                         -6.19%       -15.57%
--------------------------------------------------------------------------------
Managed by Salomon Brothers Asset Management, Inc.
     All Cap                                                   --            --
     Investors                                                 --            --
--------------------------------------------------------------------------------
Managed by T. Rowe Price Associates, Inc.
     Equity Income(2)                                       -3.17%         5.62%
     Fully Managed                                           4.31%         3.31%
--------------------------------------------------------------------------------
Managed by Pacific Investment Management Company
     PIMCO High Yield Bond                                   0.48%           --
     PIMCO StocksPLUS Growth and Income                     16.95%           --
--------------------------------------------------------------------------------
Managed by ING Investment Management Advisors B.V.
     ING Global Brand Names                                    --            --
--------------------------------------------------------------------------------
Managed by Jennison Associates LLC
     Prudential Jennison                                       --            --
     SP Jennison International Growth                          --            --
-----------------------
(1) Prior to April 1, 1999, a different firm managed the Portfolio.
(2) Prior to March 1, 1999, a different firm managed the Portfolio.
(3) Prior to February 1, 2000, a different firm managed the Portfolio.
(4) Prior to March 15, 2000, a different firm managed the Portfolio.
(5) Prior to May 1, 2000, a different firm managed the Portfolio.

108203                            7                          ACCESS PROFILE

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

9.   DEATH BENEFIT
You may choose (i) the Standard Death Benefit, (ii) the 7% Solution Enhanced Death Benefit, (iii) the Annual Ratchet Enhanced Death Benefit or (iv) the Max 7 Enhanced Death Benefit. The 7% Solution Enhanced Death Benefit, the Annual Ratchet Enhanced Death Benefit and the Max 7 Enhanced Death Benefit are available only if the contract owner or the annuitant (if the contract owner is not an individual) is not more than 79 years old at the time of purchase. The 7% Solution, Annual Ratchet and Max 7 Enhanced Death Benefits may not be available where a Contract is held by joint owners.

The death benefit is payable when the first of the following persons dies: the contract owner, joint owner, or annuitant (if a contract owner is not an individual). Assuming you are the contract owner, if you die during the accumulation phase, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit paid depends on the death benefit you have chosen. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as required claim forms, at our Customer Service Center. If your beneficiary elects to delay receipt of the death benefit until a date after the time of your death, the amount of the benefit payable in the future may be affected. If you die after the annuity start date and you are the annuitant, your beneficiary will receive the death benefit you chose under the annuity option then in effect.

The death benefit may be subject to certain mandatory distribution rules required by federal tax law.

Under the STANDARD DEATH BENEFIT, if you die before the annuity start date, your beneficiary is eligible to receive the greatest of:

     1)   the contract value;

     2) the total premium payments made under the Contract, reduced by a pro rata adjustment for any withdrawals; or

     3)   the cash surrender value.

Under the 7% SOLUTION ENHANCED DEATH BENEFIT, if you die before the annuity start date, your beneficiary is eligible to receive the greatest of:

     1)   the contract value;

     2) the total premium payments made under the Contract reduced by a pro rata adjustment for any withdrawal;

     3)   the cash surrender value; or

     4) the enhanced death benefit, which we determine as follows: we credit interest each business day at the 7% annual effective rate to the enhanced death benefit from the preceding day (which would be the initial premium if the preceding day is the contract date), then we add additional premiums paid since the preceding day and then we adjust for any withdrawals made (including any market value adjustment applied to such withdrawal) since the preceding day. Special withdrawals are withdrawals of up to 7% per year of cumulative premiums. Special withdrawals shall reduce the 7% Solution Enhanced Death Benefit by the amount of contract value withdrawn. For any withdrawals in excess of the amount available as a special withdrawal, a pro rata adjustment to the death benefit is made. The maximum enhanced death benefit is 3 times all premium payments, adjusted to reflect withdrawals. Each accumulated initial or additional premium payment will continue to grow at the 7% annual effective rate until the maximum enhanced death benefit is reached or the contract owner attains age 80, if earlier.

          Note for current Special Funds: Certain investment portfolios and the Fixed Account are designated as "Special Funds" for purposes of calculating the 7% Solution Enhanced Death Benefit. In addition to the Fixed Account, the investment portfolios designated currently as Special Funds are the Liquid Asset Portfolio and the Limited Maturity Bond Portfolio. The actual interest rate used for calculating the 7% Solution Enhanced Death Benefit for Special Funds will

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          be the lesser of (1) 7% and (2) the interest rate, positive or negative, providing a yield on the enhanced death benefit equal to the net return for the current valuation period on the contract value allocated to Special Funds. We may, with 30 days notice to you, designate any investment portfolio as a Special Fund on existing contracts with respect to new premiums added to such investment portfolio and also with respect to new transfers to such investment portfolio. Thus selecting these investment portfolios and/or the Fixed Account may limit or reduce the enhanced death benefit.

Under the ANNUAL RATCHET ENHANCED DEATH BENEFIT, if you die before the annuity start date, your beneficiary is eligible to receive the greatest of:

     1)   the contract value;

     2) the total premium payments made under the Contract; reduced by a pro rata adjustment for any withdrawal;

     3)   the cash surrender value; or

     4) the enhanced death benefit, which is determined as follows: On each contract anniversary that occurs on or before the contract owner turns age 80, we compare the prior enhanced death benefit to the contract value and select the larger amount as the new enhanced death benefit. On all other days, the enhanced death benefit is the following amount:
          On a daily basis we first take the enhanced death benefit from the preceding day (which would be the initial premium if the preceding day is the contract date), then we add additional premiums paid since the preceding day, and then we adjust for any withdrawals on a pro rata basis (including any market value adjustment applied to such withdrawal) since the preceding day. That amount becomes the new enhanced death benefit.

Under the MAX 7 ENHANCED DEATH BENEFIT, if you die before the annuity start date, your beneficiary will receive the greater of the 7% Solution Enhanced Death Benefit and the Annual Ratchet Enhanced Death Benefit.

Under this benefit option, the 7% Solution Enhanced Death Benefit and Annual Ratchet Enhanced Death Benefit are calculated in the same manner as if each were the elected benefit.

Note: In all cases described above, the amount of the death benefit could be reduced by premium taxes owed and withdrawals not previously deducted. The enhanced death benefits may not be available in all states.

10.  OTHER INFORMATION
     FREE LOOK. If you cancel the Contract within 10 days after you receive it, you will receive a refund of your adjusted contract value. We determine your contract value the close of business on the day we receive your written refund request. For purposes of the refund during the free look period, (i) we adjust your contract value for any market value adjustment (if you have invested in the fixed account), and (ii) then we include a refund of any charges deducted from your contract value. Because of the market risks associated with investing in the portfolios and the potential positive or negative effect of the market value adjustment, the contract value returned may be greater or less than the premium payment you paid. Some states require us to return to you the amount of the paid premium (rather than the contract value) in which case you will not be subject to investment risk during the free look period. Also, in some states, you may be entitled to a longer free look period.

     TRANSFERS AMONG INVESTMENT PORTFOLIOS AND THE FIXED ACCOUNT. You can make transfers among your investment portfolios and your investment in the fixed account as frequently as you wish without any current tax implications. The minimum amount for a transfer is $100. There is currently no charge for transfers, and we do not limit the number of transfers allowed. The Company may, in the future, charge a $25 fee for any transfer after the twelfth transfer in a contract year or limit the number of transfers allowed. Keep in mind that if you transfer or otherwise withdraw your money from the fixed account more than 30 days before the applicable maturity date, we will apply a market value adjustment. A market value

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adjustment could increase or decrease your contract value and/or the amount you transfer or withdraw. Keep in mind that transfers between Special Funds and other investment portfolios may impact your death benefit.

     NO PROBATE. In most cases, when you die, the person you choose as your beneficiary will receive the death benefit without going through probate. See "Federal Tax Considerations -- Taxation of Death Benefit Proceeds" in the prospectus for the Contract.

     OPTIONAL RIDERS. Subject to state availability, you may purchase one of three optional benefit riders for an additional charge. You may not add more than one of these three riders to your Contract. There is a separate charge for each rider. Once elected, the riders generally may not be cancelled. This means once added the rider may not be removed and charges will be assessed regardless of the performance of your Contract.

          Minimum Guaranteed Accumulation Benefit (MGAB) Rider. The MGAB is an optional benefit which offers you the ability to receive a one-time adjustment to your contract value in the event your contract value on a specified date is below the MGAB rider guarantee. When added at issue, the MGAB rider guarantees that your contract value will at least equal your initial premium payment at the end of ten years, or, at least equal two times your initial premium payment at the end of twenty years, depending on the waiting period you select, reduced pro rata for withdrawals and certain transfers. The MGAB rider offers a ten-year option and a twenty-year option, of which you may purchase only one. Withdrawals and certain transfers may reduce the guarantee by more than the amount withdrawn or transferred. The MGAB rider may offer you protection in the event of a lower contract value that may result from unfavorable investment performance of your Contract. There are exceptions, conditions, eligibility requirements, and important considerations associated with the MGAB rider. You should read the prospectus for more complete information.

          Minimum Guaranteed Income Benefit (MGIB) Rider. The MGIB rider is an optional benefit which guarantees a minimum amount of income that will be available to you upon annuitization, regardless of fluctuating market conditions. Ordinarily, the amount of income that will be available to you upon annuitization is based upon your contract value, the annuity option you selected and the guaranteed or then current income factors in effect. If you purchase the MGIB rider, the minimum amount of income that will be available to you upon annuitization on the MGIB Benefit Date is the greater of the amounts that are ordinarily available to you under your Contract and the MGIB annuity benefit, which is based on your MGIB Base, the MGIB annuity option you selected and the MGIB guaranteed income factors specified in your rider. Your MGIB Base generally depends on the amount of premiums you pay during the first five contract years after you purchase the rider, when you pay them, accumulated at the MGIB rate, less adjustments for withdrawals and transfers. There are exceptions, conditions, eligibility requirements, and important considerations associated with the MGIB rider. You should read the prospectus for more complete information.

          Minimum Guaranteed Withdrawal Benefit (MGWB) Rider. The MGWB rider is an optional benefit which guarantees that if your contract value is reduced to zero you will receive annual periodic payments, when added together, equal to all premium payments paid during the first two contract years, less adjustments for any prior withdrawals. If your contract value is reduced to zero, your periodic payments will be 7% of your Eligible Payment Amount every year. (Of course, any applicable income and penalty taxes will apply to amounts withdrawn.) Your original Eligible Payment Amount is your premium payments received during the first two contract years. Withdrawals that you make in excess of the above periodic payment amount may substantially reduce the guarantee. There are exceptions, conditions, eligibility requirements, and important considerations associated with the MGWB rider. You should read the prospectus for more information.



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     ADDITIONAL FEATURES. This Contract has other features you may be interested
          in. These include:

          Dollar Cost Averaging. This is a program that allows you to invest a fixed amount of money in the investment portfolios each month. It may give you a lower average cost per unit over time than a single one-time purchase. Dollar cost averaging requires regular investments regardless of fluctuating price levels, and does not guarantee profits or prevent losses in a declining market. This option is currently available only if you have $1,200 or more in the Limited Maturity Bond or the Liquid Asset investment portfolios or in the fixed account with a 1-year guaranteed interest period. Transfers from the fixed account under this program will not be subject to a market value adjustment.

          Systematic Withdrawals. During the accumulation phase, you can arrange to have money sent to you at regular intervals throughout the year. These withdrawals will not result in any surrender charges. Withdrawals from your money in the fixed account under this program are not subject to a market value adjustment. Of course, any applicable income and penalty taxes will apply on amounts withdrawn.

          Automatic Rebalancing. If your contract value is $10,000 or more, you may elect to have the Company automatically readjust the money between your investment portfolios periodically to keep the blend you select. Investments in the fixed account are not eligible for automatic rebalancing.

11.  INQUIRIES
If you need more information after reading this profile and the prospectus, please contact us at:

     CUSTOMER SERVICE CENTER
     P.O. BOX 2700
     WEST CHESTER, PENNSYLVANIA 19380
     (800) 366-0066

or your registered representative.

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--------------------------------------------------------------------------------
GOLDEN AMERICAN LIFE INSURANCE COMPANY
SEPARATE ACCOUNT B OF GOLDEN AMERICAN LIFE INSURANCE COMPANY

           DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY PROSPECTUS
                             GOLDENSELECT ACCESS(R)
--------------------------------------------------------------------------------

                                                              OCTOBER 2, 2000

     This prospectus describes GoldenSelect Access, a deferred group and individual variable annuity contract (the "Contract") offered by Golden American Life Insurance Company ("Golden American," the "Company," "we" or "our"). The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment ("qualified Contracts") as well as those that do not qualify for such treatment ("non-qualified Contracts").

     The Contract provides a means for you to invest your premium payments in one or more of 32 mutual fund investment portfolios. You may also allocate premium payments to our Fixed Account with guaranteed interest periods. Your contract value will vary daily to reflect the investment performance of the investment portfolio(s) you select and any interest credited to your allocations in the Fixed Account. The investment portfolios available under your Contract and the portfolio managers are listed on the back of this cover.

     We will credit your Fixed Interest Allocation(s) with a fixed rate of interest. We set the interest rates periodically. We will not set the interest rate to be less than a minimum annual rate of 3%. You may choose guaranteed interest periods of 1, 3, 5, 7 and 10 years. The interest earned on your money as well as your principal is guaranteed as long as you hold them until the maturity date. If you take your money out from a Fixed Interest Allocation more than 30 days before the applicable maturity date, we will apply a market value adjustment ("Market Value Adjustment"). A Market Value Adjustment could increase or decrease your contract value and/or the amount you take out. You bear the risk that you may receive less than your principal if we take a Market Value Adjustment. For Contracts sold in some states, not all Fixed Interest Allocations or subaccounts are available. You have a right to return a Contract within 10 days after you receive it for a refund of the adjusted contract value (which may be more or less than the premium payments you paid), or if required by your state, the original amount of your premium payment. Longer free look periods apply in some states.

     This prospectus provides information that you should know before investing and should be kept for future reference. A Statement of Additional Information, ("SAI") dated October 2, 2000, has been filed with the Securities and Exchange Commission ("SEC"). It is available without charge upon request. To obtain a copy of this document, write to our Customer Service Center at P.O. Box 2700, West Chester, Pennsylvania 19380 or call (800) 366-0066, or access the SEC's website (http://www.sec.gov). The table of contents of the SAI is on the last page of this prospectus and the SAI is made part of this prospectus by reference.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THE SUBACCOUNTS THROUGH THE GCG TRUST, THE PIMCO VARIABLE INSURANCE TRUST, ING VARIABLE INSURANCE TRUST OR THE PRUDENTIAL SERIES FUND IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY ANY BANK OR BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

THIS PROSPECTUS MUST BE ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE GCG TRUST, THE PIMCO VARIABLE INSURANCE TRUST, ING VARIABLE INSURANCE TRUST AND THE PRUDENTIAL SERIES FUND.

--------------------------------------------------------------------------------
THE INVESTMENT PORTFOLIOS AND THE MANAGERS ARE LISTED ON THE BACK OF THIS COVER.
--------------------------------------------------------------------------------

ACC4-108203

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     The investment portfolios available under your Contract and the portfolio managers are:

          A I M CAPITAL MANAGEMENT, INC.
               Capital Appreciation Series
               Strategic Equity Series
          ALLIANCE CAPITAL MANAGEMENT L. P.
               Capital Growth Series
          BARING INTERNATIONAL INVESTMENT LIMITED (AN AFFILIATE)
               Developing World Series
               Emerging Market Series
               Global Fixed Income Series
               Hard Assets Series
          CAPITAL GUARDIAN TRUST COMPANY
               Large Cap Value Series
               Managed Global Series
               Small Cap Series
          EAGLE ASSET MANAGEMENT, INC
               Value Equity Series
          FIDELITY MANAGEMENT & RESEARCH COMPANY
               Asset Allocation Growth Series
               Diversified Mid-Cap Series
          ING INVESTMENT MANAGEMENT, LLC (AN AFFILIATE)
               Limited Maturity Bond Series
               Liquid Asset Series
          JANUS CAPITAL CORPORATION
               Growth Series
               Growth and Income Series
               Special Situations Series
          KAYNE ANDERSON INVESTMENT MANAGEMENT, LLC
               Rising Dividends Series
          MASSACHUSETTS FINANCIAL SERVICES COMPANY
               Mid-Cap Growth Series
               Research Series
               Total Return Series
          THE PRUDENTIAL INVESTMENT CORPORATION
               Real Estate Series
          SALOMON BROTHERS ASSET MANAGEMENT, INC
               All Cap Series
               Investors Series
          T. ROWE PRICE ASSOCIATES, INC.
               Equity Income Series
               Fully Managed Series
          PACIFIC INVESTMENT MANAGEMENT COMPANY
               PIMCO High Yield Bond Portfolio
               PIMCO StocksPLUS Growth and Income Portfolio
          ING INVESTMENT MANAGEMENT ADVISORS B.V. (AN AFFILIATE)
               ING Global Brand Names Fund
          JENNISON ASSOCIATES LLC
               Prudential Jennison Portfolio
               SP Jennison International Growth Portfolio

     The above mutual fund investment portfolios are purchased and held by corresponding divisions of our Separate Account B. We refer to the divisions as "subaccounts" and the money you place in the Fixed Account's guaranteed interest periods as "Fixed Interest Allocations" in this prospectus.

ACC4-108203

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--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                              PAGE
     Index of Special Terms                                     1
     Fees and Expenses                                          2
     Performance Information                                   10
        Accumulation Unit                                      10
        Net Investment Factor                                  10
        Condensed Financial Information                        10
        Financial Statements                                   10
        Performance Information                                10
     Golden American Life Insurance Company                    11
     The Trusts                                                12
     Golden American Separate Account B                        12
     The Investment Portfolios                                 13
        Investment Objectives                                  13
        Investment Management Fees                             17
     The Fixed Interest Allocation                             18
        Selecting a Guaranteed Interest Period                 18
        Guaranteed Interest Rates                              18
        Transfers from a Fixed Interest Allocation             19
        Withdrawals from a Fixed Interest Allocation           19
        Market Value Adjustment                                20
     Special Funds                                             21
     The Annuity Contract                                      21
        Contract Date and Contract Year                        21
        Annuity Start Date                                     21
        Contract Owner                                         21
        Annuitant                                              22
        Beneficiary                                            22
        Purchase and Availability of the Contract              23
        Crediting of Premium Payments                          23
        Administrative Procedures                              24
        Contract Value                                         24
        Cash Surrender Value                                   25
        Surrendering to Receive the Cash Surrender Value       25
        The Subaccounts                                        25
        Addition, Deletion or Substitution of Subaccounts and
           Other Changes                                       25
        The Fixed Account                                      26
        Optional Riders                                        26
          Rider Date                                           26
          No Cancellation                                      26
          Termination                                          26
          Minimum Guaranteed Accumulation Benefit Rider        26
          Minimum Guaranteed Income Benefit Rider              28
          Minimum Guaranteed Withdrawal Benefit Rider          31
        Other Contracts                                        33
        Other Important Provisions                             33
     Withdrawals                                               33
        Regular Withdrawals                                    33
        Systematic Withdrawals                                 34
        IRA Withdrawals                                        35
     Transfers Among Your Investments                          36
        Transfers by Third Parties                             36
        Dollar Cost Averaging                                  36
        Automatic Rebalancing                                  37
     Death Benefit Choices                                     37
        Death Benefit During the Accumulation Phase            37


ACC4-108203                                i


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--------------------------------------------------------------------------------
                    TABLE OF CONTENTS (CONTINUED)
--------------------------------------------------------------------------------
                                                              PAGE
          Standard Death Benefit                               38
          Enhanced Death Benefits                              38
        Death Benefit During the Income Phase                  39
        Continuation After Death - Spouse                      39
        Continuation After Death - Non Spouse                  39
        Required Distributions Upon Contract Owner's Death     39
     Charges and Fees                                          40
        Charge Deduction Subaccount                            40
        Charges Deducted from the Contract Value               40
          No Surrender Charge                                  40
          Premium Taxes                                        40
          Administrative Charge                                40
          Transfer Charge                                      41
        Charges Deducted from the Subaccounts                  41
          Mortality and Expense Risk Charge                    41
          Asset-Based Administrative Charge                    41
        Optional Rider Charges                                 41
        Trust Expenses                                         42
     The Annuity Options                                       42
        Annuitization of Your Contract                         42
        Selecting the Annuity Start Date                       43
        Frequency of Annuity Payments                          43
        The Annuity Options                                    43
          Income for a Fixed Period                            43
          Income for Life with a Period Certain                43
          Joint Life Income                                    44
          Annuity Plan                                         44
        Payment When Named Person Dies                         44
     Other Contract Provisions                                 44
        Reports to Contract Owners                             44
        Suspension of Payments                                 44
        In Case of Errors in Your Application                  44
        Assigning the Contract as Collateral                   45
        Contract Changes-Applicable Tax Law                    45
        Free Look                                              45
        Group or Sponsored Arrangements                        45
        Selling the Contract                                   45
     Other Information                                         46
        Voting Rights                                          46
        State Regulation                                       46
        Legal Proceedings                                      46
        Legal Matters                                          47
        Experts                                                47
     Federal Tax Considerations                                47
     More Information About Golden American Life Insurance
        Company                                                52
     Unaudited Financial Statements of Golden American Life
        Insurance Company                                      76
     Financial Statements of Golden American Life Insurance
        Company                                                86
     Statement of Additional Information
        Table of Contents                                     116
     Appendix A
        Condensed Financial Information                        A1
     Appendix B
        Market Value Adjustment Examples                       B1


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--------------------------------------------------------------------------------
                             INDEX OF SPECIAL TERMS
--------------------------------------------------------------------------------

The following special terms are used throughout this prospectus. Refer to the page(s) listed for an explanation of each term:

SPECIAL TERM                                       PAGE
Accumulation Unit                                   10
Annual Ratchet Enhanced Death Benefit               38
Annuitant                                           22
Annuity Start Date                                  21
Cash Surrender Value                                25
Max 7 Enhanced Death Benefit                        38
Contract Date                                       21
Contract Owner                                      21
Contract Value                                      24
Contract Year                                       21
Fixed Interest Allocation                           18
Market Value Adjustment                             20
Net Investment Factor                               10
Rider Date                                          26
7% Solution Enhanced Death Benefit                  38
Special Fund                                        21
Standard Death Benefit                              38

The following terms as used in this prospectus have the same or substituted meanings as the corresponding terms currently used in the Contract:

TERM USED IN THIS PROSPECTUS             CORRESPONDING TERM USED IN THE CONTRACT
Accumulation Unit Value                  Index of Investment Experience
Annuity Start Date                       Annuity Commencement Date
Contract Owner                           Owner or Certificate Owner
Contract Value                           Accumulation Value
Transfer Charge                          Excess Allocation Charge
Fixed Interest Allocation                Fixed Allocation
Free Look Period                         Right to Examine Period
Guaranteed Interest Period               Guarantee Period
Subaccount(s)                            Division(s)
Net Investment Factor                    Experience Factor
Regular Withdrawals                      Conventional Partial Withdrawals
Withdrawals                              Partial Withdrawals

ACC4-108203                                  1

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--------------------------------------------------------------------------------
                                FEES AND EXPENSES
--------------------------------------------------------------------------------

CONTRACT OWNER TRANSACTION EXPENSES*

     Surrender Charge...................................................  None

     Transfer Charge....................................................  None**

     * If you invested in a Fixed Interest Allocation, a Market Value Adjustment may apply to certain transactions. This may increase or decrease your contract value and/or your transfer or surrender amount.

     ** We may in the future charge $25 per transfer if you make more than 12 transfers in a contract year.

ANNUAL CONTRACT ADMINISTRATIVE CHARGE***

     Administrative Charge................................................$40

     (We waive this charge if the total of your premium payments is $100,000 or more or if your contract value at the end of a contract year is $100,000 or more.)

     ***  We deduct this charge on each contract anniversary and on surrender.

SEPARATE ACCOUNT ANNUAL CHARGES****

                                                STANDARD             ENHANCED DEATH BENEFIT
                                              DEATH BENEFIT   ANNUAL RATCHET   7% SOLUTION   MAX 7
                                              -------------   --------------   -----------   -----
     Mortality & Expense Risk Charge..........    1.30%             1.45%           1.65%    1.75%
     Asset-Based Administrative Charge........    0.15%             0.15%           0.15%    0.15%
                                                  -----             -----           -----    -----
     Total....................................    1.45%             1.60%           1.80%    1.90%

     **** As a percentage of average daily assets in each subaccount. The mortality and expense risk charge and the asset-based administrative charge are deducted daily.

OPTIONAL RIDER CHARGES*****
     Minimum Guaranteed Accumulation Benefit rider:
          Waiting Period      Quarterly Charge
          --------------      ----------------
          10 Year..........   0.125% of the MGAB Charge Base(1) (0.50% annually)
          20 Year..........   0.125% of the MGAB Charge Base    (0.50% annually)

     Minimum Guaranteed Income Benefit rider:
          MGIB Base Rate      Quarterly Charge
          --------------      ----------------
          7%...............   0.125% of the MGIB Base(2)  (0.50% annually)

     Minimum Guaranteed Withdrawal Benefit rider:
          Quarterly Charge
          ----------------
          0.125% of the MGWB Eligible Payment Amount(3)    (0.50% annually)

     ***** We deduct optional rider charges from the subaccounts in which you are invested on each quarterly contract anniversary and pro rata on termination of the Contract; if the value in the subaccounts is insufficient, the optional rider charges will be deducted from the Fixed Interest Allocations nearest maturity.

     (1) The MGAB Charge Base is the total of premiums added during the 2-year period commencing on the rider date if you purchase the rider on the contract date, or, your contract value on the rider date plus premiums added during the 2-year period commencing on the rider date if you purchased the rider after the contract date, reduced pro rata for all withdrawals taken while the MGAB rider is in effect, and reduced pro rata for transfers made during the three year period before the MGAB Benefit Date.

     (2) The MGIB Base generally depends on the amount of premiums you pay during the first five contract years after you purchase the rider, when you pay them, and less a pro rata deduction for any withdrawal made while the MGIB rider is in effect.

ACC4-108203                                2

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      (3) The MGWB Eligible Payment Amount is (i) the total of premiums paid during the 2-year period commencing on the rider date if you purchase the rider on the contract date; or (ii) your contract value on the rider date plus subsequent premiums received during the two-year period commencing on the rider date.

THE GCG TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of a portfolio):

--------------------------------------------------------------------------------
                                 MANAGEMENT           OTHER             TOTAL
PORTFOLIO                          FEE(1)          EXPENSES(2)       EXPENSES(3)
--------------------------------------------------------------------------------
Liquid Asset                        0.56%              0.00%             0.56%
--------------------------------------------------------------------------------
Limited Maturity Bond               0.56%              0.01%             0.57%
--------------------------------------------------------------------------------
Global Fixed Income                 1.60%              0.00%             1.60%
--------------------------------------------------------------------------------
Fully Managed                       0.96%              0.01%             0.97%
--------------------------------------------------------------------------------
Total Return                        0.91%              0.00%             0.91%
--------------------------------------------------------------------------------
Asset Allocation Growth             1.00%              0.01%             1.01%
--------------------------------------------------------------------------------
Equity Income                       0.96%              0.00%             0.96%
--------------------------------------------------------------------------------
Investors                           1.00%              0.01%             1.01%
--------------------------------------------------------------------------------
Value Equity                        0.96%              0.00%             0.96%
--------------------------------------------------------------------------------
Rising Dividends                    0.96%              0.00%             0.96%
--------------------------------------------------------------------------------
Diversified Mid-Cap                 1.00%              0.01%             1.01%
--------------------------------------------------------------------------------
Managed Global                      1.25%              0.00%             1.25%
--------------------------------------------------------------------------------
Large Cap Value                     1.00%              0.01%             1.01%
--------------------------------------------------------------------------------
All Cap                             1.00%              0.01%             1.01%
--------------------------------------------------------------------------------
Research                            0.91%              0.00%             0.91%
--------------------------------------------------------------------------------
Capital Appreciation                0.96%              0.00%             0.96%
--------------------------------------------------------------------------------
Growth and Income                   1.10%              0.01%             1.11%
--------------------------------------------------------------------------------
Capital Growth                      1.04%              0.01%             1.05%
--------------------------------------------------------------------------------
Strategic Equity                    0.96%              0.00%             0.96%
--------------------------------------------------------------------------------
Special Situations                  1.10%              0.01%             1.11%
--------------------------------------------------------------------------------
Mid-Cap Growth                      0.91%              0.00%             0.91%
--------------------------------------------------------------------------------
Small Cap                           0.96%              0.00%             0.96%
--------------------------------------------------------------------------------
Growth                              1.04%              0.00%             1.04%
--------------------------------------------------------------------------------
Real Estate                         0.96%              0.00%             0.96%
--------------------------------------------------------------------------------
Hard Assets                         0.96%              0.00%             0.96%
--------------------------------------------------------------------------------
Developing World                    1.75%              0.00%             1.75%
--------------------------------------------------------------------------------
Emerging Markets                    1.75%              0.00%             1.75%
--------------------------------------------------------------------------------

     (1) Fees decline as the total assets of certain combined portfolios increase. See the prospectus for the GCG Trust for more information.

     (2) Other expenses generally consist of independent trustees fees and certain expenses associated with investing in international markets. Other expenses are based on actual expenses for the year ended December 31, 1999, except for (i) portfolios that commenced operations in 2000; and (ii) newly formed portfolios where the charges have been estimated.

     (3) Total Expenses are based on actual expenses for the fiscal year ended December 31, 1999.

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THE PIMCO VARIABLE INSURANCE TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of a portfolio):

--------------------------------------------------------------------------------
                                     MANAGEMENT        OTHER           TOTAL
PORTFOLIO                              FEE(1)        EXPENSES(1)     EXPENSES(1)
--------------------------------------------------------------------------------
PIMCO High Yield Bond                   0.25%          0.50%            0.75%
PIMCO StocksPLUS Growth and Income      0.40%          0.25%            0.65%
--------------------------------------------------------------------------------

     (1) PIMCO has contractually agreed to reduce total annual portfolio operating expenses to the extent they would exceed, due to the payment of organizational expenses and Trustees' fees, 0.65% and 0.75% for the High Yield Bond and the StocksPLUS Growth and Income Portfolios, respectively, of average daily net assets. Without such reductions, total annual operating expenses for the fiscal year ended December 31, 1999 would have remained unchanged for both Portfolios. Under the Expense Limitation Agreement, PIMCO may recoup any such waivers and reimbursements in future periods, not exceeding three years, provided total expenses, including such recoupment, do not exceed the annual expense limit. The fees expressed are restated as of April 1, 2000.

ING VARIABLE INSURANCE TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio):

------------------------------------------------------------------------------------------------------------------
                                                                               OTHER             TOTAL EXPENSES
                                     MANAGEMENT        12B-1 FEE(3)          EXPENSES           AFTER FEE WAIVER
                                      FEE AFTER            AFTER           AFTER EXPENSE           AND EXPENSE
PORTFOLIO                         FEE WAIVER(1)(2)      FEE WAIVER      REIMBURSEMENT(1)(2)    REIMBURSEMENT(1)(2)
------------------------------------------------------------------------------------------------------------------
ING Global Brand Names                  0.30%             0.15%                  0.78%                 1.23%
------------------------------------------------------------------------------------------------------------------

     (1) Since the portfolio had not commenced operations as of December 31, 1999, expenses as shown are based on estimates of the portfolio's operating expenses for the portfolio's first fiscal year.

     (2) ING Mutual Funds Management Co. LLC, the investment manager, has entered into an expense limitation contract with the portfolio, under which it will limit expenses of the portfolio as shown, excluding interest, taxes, brokerage, and extraordinary expenses through December 31, 2000. Fee waiver and/or reimbursements by the investment manager may vary in order to achieve such contractually obligated Total Expenses. Without this contract, and based on estimates for the fiscal year ending December 31, 2000, total expenses are estimated to be 2.03% for the portfolio.

     (3) Pursuant to a Plan of Distribution adopted by the portfolio under Rule 12b-1 under the Investment Company Act of 1940, as amended, the portfolio pays its distributor an annual fee of up to 0.25% of average daily net assets attributable to portfolio shares. The distribution fee may be used by the distributor for the purpose of financing any activity which is primarily intended to result in the sale of shares of the portfolio. For more information see the portfolio's Statement of Additional Information.

ACC4-108203                                 4

THE PRUDENTIAL SERIES FUND ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio):

--------------------------------------------------------------------------------
                          MANAGEMENT                     OTHER          TOTAL
PORTFOLIO                    FEE        12B-1 FEE(1)   EXPENSES(2)    EXPENSE(2)
--------------------------------------------------------------------------------
Prudential Jennison         0.60%          0.25%          0.18%          1.03%
--------------------------------------------------------------------------------
SP Jennison International   0.85%          0.25%          0.54%          1.64%
   Growth
--------------------------------------------------------------------------------

     (1) The 12b-1 fees for the Prudential Jennison Portfolio and SP Jennison International Growth Portfolio are imposed to enable to portfolios to recover certain sales expenses, including compensation to broker-dealers, the cost of printing prospectuses for delivery to prospective investors and advertising costs for each portfolio. Over a long period of time, the total amount of 12b-1 fees paid may exceed the amount of sales charges imposed by the product.

     (2) Since the Prudential Jennison Portfolio and SP Jennison International Portfolio had not commenced operations as of December 31, 1999, expenses as shown are based on estimates of the portfolio's operating expenses for the portfolio's first fiscal year.


The purpose of the foregoing tables is to help you understand the various costs and expenses that you will bear directly and indirectly. See the prospectuses of the GCG Trust, the PIMCO Variable Insurance Trust,the ING Variable Insurance Trust, and the Prudential Series Fund for additional information on management or advisory fees and in some cases on other portfolio expenses.

Premium taxes (which currently range from 0% to 3.5% of premium payments) may apply, but are not reflected in the tables above or in the examples below.

EXAMPLES:
The following four examples are designed to show you the expenses you would pay on a $1000 investment that earns 5% annually. Each example assumes election of the Max 7 Enhanced Death Benefit. The examples reflect the deduction of a mortality and expense risk charge, an asset-based administrative charge, and an annual contract administrative charge as an annual charge of 0.06% of assets (based on an average contract value of $70,000). In addition, Examples 1 and 2 assume you elected an optional benefit rider with the highest charge (0.75% annually where the rider base is equal to the initial premium and increases by 7% annually, except for the Liquid Asset and Limited Maturity Bond portfolios, where the charge is 0.50% annually) and assume the rider charge is assessed each quarter on a base equal to the hypothetical $1,000 premium increasing at 7% per year (the assumed net rate for the Liquid Asset and Limited Maturity Bond portfolios). The annual charge of 0.75% results from the assumption of a 7% annual increase in the rider base but only a 5% earnings increase in the contract value before expenses. Thus, 0.75% represents an annual charge over the 10-year period which is equivalent to an increasing charge of 0.125% per quarter over the same period. If the Standard Death Benefit, the Annual Ratchet Enhanced Death Benefit, or the 7% Solution Enhanced Death Benefit is elected instead of the Max 7 Enhanced Death Benefit used in the examples, the actual expenses will be less than those represented in the examples.

ACC4-108203                                 5

Example 1:
If you surrender your Contract at the end of the applicable time period and elected an optional benefit rider with the highest charge, you would pay the following expenses for each $1,000 invested:

     THE GCG TRUST                             1 YEAR           3 YEARS           5 YEARS          10 YEARS
     Liquid Asset                                $31              $ 94              $160             $336
     Limited Maturity Bond                       $31              $ 94              $160             $337
     Global Fixed Income                         $43              $131              $219             $446
     Fully Managed                               $37              $113              $190             $393
     Total Return                                $36              $111              $187             $388
     Asset Allocation Growth                     $37              $114              $192             $397
     Equity Income                               $37              $112              $190             $392
     Investors                                   $37              $114              $192             $397
     Value Equity                                $37              $112              $190             $392
     Rising Dividends                            $37              $112              $190             $392
     Diversified Mid-Cap                         $37              $114              $192             $397
     Managed Global                              $40              $121              $203             $417
     Large Cap Value                             $37              $114              $192             $397
     All Cap                                     $37              $114              $192             $397
     Research                                    $36              $111              $187             $388
     Capital Appreciation                        $37              $112              $190             $392
     Growth and Income                           $38              $117              $197             $405
     Capital Growth                              $38              $115              $194             $400
     Strategic Equity                            $37              $112              $190             $392
     Special Situation                           $38              $117              $197             $405
     Mid-Cap Growth                              $36              $111              $187             $388
     Small Cap                                   $37              $112              $190             $392
     Growth                                      $38              $115              $193             $399
     Real Estate                                 $37              $112              $190             $392
     Hard Assets                                 $37              $112              $190             $392
     Developing World                            $45              $135              $226             $458
     Emerging Markets                            $45              $135              $226             $458

     THE PIMCO VARIABLE INSURANCE TRUST
     PIMCO High Yield Bond                       $35              $106              $180             $374
     PIMCO StocksPLUS
          Growth and Income                      $34              $103              $175             $365

     ING VARIABLE INSURANCE TRUST
     ING Global Brand Names                      $40              $120              $202             $416

     PRUDENTIAL SERIES FUND
     Prudential Jennison                         $38              $114              $193             $398
     SP Jennison International Growth            $44              $132              $221             $449


ACC4-108203                                 6

Example 2:
If you do not surrender your Contract at the end of the applicable time period and elected an optional benefit rider with the highest charge, you would pay the following expenses for each $1,000 invested:

     THE GCG TRUST                             1 YEAR           3 YEARS           5 YEARS          10 YEARS
     Liquid Asset                                $31              $ 94              $160             $336
     Limited Maturity Bond                       $31              $ 94              $160             $337
     Global Fixed Income                         $43              $131              $219             $446
     Fully Managed                               $37              $113              $190             $393
     Total Return                                $36              $111              $187             $388
     Asset Allocation Growth                     $37              $114              $192             $397
     Equity Income                               $37              $112              $190             $392
     Investors                                   $37              $114              $192             $397
     Value Equity                                $37              $112              $190             $392
     Rising Dividends                            $37              $112              $190             $392
     Diversified Mid-Cap                         $37              $114              $192             $397
     Managed Global                              $40              $121              $203             $417
     Large Cap Value                             $37              $114              $192             $397
     All Cap                                     $37              $114              $192             $397
     Research                                    $36              $111              $187             $388
     Capital Appreciation                        $37              $112              $190             $392
     Growth and Income                           $38              $117              $197             $405
     Capital Growth                              $38              $115              $194             $400
     Strategic Equity                            $37              $112              $190             $392
     Special Situations                          $38              $117              $197             $405
     Mid-Cap Growth                              $36              $111              $187             $388
     Small Cap                                   $37              $112              $190             $392
     Growth                                      $38              $115              $193             $399
     Real Estate                                 $37              $112              $190             $392
     Hard Assets                                 $37              $112              $190             $392
     Developing World                            $45              $135              $226             $458
     Emerging Markets                            $45              $135              $226             $458

     THE PIMCO VARIABLE INSURANCE TRUST
     PIMCO High Yield Bond                       $35              $106              $180             $374
     PIMCO StocksPLUS
          Growth and Income                      $34              $103              $175             $365

     ING VARIABLE INSURANCE TRUST
     ING Global Brand Names                      $40              $120              $202             $416

     PRUDENTIAL SERIES FUND
     Prudential Jennison                         $38              $114              $193             $398
     SP Jennison International Growth            $44              $132              $221             $449


ACC4-108203                                 7

Example 3:
If you surrender your Contract at the end of the applicable time period and did not elect any optional benefit rider, you would pay the following expenses for each $1,000 invested:

     THE GCG TRUST                             1 YEAR           3 YEARS           5 YEARS          10 YEARS
     Liquid Asset                                $26              $ 78              $134             $286
     Limited Maturity Bond                       $26              $ 79              $135             $287
     Global Fixed Income                         $36              $109              $185             $383
     Fully Managed                               $30              $ 91              $154             $325
     Total Return                                $29              $ 89              $151             $319
     Asset Allocation Growth                     $30              $ 92              $156             $329
     Equity Income                               $30              $ 90              $154             $324
     Investors                                   $30              $ 92              $156             $329
     Value Equity                                $30              $ 90              $154             $324
     Rising Dividends                            $30              $ 90              $154             $324
     Diversified Mid-Cap                         $30              $ 92              $156             $329
     Managed Global                              $32              $ 99              $168             $351
     Large Cap Value                             $30              $ 92              $156             $329
     All Cap                                     $30              $ 92              $156             $329
     Research                                    $29              $ 89              $151             $319
     Capital Appreciation                        $30              $ 90              $154             $324
     Growth and Income                           $31              $ 95              $161             $338
     Capital Growth                              $30              $ 93              $158             $333
     Strategic Equity                            $30              $ 90              $154             $324
     Special Situations                          $31              $ 95              $161             $338
     Mid-Cap Growth                              $29              $ 89              $151             $319
     Small Cap                                   $30              $ 90              $154             $324
     Growth                                      $30              $ 93              $158             $332
     Real Estate                                 $30              $ 90              $154             $324
     Hard Assets                                 $30              $ 90              $154             $324
     Developing World                            $37              $113              $192             $396
     Emerging Markets                            $37              $113              $192             $396

     THE PIMCO VARIABLE INSURANCE TRUST
     PIMCO High Yield Bond                       $27              $ 84              $143             $304
     PIMCO StocksPLUS
          Growth and Income                      $26              $ 81              $139             $294

     ING VARIABLE INSURANCE TRUST
     ING Global Brand Names                      $32              $ 98              $167             $349

     PRUDENTIAL SERIES FUND
     Prudential Jennison                         $30              $ 92              $157             $331
     SP Jennison International Growth            $36              $110              $186             $386


ACC4-108203                                8

Example 4:
If you do not surrender your Contract at the end of the applicable time period and did not elect any optional benefit rider, you would pay the following expenses for each $1,000 invested:

     THE GCG TRUST                             1 YEAR           3 YEARS           5 YEARS          10 YEARS
     Liquid Asset                                $26              $ 78              $134             $286
     Limited Maturity Bond                       $26              $ 79              $135             $287
     Global Fixed Income                         $36              $109              $185             $383
     Fully Managed                               $30              $ 91              $154             $325
     Total Return                                $29              $ 89              $151             $319
     Asset Allocation Growth                     $30              $ 92              $156             $329
     Equity Income                               $30              $ 90              $154             $324
     Investors                                   $30              $ 92              $156             $329
     Value Equity                                $30              $ 90              $154             $324
     Rising Dividends                            $30              $ 90              $154             $324
     Diversified Mid-Cap                         $30              $ 92              $156             $329
     Managed Global                              $32              $ 99              $168             $351
     Large Cap Value                             $30              $ 92              $156             $329
     All Cap                                     $30              $ 92              $156             $329
     Research                                    $29              $ 89              $151             $319
     Capital Appreciation                        $30              $ 90              $154             $324
     Growth and Income                           $31              $ 95              $161             $338
     Capital Growth                              $30              $ 93              $158             $333
     Strategic Equity                            $30              $ 90              $154             $324
     Special Situations                          $31              $ 95              $161             $338
     Mid-Cap Growth                              $29              $ 89              $151             $319
     Small Cap                                   $30              $ 90              $154             $324
     Growth                                      $30              $ 93              $158             $332
     Real Estate                                 $30              $ 90              $154             $324
     Hard Assets                                 $30              $ 90              $154             $324
     Developing World                            $37              $113              $192             $396
     Emerging Markets                            $37              $113              $192             $396

     THE PIMCO VARIABLE INSURANCE TRUST
     PIMCO High Yield Bond                       $27              $ 84              $143             $304
     PIMCO StocksPLUS
          Growth and Income                      $26              $ 81              $139             $294

     ING VARIABLE INSURANCE TRUST
     ING Global Brand Names                      $32              $ 98              $167             $349

     PRUDENTIAL SERIES FUND
     Prudential Jennison                         $30              $ 92              $157             $331
     SP Jennison International Growth            $36              $110              $186             $386


THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE MORE OR LESS THAN THOSE SHOWN SUBJECT TO THE TERMS OF YOUR CONTRACT.

ACC4-108203                                 9

--------------------------------------------------------------------------------
                             PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

ACCUMULATION UNIT
We use accumulation units to calculate the value of a Contract. Each subaccount of Separate Account B has its own accumulation unit value. The accumulation units are valued each business day that the New York Stock Exchange is open for trading. Their values may increase or decrease from day to day according to a Net Investment Factor, which is primarily based on the investment performance of the applicable investment portfolio. Shares in the investment portfolios are valued at their net asset value.

THE NET INVESTMENT FACTOR
The Net Investment Factor is an index number which reflects certain charges under the Contract and the investment performance of the subaccount. The Net Investment Factor is calculated for each subaccount as follows:

     1) We take the net asset value of the subaccount at the end of each business day.

     2) We add to (1) the amount of any dividend or capital gains distribution declared for the subaccount and reinvested in such subaccount. We subtract from that amount a charge for our taxes, if any.

     3) We divide (2) by the net asset value of the subaccount at the end of the preceding business day.

     4) We then subtract the applicable daily mortality and expense risk charge and the daily asset-based administrative charge from the subaccount.

Calculations for the subaccounts are made on a per share basis.

CONDENSED FINANCIAL INFORMATION
Tables containing (i) the accumulation unit value history of each subaccount of Golden American Separate Account B offered in this prospectus and (ii) the total investment value history of each such subaccount are presented in Appendix A--Condensed Financial Information.

FINANCIAL STATEMENTS
The audited financial statements of Separate Account B for the year ended December 31, 1999 are included in the Statement of Additional Information. The unaudited consolidated financial statements of Golden American for the six months ended June 30, 2000 and audited consolidated financial statements of Golden American for the years ended December 31, 1999, 1998 and 1997 are included in this prospectus.

PERFORMANCE INFORMATION
From time to time, we may advertise or include in reports to contract owners performance information for the subaccounts of Separate Account B, including the average annual total return performance, yields and other nonstandard measures of performance. Such performance data will be computed, or accompanied by performance data computed, in accordance with standards defined by the SEC.

Except for the Liquid Asset subaccount, quotations of yield for the subaccounts will be based on all investment income per unit (contract value divided by the accumulation unit) earned during a given 30-day period, less expenses accrued during such period. Information on standard total average annual return performance will include average annual rates of total return for 1, 5 and 10 year periods, or lesser periods depending on how long Separate Account B has been investing in the portfolio. We may show other total returns for periods of less than one year. Total return figures will be based on the actual historic performance of the subaccounts of Separate Account B, assuming an investment at the beginning of the period when the separate account first invested in the portfolios, withdrawal of the investment at the end of the period, adjusted to reflect the deduction of all applicable portfolio and current contract charges. We may also show rates of total return on amounts invested at the beginning of the period with no withdrawal at the end of the period. Total return figures which assume no withdrawals at the end of the period will reflect all recurring charges. Quotations of average annual return for the Managed Global subaccount take into

ACC4-108203                                 10
account the period before September 3, 1996, during which it was maintained as a subaccount of Golden American Separate Account D. In addition, we may present historic performance data for the investment portfolios since their inception reduced by some or all of the fees and charges under the Contract. Such adjusted historic performance includes data that precedes the inception dates of the subaccounts of Separate Account B. This data is designed to show the performance that would have resulted if the Contract had been in existence before the separate account began investing in the portfolios.

Current yield for the Liquid Asset subaccount is based on income received by a hypothetical investment over a given 7-day period, less expenses accrued, and then "annualized" (i.e., assuming that the 7-day yield would be received for 52 weeks). We calculate "effective yield" for the Liquid Asset subaccount in a manner similar to that used to calculate yield, but when annualized, the income earned by the investment is assumed to be reinvested. The "effective yield" will thus be slightly higher than the "yield" because of the compounding effect of earnings. We calculate quotations of yield for the remaining subaccounts on all investment income per accumulation unit earned during a given 30-day period, after subtracting fees and expenses accrued during the period, assuming no surrender and the selection of the Max 7 Enhanced Death Benefit and the MGIB optional benefit rider.

We may compare performance information for a subaccount to: (i) the Standard & Poor's 500 Stock Index, Dow Jones Industrial Average, Donoghue Money Market Institutional Averages, or any other applicable market indices, (ii) other variable annuity separate accounts or other investment products tracked by Lipper Analytical Services (a widely used independent research firm which ranks mutual funds and other investment companies), or any other rating service, and
(iii) the Consumer Price Index (measure for inflation) to determine the real rate of return of an investment in the Contract. Our reports and promotional literature may also contain other information including the ranking of any subaccount based on rankings of variable annuity separate accounts or other investment products tracked by Lipper Analytical Services or by similar rating services.

Performance information reflects only the performance of a hypothetical contract and should be considered in light of other factors, including the investment objective of the investment portfolio and market conditions. Please keep in mind that past performance is not a guarantee of future results.

--------------------------------------------------------------------------------
                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

Golden American Life Insurance Company is a Delaware stock life insurance company, which was originally incorporated in Minnesota on January 2, 1973. Golden American is a wholly owned subsidiary of Equitable of Iowa Companies, Inc. ("Equitable of Iowa"). Equitable of Iowa is a wholly owned subsidiary of ING Groep N.V. ("ING"), a global financial services holding company based in The Netherlands. Golden American is authorized to sell insurance and annuities in all states, except New York, and the District of Columbia. In May 1996, Golden American established a subsidiary, First Golden American Life Insurance Company of New York, which is authorized to sell annuities in New York and Delaware. Golden American's consolidated financial statements appear in this prospectus.

Equitable of Iowa is the holding company for Golden American, Directed Services, Inc., the investment manager of the GCG Trust and the distributor of the Contracts, and other interests. Equitable of Iowa and another ING affiliate own ING Investment Management, LLC, a portfolio manager of the GCG Trust. ING also owns Baring International Investment Limited, another portfolio manager of the GCG Trust and ING Investment Management Advisors B.V. a portfolio manager of the ING Variable Insurance Trust.

Our principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380.

ACC4-108203                                 11

--------------------------------------------------------------------------------
                                   THE TRUSTS
--------------------------------------------------------------------------------

The GCG Trust is a mutual fund whose shares are offered to separate accounts funding variable annuity and variable life insurance policies offered by Golden American and other affiliated insurance companies. The GCG Trust may also sell its shares to separate accounts of insurance companies not affiliated with Golden American. Pending SEC approval, shares of the GCG Trust may also be sold to certain qualified pension and retirement plans. The address of the GCG Trust is 1475 Dunwoody Drive, West Chester, PA 19380.

The PIMCO Variable Insurance Trust is also a mutual fund whose shares are available to separate accounts of insurance companies, including Golden American, for both variable annuity contracts and variable life insurance policies and to qualified pension and retirement plans. The address of the PIMCO Variable Insurance Trust is 840 Newport Center Drive, Suite 300, Newport Beach, CA 92660.

ING Variable Insurance Trust is also a mutual fund whose shares are offered to separate accounts funding variable annuity contracts offered by Golden American. Pending SEC approval, shares of ING Variable Insurance Trust may also be sold to variable annuity and variable life insurance policies offered by other insurance companies, both affiliated and unaffiliated with Golden American. The address of ING Variable Insurance Trust is 1475 Dunwoody Drive, West Chester, PA
19380.

The Prudential Series Fund Inc.is a fund whose shares are available to separate accounts funding variable annuity and variable life insurance polices offered by The Prudential Insurance Company of America, its affiliated insurers and other life insurance companies not affiliated with Prudential, including Golden American. The address of the Prudential Series Fund is 751 Broad Street, Newark, NJ 07102.

In the event that, due to differences in tax treatment or other considerations, the interests of contract owners of various contracts participating in the Trusts conflict, we, the Boards of Trustees of the GCG Trust and the PIMCO Variable Insurance Trust, the ING Variable Insurance Trust, the Board of Directors of the Prudential Series Fund, and the management of Directed Services, Inc., Pacific Investment Management Company, ING Mutual Funds Management Co. LLC, Prudential Insurance Company of America, and any other insurance companies participating in the Trusts will monitor events to identify and resolve any material conflicts that may arise.

YOU WILL FIND COMPLETE INFORMATION ABOUT THE GCG TRUST, THE PIMCO VARIABLE INSURANCE TRUST, ING VARIABLE INSURANCE TRUST, AND THE PRUDENTIAL SERIES FUND IN THE ACCOMPANYING PROSPECTUS FOR EACH TRUST. YOU SHOULD READ THEM CAREFULLY BEFORE INVESTING.

--------------------------------------------------------------------------------
                       GOLDEN AMERICAN SEPARATE ACCOUNT B
--------------------------------------------------------------------------------

Golden American Separate Account B ("Separate Account B") was established as a separate account of the Company on July 14, 1988. It is registered with the SEC as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"). Separate Account B is a separate investment account used for our variable annuity contracts. We own all the assets in Separate Account B but such assets are kept separate from our other accounts.

Separate Account B is divided into subaccounts. Each subaccount invests exclusively in shares of one investment portfolio of the GCG Trust, the PIMCO Variable Insurance Trust, the ING Variable Insurance Trust or the Prudential Series Fund. Each investment portfolio has its own distinct investment objectives and policies. Income, gains and losses, realized or unrealized, of a portfolio are credited to or charged against the corresponding subaccount of Separate Account B without regard to any other income, gains or losses of the Company. Assets equal to the reserves and other contract liabilities with respect to each are not chargeable with liabilities arising out of any other business of the Company. They may, however, be subject to liabilities arising from subaccounts whose assets we attribute to other variable annuity contracts supported by Separate Account B. If the assets in Separate Account B exceed the required reserves and other

ACC4-108203                                12
liabilities, we may transfer the excess to our general account. We are obligated to pay all benefits and make all payments provided under the Contracts.

We currently offer other variable annuity contracts that invest in Separate Account B but are not discussed in this prospectus. Separate Account B may also invest in other investment portfolios which are not available under your Contract. Under certain circumstances, we may make certain changes to the subaccounts. For more information, see "The Annuity Contract -- Addition, Deletion, or Substitution of Subaccounts and Other Changes."

--------------------------------------------------------------------------------
                            THE INVESTMENT PORTFOLIOS
--------------------------------------------------------------------------------

During the accumulation phase, you may allocate your premium payments and contract value to any of the investment portfolios listed in the section below. YOU BEAR THE ENTIRE INVESTMENT RISK FOR AMOUNTS YOU ALLOCATE TO THE INVESTMENT PORTFOLIOS, AND YOU MAY LOSE YOUR PRINCIPAL.

INVESTMENT OBJECTIVES
The investment objective of each investment portfolio is set forth below. You should understand that there is no guarantee that any portfolio will meet its investment objectives. Meeting objectives depends on various factors, including, in certain cases, how well the portfolio managers anticipate changing economic and market conditions. Separate Account B also has other subaccounts investing in other portfolios which are not available to the Contract described in this prospectus.

YOU CAN FIND MORE DETAILED INFORMATION ABOUT THE INVESTMENT PORTFOLIOS IN THE PROSPECTUSES FOR THE GCG TRUST, THE PIMCO VARIABLE INSURANCE TRUST, ING VARIABLE INSURANCE TRUST AND THE PRUDENTIAL SERIES FUND. YOU SHOULD READ THESE PROSPECTUSES BEFORE INVESTING.

--------------------------------------------------------------------------------
INVESTMENT PORTFOLIO    INVESTMENT OBJECTIVE
--------------------------------------------------------------------------------
THE GCG TRUST
Liquid Asset            Seeks high level of current income consistent with the
                        preservation of capital and liquidity.

                        Invests primarily in obligations of the U.S. Government
                        and its agencies and instrumentalities, bank
                        obligations, commercial paper and short-term corporate
                        debt securities. All securities will mature in less than
                        one year.
                        --------------------------------------------------------
Limited Maturity Bond   Seeks highest current income consistent with low risk to
                        principal and liquidity. Also seeks to enhance its total return through capital appreciation when market factors, such as falling interest rates and rising bond prices, indicate that capital appreciation may be available without significant risk to principal.

                        Invests  primarily in diversified  limited maturity debt
                        securities with average maturity dates of five years or
                        shorter and in no cases more than seven years.
                        --------------------------------------------------------
Global Fixed Income     Seeks high total return.

                        Invests primarily in high-grade fixed income securities, both foreign and domestic.
                        --------------------------------------------------------

ACC4-108203                                 13

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--------------------------------------------------------------------------------
INVESTMENT PORTFOLIO    INVESTMENT OBJECTIVE
--------------------------------------------------------------------------------
Fully Managed           Seeks, over the long term, a high total investment
                        return consistent with the preservation of capital and with prudent investment risk.

                        Invests primarily in the common stocks of established
                        companies believed by the portfolio manager to have
                        above-average potential for capital growth.
                        --------------------------------------------------------
Total Return            Seeks  above-average  income  (compared  to a  portfolio
                        entirely invested in equity securities) consistent with the prudent employment of capital. Growth of capital and income is a secondary goal.

                        Invests primarily in a combination of equity and fixed income securities.
                        --------------------------------------------------------
Asset Allocation Growth Seeks to maximize total return over the long-term by allocating assets among stocks, bonds, short-term instruments and other investments.

                        Allocates investments primarily in a neutral mix over
                        time of 70% of its assets in stocks, 25% of its assets
                        in bonds, and 5% of its assets in short-term and money
                        market investments.
                        --------------------------------------------------------
Equity Income           Seeks  substantial  dividend income as well as long-term
                        growth of capital.

                        Invests  primarily in common stocks of  well-established
                        companies paying above-average dividends.
                        --------------------------------------------------------
Investors               Seeks long-term  growth of capital.  Current income is a
                        secondary objective.

                        Invests primarily in equity securities of U.S. companies
                        and to a lesser degree, debt securities.
                        --------------------------------------------------------
Value Equity            Seeks  capital   appreciation.   Dividend  income  is  a
                        secondary objective.

                        Invests  primarily  in  common  stocks of  domestic  and
                        foreign  issuers  which  meet   quantitative   standards
                        relating to financial soundness and high intrinsic value
                        relative to price.
                        --------------------------------------------------------
Rising Dividends        Seeks  capital  appreciation.  A secondary  objective is
                        dividend income.

                        Invests  in equity  securities  that meet the  following
                        quality  criteria:  regular dividend  increases;  35% of
                        earnings reinvested annually; and a credit rating of "A"
                        to "AAA."
                        --------------------------------------------------------
Diversified Mid-Cap     Seeks long-term capital growth.

                        Normally invests at least 65% of its total assets in
                        common stocks of companies with medium market
                        capitalizations.
                        --------------------------------------------------------
Managed Global          Seeks capital appreciation.  Current income is only an
                        incidental consideration.

                        Invests  primarily in common stocks traded in securities
                        markets throughout the world.
                        --------------------------------------------------------
Large Cap Value         Seeks long-term growth of capital and income.

                        Invests   primarily   in   equity   and   equity-related
                        securities of companies with market capitalization greater than $1 billion.
                        --------------------------------------------------------

ACC4-108203                                 14

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--------------------------------------------------------------------------------
INVESTMENT PORTFOLIO    INVESTMENT OBJECTIVE
--------------------------------------------------------------------------------
All Cap                 Seeks  capital   appreciation   through   investment  in
                        securities which the portfolio manager believes have above-average capital appreciation potential.

                        Invests primarily in equity securities of U.S. companies
                        of any size.
                        --------------------------------------------------------
Research                Seeks long-term growth of capital and future income.

                        Invests   primarily  in  common   stocks  or  securities
                        convertible into common stocks of companies  believed to
                        have better than average prospects for long-term growth.
                        --------------------------------------------------------
Capital Appreciation    Seeks long-term capital growth.

                        Invests primarily in equity  securities  believed by the
                        portfolio manager to be undervalued.
                        --------------------------------------------------------
Growth and Income       Seeks long-term capital growth and current income.

                        Normally invests up to 75% of its assets in equity
                        securities selected primarily for their growth
                        potential and at least 25% of its assets in securities
                        the portfolio manager believes have income potential.
                        --------------------------------------------------------
Capital Growth          Seeks long-term total return.

                        Invests  primarily in common  stocks of companies  where
                        the  potential  for change  (earnings  acceleration)  is
                        significant.
                        --------------------------------------------------------
Strategic Equity        Seeks capital appreciation.

                        Invests primarily in common stocks of medium and
                        small-sized companies.
                        --------------------------------------------------------
Special Situations      Seeks capital appreciation.

                        Invests primarily in common stocks selected for their
                        capital appreciation potential.  The Portfolio
                        emphasizes "special situation" companies that the
                        portfolio manager believes have been overlooked or
                        undervalued by other investors.
                        --------------------------------------------------------
Mid-Cap Growth          Seeks long-term growth of capital.

                        Invests primarily in equity securities of companies with
                        medium market capitalization which the portfolio manager
                        believes have above-average growth potential.
                        --------------------------------------------------------
Small Cap               Seeks long-term capital appreciation.

                        Invests primarily in equity securities of companies that
                        have a total market  capitalization  within the range of
                        companies  in  the  Russell  2000  Growth  Index  or the
                        Standard & Poor's Small-Cap 600 Index.
                        --------------------------------------------------------
Growth                  Seeks capital appreciation.

                        Invests primarily in common stocks of growth companies that have favorable relationships between price/earnings
                        ratios  and  growth   rates  in  sectors  offering  the
                        potential for above-average returns.
                        --------------------------------------------------------

ACC4-108203                                 15

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--------------------------------------------------------------------------------
INVESTMENT PORTFOLIO    INVESTMENT OBJECTIVE
--------------------------------------------------------------------------------
Real Estate             Seeks  capital   appreciation.   Current income  is  a
                        secondary objective.

                        Invests  primarily in publicly traded real estate equity
                        securities.
                        --------------------------------------------------------
Hard Assets             Seeks long-term capital appreciation.

                        Invests primarily in hard asset  securities.  Hard asset
                        companies   produce  a  commodity  which  the  portfolio
                        manager is able to price on a daily or weekly basis.
                        --------------------------------------------------------
Developing World        Seeks capital appreciation.

                        Invests  primarily in equity  securities of companies in
                        developing or emerging countries.
                        --------------------------------------------------------
Emerging Markets        Seeks long-term capital appreciation.

                        Invests primarily in equity securities of companies in
                        at least six different emerging market countries.
                        --------------------------------------------------------
THE PIMCO VARIABLE INSURANCE TRUST
PIMCO High Yield Bond   Seeks to maximize total return, consistent with
                        preservation of capital and prudent investment management.

                        Invests at least 65% of its assets in a diversified
                        portfolio of junk bonds rated at least B by Moody's
                        Investor Services, Inc. or Standard & Poor's or, if
                        unrated, determined by the portfolio manager to be of
                        comparable quality.
                        --------------------------------------------------------
PIMCO StocksPLUS
  Growth and Income     Seeks to achieve a total return which exceeds the total
                        return performance of the S&P 500.

                        Invests primarily in common stocks, options, futures, options on futures and swaps.
                        --------------------------------------------------------

ING VARIABLE INSURANCE TRUST
ING Global Brand Names  Seeks to provide investors with long-term capital
   Fund                 appreciation.

                        Invests at least 65% of its total assets in equity
                        securities of companies that have a well recognized
                        franchise, a global presence and derive most of their
                        revenues from sales of consumer goods.
                        --------------------------------------------------------
THE PRUDENTIAL SERIES FUND
Prudential Jennison     Seeks long-term growth of capital.

                        Invests primarily in companies that have shown growth in
                        earnings and sales, high return on equity and assets or
                        other strong financial data and are also attractively
                        valued in the opinion of the manager. Dividend income
                        from investments will be incidental.
                        --------------------------------------------------------
SP Jennison
International Growth    Seeks long-term growth of capital.

                        Invests primarily in equity-related securities of issuers located in at least five different foreign countries.
                        --------------------------------------------------------

ACC4-108203                                 16

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INVESTMENT MANAGEMENT FEES
Directed Services, Inc. serves as the overall manager to each portfolio of the GCG Trust. The GCG Trust pays Directed Services a monthly fee for its investment advisory and management services. The monthly fee is based on the average daily net assets of an investment portfolio, and in some cases, the combined total assets of certain grouped portfolios. Directed Services provides or procures, at its own expense, the services necessary for the operation of the portfolios, including retaining portfolio managers to manage the assets of the various portfolios. Directed Services, based on the annual rates of the average daily net assets of a portfolio (and not the GCG Trust) pays each portfolio manager a monthly fee for managing the assets of a portfolio, based on the annual rates of the average daily net assets of the various portfolios. For a list of the portfolio managers, see the front cover of this prospectus. Directed Services does not bear the expense of brokerage fees and other transactional expenses for securities, taxes (if any) paid by a portfolio, interest on borrowing, fees and expenses of the independent trustees, and extraordinary expenses, such as litigation or indemnification expenses.

Pacific Investment Management Company ("PIMCO") serves as investment advisor to each portfolio of the PIMCO Variable Insurance Trust. PIMCO provides the overall business management and administrative services necessary for each portfolio's operation. PIMCO provides or procures, at its own expense, the services and information necessary for the proper conduct of business and ordinary operation of each portfolio. The PIMCO Variable Insurance Trust pays PIMCO a monthly advisory fee and a separate monthly administrative fee per year each fee, based on the average daily net assets of each of the investment portfolios, for managing the assets of the portfolios and for administering the PIMCO Variable Insurance Trust. PIMCO does not bear the expense of brokerage fees and other transactional expenses for securities, taxes (if any) paid by a portfolio, interest on borrowing, fees and expense of the independent trustees, and extraordinary expenses, such as litigation or indemnification expenses.

ING Mutual Funds Management Co. LLC ("ING MFMC") serves as the overall manager of ING Variable Insurance Trust. ING MFMC supervises all aspects of the Trust's operations and provides investment advisory services to the portfolios of the Trust, including engaging portfolio managers, as well as monitoring and evaluating the management of the assets of each portfolio by its portfolio manager. ING MFMC, as well as each portfolio manager it engages, is a wholly owned indirect subsidiary of ING Groep N.V.

The Prudential Insurance Company of America ("Prudential") and its subsidiary Prudential Investments Fund Management LLC ("PIFM") serve as the overall investment advisors to the Prudential Series Fund. Prudential and PIFM are responsible for the management of the Prudential Series Fund and provide investment advice and related services. For the Prudential Jennison Portfolio and SP Jennison International Growth Portfolio, Prudential and PIFM engage Jennison Associates LLC to serve as sub-adviser and to provide day-to-day management. Prudential and PIFM pay the sub-adviser out of the fee they receive from the Prudential Series Fund.

Each portfolio deducts portfolio management fees and charges from the amounts you have invested in the portfolios. In addition, three portfolios deduct a distribution or 12b-1 fee, which is used to finance any activity that is primarily intended to result in the sale of shares of the applicable portfolio. For 1999, total portfolio fees and charges ranged from 0.56% to 1.75%. See "Fees and Expenses" in this prospectus.

We may receive compensation from the investment advisors, administrators and distributors or directly from the portfolios in connection with administrative, distribution or other services and cost savings attributable to our services. It is anticipated that such compensation will be based on assets of the particular portfolios attributable to the Contract. The compensation paid by advisors, administrators or distributors may vary.

YOU CAN FIND MORE DETAILED INFORMATION ABOUT EACH PORTFOLIO INCLUDING ITS MANAGEMENT FEES IN THE PROSPECTUS FOR EACH TRUST. YOU SHOULD READ THESE PROSPECTUSES BEFORE INVESTING.

ACC4-108203                                 17

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--------------------------------------------------------------------------------
                          THE FIXED INTEREST ALLOCATION
--------------------------------------------------------------------------------

You may allocate premium payments and transfer your contract value to the guaranteed interest periods of our Fixed Account at any time during the accumulation period. Every time you allocate money to the Fixed Account, we set up a Fixed Interest Allocation for the guaranteed interest period you select. We currently offer guaranteed interest periods of 1, 3, 5, 7 and 10 years, although we may not offer all these periods in the future. You may select one or more guaranteed interest periods at any one time. We will credit your Fixed Interest Allocation with a guaranteed interest rate for the interest period you select, so long as you do not withdraw money from that Fixed Interest Allocation before the end of the guaranteed interest period. Each guaranteed interest period ends on its maturity date which is the last day of the month in which the interest period is scheduled to expire.

If you surrender, withdraw, transfer or annuitize your investment in a Fixed Interest Allocation more than 30 days before the end of the guaranteed interest period, we will apply a Market Value Adjustment to the transaction. A Market Value Adjustment could increase or decrease the amount you surrender, withdraw, transfer or annuitize, depending on current interest rates at the time of the transaction. You bear the risk that you may receive less than your principal if we apply a Market Value Adjustment.

Assets supporting amounts allocated to the Fixed Account are available to fund the claims of all classes of our customer, contract owners and other creditors. Interests under your Contract relating to the Fixed Account are registered under the Securities Act of 1933, but the Fixed Account is not registered under the 1940 Act.

SELECTING A GUARANTEED INTEREST PERIOD
You may select one or more Fixed Interest Allocations with specified guaranteed interest periods. A guaranteed interest period is the period that a rate of interest is guaranteed to be credited to your Fixed Interest Allocation. We may at any time decrease or increase the number of guaranteed interest periods offered. In addition, we may offer DCA Fixed Interest Allocations, which are 6-month and 1-year Fixed Interest Allocations available exclusively in connection with our dollar cost averaging program. For more information on DCA Fixed Interest Allocations, see "Transfers Among Your Investments--Dollar Cost Averaging."

Your contract value in the Fixed Account is the sum of your Fixed Interest Allocations and the interest credited as adjusted for any withdrawals, transfers or other charges we may impose, including any Market Value Adjustment. Your Fixed Interest Allocation will be credited with the guaranteed interest rate in effect for the guaranteed interest period you selected when we receive and accept your premium or reallocation of contract value. We will credit interest daily at a rate which yields the quoted guaranteed interest rate.

GUARANTEED INTEREST RATES
Each Fixed Interest Allocation will have an interest rate that is guaranteed as long as you do not take your money out until its maturity date. We do not have a specific formula for establishing the guaranteed interest rates for the different guaranteed interest periods. We determine guaranteed interest rates at our sole discretion. To find out the current guaranteed interest rate for a guaranteed interest period you are interested in, please contact our Customer Service Center or your registered representative. The determination may be influenced by the interest rates on fixed income investments in which we may invest with the amounts we receive under the Contracts. We will invest these amounts primarily in investment-grade fixed income securities (i.e., rated by Standard & Poor's rating system to be suitable for prudent investors) although we are not obligated to invest according to any particular strategy, except as may be required by applicable law. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the guaranteed interest rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates but no Fixed Interest Allocation will ever have a guaranteed interest rate of less than 3% per year.

ACC4-108203                                 18

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

We may from time to time at our discretion offer interest rate specials for new premiums that are higher than the current base interest rate then offered. Renewal rates for such rate specials will be based on the base interest rate and not on the special rates initially declared.

TRANSFERS FROM A FIXED INTEREST ALLOCATION
You may transfer your contract value in a Fixed Interest Allocation to one or more new Fixed Interest Allocations with new guaranteed interest periods, or to any of the subaccounts of Separate Account B. We will transfer amounts from your Fixed Interest Allocations starting with the guaranteed interest period nearest its maturity date, until we have honored your transfer request.

The minimum amount that you can transfer to or from any Fixed Interest Allocation is $100. If a transfer request would reduce the contract value remaining in a Fixed Interest Allocation to less than $100, we will treat such transfer request as a request to transfer the entire contract value in such Fixed Interest Allocation. Transfers from a Fixed Interest Allocation may be subject to a Market Value Adjustment. If you have a special Fixed Interest Allocation that was offered exclusively with our dollar cost averaging program, canceling dollar cost averaging will cause a transfer of the entire contract value in such Fixed Interest Allocation to the Liquid Asset subaccount, and such a transfer will be subject to a Market Value Adjustment.

On the maturity date of a guaranteed interest period, you may transfer amounts from the applicable Fixed Interest Allocation to the subaccounts and/or to new Fixed Interest Allocations with guaranteed interest periods of any length we are offering at that time. You may not, however, transfer amounts to any Fixed Interest Allocation with a guaranteed interest period that extends beyond the annuity start date.

At least 30 calendar days before a maturity date of any of your Fixed Interest Allocations, or earlier if required by state law, we will send you a notice of the guaranteed interest periods that are available. You must notify us which subaccounts or new guaranteed interest periods you have selected before the maturity date of your Fixed Interest Allocations. If we do not receive timely instructions from you, we will transfer the contract value in the maturing Fixed Interest Allocation to a new Fixed Interest Allocation with a guaranteed interest period that is the same as the expiring guaranteed interest period. If such guaranteed interest period is not available or would go beyond the annuity start date, we will transfer your contract value in the maturing Fixed Interest Allocation to the next shortest guaranteed interest period which does not go beyond the annuity start date. If no such guaranteed interest period is available, we will transfer the contract value to a subaccount specially designated by the Company for such purpose. Currently we use the Liquid Asset subaccount for such purpose.

Please be aware that the benefit we pay under certain optional benefit riders will be adjusted by any transfers you make to and from the Fixed Interest Allocations during specified periods while the rider is in effect. See "Optional Riders"

WITHDRAWALS FROM A FIXED INTEREST ALLOCATION
During the accumulation phase, you may withdraw a portion of your contract value in any Fixed Interest Allocation. You may make systematic withdrawals of only the interest earned during the prior month, quarter or year, depending on the frequency chosen, from a Fixed Interest Allocation under our systematic withdrawal option. Systematic withdrawals from a Fixed Interest Allocation are not permitted if such Fixed Interest Allocation is currently participating in the dollar cost averaging program. A withdrawal from a Fixed Interest Allocation may be subject to a Market Value Adjustment. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax, as well as state income tax consequences.

If you tell us the Fixed Interest Allocation from which your withdrawal will be made, we will assess the withdrawal against that Fixed Interest Allocation. If you do not, we will assess your withdrawal against the subaccounts in which you are invested, unless the withdrawal exceeds the contract value in the subaccounts. If there is no contract value in those subaccounts, we will deduct your withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request.

ACC4-108203                                 19

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

Please be aware that the benefit we pay under any of the optional riders will be reduced on a pro rata basis by any withdrawals you made from the Fixed Interest Allocations during the period while the rider is in effect. See "Optional Riders."

MARKET VALUE ADJUSTMENT
A Market Value Adjustment may decrease, increase or have no effect on your contract value. We will apply a Market Value Adjustment (i) whenever you withdraw or transfer money from a Fixed Interest Allocation (unless made within 30 days before the maturity date of the applicable guaranteed interest period, or under the systematic withdrawal or dollar cost averaging program) and (ii) if on the annuity start date a guaranteed interest period for any Fixed Interest Allocation does not end on or within 30 days of the annuity start date.

We determine the Market Value Adjustment by multiplying the amount you withdraw, transfer or apply to an income plan by the following factor:

                                            N/365
                         ((1+I)/(1+J+.0025))      -1

Where,

     o "I" is the Index Rate for a Fixed Interest Allocation on the first day of the guaranteed interest period;

     o "J" is the Index Rate for a new Fixed Interest Allocation with a guaranteed interest period equal to the time remaining (rounded up to the next full year except in Pennsylvania) in the guaranteed interest period; and

     o "N" is the remaining number of days in the guaranteed interest period at the time of calculation.

The Index Rate is the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for a period equal to the applicable guaranteed interest period. The average currently is based on the period starting from the 22nd day of the calendar month two months prior to the month of the Index Rate determination and ending the 21st day of the calendar month immediately before the month of determination. We currently calculate the Index Rate once each calendar month but have the right to calculate it more frequently. The Index Rate will always be based on a period of at least 28 days. If the Ask Yields are no longer available, we will determine the Index Rate by using a suitable and approved, if required, replacement method.

A Market Value Adjustment may be positive, negative or result in no change. In general, if interest rates are rising, you bear the risk that any Market Value Adjustment will likely be negative and reduce your contract value. On the other hand, if interest rates are falling, it is more likely that you will receive a positive Market Value Adjustment that increases your contract value. In the event of a full surrender, transfer or annuitization from a Fixed Interest Allocation, we will add or subtract any Market Value Adjustment from the amount surrendered, transferred or annuitized. In the event of a partial withdrawal, transfer or annuitization, we will add or subtract any Market Value Adjustment from the total amount withdrawn, transferred or annuitized in order to provide the amount requested. If a negative Market Value Adjustment exceeds your contract value in the Fixed Interest Allocation, we will consider your request to be a full surrender, transfer or annuitization of the Fixed Interest Allocation.

Several examples which illustrate how the Market Value Adjustment works are included in Appendix B.

ACC4-108203                                 20

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--------------------------------------------------------------------------------
                              SPECIAL FUNDS
--------------------------------------------------------------------------------

We use the term Special Funds in the discussion of the 7% Solution Enhanced Death Benefit, the Minimum Guaranteed Accumulation Benefit rider (with the 20-year waiting period), and the Minimum Guaranteed Income Benefit rider.
The Special Funds currently include the Liquid Asset subaccount, Limited Maturity Bond subaccount and the Fixed Interest Allocations. The Company may, at any time, designate new and/or existing subaccounts as a Special Fund with 30 days notice with respect to new premiums added or transfers to new premiums added or transfers to such subaccounts.

--------------------------------------------------------------------------------
                              THE ANNUITY CONTRACT
--------------------------------------------------------------------------------

The Contract described in this prospectus is a deferred combination variable and fixed annuity contract. The Contract provides a means for you to invest in one or more of the available mutual fund portfolios of the GCG Trust, the PIMCO Variable Insurance Trust, the ING Variable Insurance Trust and the Prudential Series Fund through Separate Account B. It also provides a means for you to invest in a Fixed Interest Allocation through the Fixed Account.

CONTRACT DATE AND CONTRACT YEAR
The date the Contract became effective is the contract date. Each 12- month period following the contract date is a contract year.

ANNUITY START DATE
The annuity start date is the date you start receiving annuity payments under your Contract. The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the annuity start date. The income phase begins when you start receiving regular annuity payments from your Contract on the annuity start date.

CONTRACT OWNER
You are the contract owner. You are also the annuitant unless another annuitant is named in the application. You have the rights and options described in the Contract. One or more persons may own the Contract. If there are multiple owners named, the age of the oldest owner will determine the applicable death benefit if such death benefit is available for multiple owners.

The death benefit becomes payable when you die. In the case of a sole contract owner who dies before the income phase begins, we will pay the beneficiary the death benefit then due. The sole contract owner's estate will be the beneficiary if no beneficiary has been designated or the beneficiary has predeceased the contract owner. In the case of a joint owner of the Contract dying before the income phase begins, we will designate the surviving contract owner as the beneficiary. This will override any previous beneficiary designation.

If the contract owner is a trust and a beneficial owner of the trust has been designated, the beneficial owner will be treated as the contract owner for determining the death benefit. If a beneficial owner is changed or added after the contract date, this will be treated as a change of contract owner for determining the death benefit. If no beneficial owner of the Trust has been designated, the availability of enhanced death benefits will be based on the age of the annuitant at the time you purchase the Contract.

     JOINT OWNER. For non-qualified Contracts only, joint owners may be named in a written request before the Contract is in effect. Joint owners may independently exercise transfers and other transactions allowed under the Contract. All other rights of ownership must be exercised by both owners. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint owner end at death of that owner if the other joint owner survives. The entire interest of the deceased joint owner in the Contract will pass to the surviving joint owner and the death benefit is paid upon the death of the first of the joint owners to die. Joint owners may only select the Standard Death Benefit option. Upon adding an additional owner to

ACC4-108203                                21

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

a contract which was issued with an Enhanced Death Benefit option, generally, your death benefit will be changed automatically to a Standard Death Benefit and your mortality and expense risk charges will be lowered correspondingly to that which is charged under the Standard Death Benefit Option. Also note that if anyowner's age is 86 or greater, even the standard death benefit guarantee will also be lost. Note that returning a Contract to single owner status will not restore any Enhanced Death Benefit. Unless otherwise specified, the term "age" when used for joint owners shall mean the age of the oldest owner.

ANNUITANT
The annuitant is the person designated by you to be the measuring life in determining annuity payments. The annuitant's age determines when the income phase must begin and the amount of the annuity payments to be paid. You are the annuitant unless you choose to name another person. The annuitant may not be changed after the Contract is in effect.

The contract owner will receive the annuity benefits of the Contract if the annuitant is living on the annuity start date. If the annuitant dies before the annuity start date and a contingent annuitant has been named, the contingent annuitant becomes the annuitant (unless the contract owner is not an individual, in which case the death benefit becomes payable).

If there is no contingent annuitant when the annuitant dies before the annuity start date, the contract owner will become the annuitant. The contract owner may designate a new annuitant within 60 days of the death of the annuitant.

If there is no contingent annuitant when the annuitant dies before the annuity start date and the contract owner is not an individual, we will pay the designated beneficiary the death benefit then due. If a beneficiary has not been designated, or if there is no designated beneficiary living, the contract owner will be the beneficiary. If the annuitant was the sole contract owner and there is no beneficiary designation, the annuitant's estate will be the beneficiary.

Regardless of whether a death benefit is payable, if the annuitant dies and any contract owner is not an individual, distribution rules under federal tax law will apply. You should consult your tax advisor for more information if you are not an individual.

BENEFICIARY
The beneficiary is named by you in a written request. The beneficiary is the person who receives any death benefit proceeds and who becomes the successor contract owner if the contract owner (or the annuitant if the contract owner is other than an individual) dies before the annuity start date. We pay death benefits to the primary beneficiary (unless there are joint owners, in which case death proceeds are payable to the surviving owner(s)).

If the beneficiary dies before the annuitant or the contract owner, the death benefit proceeds are paid to the contingent beneficiary, if any. If there is no surviving beneficiary, we pay the death benefit proceeds to the contract owner's estate.

One or more persons may be a beneficiary or contingent beneficiary. In the case of more than one beneficiary, we will assume any death benefit proceeds are to be paid in equal shares to the surviving beneficiaries.

You have the right to change beneficiaries during the annuitant's lifetime unless you have designated an irrevocable beneficiary. When an irrevocable beneficiary has been designated, you and the irrevocable beneficiary may have to act together to exercise some of the rights and options under the Contract.

     CHANGE OF CONTRACT OWNER OR BENEFICIARY. During the annuitant's lifetime, you may transfer ownership of a non-qualified Contract. A change in ownership may affect the amount of the death benefit, the guaranteed death benefit and/or the death benefit applied to the contract. The new owner's age, as of the date of the change, will be used as the basis for determining which option to use. The new owner's death will determine when a death benefit is payable.

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If the new owner's age is less than 80, the death benefit option in effect prior to the change in owner will remain in effect. If the new owner's age is greater than 79, but less than or equal to 85, and if the contract was issued with an enhanced death benefit, the death benefit will become the Standard Death
Benefit. If the new owner's age is greater than 85, the death benefit will be the cash surrender value. Once a death benefit has been changed due to a change in owner, a subsequent change to a younger owner will not restore any enhanced death benefits.

PURCHASE AND AVAILABILITY OF THE CONTRACT
We will issue a Contract only if both the annuitant and the contract owner are not older than age 90.

The initial premium payment must be $10,000 or more ($1,500 for qualified Contracts). You may make additional payments of at least $500 or more ($250 for qualified Contracts) at any time after the free look period before you turn age
85. Under certain circumstances, we may waive the minimum premium payment requirement. We may also change the minimum initial or additional premium requirements for certain group or sponsored arrangements. Any initial or additional premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. See "Fees and Expenses" in this prospectus.

CREDITING OF PREMIUM PAYMENTS
We will process your initial premium within 2 business days after receipt, if the application and all information necessary for processing the Contract are complete. Subsequent premium payments will be processed within 1 business day if we receive all information necessary. In certain states we also accept initial and additional premium payments by wire order. Wire transmittals must be accompanied by sufficient electronically transmitted data. We may retain your initial premium payment for up to 5 business days while attempting to complete an incomplete application. If the application cannot be completed within this period, we will inform you of the reasons for the delay. We will also return the premium payment immediately unless you direct us to hold the premium payment until the application is completed.

We will allocate your initial payment according to the instructions you specified. If we are unable to reach you or your representative, we will consider the application incomplete. For initial premium payments, the payment will be credited at the accumulation unit value next determined after we receive your premium payment and the completed application. Once the completed application is received, we will allocate the payment to the subaccounts and/or Fixed Interest Allocation specified by you within 2 business days.

We will make inquiry to discover any missing information related to subsequent payments. We will allocate the subsequent payment(s) pro rata according to the current variable subaccount allocation unless you specify otherwise. Any fixed allocation(s) will not be considered in the pro rata calculations. If a subaccount is no longer available or requested in error, we will allocate the subsequent payment(s) proportionally among the other subaccount(s) in your current allocation or your allocation instructions. For any subsequent premium payments, the payment will be credited at the accumulation unit value next determined after receipt of your premium payment and instructions.

Once we allocate your premium payment to the subaccounts selected by you, we convert the premium payment into accumulation units. We divide the amount of the premium payment allocated to a particular subaccount by the value of an accumulation unit for the subaccount to determine the number of accumulation units of the subaccount to be held in Separate Account B with respect to your Contract. The net investment results of each subaccount vary with its investment performance.

If your premium payment was transmitted by wire order from your broker-dealer, we will follow one of the following two procedures after we receive and accept the wire order and investment instructions. The procedure we follow depends on state availability and the procedures of your broker-dealer.

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     (1)  If either your state or broker-dealer do not permit us to issue a
          Contract without an application, we reserve the right to rescind the Contract if we do not receive and accept a properly completed application or enrollment form within 5 days of the premium payment. If we do not receive the application or form within 5 days of the premium payment, we will refund the contract value plus any charges we deducted, and the Contract will be voided. Some states require that we return the premium paid, in which case we will comply.

     (2) If your state and broker-dealer allow us to issue a Contract without an application, we will issue and mail the Contract to you, or your representative, together with an Application Acknowledgement Statement for your execution. Until our Customer Service Center receives the executed Application Acknowledgement Statement, neither you nor the broker-dealer may execute any financial transactions on your Contract unless they are requested in writing by you. We may require additional information before complying with your request (e.g., signature guarantee).

In some states, we may require that an initial premium designated for a subaccount of Separate Account B or the Fixed Account be allocated to a subaccount specially designated by the Company (currently, the Liquid Asset subaccount) during the free look period. After the free look period, we will convert your contract value (your initial premium plus any earnings less any expenses) into accumulation units of the subaccounts you previously selected. The accumulation units will be allocated based on the accumulation unit value next computed for each subaccount. Initial premiums designated for Fixed Interest Allocations will be allocated to a Fixed Interest Allocation with the guaranteed interest period you have chosen; however, in the future we may allocate the premiums to the specially designated subaccount during the free look period.

ADMINISTRATIVE PROCEDURES
We may accept a request for Contract service in writing, by telephone, or other approved electronic means, subject to our administrative procedures, which vary depending on the type of service requested and may include proper completion of certain forms, providing appropriate identifying information, and/or other administrative requirements. We will process your request at the accumulation value next determined only after you have met all administrative requirements.

CONTRACT VALUE
We determine your contract value on a daily basis beginning on the contract date. Your contract value is the sum of (a) the contract value in the Fixed Interest Allocations, and (b) the contract value in each subaccount in which you are invested.

     CONTRACT VALUE IN FIXED INTEREST ALLOCATIONS. The contract value in your Fixed Interest Allocation is the sum of premium payments allocated to the Fixed Interest Allocation under the Contract, plus contract value transferred to the Fixed Interest Allocation, plus credited interest, minus any transfers and withdrawals from the Fixed Interest Allocation (including any Market Value Adjustment applied to such withdrawal), contract fees, and premium taxes.

     CONTRACT VALUE IN THE SUBACCOUNTS. On the contract date, the contract value in the subaccount in which you are invested is equal to the initial premium paid and designated to be allocated to the subaccount. On the contract date, we allocate your contract value to each subaccount and/or a Fixed Interest Allocation specified by you, unless the Contract is issued in a state that requires the return of premium payments during the free look period, in which case, the portion of your initial premium not allocated to a Fixed Interest Allocation may be allocated to a subaccount specially designated by the Company during the free look period for this purpose (currently, the Liquid Asset subaccount).

On each business day after the contract date, we calculate the amount of contract value in each subaccount as follows:

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     (1)  We take the contract value in the subaccount at the end of the preceding business day.

     (2) We multiply (1) by the subaccount's Net Investment Factor since the preceding business day.

     (3)  We add (1) and (2).

     (4) We add to (3) any additional premium payments, and then add or subtract any transfers to or from that subaccount.

     (5) We subtract from (4) any withdrawals, and then subtract any contract fees (including any rider charges) and premium taxes.

CASH SURRENDER VALUE
The cash surrender value is the amount you receive when you surrender the Contract. The cash surrender value will fluctuate daily based on the investment results of the subaccounts in which you are invested and interest credited to Fixed Interest Allocations and any Market Value Adjustment. We do not guarantee any minimum cash surrender value. On any date during the accumulation phase, we calculate the cash surrender value as follows: we start with your contract value, then we adjust for any Market Value Adjustment, then we deduct any charge for premium taxes, the annual contract administrative fee (unless waived), and any optional benefit rider charge, and any other charges incurred but not yet deducted.

SURRENDERING TO RECEIVE THE CASH SURRENDER VALUE
You may surrender the Contract at any time while the annuitant is living and before the annuity start date. A surrender will be effective on the date your written request and the Contract are received at our Customer Service Center. We will determine and pay the cash surrender value at the price next determined after receipt of all paperwork required in order for us to process your surrender. Once paid, all benefits under the Contract will be terminated. For administrative purposes, we will transfer your money to a specially designated subaccount (currently the Liquid Asset subaccount) prior to processing the surrender. This transfer will have no effect on your cash surrender value. You may receive the cash surrender value in a single sum payment or apply it under one or more annuity options. We will usually pay the cash surrender value within 7 days.

Consult your tax adviser regarding the tax consequences associated with surrendering your Contract. A surrender made before you reach age 59 1/2 may result in a 10% tax penalty. See "Federal Tax Considerations" for more details.

THE SUBACCOUNTS
Each of the 32 subaccounts of Separate Account B offered under this prospectus invests in an investment portfolio with its own distinct investment objectives and policies. Each subaccount of Separate Account B invests in a corresponding portfolio of the GCG Trust, a corresponding portfolio of the PIMCO Variable Insurance Trust, a corresponding portfolio of the ING Variable Insurance Trust, or a corresponding portfolio of the Prudential Series Fund.

ADDITION, DELETION OR SUBSTITUTION OF SUBACCOUNTS AND OTHER CHANGES
We may make additional subaccounts available to you under the Contract. These subaccounts will invest in investment portfolios we find suitable for your Contract.

We may amend the Contract to conform to applicable laws or governmental regulations. If we feel that investment in any of the investment portfolios has become inappropriate to the purposes of the Contract, we may, with approval of the SEC (and any other regulatory agency, if required) substitute another portfolio for existing and future investments. If you have elected the dollar cost averaging, systematic withdrawals, or automatic rebalancing programs or if you have other outstanding instructions, and we substitute or otherwise eliminate a portfolio which is subject to those instructions, we will execute your instructions using the substituted or proposed replacement portfolio, unless you request otherwise.

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We also reserve the right to: (i) deregister Separate Account B under the 1940
Act; (ii) operate Separate Account B as a management company under the 1940 Act if it is operating as a unit investment trust; (iii) operate Separate Account B as a unit investment trust under the 1940 Act if it is operating as a managed separate account; (iv) restrict or eliminate any voting rights as to Separate Account B; and (v) combine Separate Account B with other accounts.

We will, of course, provide you with written notice before any of these changes are effected.

THE FIXED ACCOUNT
The Fixed Account is a segregated asset account which contains the assets that support a contract owner's Fixed Interest Allocations. See "The Fixed Interest Allocations" for more information.

OPTIONAL RIDERS
Subject to state availability, you may elect one of the three optional benefit riders discussed below. You may not add more than one of these three riders to your Contract. There is a separate charge for each rider. Once elected, the riders generally may not be cancelled. This means once you add the rider, you may not remove it, and charges will be assessed regardless of the performance of your Contract. Please see "Charges and Fees -- Optional Rider Charges" for information on rider charges.

THE OPTIONAL RIDERS MAY NOT BE AVAILABLE FOR ALL INVESTORS. YOU SHOULD ANALYZE EACH RIDER THOROUGHLY AND UNDERSTAND IT COMPLETELY BEFORE YOU SELECT ANY. THE OPTIONAL RIDERS DO NOT GUARANTEE ANY RETURN OF PRINCIPAL OR PREMIUM PAYMENTS AND DO NOT GUARANTEE PERFORMANCE OF ANY SPECIFIC INVESTMENT PORTFOLIO UNDER THE CONTRACT. YOU SHOULD CONSULT A QUALIFIED FINANCIAL ADVISER IN EVALUATING THE RIDERS.

The optional riders may not be approved in all states. Check with our Customer Service Center for availability in your state. The telephone number is
(800)366-0066.

RIDER DATE. We use the term rider date in the discussion of the optional benefit riders below. The rider date is the date an optional benefit rider becomes effective. The rider date is also the contract date if the rider was purchased at the time the Contract is issued.

NO CANCELLATION. Once you purchase a rider, the rider may not be cancelled, unless you cancel the Contract during the Contract's free look period, surrender, annuitize, or otherwise terminate the Contract which automatically cancels any attached rider. Once the Contract continues beyond the free look period, you may not at any time cancel the rider, except with respect to a one-time right to cancel the twenty-year option of the Minimum Guaranteed Accumulation Benefit rider under specified conditions. The Company may, at its discretion, cancel and/or replace a rider at your request in order to renew or reset a rider.

TERMINATION. The optional riders are "living benefits." This means that the guaranteed benefits offered by the riders are intended to be available to you while you are living and while your Contract is in the accumulation phase. The optional riders automatically terminate (and all benefits under the rider will cease) if you annuitize, surrender or otherwise terminate your Contract or die (first owner to die if there are multiple contract owners, or at death of annuitant if contract owner is not a natural person), unless your spouse beneficiary elects to continue the Contract, during the accumulation phase. The optional rider will also terminate if there is a change in contract ownership (other than a spousal beneficiary continuation on your death). Other circumstances which may cause a particular optional rider to terminate automatically are discussed below with the applicable rider.

MINIMUM GUARANTEED ACCUMULATION BENEFIT (MGAB) RIDER. The MGAB rider is an optional benefit which provides you with an MGAB benefit intended to guarantee a minimum contract value at the end of a specified waiting period. The MGAB is a one-time adjustment to your contract value in the event your contract value on the MGAB Benefit Date is less than the MGAB Base. The MGAB rider may offer you protection in the event your Contract loses value during the MGAB waiting period. For discussion of the charges we deduct under the MGAB rider, see "Optional Rider Changes".

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The MGAB rider offers a ten-year option and a twenty-year option, of which you may purchase only one. The ten-year option has a waiting period of ten years and guarantees that your contract value at the end of ten years will at least equal your initial premium payment, reduced pro rata for withdrawals, and adjusted for transfers made within 3 years prior to the MGAB Benefit Date. The twenty-year option has a waiting period of twenty years and guarantees that your contract value at the end of twenty years will at least equal two times your initial premium payment, adjusted for withdrawals. Transfers made within 3 years prior to the MGAB Benefit Date will also reduce the benefit pro rata. The twenty-year option has a waiting period of twenty years and guarantees that your contract value at the end of twenty years will at least equal two times your initial premium payment, reduced pro rata for withdrawals, and reduced for transfers made within 3 years prior to the MGAB Benefit Date. On the MGAB Benefit Date, which is the next business day after the applicable waiting period, we calculate your Minimum Guaranteed Accumulation Benefit.

     CALCULATING THE MGAB. We calculate your MGAB as follows:

     1. We first determine your MGAB Base. The MGAB Base is only a calculation. It does not represent a contract value, nor does it guarantee performance of the subaccounts in which you are invested. It is also not used in determining the amount of your annuity income, cash surrender value and death benefits.

          If you purchased the MGAB rider on the contract date, and

          (i) elected the ten-year option, your MGAB Base is equal to your initial premium plus any additional premium added to your Contract during the 2-year period after your rider date, reduced pro rata for any withdrawals and adjusted for any transfers made within the last 3 years prior to the MGAB Benefit Date; or

          (ii) elected the twenty-year option, except for the Special Funds which require special calculations, your MGAB Base is equal to your initial premium plus any additional premium added to your Contract during the 2-year period after your contract date, accumulated at the MGAB Base Rate, reduced pro rata for any withdrawals and reduced for any transfers made within the last 3 years prior to the MGAB Benefit Date. The MGAB Base Rate for all allocations other than allocations to the Special Funds is the annual effective rate of 3.5265%. Accumulation of eligible additional premiums starts on the date the premium was received.

     ONLY PREMIUMS ADDED TO YOUR CONTRACT DURING THE 2-YEAR PERIOD AFTER YOUR RIDER DATE ARE INCLUDED IN THE MGAB BASE, BUT ANY ADDITIONAL PREMIUM PAYMENTS YOU ADDED TO YOUR CONTRACT AFTER THE SECOND RIDER ANNIVERSARY ARE NOT INCLUDED IN THE MGAB BASE. Thus, the MGAB rider may not be appropriate for you if you plan to add substantial premium payments after your second rider anniversary.

     If you purchased the MGAB rider after the contract date, your MGAB Base is equal to your contract value on the rider date, plus premiums added during the 2-year period after your rider date. Withdrawals taken while the MGAB rider is in effect, as well as transfers made within 3 years prior to the MGAB Benefit Date, will reduce the value of your MGAB Base pro rata. This means that the MGAB Base (and the MGAB Charge Base) will be reduced by the same percent as the percent of contract value that was withdrawn (or transferred). We will look to your contract value immediately before the withdrawal or transfer when we determine this percent.

     For any Special Fund under the twenty-year option, if the actual interest credited to and/or the investment earnings of the contract value allocated to the Special Fund over the calculation period is less than the amount calculated under the formula above, that lesser amount becomes the increase in your MGAB Base for the Special Fund for that period. THE MGAB BASE RATE FOR EACH SPECIAL FUND MAY BE POSITIVE OR NEGATIVE. Thus, investing in the Special Funds may limit the MGAB benefit.

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     If you add the 20-year option rider after the contract date, any payment of premiums after the rider date, and/or investments in the Special Funds may prevent the MGAB Base from doubling over the waiting period.

     2. We then subtract your then contract value on the MGAB Benefit Date from your MGAB Base. The contract value that we subtract includes both the contract value in the subaccounts in which you are invested and the contract value in your Fixed Interest Allocations, if any.

     3. Any positive difference is your MGAB. If there is a MGAB, we will automatically credit it on the MGAB Benefit Date to the subaccounts in which you are invested pro rata based on the proportion of your contract value in the subaccounts on that date, unless you have previously given us other allocation instructions. If you do not have an investment in any subaccount on the MGAB Benefit Date, we will allocate the MGAB to the Liquid Asset subaccount on your behalf. After the crediting of the MGAB, the amount of your annuity income, cash surrender value and death benefits will reflect the crediting of the MGAB Adjustment Amount to your contract value to the extent the contract value is used to determine such value.

     WITHDRAWALS AND TRANSFERS. We will reduce your MGAB Base and the MGAB Charge Base pro rata to the percentage of contract value of any withdrawals you make after the rider date but prior to the MGAB Benefit Date. Any transfers you make after the rider date but within three years prior to the MGAB Benefit Date will reduce the MGAB Base and the MGAB Charge Base pro rata to the percentage of contract value transferred. Transfers you make before this date will have no immediate impact on the MGAB Base. Any transfers more than 3 years prior to the MGAB Benefit Date between the subaccounts and Special Funds in which you are invested will cause your MGAB Base to be reallocated pro rata based on the percentage of contract value. Transfers to one or more Special Funds could reduce your MGAB benefit.

     PURCHASE. To purchase the MGAB rider, you must be age 80 or younger on the rider date if you choose the ten-year option and age 65 or younger on the rider date if you choose the twenty-year option. The waiting period must end at or before your annuity start date. The MGAB rider may be purchased (i) on the contract date, and (ii) within 30 days following the contract date. For contracts issued more than 30 days before the date this rider first became available in your state, the Company may in its discretion allow purchase of this rider during the 30-day period preceding the first contract anniversary after the date of this prospectus, or the date of state approval, whichever is later.

     THE MGAB BENEFIT DATE. If you purchased the MGAB rider on the contract date or added the MGAB rider within 30 days following the contract date, the MGAB Benefit Date is your 10th contract anniversary for the ten-year option or 20th contract anniversary for the twenty-year option. If you added the MGAB rider during the 30-day period preceding your first contract anniversary after the date of this prospectus, your MGAB Benefit Date will be the first contract anniversary occurring after 10 years (for the ten-year option) or 20 years (for the twenty-year option) after the rider date. The MGAB rider is not available if the MGAB Benefit Date would fall beyond the latest annuity start date.

     CANCELLATION. If you elected the twenty-year option, you have a one- time right to cancel the MGAB rider on your first contract anniversary that is at least 10 years after the rider date. If you purchased the MGAB rider during the 30-day period following the contract date, your one-time right to cancel the rider occurs on the tenth anniversary of your contract date. To cancel, you need to send written notice to our Customer Service Center at least 30 days before such anniversary date. If the MGAB rider is terminated before the MGAB Benefit Date, you will not be credited with the MGAB and we assess the pro rata portion of the MGAB rider changes for the current quarter.

     NOTIFICATION. Any crediting of the MGAB will be reported in your first quarterly statement following the MGAB Benefit Date.

MINIMUM GUARANTEED INCOME BENEFIT (MGIB) RIDER. The MGIB rider is an optional benefit which guarantees a minimum amount of annuity income will be available to you if you annuitize on the MGIB Benefit Date, regardless of fluctuating market conditions. The amount of the Minimum Guaranteed Income Benefit will depend on the amount of premiums you pay during the five contract years after you purchase

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the rider, the amount of contract value you allocate or transfer to the Special
Funds, the MGIB Rate (7% for all portfolios except the Special Funds), the adjustment for Special Fund transfers, and the dollar amount of any withdrawals you take while the rider is in effect. For a discussion of the charges we deduct under the MGIB rider, see "Optional Rider Charges." Ordinarily, the amount of income that will be available to you on the annuity start date is based on your contract value, the annuity option you selected and the guaranteed or the income factors in effect on the date you annuitize. If you purchase the MGIB rider, the minimum amount of income that will be available to you upon annuitization on the MGIB Benefit Date is the greatest of:

          (i) your annuity income based on your contract value adjusted for any Market Value Adjustment on the MGIB Benefit Date applied to the guaranteed income factors specified in your Contract for the annuity option you selected;

          (ii) your annuity income based on your contract value adjusted for any Market Value Adjustment on the MGIB Benefit Date applied to the then current income factors in effect for the annuity option you selected; and

          (iii) the MGIB annuity income based on your MGIB Base on the MGIB Benefit Date applied to the MGIB income factors specified in your rider for the MGIB annuity option you selected. Prior to applying the MGIB income factors, we will adjust the MGIB Base for any premium tax recovery and Market Value Adjustment that would otherwise apply at annuitization.

Prior to your latest annuity start date, you may choose to exercise your right to receive payments under the MGIB rider. Payments under the rider begin on the MGIB Benefit Date. We require a 10-year waiting period before you can annuitize the MGIB rider benefit. The MGIB must be exercised in the 30-day period prior to the end of the waiting period or any subsequent contract anniversary. At your request, the Company may in its discretion extend the latest contract annuity start date without extending the MGIB Benefit Date.

     DETERMINING THE MGIB ANNUITY INCOME. On the MGIB Benefit Date, we calculate your MGIB annuity income as follows:

     1. WE FIRST DETERMINE YOUR MGIB BASE. The MGIB Base is only a calculation used to determine the MGIB. The MGIB Base does not represent a contract value, nor does it guarantee performance of the subaccounts in which you are invested. It is also not used in determining the amount of your cash surrender value and death benefits. Any reset of contract value under provisions of the Contract or other riders will not increase the MGIB Base or MGIB Base Maximum.

          (i) If you purchased the MGIB rider on the contract date, except for the Special Funds which require special calculations, the MGIB Base is equal to your initial premium plus any additional premiums added to your Contract during the 5-year period after your contract date, accumulated at the MGIB Base Rate (7% for all portfolios except the Special Funds), reduced pro rata by all withdrawals taken while the MGIB rider is in effect. Premiums less than 5 years prior to the earliest MGIB Benefit Date are excluded from the MGIB Base.

          (ii) If you purchased the MGIB rider after the contract date, except for the Special Funds which require special calculations, your MGIB Base is equal to your contract value on the rider date plus any eligible premiums added to your Contract during the 5-year period after your rider date, accumulated at the MGIB Base Rate (7% for all portfolios except the Special Funds), reduced pro rata by all withdrawals taken while the MGIB rider is in effect. Eligible additional premium payments are those added more than 5 years before the earliest MGIB Benefit Date and are included in the MGIB Base. Premiums paid after the 5th rider anniversary are excluded from the MGIB Base.

          (iii)For any Special Fund, if the actual earnings and/or the interest credited to the contract value allocated to the Special Fund over the calculation period is less than the amount determined under the formula above, that lesser amount becomes the change in your MGIB Base for the

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               Special Fund. THE MGIB BASE RATE FOR EACH
               SPECIAL FUND MAY BE POSITIVE OR NEGATIVE. Thus, investing in the Special Funds may significantly limit the MGIB benefit.

               Of course, regardless of when purchased or how you invest, withdrawals will reduce the value of your MGIB Base pro rata to the percentage of the contract value withdrawn.

               We offer 7% MGIB Base Rates, except for the Special Funds. The Company may at its discretion discontinue offering this rate. The MGIB Base Rate is an annual effective rate.

               The MGIB Base is subject to the MGIB Base Maximum. The MGIB Base Maximum is the amount calculated above until the earlier of: (i) the date the oldest contract owner reaches age 80, or (ii) the date the MGIB Base reaches two times the MGIB Eligible Premiums adjusted for any withdrawals. MGIB Eligible Premiums is the total of premiums paid more than 5 years before the earliest MGIB Benefit Date.

     2. THEN WE DETERMINE THE MGIB ANNUITY INCOME BY MULTIPLYING YOUR MGIB BASE (ADJUSTED FOR ANY MARKET VALUE ADJUSTMENT AND PREMIUM TAXES) BY THE INCOME FACTOR, AND THEN DIVIDE BY $1,000.

          Two MGIB Income Options are available under the MGIB Rider:

          (i) Income for Life (Single Life or Joint with 100% Survivor) and 10-30 Year Certain;

          (ii) Income for a 20-30 Year Period Certain: or

          (iii) Any other income plan offered by the Company in connection with the MGIB rider on the MGIB Benefit Date.

     On the MGIB Benefit Date, we would apply the MGIB Base under the Table of Income Factors specified in the MGIB rider for the Income Option you selected. The guaranteed factors contained in the MGIB rider generally provide lower payout per $1,000 of value applied than the guaranteed factors found in your Contract.

     Then we compare the MGIB annuity income under the rider guarantee for the option selected with the annuity income under your Contract guarantee for the same option. The greater amount of income will be available to you on the MGIB Benefit Date.

     WITHDRAWALS AND TRANSFERS. We will reduce the MGIB Base and the MGIB Base Maximum pro rata by the percentage of contract value of any withdrawals you make. Any transfers to and from the subaccounts and Special Funds in which you are invested will cause your MGIB Base to be reallocated pro rata based on the percentage of contract value you transfer. Transfers to one or more Special Funds could reduce the MGIB Benefit.

     PURCHASE. To purchase the MGIB rider, you must be age 79 or younger on the rider date and the ten-year waiting period must end at or prior to the latest annuity start date. The MGIB rider must be purchased (i) on the contract date, or (ii) within thirty days after the contract date. For contracts issued more than 30 days before the date this rider first became available in your state, the Company may in its discretion allow purchase of this rider during the 30-day period preceding the first contract anniversary after the date of this prospectus, or the date of state approval, whichever is later. There is a ten year waiting period before the MGIB rider can be exercised.

     THE MGIB BENEFIT DATE. If you purchased the MGIB rider on the contract date or added the MGIB rider within 30 days following the contract date, the MGIB Benefit Date is the contract anniversary next following or is incident with exercise of your option to annuitize after a ten-year waiting period from the contract date. If you added the MGIB rider at any other time, your MGIB Benefit Date is the contract anniversary at least 10 years after the rider date when you decide to exercise your right to annuities under the MGIB rider.

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     NO CHANGE OF ANNUITANT. Once the MGIB rider is purchased, the annuitant may not be changed except for the following exception. If an annuitant who is not a contract owner dies prior to annuitization, a new annuitant may be named in accordance with the provisions of your Contract. The MGIB Base is unaffected and continues to accumulate.

     NOTIFICATION. On or about 30 days prior to the MGIB Benefit Date, we will provide you with notification which will include an estimate of the amount of MGIB annuity benefit available if you choose to exercise. The actual amount of the MGIB annuity benefit will be determined as of the MGIB Benefit Date.

THE MGIB RIDER DOES NOT RESTRICT OR LIMIT YOUR RIGHT TO ANNUITIZE THE CONTRACT AT ANY TIME PERMITTED UNDER THE CONTRACT. THE MGIB RIDER DOES NOT RESTRICT YOUR RIGHT TO ANNUITIZE THE CONTRACT USING CONTRACT VALUES THAT MAY BE HIGHER THAN THE MGIB ANNUITY BENEFIT.

THE BENEFITS ASSOCIATED WITH THE MGIB RIDER ARE AVAILABLE ONLY IF YOU ANNUITIZATION YOUR CONTRACT UNDER THE RIDER AND IN ACCORDANCE WITH THE PROVISIONS SET FORTH ABOVE. ANNUITIZING USING THE MGIB MAY RESULT IN THE MORE FAVORABLE STREAM OF INCOME PAYMENTS UNDER YOUR CONTRACT. BECAUSE THE MGIB RIDER IS BASED ON CONSERVATIVE ACTUARIAL FACTORS, THE LEVEL OF LIFETIME INCOME THAT IT GUARANTEES MAY BE LESS THAN THE LEVEL THAT MIGHT BE PROVIDED BY THE APPLICATION OF YOUR CONTRACT VALUE TO THE CONTRACT'S APPLICABLE ANNUITY FACTORS. YOU SHOULD CONSIDER ALL OF YOUR OPTIONS AT THE TIME YOU BEGIN THE INCOME PHASE OF YOUR CONTRACT.

MINIMUM GUARANTEED WITHDRAWAL BENEFIT (MGWB) RIDER. The MGWB rider is an optional benefit which guarantees that if your contract value is reduced to zero, you will receive periodic payments equal to all premium payments paid during the first two contract years (Eligible Payment Amount) adjusted for any prior withdrawals. To maintain this guarantee, withdrawals in any contract year may not exceed 7% of your adjusted Eligible Payment Amount. If your contract value is reduced to zero, your periodic payments will be 7% of your Eligible Payment Amount every year. Payments continue until your MGWB Withdrawal Account is reduced to zero. For a discussion of the charges we deduct under the MGWB rider, see "Optional Rider Charges." Your original Eligible Payment Amount depends on when you purchase the MGWB rider and is:

          (i) if you purchased the MGWB rider on the contract date, your premium payments received during the first two contract years; or

          (ii) if you purchased the MGWB rider after the contract date, your contract value on the rider date, including any premiums received that day, and any subsequent premium payments received during the two-year period commencing on the rider date.

     THE MGWB WITHDRAWAL ACCOUNT. The MGWB Withdrawal Account is only a calculation which represents the remaining amount available for periodic payments. It does not represent a contract value, nor does it guarantee performance of the subaccounts in which you are invested. It will not affect your annuitization, surrender and death benefits. The MGWB Withdrawal Account is equal to the Eligible Payment Amount adjusted for any withdrawals. Withdrawals of up to 7% per year of the Eligible Payment Amount will reduce the value of your MGWB Withdrawal Account by the dollar amount of the withdrawal. Any withdrawals greater than 7% per year of the Eligible Payment Amount will cause a reduction in both the MGWB Withdrawal Account and the Eligible Payment Amount by the proportion that the withdrawal bears to the contract value at the time of the withdrawal. The MGWB Withdrawal Account is also reduced by the amount of any periodic payments paid under the MGWB rider once your contract value is zero.

     GUARANTEED WITHDRAWAL STATUS. You may continue to make withdrawals in any amount permitted under your Contract so long as your contract value is greater than zero. See "Withdrawals." Making any withdrawals in any year greater than 7% per year of the Eligible Payment Amount will reduce the Eligible Payment Amount for future withdrawals and payments under the MGWB rider by the proportion that the withdrawal bears to the contract value at the time of the withdrawal. The MGWB rider, will remain in force, and you may continue to make withdrawals so long as:

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          (i)  your contract value is greater than zero;

          (ii) your MGWB Withdrawal Account is greater than zero;

          (iii) your latest allowable annuity start date has not been reached;

          (iv) you have not elected to annuitize your Contract; and

          (v) you have not died (unless your spouse has elected to continue the contract), changed the ownership of the Contract or surrendered the Contract.

     The standard Contract provision limiting withdrawals to no more than 90% of the cash surrender value is not applicable under the MGWB rider.

     WITHDRAWAL ADJUSTMENTS. We will reduce the MGWB Withdrawal Account by the dollar amount of any withdrawal taken up to 7% per year of the Eligible Payment Amount. Any withdrawal taken in excess of 7% per year of the Eligible Payment Amount will reduce both the MGWB Withdrawal Account and the Eligible Payment Amount, pro rata in proportion to the percentage of contract value withdrawn. If a withdrawal reduces the MGWB Withdrawal Account to zero, the MGWB rider terminates and no further benefits are payable under the rider.

     AUTOMATIC PERIODIC BENEFIT STATUS. Under the MGWB rider, in the event your contract value is reduced to zero your Contract is given what we refer to as Automatic Periodic Benefit Status if the following conditions exist:

          (i)  your MGWB Withdrawal Account is greater than zero;

          (ii) your latest allowable annuity start date has not been reached;

          (iii) you have not elected to annuitize your Contract; and

          (iv) you have not died, changed the ownership of the Contract or surrendered the Contract.

     Once your Contract is given Automatic Periodic Benefit Status, we will pay you the annual MGWB periodic payments, beginning on the next contract anniversary equal to the lesser of the remaining MGWB Withdrawal Account or 7% annually of your Eligible Payment Amount until the earliest of (i) your contract's latest annuity start date, (ii) the death of the owner; or (iii) until your MGWB Withdrawal Account is exhausted. We will reduce the MGWB Withdrawal Account by the amount of each payment. Once your Contract is given Automatic Periodic Benefit Status (that is, your contract value is zero), we will not accept any additional premium payments in your Contract, and the Contract will not provide any benefits except those provided by the MGWB rider. Any other rider terminates. Your Contract will remain in Automatic Periodic Benefit Status until the earliest of (i) payment of all MGWB periodic payments, and (ii) payment of the Commuted Value (defined below) or (iii) the owner's death has occurred.

     On the Contract's latest annuity start date, in lieu of making the remaining MGWB periodic payments, we will pay you the Commuted Value of your MGWB periodic payments remaining. We may, at our option, extend your annuity start date in order to continue the MGWB periodic payments. The Commuted Value is the present value of any then remaining MGWB periodic payments at the current interest rate plus 0.50%. The current interest rate will be determined by the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for period(s) applicable to the remaining payments. Once the last MGWB periodic payment is made or we pay you the Commuted Value, your Contract and the MGWB rider terminate.

     DEATH BENEFIT DURING AUTOMATIC PERIODIC BENEFIT STATUS. If you have never withdrawn more than 7% per year of the Eligible Payment Amount and you elected the 7% Solution Enhanced Death Benefit in your Contract (or you elected the Max 7 Enhanced Death Benefit resulting in the 7% Solution Enhanced Death Benefit as the actual benefit), the death benefit otherwise payable under the terms of your Contract will remain in force during any Automatic Periodic Benefit Status. In determining the amount of the death benefit during the Automatic Periodic Benefit Status, we deem your contract value to be zero and treat the

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MGWB periodic payments as withdrawals. In all other cases, the death benefit payable during Automatic Periodic Benefit Status is your MGWB Withdrawal Account which equals the sum of the remaining MGWB periodic payments. If you elected the Max 7 Enhanced Death Benefit, then the 7% Solution and the Annual Ratchet components shall each be calculated as if each were the elected death benefit option.

     PURCHASE. To purchase the MGWB rider, your must be age 80 or younger on the rider date. The MGWB rider must be purchased (i) on the contract date, or (ii) within 30 days after the contract date. For contracts issued more than 30 days before the date this rider first became available in your state, the Company may in its discretion allow purchase of this rider during the 30-day period preceding the first contract anniversary after the date of this prospectus, or the date of state approval whichever is later.

OTHER CONTRACTS
We offer other variable annuity contracts that also invest in the same portfolios of the Trusts. These contracts have different charges that could effect their performance, and may offer different benefits more suitable to your needs. To obtain more information about these other contracts, contact our Customer Service Center or your registered representative.

OTHER IMPORTANT PROVISIONS
See "Withdrawals," "Transfers Among Your Investments," "Death Benefit Choices," "Charges and Fees," "The Annuity Options" and "Other Contract Provisions" in this prospectus for information on other important provisions in your Contract.

--------------------------------------------------------------------------------
                                   WITHDRAWALS
--------------------------------------------------------------------------------
Any time during the accumulation phase and before the death of the contract owner, you may withdraw all or part of your money. Keep in mind that if you request a withdrawal for more than 90% of the cash surrender value, we will treat it as a request to surrender the Contract.

You need to submit to us a written request specifying the Fixed Interest Allocations or subaccounts from which amounts are to be withdrawn, otherwise the withdrawal will be made on a pro rata basis from all of the subaccounts in which you are invested. If there is not enough contract value in the subaccounts, we will deduct the balance of the withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request. We will apply a Market Value Adjustment to any withdrawal from your Fixed Interest Allocation taken more than 30 days before its maturity date. We will determine the contract value as of the close of business on the day we receive your withdrawal request at our Customer Service Center. The contract value may be more or less than the premium payments made.

For administrative purposes, we will transfer your money to a specially designated subaccount (currently, the Liquid Asset subaccount) prior to processing the withdrawal. This transfer will not affect the withdrawal amount you receive.

Please be aware that the benefit we pay under certain optional benefit riders will be reduced by any withdrawals you take while the rider is in effect. See "Optional Riders."

We offer the following three withdrawal options:

REGULAR WITHDRAWALS
After the free look period, you may make regular withdrawals. Each withdrawal must be a minimum of $100. We will apply a Market Value Adjustment to any regular withdrawal from a Fixed Interest Allocation that is taken more than 30 days before its maturity date.

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SYSTEMATIC WITHDRAWALS
You may choose to receive automatic systematic withdrawal payments (1) from the contract value in the subaccounts in which you are invested, or (2) from the interest earned in your Fixed Interest Allocations. Systematic withdrawals may be taken monthly, quarterly or annually. You decide when you would like systematic payments to start as long as it is at least 28 days after your contract date. You also select the date on which the systematic withdrawals will be made, but this date cannot be later than the 28th day of the month. If you have elected to receive systematic withdrawals but have not chosen a date, we will make the withdrawals on the same calendar day of each month as your contract date. If your contract date is after the 28th day of the month, your systematic withdrawal will be made on the 28th day of each month.

Each systematic withdrawal amount must be a minimum of $100. The amount of your systematic withdrawal can either be (1) a fixed dollar amount, or (2) an amount based on a percentage of your contract value. Both forms of systematic withdrawals are subject to the following maximum, which is calculated on each withdrawal date:

                                           MAXIMUM PERCENTAGE
               FREQUENCY OF                  CONTRACT VALUE
               Monthly                             1.25%
               Quarterly                           3.75%
               Annually                           15.00%

If your systematic withdrawal is a fixed dollar amount and the amount to be withdrawn would exceed the applicable maximum percentage of your contract value on any withdrawal date, we will automatically reduce the amount withdrawn so that it equals such percentage. Thus, your fixed dollar systematic withdrawals will never exceed the maximum percentage. If you want fixed dollar systematic withdrawals to exceed the maximum percentage, consider the Fixed Dollar Systematic Withdrawal Feature which you may add to your regular fixed dollar systematic withdrawal program.

If your withdrawal is based on a percentage of your contract value and the amount to be systematically withdrawn based on that percentage would be less than $100, we will automatically increase the amount to $100 as long as it does not exceed the maximum percentage. If the systematic withdrawal would exceed the maximum percentage, we will send the amount, and then automatically cancel your systematic withdrawal option.

Systematic withdrawals from Fixed Interest Allocations are limited to interest earnings during the prior month, quarter, or year, depending on the frequency you chose. Systematic withdrawals are not subject to a Market Value Adjustment, unless you have added the Fixed Dollar Systematic Withdrawal Feature discussed below and the payments exceed interest earnings. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) and 72(t) distributions. A Fixed Interest Allocation may not participate in both the systematic withdrawal option and the dollar cost averaging program at the same time.

You may change the amount or percentage of your systematic withdrawal once each contract year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date. If you submit a subsequent premium payment after you have applied for systematic withdrawals, we will not adjust future withdrawals under the systematic withdrawal program unless you specifically request that we do so. The systematic withdrawal option may commence in a contract year where a regular withdrawal has been taken but you may not change the amount or percentage of your withdrawals in any contract year during which you have previously taken a regular withdrawal. You may not elect the systematic withdrawal option if you are taking IRA withdrawals.

     FIXED DOLLAR SYSTEMATIC WITHDRAWAL FEATURE. You may add the Fixed Dollar Systematic Withdrawal Feature to your regular fixed dollar systematic withdrawal program. This feature allows you to receive a systematic withdrawal in a fixed dollar amount regardless of any Market Value Adjustments. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal

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Feature are available only in connection with Section 72(q) and 72(t)
distributions. You choose the amount of the fixed systematic withdrawals, which may total up to a maximum of 15% of your contract value as determined on the day we receive your election of this feature. The maximum limit will not be recalculated when you make additional premium payments, unless you instruct us to do so. We will assess a Market Value Adjustment on the withdrawal date if the withdrawal from a Fixed Interest Allocation exceeds your interest earnings on the withdrawal date. We will apply any Market Value Adjustment directly to your contract value (rather than to the withdrawal) so that the amount of each systematic withdrawal remains fixed.

     Flat dollar systematic withdrawals which are intended to satisfy the requirements of Section 72(q) or 72(t) of the Tax Code may exceed the maximum. Such withdrawals are subject to Market Value Adjustments when they exceed the applicable maximum percentage.

IRA WITHDRAWALS
If you have a non-Roth IRA Contract and will be at least age 70 1/2 during the current calendar year, you may elect to have distributions made to you to satisfy requirements imposed by federal tax law. IRA withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service ("IRS") rules governing mandatory distributions under qualified plans. We will send you a notice before your distributions commence. You may elect to take IRA withdrawals at that time, or at a later date. You may not elect IRA withdrawals and participate in systematic withdrawals at the same time. If you do not elect to take IRA withdrawals, and distributions are required by federal tax law, distributions adequate to satisfy the requirements imposed by federal tax law may be made. Thus, if you are participating in systematic withdrawals, distributions under that option must be adequate to satisfy the mandatory distribution rules imposed by federal tax law.

You may choose to receive IRA withdrawals on a monthly, quarterly or annual basis. Under this option, you may elect payments to start as early as 28 days after the contract date. You select the day of the month when the withdrawals will be made, but it cannot be later than the 28th day of the month. If no date is selected, we will make the withdrawals on the same calendar day of the month as the contract date.

You may request that we calculate for you the amount that is required to be withdrawn from your Contract each year based on the information you give us and various choices you make. For information regarding the calculation and choices you have to make, see the SAI. The minimum dollar amount you can withdraw is $100. When we determine the required IRA withdrawal amount for a taxable year based on the frequency you select, if that amount is less than $100, we will pay $100. At any time where the IRA withdrawal amount is greater than the contract value, we will cancel the Contract and send you the amount of the cash surrender value.

You may change the payment frequency of your IRA withdrawals once each contract year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date.

An IRA withdrawal in excess of the amount allowed under systematic withdrawals will be subject to a Market Value Adjustment.

CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES ASSOCIATED WITH TAKING WITHDRAWALS. You are responsible for determining that withdrawals comply with applicable law A withdrawal made before the taxpayer reaches age 59 1/2 may result in a 10% penalty tax. See "Federal Tax Considerations" for more details.

ACC4-108203                                 35

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-------------------------------------------------------------------------------
                        TRANSFERS AMONG YOUR INVESTMENTS
-------------------------------------------------------------------------------
You may transfer your contract value among the subaccounts in which you are invested and your Fixed Interest Allocations at the end of the free look period until the annuity start date. We currently do not charge you for transfers made during a contract year, but reserve the right to charge $25 for each transfer after the twelfth transfer in a contract year. We also reserve the right to limit the number of transfers you may make and may otherwise modify or terminate transfer privileges if required by our business judgment or in accordance with applicable law. We will apply a Market Value Adjustment to transfers from a Fixed Interest Allocation taken more than 30 days before its maturity date, unless the transfer is made under the dollar cost averaging program. Keep in mind transfers between Special Funds and other investment portfolios may negatively impact your death benefit.

Please be aware that the benefit we pay under an optional benefit rider may be affected by certain transfers you make while the rider is in affect. Transfers, including those involving Special Funds, may also affect your optional rider base. See "The Annuity Contract -- Optional Riders."

Transfers will be based on values at the end of the business day in which the transfer request is received at our Customer Service Center.

The minimum amount that you may transfer is $100 or, if less, your entire contract value held in a subaccount or a Fixed Interest Allocation.

To make a transfer, you must notify our Customer Service Center and all other administrative requirements must be met. Any transfer request received after 4:00 p.m. eastern time or the close of the New York Stock Exchange will be effected on the next business day. Separate Account B and the Company will not be liable for following instructions communicated by telephone or other approved electronic means that we reasonably believe to be genuine. We require personal identifying information to process a request for transfer made over the telephone or internet.

TRANSFERS BY THIRD PARTIES
As a convenience to you, we currently allow you to give third parties the right to effect transfers on your behalf. However, when the third party makes transfers for many contract owners, the result can be simultaneous transfers involving large amounts of account values. Such transfers can disrupt the orderly management of the investment portfolios available to the Contract, can result in higher costs to contract owners, and may not be compatible with the long term goals of contract owners. Therefore, we may at any time exercise our business judgment and limit transfers made by a third party.

DOLLAR COST AVERAGING
You may elect to participate in our dollar cost averaging program if you have at least $1,200 of contract value in the (i) Limited Maturity Bond subaccount or the Liquid Asset subaccount, or (ii) a Fixed Interest Allocation with a 1-year guaranteed interest period. These subaccounts or Fixed Interest Allocations serve as the source accounts from which we will, on a monthly basis, automatically transfer a set dollar amount of money to other subaccounts selected by you.

The dollar cost averaging program is designed to lessen the impact of market fluctuation on your investment. Since we transfer the same dollar amount to other subaccounts each month, more units of a subaccount are purchased if the value of its unit is low and less units are purchased if the value of its unit is high. Therefore, a lower than average value per unit may be achieved over the long term. However, we cannot guarantee this. When you elect the dollar cost averaging program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

You elect the dollar amount you want transferred under this program. Each monthly transfer must be at least $100. If your source account is the Limited Maturity Bond subaccount, the Liquid Asset subaccount or a 1-year Fixed Interest Allocation, the maximum amount that can be transferred each month is your contract value in such source account divided by 12. You may change the transfer amount once each contract year.

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Transfers from a Fixed Interest Allocation under the dollar cost averaging program are not subject to a Market Value Adjustment.

If you do not specify the subaccounts to which the dollar amount of the source account is to be transferred, we will transfer the money to the subaccounts in which you are invested on a proportional basis. The transfer date is the same day each month as your contract date. If, on any transfer date, your contract value in a source account is equal or less than the amount you have elected to have transferred, the entire amount will be transferred and the program will end. You may terminate the dollar cost averaging program at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next transfer date. A Fixed Interest Allocation may not participate in the dollar cost averaging program and in systematic withdrawals at the same time.

We may in the future offer additional subaccounts or withdraw any subaccount or Fixed Interest Allocation to or from the dollar cost averaging program or otherwise modify, suspend or terminate this program. Of course, such change will not affect any dollar cost averaging programs in operation at the time.

AUTOMATIC REBALANCING
If you have at least $10,000 of contract value invested in the subaccounts of Separate Account B, you may elect to have your investments in the subaccounts automatically rebalanced. We will transfer funds under your Contract on a quarterly, semi-annual, or annual calendar basis among the subaccounts to maintain the investment blend of your selected subaccounts. The minimum size of any allocation must be in full percentage points. Rebalancing does not affect any amounts that you have allocated to the Fixed Account. The program may be used in conjunction with the systematic withdrawal option only if withdrawals are taken pro rata. Automatic rebalancing is not available if you participate in dollar cost averaging. Automatic rebalancing will not take place during the free look period.

To participate in automatic rebalancing, send satisfactory notice to our Customer Service Center. We will begin the program on the last business day of the period in which we receive the notice. You may cancel the program at any time. The program will automatically terminate if you choose to reallocate your contract value among the subaccounts or if you make an additional premium payment or partial withdrawal on other than a pro rata basis. Additional premium payments and partial withdrawals effected on a pro rata basis will not cause the automatic rebalancing program to terminate.

--------------------------------------------------------------------------------
                              DEATH BENEFIT CHOICES
--------------------------------------------------------------------------------

DEATH BENEFIT DURING THE ACCUMULATION PHASE
     During the accumulation phase, a death benefit is payable when either the annuitant (when contract owner is not an individual), the contract owner or the first of joint owners dies. Assuming you are the contract owner, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as any required paperwork, at our Customer Service Center. If your beneficiary elects to delay receipt of the death benefit until a date after the time of death, the amount of benefit payable in the future may be affected. The proceeds may be received in a single sum or applied to any of the annuity options. If we do not receive a request to apply the death benefit proceeds to an annuity option, we will make a single sum distribution. We will generally pay death benefit proceeds within 7 days after our Customer Service Center has received sufficient information to make the payment. For information on required distributions under federal income tax laws, you should see "Required Distributions upon Contract Owner's Death."

     You may choose from the following 4 death benefit choices: (1) the Standard Death Benefit; (2) the 7% Solution Enhanced Death Benefit, (3) the Annual Ratchet Enhanced Death Benefit; or (4) the Max 7 Enhanced Death Benefit. Once you choose a death benefit, it cannot be changed. We may in the future stop or suspend offering any of the enhanced death benefit options to new Contracts. A change in ownership of the Contract may affect the amount of the death benefit and the enhanced death benefit. The MGWB rider

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may affect the death benefit. See "Minimum Guaranteed Withdrawal Benefit (MGWB)
Rider -- Death Benefit during Automatic Periodic Benefit Status."

     STANDARD DEATH BENEFIT. You will automatically receive the Standard Death Benefit unless you elect one of the enhanced death benefits. The Standard Death Benefit under the Contract is the greatest of (i) your contract value prior to death; (ii) total premium payments reduced by a pro rata adjustment for any withdrawal; and (iii) the cash surrender value.

     ENHANCED DEATH BENEFITS. If the 7% Solution Enhanced Death Benefit, the Annual Ratchet Enhanced Death Benefit or the Max 7 Enhanced Death Benefit is elected, the death benefit under the Contract is the greatest of (i) the contract value; (ii) total premium payments reduced by a pro rata adjustment for any withdrawal; (iii) the cash surrender value; and (iv) the enhanced death benefit as calculated below.

     The Max 7 Enhanced Death Benefit is the greater of (1) the 7% Solution Enhanced Death Benefit or (2) the Annual Ratchet Enhanced Death Benefit. Under this Benefit option, the 7% Solution Enhanced Death Benefit and the Annual Ratchet Enhanced Death Benefit are calculated in the same manner as if each were the elected benefit.

--------------------------------------------------------------------------------
                  HOW THE ENHANCED DEATH BENEFIT IS CALCULATED

          7% SOLUTION                                 ANNUAL RATCHET
--------------------------------------------------------------------------------

On each business day that occurs on or    On each contract anniversary that
before the contract owner turns 80, we    occurs on or before the contract owner
credit interest at the 7% annual          turns age 80, we compare the prior
effective rate* to the enhanced death     enhanced death benefit to the contract
benefit from the preceding day (which     value and select the larger amount as
would be the initial premium if the       the new enhanced death benefit.
preceding day is the contract date),
then we add additional premiums paid      On all other days, the enhanced death
since the preceding day, then we          benefit is the amount determined
adjust for any withdrawals made           below. We first take the enhanced
(including any Market Value Adjustment    death benefit from the preceding day
applied to such withdrawals)** since      (which would be the initial premium if
the preceding day. At age 80 or at the    the valuation date is the contract
time of maximum death benefit is          date) and then we add additional
reached, the accumulation rate will       premiums paid since the preceding day,
change.                                   and then reduce the Enhanced Death
                                          Benefit pro rata for any contract
The maximum enhanced death benefit is     value withdrawn. That amount becomes
3 times all premium payments as           the new enhanced death benefit.
reduced by adjustments for
withdrawals.***
--------------------------------------------------------------------------------

* The interest rate used for calculating the 7% Solution Enhanced Death Benefit for Special Funds will be the lesser of (1) 7% and (2) the interest rate, positive or negative, providing a yield on the Enhanced Death Benefit equal to the net return for the current valuation period on the contract value allocated to Special Funds. Thus selecting Special Funds may limit or reduce the enhanced death benefit.

** Each premium payment reduced by adjustments for any withdrawal will continue to grow at the 7% annual effective rate until the maximum is reached.

*** Each withdrawal reduces the enhanced death benefit and the maximum enhanced death benefit as follows: If total withdrawals in a contract year do not exceed 7% of cumulative premiums and did not exceed 7% of cumulative premiums in any prior contract year, such withdrawals will reduce the enhanced death benefit and the maximum enhanced death benefit. Once withdrawals in any contract year exceed 7% of cumulative premiums, withdrawals will reduce enhanced death benefit and the maximum enhanced death benefit in proportion to the reduction in contract value pro rata.

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Pro rata withdrawal adjustment on all death benefit options is calculated by (i)
dividing the contract value withdrawn by the contract value immediately prior to the withdrawal, and then (ii) multiplying the result by the amount of the applicable death benefit component immediately prior to the withdrawal.

The enhanced death benefits are available only at the time you purchase your Contract and only if the contract owner or annuitant (when the contract owner is other than an individual) is less than 80 years old at the time of purchase. The enhanced death benefits are not available where a Contract is owned by joint owners.

DEATH BENEFIT DURING THE INCOME PHASE
If any contract owner or the annuitant dies after the annuity start date, the Company will pay the beneficiary any certain benefit remaining under the annuity in effect at the time.

CONTINUATION AFTER DEATH-SPOUSE
If at the contract owner's death, the surviving spouse of the deceased contract owner is the beneficiary and such surviving spouse elects to continue the contract as his or her own the following will apply:

If the guaranteed death benefit as of the date we receive due proof of death, minus the contract value also on that date, is greater than zero, we will add such difference to the contract value. Such addition will be allocated to the variable subaccounts in proportion to the contract value in the subaccounts. If there is no contract value in any subaccount, the addition will be allocated to the Liquid Asset subaccount, or its successor.

The death benefit will continue to apply, with all age criteria using the surviving spouse's age as the determining age.

This addition to contract value is available only to the spouse of the owner as of the date of death of the owner if such spouse under the provisions of the contract holder elects to continue the contract as his or her own.

CONTINUATION AFTER DEATH-NON SPOUSE
If the beneficiary or surviving joint owner is not the spouse of the owner, the Contract may continue in force subject to the required distribution rules of the Internal Revenue Code (the "Code"). See next section.

REQUIRED DISTRIBUTIONS UPON CONTRACT OWNER'S DEATH
We will not allow any payment of benefits provided under a non-qualified Contract which do not satisfy the requirements of Section 72(s) of the Code.

If any owner of a non-qualified contract dies before the annuity start date, the death benefit payable to the beneficiary will be distributed as follows: (a) the death benefit must be completely distributed within 5 years of the contract owner's date of death; or (b) the beneficiary may elect, within the 1-year period after the contract owner's date of death, to receive the death benefit in the form of an annuity from us, provided that (i) such annuity is distributed in substantially equal installments over the life of such beneficiary or over a period not extending beyond the life expectancy of such beneficiary; and (ii) such distributions begin not later than 1 year after the contract owner's date of death.

Notwithstanding (a) and (b) above, if the sole contract owner's beneficiary is the deceased owner's surviving spouse, then such spouse may elect to continue the Contract under the same terms as before the contract owner's death. Upon receipt of such election from the spouse at our Customer Service Center: (1) all rights of the spouse as contract owner's beneficiary under the Contract in effect prior to such election will cease; (2) the spouse will become the owner of the Contract and will also be treated as the contingent annuitant, if none has been named and only if the deceased owner was the annuitant; and (3) all rights and privileges granted by the Contract or allowed by Golden American will belong to the spouse as contract owner of the Contract. This election will be deemed to have been made by the spouse if such spouse makes a premium payment to the Contract or fails to make a timely election as described in this paragraph. If the owner's

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beneficiary is a non spouse, the distribution provisions described in subparagraphs (a) and (b) above, will apply even if the annuitant and/or contingent annuitant are alive at the time of the contract owner's death.

If we do not receive an election from a non spouse owner's beneficiary within the 1-year period after the contract owner's date of death, then we will pay the death benefit to the owner's beneficiary in a cash payment within five years from date of death. We will determine the death benefit as of the date we receive proof of death. We will make payment of the proceeds on or before the end of the 5-year period starting on the owner's date of death. Such cash payment will be in full settlement of all our liability under the Contract.

If the contract owner dies after the annuity start date, we will continue to distribute any benefit payable at least as rapidly as under the annuity option then in effect. All of the contract owner's rights granted under the Contract or allowed by us will pass to the contract owner's beneficiary.

If the Contract has joint owners we will consider the date of death of the first joint owner as the death of the contract owner and the surviving joint owner will become the contract owner of the Contract.

--------------------------------------------------------------------------------
                                CHARGES AND FEES
--------------------------------------------------------------------------------

We deduct the charges described below to cover our cost and expenses, services provided and risks assumed under the Contracts. We incur certain costs and expenses for distributing and administrating the Contracts, for paying the benefits payable under the Contracts and for bearing various risks associated with the Contracts. The amount of a charge will not always correspond to the actual costs associated. In the event there are any profits from fees and charges deducted under the Contract, we may use such profits to finance the distribution of contracts.

CHARGE DEDUCTION SUBACCOUNT
You may elect to have all charges against your contract value deducted directly from a single subaccount designated by the Company. Currently we use the Liquid Asset subaccount for this purpose. If you do not elect this option, or if the amount of the charges is greater than the amount in the designated subaccount, the charges will be deducted as discussed below. You may cancel this option at any time by sending satisfactory notice to our Customer Service Center.

CHARGES DEDUCTED FROM THE CONTRACT VALUE
We deduct the following charges from your contract value:

     NO SURRENDER CHARGE. We do not deduct any surrender charges for withdrawals.

     PREMIUM TAXES. We may make a charge for state and local premium taxes depending your state of residence. The tax can range from 0% to 3.5% of the premium payment. We have the right to change this amount to conform with changes in the law or if you change your state of residence.

We deduct the premium tax from your contract value (or from the MGIB Base, if exercised) on the annuity start date. However, some jurisdictions impose a premium tax at the time that initial and additional premiums are paid, regardless of when the annuity payments begin. In those states we may defer collection of the premium taxes from your contract value and deduct it when you surrender the Contract or when you take an the annuity start date.

     ADMINISTRATIVE CHARGE. We deduct an annual administrative charge on each Contract anniversary, or if you surrender your Contract prior to a Contract anniversary, at the time we determine the cash surrender value payable to you. The amount deducted is $40 per Contract. This charge is waived if your contract value is $100,000 or more at the end of a contract year or the total of your premium payments is $100,000 or more or under other conditions established by Golden American. We deduct the charge proportionately from all subaccounts in which you are invested. If there is no contract value in those subaccounts, we will deduct the charge from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until the charge has been paid.

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     TRANSFER CHARGE. We currently do not deduct any charges for transfers made during a contract year. We have the right, however, to assess up to $25 for each transfer after the twelfth transfer in a contract year. If such a charge is assessed, we would deduct the charge from the subaccounts and the Fixed Interest Allocations from which each such transfer is made in proportion to the amount being transferred from each such subaccount and Fixed Interest Allocation unless you have chosen to have all charges deducted from a single subaccount. The charge will not apply to any transfers due to the election of dollar cost averaging, auto rebalancing and transfers we make to and from any subaccount specially designated by the Company for such purpose.

CHARGES DEDUCTED FROM THE SUBACCOUNTS
     MORTALITY AND EXPENSE RISK CHARGE. The mortality and expense risk charge is deducted each business day. The amount of the mortality and expense risk charge depends on the death benefit you have elected. If you have elected the Standard Death Benefit, the charge, on an annual basis, is equal to 1.30% of the assets you have in each subaccount. The charge is deducted on each business day at the rate of .003585% for each day since the previous business day. If you have elected an enhanced death benefit, the charge, on an annual basis, is equal to 1.45% for the Annual Ratchet Enhanced Death Benefit, 1.65% for the 7% Solution Enhanced Death Benefit or 1.75% for the Max 7 Enhanced Death Benefit, of the assets you have in each subaccount. The charge is deducted each business day at the rate of .004002%, .004558%, or .004837%, respectively, for each day since the previous business day.

     ASSET-BASED ADMINISTRATIVE CHARGE. The amount of the asset-based administrative charge, on an annual basis, is equal to 0.15% of the assets you have in each subaccount. The charge is deducted on each business day at the rate of .000411% for each day since the previous business day. This charge is deducted daily from your assets in each subaccount.

OPTIONAL RIDER CHARGES
Subject to state availability, you may purchase one of three optional benefit riders that you may elect at issue. So long as the rider is in effect, we will deduct a separate quarterly charge for each optional benefit rider through a pro rata reduction of the contract value of the subaccounts in which you are invested. If there is insufficient contract value in the subaccount, we will deduct the charges from your Fixed Interest Allocations nearest their maturity date. We deduct each rider charge on each quarterly contract anniversary in arrears, meaning the first charge will be deducted on the first quarterly anniversary following rider date. For a description of the riders and the defined terms used in connection with the riders, see "The Annuity Contract -- Optional Riders."

     Minimum Guaranteed Accumulation Benefit (MGAB). The quarterly charge for the MGAB rider is as follows:

          Waiting Period         Quarterly Charge
          --------------         ----------------
          10 Year............    0.125% of the MGAB Charge Base (0.50% annually)
          20 Year............    0.125% of the MGAB Charge Base (0.50% annually)

The MGAB Charge Base is the total of (i) the MGAB Base on the rider date, and
(ii) premiums during the 2-year period commencing on the rider date, reduced pro rata for withdrawals and reduced for transfers made within the last 3 years prior to the MGAB Benefit Date. We will deduct charges only during your ten-year or twenty-year waiting period, as applicable. If you surrender or annuitize your Contract, we will deduct a pro rata portion of the charge for the current quarter based on the current quarterly charge rate and MGAB Charge Base immediately prior to the surrender or annuitization.

     MINIMUM GUARANTEED INCOME BENEFIT (MGIB). The quarterly charge for the MGIB rider is as follows:

          MGIB Base Rate         Quarterly Charge
          --------------         ----------------
          7%.................    0.125% of the MGIB Base (0.50% annually)

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The MGIB Base is the total of premiums paid more than 5 years before the earliest MGIB Benefit Date, reduced pro rata for all withdrawals taken while the MGIB rider is in effect, and accumulated at the MGIB Base Rate (7% for all portfolios except the Special Funds.) If you surrender or annuitize your Contract, we will deduct a pro rata portion of the charge for the current quarter based on the current quarterly charge rate and your MGIB Base immediately prior to the surrender or annuitization.

     MINIMUM GUARANTEED WITHDRAWAL BENEFIT (MGWB). The quarterly charge for the MGWB rider is 0.125% (0.50% annually) of the original MGWB Eligible Premium Amount. The original MGWB Eligible Payment Amount is equal to all premiums paid during the first two contract years following the rider date. When we calculate the MGWB rider charge, we do not reduce the Eligible Payment Amount by the amount of any withdrawals taken while the MGWB rider is in effect. We will deduct charges only during the period before your Contract's Automatic Periodic Benefit Status. If you surrender or annuitize your Contract, we will deduct a pro rata portion the charge for the current quarter based on the current quarterly charge rate and your original MGWB Eligible Payment Amount immediately prior to the surrender or annuitization.

TRUST EXPENSES
There are fees and charges deducted from each investment portfolio of the Trusts. Each portfolio deducts portfolio management fees and charges from the amounts you have invested in the portfolios. In addition, three portfolios deduct 12b-1 fees. For 1999, total portfolio fees and charges ranged from 0.56% to 1.75%. See "Fees and Expenses" in this prospectus.

Additionally, we may receive compensation from the investment advisers, administrators or distributors of the portfolios in connection with administrative, distribution, or other services and cost savings experienced by the investment advisers, administrators or distributors. It is anticipated that such compensation will be based on assets of the particular portfolios attributable to the Contract. Some advisers, administrators or distributors may pay us more than others.

--------------------------------------------------------------------------------
                               THE ANNUITY OPTIONS
--------------------------------------------------------------------------------

ANNUITIZATION OF YOUR CONTRACT
If the annuitant and contract owner are living on the annuity start date, we will begin making payments to the contract owner under an income plan. We will make these payments under the annuity option you chose. You may change an annuity option by making a written request to us at least 30 days before the annuity start date. The amount of the payments will be determined by applying your contract value, adjusted for any applicable Market Value Adjustment, on the annuity start date in accordance with the annuity option you chose. The MGIB annuity benefit may be available if you have purchased the MGIB rider, provided the waiting period and other specified conditions have been met.

You may also elect an annuity option on surrender of the Contract for its cash surrender value or you may choose one or more annuity options for the payment of death benefit proceeds while it is in effect and before the annuity start date. If, at the time of the contract owner's death or the annuitant's death (if the contract owner is not an individual), no option has been chosen for paying death benefit proceeds, the beneficiary may choose an annuity option within 60 days. In all events, payments of death benefit proceeds must comply with the distribution requirements of applicable federal tax law.

The minimum monthly annuity income payment that we will make is $20. We may require that a single sum payment be made if the contract value is less than $2,000 or if the calculated monthly annuity income payment is less than $20.

For each annuity option we will issue a separate written agreement putting the annuity option into effect. Before we pay any annuity benefits, we require the return of your Contract. If your Contract has been lost, we will require that you complete and return the applicable lost Contract form. Various factors will affect the level of annuity benefits, such as the annuity option chosen, the applicable payment rate used and the investment performance of the portfolios and interest credited to the Fixed Interest Allocations.

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Our current annuity options provide only for fixed payments. Fixed annuity payments are regular payments, the amount of which is fixed and guaranteed by us. Some fixed annuity options provide fixed payments either for a specified period of time or for the life of the annuitant. The amount of life income payments will depend on the form and duration of payments you chose, the age of the annuitant or beneficiary (and gender, where appropriate) under applicable law, the total contract value applied to purchase a Fixed Interest Allocation, and the applicable payment rate.

Our approval is needed for any option where:

     (1) The person named to receive payment is other than the contract owner or beneficiary;

     (2)  The person named is not a natural person, such as a corporation; or

     (3) Any income payment would be less than the minimum annuity income payment allowed.

SELECTING THE ANNUITY START DATE
You select the annuity start date, which is the date on which the annuity payments commence. The annuity start date must be at least 5 years from the contract date but before the month immediately following the annuitant's 90th birthday, or 10 years from the contract date, if later.

If you do not select an annuity start date, it will automatically begin in the month following the annuitant's 90th birthday, or 10 years from the contract date, if later.

If the annuity start date occurs when the annuitant is at an advanced age, such as over age 85, it is possible that the Contract will not be considered an annuity for federal tax purposes. For more information, see "Federal Tax Considerations" and the SAI. For a Contract purchased in connection with a qualified plan, other than a Roth IRA, distributions must commence not later than April 1st of the calendar year following the calendar year in which you reach age 70 1/2 (or, in some cases, retire). Distributions may be made through annuitization or withdrawals. You should consult a tax adviser for tax advice before investing.

FREQUENCY OF ANNUITY PAYMENTS
You choose the frequency of the annuity payments. They may be monthly, quarterly, semi-annually or annually. If we do not receive written notice from you, we will make the payments monthly. There may be certain restrictions on minimum payments that we will allow.

THE ANNUITY OPTIONS
We offer the 4 annuity options shown below. Payments under Options 1, 2 and 3 are fixed. Payments under Option 4 may be fixed or variable. For a fixed annuity option, the contract value in the subaccounts is transferred to the Company's general account.

     OPTION 1. INCOME FOR A FIXED PERIOD. Under this option, we make monthly payments in equal installments for a fixed number of years based on the contract value on the annuity start date. We guarantee that each monthly payment will be at least the amount stated in your Contract. If you prefer, you may request that payments be made in annual, semi-annual or quarterly installments. We will provide you with illustrations if you ask for them. If the cash surrender value or contract value is applied under this option, a 10% penalty tax may apply to the taxable portion of each income payment until the contract owner reaches age 59 1/2.

     OPTION 2. INCOME FOR LIFE WITH A PERIOD CERTAIN. Under this option, we make payments for the life of the annuitant in equal monthly installments and guarantee the income for at least a period certain such as 10 or 20 years. Other periods certain may be available to you on request. You may choose a refund period instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, we will continue payments until his or her death. We guarantee that each payment will be at least the amount specified in the Contract corresponding to the person's age on his or her last birthday before the annuity start date. Amounts for ages not shown in the Contract are available if you ask for them.

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     OPTION 3. JOINT LIFE INCOME. This option is available when there are 2 persons named to determine annuity payments. At least one of the persons named must be either the contract owner or beneficiary of the Contract. We guarantee monthly payments will be made as long as at least one of the named persons is living. There is no minimum number of payments. Monthly payment amounts are available if you ask for them.

     OPTION 4. ANNUITY PLAN. Under this option, your contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date. Annuity payments under Option 4 may be fixed or variable. If variable and subject to the 1940 Act, it will comply with the requirements of such Act.

PAYMENT WHEN NAMED PERSON DIES
When the person named to receive payment dies, we will pay any amounts still due as provided in the annuity agreement between you and Golden American. The amounts we will pay are determined as follows:

     (1) For Option 1, or any remaining guaranteed payments under Option 2, we will continue payments. Under Options 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is never less than 3% for Option 1 and Option 2 per year. We will, however, base the discount interest rate on the interest rate used to calculate the payments for Options 1 and 2 if such payments were not based on the tables in your Contract.

     (2) For Option 3, no amounts are payable after both named persons have died.

     (3) For Option 4, the annuity option agreement will state the amount we will pay, if any.

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                            OTHER CONTRACT PROVISIONS
--------------------------------------------------------------------------------

REPORTS TO CONTRACT OWNERS
We will send you a quarterly report within 31 days after the end of each calendar quarter. The report will show the contract value, cash surrender value, and the death benefit as of the end of the calendar quarter. The report will also show the allocation of your contract value and reflects the amounts deducted from or added to the contract value since the last report. You have 30 days to notify our Customer Service Center of any errors or discrepancies contained in the report or in any confirmation notices. We will also send you copies of any shareholder reports of the investment portfolios in which Account B invests, as well as any other reports, notices or documents we are required by law to furnish to you.

SUSPENSION OF PAYMENTS
The Company reserves the right to suspend or postpone the date of any payment or determination of values on any business day (1) when the New York Stock Exchange is closed; (2) when trading on the New York Stock Exchange is restricted; (3) when an emergency exists as determined by the SEC so that the sale of securities held in Separate Account B may not reasonably occur or so that the Company may not reasonably determine the value of Separate Account B's net assets; or (4) during any other period when the SEC so permits for the protection of security holders. We have the right to delay payment of amounts from a Fixed Interest Allocation for up to 6 months.

IN CASE OF ERRORS IN YOUR APPLICATION
If an age or gender given in the application or enrollment form is misstated, the amounts payable or benefits provided by the Contract shall be those that the premium payment would have bought at the correct age or gender.

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ASSIGNING THE CONTRACT AS COLLATERAL
You may assign a non-qualified Contract as collateral security for a loan but understand that your rights and any beneficiary's rights may be subject to the terms of the assignment. An assignment may have federal tax consequences. You should consult a tax adviser for tax advice. You must give us satisfactory written notice at our Customer Service Center in order to make or release an assignment. We are not responsible for the validity of any assignment.

CONTRACT CHANGES APPLICABLE TAX LAW
We have the right to make changes in the Contract to continue to qualify the Contract as an annuity under applicable federal tax law. You will be given advance notice of such changes.

FREE LOOK
You may cancel your Contract within your 10-day free look period. We deem the free look period to expire 15 days after we mail the Contract to you. Some states may require a longer free look period. To cancel, you need to send your Contract to our Customer Service Center or to the agent from whom you purchased it. We will refund the contract value. For purposes of the refund during the free look period, (i) we adjust your contract value for any market value adjustment (if you have invested in the fixed account), and (ii) then we include a refund of any charges deducted from your contract value. Because of the market risks associated with investing in the portfolios and the potential positive or negative effect of the market value adjustment, the contract value returned may be greater or less than the premium payment you paid. Some states require us to return to you the amount of the paid premium (rather than the contract value) in which case you will not be subject to investment risk during the free look period. In these states, your premiums designated for investment in the subaccounts may be allocated during the free look period to a subaccount specially designated by the Company for this purpose (currently, the Liquid Asset subaccount). We may, in our discretion, require that premiums designated for investment in the subaccounts from all other states as well as premiums designated for a Fixed Interest Allocation be allocated to the specially designated subaccount during the free look period. Your Contract is void as of the day we receive your Contract and cancellation request. We determine your contract value at the close of business on the day we receive your written request. If you keep your Contract after the free look period and the investment is allocated to a subaccount specially designated by the Company, we will put your money in the subaccount(s) chosen by you, based on the accumulation unit value next computed for each subaccount, and/or in the Fixed Interest Allocation chosen by you.

GROUP OR SPONSORED ARRANGEMENTS
For certain group or sponsored arrangements, we may reduce any administration and mortality and expense risk charges. We may also change the minimum initial and additional premium requirements, or offer an alternative or reduced death benefit.

SELLING THE CONTRACT
Directed Services, Inc. is the principal underwriter and distributor of the Contract as well as for other contracts issued through Separate Account B and other separate accounts of Golden American. We pay Directed Services for acting as principal underwriter under a distribution agreement which in turn pays the writing agent. The principal address of Directed Services is 1475 Dunwoody Drive, West Chester, Pennsylvania 19380. Directed Services enters into sales agreements with broker-dealers to sell the Contracts through registered representatives who are licensed to sell securities and variable insurance products. These broker-dealers are registered with the SEC and are members of the National Association of Securities Dealers, Inc. Directed Services receives commissions the equivalent of a combination of a percentage of premium payments and a percentage of the contract value up to 2.0% in the first year and a percentage of the contract value up to 1% in subsequent years.

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-------------------------------------------------------------------------------
                            UNDERWRITER COMPENSATION
-------------------------------------------------------------------------------
     NAME OF PRINCIPAL              AMOUNT OF                      OTHER
        UNDERWRITER          COMMISSION TO BE PAID             COMPENSATION

  Directed Services, Inc.      The equivalent of a         Reimbursement of any
                                 combination of a            covered expenses
                                   percentage                    incurred
                             of premium payments and           by registered
                               a percentage of the            representatives
                              contract value up to             in connection
                             2.0% in the first year             with the
                             and a percentage of the           distribution
                             contract value up to 1%         of the Contracts.
                              in subsequent years.
--------------------------------------------------------------------------------

Certain sales agreements may provide for a combination of a certain percentage of commission at the time of sale and an annual trail commission (which when combined could exceed the above commission).

We do not pay any additional commissions on the sale or exercise of any of the optional benefit riders offered in this prospectus.

--------------------------------------------------------------------------------
                                OTHER INFORMATION
--------------------------------------------------------------------------------

VOTING RIGHTS
We will vote the shares of a Trust owned by Separate Account B according to your instructions. However, if the 1940 Act or any related regulations should change, or if interpretations of it or related regulations should change, and we decide that we are permitted to vote the shares of a Trust in our own right, we may decide to do so.

We determine the number of shares that you have in a subaccount by dividing the Contract's contract value in that subaccount by the net asset value of one share of the portfolio in which a subaccount invests. We count fractional votes. We will determine the number of shares you can instruct us to vote 180 days or less before a Trust shareholder meeting. We will ask you for voting instructions by mail at least 10 days before the meeting. If we do not receive your instructions in time, we will vote the shares in the same proportion as the instructions received from all contracts in that subaccount. We will also vote shares we hold in Separate Account B which are not attributable to contract owners in the same proportion.

STATE REGULATION
We are regulated by the Insurance Department of the State of Delaware. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. The Contract offered by this prospectus has been approved where required by those jurisdictions. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

LEGAL PROCEEDINGS
The Company, like other insurance companies, may be involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. We believe that currently there are no pending or threatened lawsuits that are reasonably likely to have a material adverse impact on the Company or Separate Account B.

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LEGAL MATTERS
The legal validity of the Contracts was passed on by Myles R. Tashman, Esquire, Executive Vice President, General Counsel and Secretary of Golden American. Sutherland Asbill & Brennan LLP of Washington, D.C. has provided advice on certain matters relating to federal securities laws.

EXPERTS
The audited financial statements of Golden American and Separate Account B appearing in this prospectus or in the SAI and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing in this prospectus or in the SAI and in the Registration Statement and are included or incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
                           FEDERAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

The following summary provides a general description of the federal income tax considerations associated with this Contract and does not purport to be complete or to cover all tax situations. This discussion is not intended as tax advice. You should consult your counsel or other competent tax advisers for more complete information. This discussion is based upon our understanding of the present federal income tax laws. We do not make any representations as to the likelihood of continuation of the present federal income tax laws or as to how they may be interpreted by the IRS.

TYPES OF CONTRACTS: NON-QUALIFIED OR QUALIFIED
The Contract may be purchased on a non-tax-qualified basis or purchased on a tax-qualified basis. Qualified Contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify as plans entitled to special income tax treatment under Sections 401(a), 403(b), 408, or 408A of the Code. The ultimate effect of federal income taxes on the amounts held under a Contract, or annuity payments, depends on the type of retirement plan, on the tax and employment status of the individual concerned, and on our tax status. In addition, certain requirements must be satisfied in purchasing a qualified Contract with proceeds from a tax-qualified plan and receiving distributions from a qualified Contract in order to continue receiving favorable tax treatment. Some retirement plans are subject to distribution and other requirements that are not incorporated into our Contract administration procedures. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. Therefore, you should seek competent legal and tax advice regarding the suitability of a Contract for your particular situation. The following discussion assumes that qualified Contracts are purchased with proceeds from and/or contributions under retirement plans that qualify for the intended special federal income tax treatment.

TAX STATUS OF THE CONTRACTS
     DIVERSIFICATION REQUIREMENTS. The Code requires that the investments of a variable account be "adequately diversified" in order for non-qualified Contracts to be treated as annuity contracts for federal income tax purposes. It is intended that Separate Account B, through the subaccounts, will satisfy these diversification requirements.

     INVESTOR CONTROL. In certain circumstances, owners of variable annuity contracts have been considered for federal income tax purposes to be the owners of the assets of the separate account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the separate account assets. There is little guidance in this area, and some features of the Contracts, such as the flexibility of a contract owner to allocate premium payments and transfer contract values, have not been explicitly addressed in published rulings. While we believe that the Contracts do not give contract owners investment control over

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Separate Account B assets, we reserve the right to modify the Contracts as necessary to prevent a contract owner from being treated as the owner of the Separate Account B assets supporting the Contract.

     REQUIRED DISTRIBUTIONS. In order to be treated as an annuity contract for federal income tax purposes, the Code requires any non-qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of your death. The non-qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise. See "Death Benefit Choices" for additional information on required distributions from non-qualified contracts.

Other rules may apply to Qualified Contracts.

The following discussion assumes that the Contracts will qualify as annuity contracts for federal income tax purposes.

TAX TREATMENT OF ANNUITIES
     IN GENERAL. We believe that if you are a natural person you will generally not be taxed on increases in the value of a Contract until a distribution occurs or until annuity payments begin. (For these purposes, the agreement to assign or pledge any portion of the contract value, and, in the case of a qualified Contract, any portion of an interest in the qualified plan, generally will be treated as a distribution.)

TAXATION OF NON-QUALIFIED CONTRACTS
     NON-NATURAL PERSON. The owner of any annuity contract who is not a natural person generally must include in income any increase in the excess of the contract value over the "investment in the contract" (generally, the premiums or other consideration you paid for the contract less any nontaxable withdrawals)during the taxable year. There are some exceptions to this rule and a prospective contract owner that is not a natural person may wish to discuss these with a tax adviser. The following discussion generally applies to Contracts owned by natural persons.

     WITHDRAWALS. When a withdrawal from a non-qualified Contract occurs (including amounts paid to you under the MGWB rider), the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the contract value immediately before the distribution over the contract owner's investment in the Contract at that time. The tax treatment of market value adjustments is uncertain. You should consult a tax adviser if you are considering taking a withdrawal from your Contract in circumstances where a market value adjustment would apply.

In the case of a surrender under a non-qualified Contract, the amount received generally will be taxable only to the extent it exceeds the contract owner's investment in the Contract.

     PENALTY TAX ON CERTAIN WITHDRAWALS. In the case of a distribution from a non-qualified Contract, there may be imposed a federal tax penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions:

     o    made on or after the taxpayer reaches age 59 1/2;

     o    made on or after the death of a contract owner;

     o    attributable to the taxpayer's becoming disabled; or

     o made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. A tax adviser should be consulted with regard to exceptions from the penalty tax.

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     ANNUITY PAYMENTS. Although tax consequences may vary depending on the payment option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income.

     TAXATION OF DEATH BENEFIT PROCEEDS. Amounts may be distributed from a Contract because of your death or the death of the annuitant. Generally, such amounts are includible in the income of recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payment option, they are taxed in the same way as annuity payments.

     Transfers, Assignments, Exchanges and Annuity Dates of a Contract. A transfer or assignment of ownership of a Contract, the designation of an annuitant, the selection of certain dates for commencement of the annuity phase, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. A contract owner contemplating any such transfer, assignment or exchange, should consult a tax advisor as to the tax consequences.

     WITHHOLDING. Annuity distributions are generally subject to withholding for the recipient's federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

     MULTIPLE CONTRACTS. All non-qualified deferred annuity contracts that are issued by us (or our affiliates) to the same contract owner during any calendar year are treated as one non-qualified deferred one annuity contract for purposes of determining the amount includible in such contract owner's income when a taxable distribution occurs.

TAXATION OF QUALIFIED CONTRACTS
The Contracts are designed for use with several types of qualified plans. The tax rules applicable to participants in these qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and in other specified circumstances. Therefore, no attempt is made to provide more than general information about the use of the Contracts with the various types of qualified retirement plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under these qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract, but we shall not be bound by the terms and conditions of such plans to the extent such terms contradict the Contract, unless the Company consents.

     DISTRIBUTIONS. Annuity payments are generally taxed in the same manner as under a non-qualified Contract. When a withdrawal from a qualified Contract occurs, a pro rata portion of the amount received is taxable, generally based on the ratio of the contract owner's investment in the Contract (generally, the premiums or other consideration paid for the Contract) to the participant's total accrued benefit balance under the retirement plan. For qualified Contracts, the investment in the Contract can be zero. For Roth IRAs, distributions are generally not taxed, except as described below.

     For qualified plans under Section 401(a) and 403(b), the Code requires that distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) (i) reaches age 70 1/2 or (ii) retires, and must be made in a specified form or manner. If the plan participant is a "5 percent owner" (as defined in the Code), distributions generally must begin no later than April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. For IRAs described in Section 408, distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the

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contract owner (or plan participant) reaches age 70 1/2. Roth IRAs under Section
408A do not require distributions at any time before the contract owner's death.

     WITHHOLDING. Distributions from certain qualified plans generally are subject to withholding for the contract owner's federal income tax liability. The withholding rates vary according to the type of distribution and the contract owner's tax status. The contract owner may be provided the opportunity to elect not to have tax withheld from distributions. "Eligible rollover distributions" from section 401(a) plans and section 403(b) tax-sheltered annuities are subject to a mandatory federal income tax withholding of 20%. An eligible rollover distribution is the taxable portion of any distribution from such a plan, except certain distributions that are required by the Code or distributions in a specified annuity form. The 20% withholding does not apply, however, if the contract owner chooses a "direct rollover" from the plan to another tax-qualified plan or IRA.

Brief descriptions of the various types of qualified retirement plans in connection with a Contract follow. We will endorse the Contract as necessary to conform it to the requirements of such plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS
Section 401(a) of the Code permits corporate employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish these plans for themselves and their employees. These retirement plans may permit the purchase of the Contracts to accumulate retirement savings under the plans. Adverse tax or other legal consequences to the plan, to the participant, or to both may result if this Contract is assigned or transferred to any individual as a means to provide benefit payments, unless the plan complies with all legal requirements applicable to such benefits before transfer of the Contract. Employers intending to use the Contract with such plans should seek competent advice.

INDIVIDUAL RETIREMENT ANNUITIES
Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA." These IRAs are subject to limits on the amount that can be contributed, the deductible amount of the contribution, the persons who may be eligible, and the time when distributions commence. Also, distributions from certain other types of qualified retirement plans may be "rolled over" or transferred on a tax-deferred basis into an IRA. There are significant restrictions on rollover or transfer contributions from Savings Incentive Match Plans (SIMPLE), under which certain employers may provide contributions to IRAs on behalf of their employees, subject to special restrictions. Employers may establish Simplified Employee Pension (SEP) Plans to provide IRA contributions on behalf of their employees. Sales of the Contract for use with IRAs may be subject to special requirements of the IRS.

ROTH IRA
Section 408A of the Code permits certain eligible individuals to contribute to a Roth IRA. Contributions to a Roth IRA, which are subject to certain limitations, are not deductible, and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA may be subject to tax, and other special rules may apply. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or
(2) during the five taxable years starting with the year in which the first contribution is made to the any IRA. A 10% penalty may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which a conversion was made.

TAX SHELTERED ANNUITIES
Section 403(b) of the Code allows employees of certain Section 501(c)(3) organizations and public schools to exclude from their gross income the premium payments made, within certain limits, on a Contract that will provide an annuity for the employee's retirement. These premium payments may be subject to FICA (Social Security) tax. Distributions of (1) salary reduction contributions made in years beginning after December 31, 1988; (2) earnings on those contributions; and (3) earnings on amounts held as of the last year beginning

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before January 1, 1989, are not allowed prior to age 59 1/2, separation from service, death or disability. Salary reduction contributions may also be distributed upon hardship, but would generally be subject to penalties.

ENHANCED DEATH BENEFIT
The Contract includes an Enhanced Death Benefit that in some cases may exceed the greater of the premium payments or the contract value. The IRS has not ruled whether an Enhance Death Benefit could be characterized as an incidental benefit, the amount of which is limited in any Code section 401(a) pension or profit-sharing plan or Code section 403(b) tax-sheltered annuity. Employers using the Contract may want to consult their tax adviser regarding such limitation. Further, the Internal Revenue Service has not addressed in a ruling of general applicability whether a death benefit provision such as the Enhanced Death Benefit provision in the Contract comports with IRA or Roth IRA qualification requirements.

OTHER TAX CONSEQUENCES
As noted above, the foregoing comments about the federal tax consequences under the Contracts are not exhaustive, and special rules are provided with respect to other tax situations not discussed in this prospectus. Further, the federal income tax consequences discussed herein reflect our understanding of current law, and the law may change. Federal estate and state and local estate, inheritance and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each contract owner or recipient of the distribution. A competent tax adviser should be consulted for further information.

POSSIBLE CHANGES IN TAXATION
Although the likelihood of legislative change is uncertain, there is always the possibility that the tax treatment of the Contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective before the date of the change). You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

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     MORE INFORMATION ABOUT GOLDEN AMERICAN LIFE INSURANCE COMPANY

SELECTED FINANCIAL DATA
The following selected financial data prepared in accordance with generally accepted accounting principles ("GAAP") for Golden American should be read in conjunction with the financial statements and notes thereto included in this prospectus.

On October 24, 1997, PFHI Holdings, Inc. ("PFHI"), a Delaware corporation, acquired all of the outstanding capital stock of Equitable of Iowa Companies ("Equitable of Iowa"), according to a merger agreement among Equitable of Iowa, PFHI and ING Groep N.V. (the "ING acquisition"). On August 13, 1996, Equitable of Iowa acquired all of the outstanding capital stock of BT Variable, Inc., then the parent of Golden American (the "Equitable acquisition"). For financial statement purposes, the ING acquisition was accounted for as a purchase effective October 25, 1997 and the Equitable acquisition was accounted for as a purchase effective August 14, 1996. As a result, the financial data presented below for periods after October 24, 1997, are presented on the Post-Merger new basis of accounting, for the period August 14, 1996 through October 24, 1997, are presented on the Post-Acquisition basis of accounting, and for August 13, 1996 and prior periods are presented on the Pre-Acquisition basis of accounting.

                                   SELECTED GAAP BASIS FINANCIAL DATA
                                            (IN THOUSANDS)

                                             POST-MERGER
                       ---------------------------------------------------------
                       For the Period                             For the Period
                         January 1,   For the Year  For the Year    October 25,
                        2000 through   Ended         Ended          1997 through
                          June 30,   December 31,   December 31,    December 31,
                            2000        1999          1998               1997
                       ------------  -------------  ------------  --------------
Annuity and Interest
 Sensitive Life
 Product Charges.....  $     71,975  $     82,935   $   39,119    $      3,834
Net Income (Loss)
 before Federal
 Income Tax..........  $     13,679  $     19,737  $    10,353    $       (279)
Net Income (Loss)....  $      8,077  $     11,214  $     5,074    $       (425)
Total Assets.........  $ 11,287,557  $  9,392,857  $ 4,754,623    $  2,446,395
Total Liabilities....  $ 10,722,684  $  8,915,008  $ 4,400,729    $  2,219,082
Total Stockholder's
   Equity............  $    564,873  $    477,849  $    353,894   $    227,313


                               POST-ACQUISITION             |   PRE-ACQUISITION
                            ------------------------------- | ------------------
                            For the Period   For the Period |   For the Period
                            January 1,1997     August 14,   |     January 1,
                               through       1996 through   |    1996 through
                             October 24,      December 31,  |     August 13,
                                 1997            1996       |        1996
                            -------------    -------------- |   --------------
Annuity and Interest                                        |
 Sensitive Life                                             |
 Product Charges.....         $ 18,288        $    8,768    |      $  12,259
Net Income (Loss) before                                    |
 Federal Income Tax..         $   (608)       $      570    |      $   1,736
Net Income (Loss)....         $    729        $      350    |      $   3,199
Total Assets.........            N/A          $1,677,899    |         N/A
Total Liabilities....            N/A          $1,537,415    |         N/A
Total Stockholder's
   Equity............            N/A          $  140,484    |         N/A

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BUSINESS ENVIRONMENT
The current business and regulatory environment presents many challenges to the insurance industry. The variable annuity competitive environment remains intense and is dominated by a number of large highly rated insurance companies. Increasing competition from traditional insurance carriers as well as banks and mutual fund companies offers consumers many choices. However, overall demand for variable insurance products remains strong for several reasons including: strong stock market performance over the last four years; relatively low interest rates; an aging U.S. population that is increasingly concerned about retirement, estate planning, and maintaining their standard of living in retirement; and potential reductions in government and employer-provided benefits at retirement, as well as lower public confidence in the adequacy of those benefits.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS.
The purpose of this section is to discuss and analyze Golden American Life Insurance Company's ("Golden American") consolidated results of operations. In addition, some analysis and information regarding financial condition and liquidity and capital resources is also provided. This analysis should be read jointly with the consolidated financial statements, the related notes, and the Cautionary Statement Regarding Forward-Looking Statements, which appear elsewhere in this report. Golden American reports financial results on a consolidated basis. The consolidated financial statements include the accounts of Golden American and its wholly owned subsidiary, First Golden American Life Insurance Company of New York ("First Golden," and collectively with Golden American, the "Companies").

                          RESULTS OF OPERATION

MERGER. On October 23, 1997, Equitable of Iowa Companies' ("Equitable") shareholders approved an Agreement and Plan of Merger ("Merger Agreement") dated July 7, 1997 among Equitable, PFHI Holdings, Inc. ("PFHI"), and ING Groep N.V. ("ING"). On October 24, 1997, PFHI, a Delaware corporation, acquired all of the outstanding capital stock of Equitable according to the Merger Agreement. PFHI is a wholly owned subsidiary of ING, a global financial services holding company based in The Netherlands. Equitable, an Iowa corporation, in turn owned all the outstanding capital stock of Equitable Life Insurance Company of Iowa ("Equitable Life") and Golden American and their wholly owned subsidiaries. In addition, Equitable owned all the outstanding capital stock of Locust Street Securities, Inc., Equitable Investment Services, Inc. (subsequently dissolved), Directed Services, Inc. ("DSI"), Equitable of Iowa Companies Capital Trust, Equitable of Iowa Companies Capital Trust II, and Equitable of Iowa Securities Network, Inc. (subsequently renamed ING Funds Distributor, Inc.). In exchange for the outstanding capital stock of Equitable, ING paid total consideration of approximately $2.1 billion in cash and stock and assumed approximately $400 million in debt. As a result of this transaction, Equitable was merged into PFHI, which was simultaneously renamed Equitable of Iowa Companies, Inc. ("EIC" or "Parent"), a Delaware corporation.

For financial statement purposes, the change in control of the Companies through the ING merger was accounted for as a purchase effective October 25, 1997. This merger resulted in a new basis of accounting reflecting estimated fair values of assets and liabilities at the merger date. As a result, the Companies' financial statements for periods after October 24, 1997 are presented on the Post-Merger new basis of accounting.

The purchase price was allocated to EIC and its subsidiaries with $227.6 million allocated to the Companies. Goodwill of $1.4 billion was established for the excess of the merger cost over the fair value of the assets and liabilities of EIC with $151.1 million attributed to the Companies. Goodwill resulting from the merger is being amortized over 40 years on a straight-line basis. The carrying value will be reviewed periodically for any indication of impairment in value.

CHANGE IN CONTROL -- ACQUISITION. On August 13, 1996, Equitable acquired all of the outstanding capital stock of BT Variable, Inc. ("BT Variable") and its wholly owned subsidiaries, Golden American and DSI. After the acquisition, the BT Variable, Inc. name was changed to EIC Variable, Inc. On April 30, 1997, EIC Variable, Inc. was liquidated and its investments in Golden American and DSI were transferred to Equitable, while the remainder of its net assets were contributed to Golden American. On December 30, 1997, EIC Variable, Inc. was dissolved.

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For financial statement purposes, the change in control of Golden
American through the acquisition of BT Variable was accounted for as a purchase effective August 14, 1996. This acquisition resulted in a new basis of accounting reflecting estimated fair values of assets and liabilities at the acquisition date. As a result, the Companies' financial statements included for the period January 1, 1997 through October 24, 1997 are presented on the Post-Acquisition basis of accounting.

The purchase price was allocated to the three companies purchased -- BT Variable, DSI, and Golden American. The allocation of the purchase price to Golden American was approximately $139.9 million. Goodwill of $41.1 million was established for the excess of the acquisition cost over the fair value of the assets and liabilities and attributed to Golden American. At June 30, 1997, goodwill was increased by $1.8 million, due to the adjustment of the value of a receivable existing at the acquisition date. Before the ING merger, goodwill resulting from the acquisition was being amortized over 25 years on a straight-line basis.

THE FIRST SIX MONTHS OF 2000 COMPARED TO THE SAME PERIOD OF 1999

PREMIUMS
                                           PERCENTAGE  DOLLAR
SIX MONTHS ENDED JUNE 30         2000        CHANGE    CHANGE     1999
                                ------     ----------  ------    ------
                                       (Dollars in millions)
Variable annuity premiums:
 Separate account.............. $  765.7   (29.6)%     $(322.1)  $1,087.8
 Fixed account.................    353.6     7.1          23.4      330.2
                                --------    ----       -------   --------
Total variable annuity
  premiums.....................  1,119.3    (21.1)       (298.7)  1,418.0
Variable life premiums.........      1.0    (78.1)         (3.7)      4.7
                                --------     ----       -------  --------
Total premiums................. $1,120.3    (21.3)%     $(302.4) $1,422.7
                                ========     ====       =======  ========

For the Companies' variable contracts, premiums collected are not reported as revenues, but as deposits to insurance liabilities. Revenues for these products are recognized over time in the form of investment spread and product charges.

Variable annuity separate account premiums decreased 29.6% during the first six months of 2000 compared to the same period of 1999. Excluded from the variable annuity separate account premiums above are $923.5 million and $50.7 million for the first six months of 2000 and 1999, respectively, related to modified coinsurance agreements.

Variable life premiums decreased 78.1% in the first six months of 2000 from the same period of 1999. In August 1999, Golden American discontinued offering variable life products.

Premiums, net of reinsurance, for variable products from a significant broker/dealer having at least ten percent of total sales for the six months ended June 30, 2000 totaled $131.4 million, or 12% of total premiums ($406.6 million, or 29% from two significant broker/dealers for the six months ended June 30, 1999).

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REVENUES
                                           PERCENTAGE  DOLLAR
SIX MONTHS ENDED JUNE 30         2000        CHANGE    CHANGE     1999
                                ------     ----------  ------    ------
                                       (Dollars in millions)
Annuity and interest sensitive
 life product charges.......... $ 72.0       106.9%    $ 37.2    $34.8
Management fee revenue.........    9.0       121.2        4.9      4.1
Net investment income             31.8        12.8        3.7     28.1
Realized losses on investments.   (2.6)       53.6       (0.9)    (1.7)
Net income from modified
 coinsurance agreements........  115.8     2,024.9      110.3      5.5
Other income...................    0.9        26.2        0.2      0.7
                                ------     -------     ------    -----
                                $226.9       217.3%    $155.4    $71.5
                                ======     =======     ======    =====

Total revenues increased 217.3% in the first six months of 2000 from the same period in 1999. Annuity and interest sensitive life product charges increased 106.9% in the first six months of 2000 due to additional fees earned from the increasing block of business under management in the variable separate accounts.

Golden American provides certain managerial and supervisory services to Directed Services, Inc. ("DSI"). The fee paid to Golden American for these services, which is calculated as a percentage of average assets in the variable separate accounts, was $9.0 million and $4.1 million for the first six months of 2000 and 1999, respectively.

Net investment income increased 12.8% in the first six months of 2000 due to growth in invested assets from June 30, 1999. The Companies had $2.6 million of realized losses on the sale of investments in the first six months of 2000 on the sale of fixed maturities and the writedown of an impaired investment, compared to losses of $1.7 million in the same period of 1999 related to the writedown of two fixed maturities.

Net income from modified coinsurance agreements increased by $110.3 million to $115.8 million for the first six months of 2000 as compared to the first six months of 1999. This was primarily due to a modified coinsurance agreement which was entered into during the second quarter of 2000, with an affiliate, Equitable Life Insurance Company of Iowa ("Equitable Life"), covering a part of business issued in 2000. This reinsurance agreement contributed $111.8 million to other income in the second quarter of 2000, which was offset by a corresponding release of deferred policy acquisition costs and reimbursement of non-deferrable costs related to policies reinsured under this agreement.

EXPENSES
Total insurance benefits and expenses increased $138.6 million, or 214.8%, to $203.1 million in the first six months of 2000. Interest credited to account balances increased $20.0 million, or 24.3%, to $102.4 million in the first six months of 2000. The premium credit on the Premium Plus product increased $22.3 million to $73.5 million at June 30, 2000 resulting in an increase in interest credited during the first six months of 2000 compared to the same period in 1999. The bonus interest on the fixed account decreased $2.3 million to $4.8 million at June 30, 2000 resulting in a decrease in interest credited during the first six months of 2000 compared to the same period in 1999. The remaining increase in interest credited relates to higher account balances associated with the Companies' fixed account options within the variable products relative to the balances at June 30, 1999.

Commissions increased $28.9 million, or 34.8%, to $112.2 million in the first six months of 2000. Insurance taxes, state licenses, and fees increased $0.4 million, or 15.9%, to $2.9 million in the first six months of 2000. Changes in commissions and insurance taxes, state licenses, and fees are generally related to changes in the level and composition of variable product sales. Insurance taxes, state licenses, and fees are impacted by several other factors, which include an increase in FICA taxes primarily due to incentive bonuses. Most costs incurred as the result of new sales have been deferred, thus having very little impact on current earnings.

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General expenses increased $11.4 million, or 39.6%, to $40.2 million in the first six months of 2000. Management expects general expenses to continue to increase in 2000 as a result of the emphasis on expanding the salaried wholesaler distribution network, the growth in sales, and the increased amounts in force. The Companies use a network of wholesalers to distribute products, and the salaries and sales bonuses of these wholesalers are included in general expenses. The portion of these salaries and related expenses that varies directly with production levels is deferred thus having little impact on current earnings. The increase in general expenses was partially offset by reimbursements received from the following affiliates: DSI, Equitable Life, ING Mutual Funds Management Co., LLC, Security Life of Denver Insurance Company, Southland Life Insurance Company, and United Life & Annuity Insurance Company, for certain advisory, computer, and other resources and services provided by the Companies.

During the first six months of 2000 and 1999, value of purchased insurance in force ("VPIF") was adjusted to increase amortization by $0.7 million in each period, respectively, to reflect changes in the assumptions related to the timing of estimated gross profits. Amortization of deferred policy acquisition costs ("DPAC") increased $25.0 million, or 233.8%, in the first six months of 2000. This increase resulted from the deferral of expenses associated with the large sales volume experienced since June 30, 1999. Deferred policy acquisition costs decreased $52.3 million or 34.8% in the first six months of 2000. During the second quarter of 2000, a modified coinsurance agreement was entered into which resulted in a $109.3 million release of previously deferred policy acquisition costs. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of June 30, 2000 is $1.9 million for the remainder of 2000, $3.5 million in 2001, $3.3 million in 2002, $2.8 million in 2003, $2.2 million in 2004, and $1.7 million in 2005. Actual amortization may vary based upon changes in assumptions and experience.

Interest expense increased 189.4%, or $6.6 million, to $10.1 million in the first six months of 2000. Interest expense on a $25 million surplus note issued December 1996 and expiring December 2026 was $1.0 million for the first six months of 2000, unchanged from the same period of 1999. Interest expense on a $60 million surplus note issued in December 1998 and expiring December 2028 was $2.2 million for the first six months of 2000, unchanged from the same period of 1999. Interest expense on a $75 million surplus note, issued September 1999 and expiring September 2029 was $2.9 million for the first six months of 2000. Interest expense on a $50 million surplus note, issued December 1999 and expiring December 2029 was $2.1 million for the first six months of 2000. Interest expense on a $35 million surplus note issued December 1999 and expiring December 2029 was $1.6 million for the first six months of 2000. Golden American also paid $0.3 million in 2000 and $0.2 million in 1999 to ING America Insurance Holdings, Inc. ("ING AIH") for interest on a reciprocal loan agreement. Interest expense on a revolving note payable with SunTrust Bank, Atlanta was $36,000 and $54,000 for the first six months of 2000 and 1999, respectively.

INCOME
Net income was $8.1 million for the first six months of 2000, an increase of $6.7 million, or 468.0% from the same period of 1999.

Comprehensive income for the first six months of 2000 was $7.0 million, an increase of $9.1 million from comprehensive loss of $2.1 million in the same period of 1999.

ACC4-108203                                 56

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

1999 COMPARED TO 1998

PREMIUMS
                                              PERCENTAGE  DOLLAR
FOR THE YEAR ENDED DECEMBER 31      1999        CHANGE    CHANGE     1998
                                   ------     ----------  ------    ------
                                          (Dollars in millions)
Variable annuity premiums:
 Separate account................  $2,511.7      71.9%    $1,050.5  $1,461.2
 Fixed account...................     770.7      30.9        182.0     588.7
                                   --------      ----     --------  --------
Total variable annuity premiums..   3,282.4      60.1      1,232.5   2,049.9
Variable life premiums...........       8.6     (37.8)        (5.2)     13.8
                                   --------      ----     --------  --------
Total premiums...................  $3,291.0      59.5%    $1,227.3  $2,063.7
                                   ========      ====     ========  ========

For the Companies' variable insurance contracts, premiums collected are not reported as revenues, but as deposits to insurance liabilities. Revenues for these products are recognized over time in the form of investment spread and product charges.

Variable annuity separate account premiums increased 71.9% in 1999. The fixed account portion of the Companies' variable annuity premiums increased 30.9% in 1999. These increases resulted from increased sales of the Premium Plus variable annuity product.

Variable life premiums decreased 37.8% in 1999. In August 1999, Golden American discontinued offering variable life products.

Premiums, net of reinsurance, for variable products from two significant broker/dealers each having at least ten percent of total sales for the year ended December 31, 1999 totaled $918.4 million, or 28% of premiums compared to $528.9 million, or 26%, from two significant broker/dealers for the year ended December 31, 1998.

REVENUES
                                              PERCENTAGE  DOLLAR
FOR THE YEAR ENDED DECEMBER 31      1999        CHANGE    CHANGE     1998
                                   ------     ----------  ------    ------
                                          (Dollars in millions)
Annuity and interest sensitive
 life product charges...........  $ 82.9         112.0%    $43.8     $39.1
Management fee revenue..........    10.1         112.5       5.3       4.8
Net investment income...........    59.2          39.3      16.7      42.5
Realized gains (losses) on
 investments....................    (2.9)         96.1      (1.4)     (1.5)
Other income....................    10.8          94.4       5.2       5.6
                                   -----         -----     -----     -----
                                  $160.1         77.0%     $69.6     $90.5
                                  ======         ====      =====     =====

Total revenues increased 77.0%, or $69.6 million, to $160.1 million in 1999. Annuity and interest sensitive life product charges increased 112.0%, or $43.8 million, to $82.9 million in 1999, primarily due to additional fees earned from the increasing block of business in the separate accounts.

Golden American provides certain managerial and supervisory services to DSI. The fee paid to Golden American for these services, which is calculated as a percentage of average assets in the variable separate accounts, was $10.1 million for 1999 and $4.8 million for 1998.

Net investment income increased 39.3%, or $16.7 million, to $59.2 million in 1999 from $42.5 million in 1998, due to growth in invested assets from December 31, 1998, increasing interest rates, and a relative increase in below investment grade investments.

ACC4-108203                                 57

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

During 1999, the Company had net realized losses on investments of $2.9 million, which includes a $1.6 million write down of two impaired fixed maturities, compared to net realized losses on investments of $1.5 million in 1998 which included a $1.0 million write down of two impaired fixed maturities.

Other income increased $5.2 million to $10.8 million in 1999, due primarily to income received under a modified coinsurance agreement with an unaffiliated reinsurer.

EXPENSES
                                              PERCENTAGE  DOLLAR
FOR THE YEAR ENDED DECEMBER 31      1999        CHANGE    CHANGE     1998
                                   ------     ----------  ------    ------
                                          (Dollars in millions)
Insurance benefits and expenses:
 Annuity and interest sensitive
  life benefits:
   Interest credited to
     account balances............  $175.9        85.4%    $ 81.0    $  94.9
   Benefit claims incurred
     in excess of account
     balances....................     6.3       200.2        4.2        2.1
 Underwriting, acquisition,
   and insurance expenses:
   Commissions...................   188.4        55.5       67.2      121.2
   General expenses..............    60.2        60.2       22.6       37.6
   Insurance taxes, state
     licenses, and fees..........     4.0        (4.0)      (0.1)       4.1
   Policy acquisition costs
     deferred....................  (346.4)       75.1     (148.6)    (197.8)
   Amortization:
    Deferred policy acquisition
     costs.......................    33.1       543.3       28.0        5.1
    Value of purchased insurance
     in force....................     6.2        32.0        1.5        4.7
    Goodwill.....................     3.8          --         --        3.8
                                   ------        ----      -----    -------
                                   $131.5        73.7%    $ 55.8    $  75.7
                                   ======        ====     ======    =======

Total insurance benefits and expenses increased 73.7%, or $55.8 million, in 1999 from $75.7 million in 1998. Interest credited to account balances increased 85.4%, or $81.0 million, in 1999 from $94.9 million in 1998. The premium credit on the Premium Plus variable annuity product increased $69.3 million to $123.8 million at December 31, 1999. The bonus interest on the fixed account increased $3.0 million to $10.9 million at December 31, 1999. The remaining increase in interest credited relates to higher account balances associated with the Companies' fixed account options within the variable products.

Commissions increased 55.5%, or $67.2 million, in 1999 from $121.2 million in 1998. Insurance taxes, state licenses, and fees decreased 4.0%, or $0.1 million, in 1999 from $4.1 million in 1998. Changes in commissions and insurance taxes, state licenses, and fees are generally related to changes in the level and composition of variable product sales. Insurance taxes, state licenses, and fees are impacted by several other factors, which include an increase in FICA taxes primarily due to bonuses and expenses for the triennial insurance department examination of Golden American, which were offset by a decrease in 1999 of guaranty fund assessments paid. Most costs incurred as the result of sales have been deferred, thus having very little impact on current earnings.

General expenses increased 60.2%, or $22.6 million, in 1999 from $37.6 million in 1998. Management expects general expenses to continue to increase in 2000 as a result of the emphasis on expanding the salaried wholesaler distribution network and the growth in sales. The Companies use a network of wholesalers to distribute products, and the salaries and sales bonuses of these wholesalers are included in general expenses. The portion of these salaries and related expenses that varies directly with production levels is deferred thus having little impact on current earnings. The increase in general expenses was partially offset by reimbursements received from DSI, Equitable Life, ING Mutual Funds Management Co., LLC, an affiliate, Security Life of Denver Insurance Company, an affiliate, Southland Life Insurance Company, an affiliate, and United Life & Annuity Insurance Company, an affiliate, for certain advisory, computer, and other resources and services provided by Golden American.

ACC4-108203                                 58

The Companies' previous balances of deferred policy acquisition costs ("DPAC"), value of purchased insurance in force ("VPIF"), and unearned revenue reserve were eliminated and a new asset of $44.3 million representing VPIF was established for all policies in force at the merger date. During 1999, VPIF was adjusted to increase amortization by $0.7 million to reflect changes in the assumptions related to the timing of estimated gross profits. During 1998, VPIF decreased $2.7 million to adjust the value of other receivables and increased $0.2 million as a result of an adjustment to the merger costs. During 1998, VPIF was adjusted to reduce amortization by $0.2 million to reflect changes in the assumptions related to the timing of future gross profits. Amortization of DPAC increased $28.0 million, or 543.3%, in 1999. This increase resulted from growth in policy acquisition costs deferred from $197.8 million at December 31, 1998 to $346.4 million at December 31, 1999, which was generated by expenses associated with the large sales volume experienced since December 31, 1998. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of December 31, 1999 is $4.0 million in 2000, $3.6 million in 2001, $3.3 million in 2002, $2.8 million in 2003, and $2.3 million in 2004. Actual amortization may vary based upon changes in assumptions and experience.

Interest expense increased 102.6%, or $4.5 million, in 1999 from $4.4 million in 1998. Interest expense on a $25 million surplus note issued December 1996 and expiring December 2026 was $2.1 million for the year ended December 31, 1999, unchanged from the same period of 1998. Interest expense on a $60 million surplus note issued in December 1998 and expiring December 2028 was $4.3 million for the year ended December 31, 1999. Interest expense on a $75 million surplus note, issued September 30, 1999 and expiring September 29, 2029 was $1.5 million for the year ended December 31, 1999. Golden American also paid $0.8 million in 1999 and $1.8 million in 1998 to ING America Insurance Holdings, Inc. ("ING AIH") for interest on a reciprocal loan agreement. Interest expense on a revolving note payable with SunTrust Bank, Atlanta was $0.2 million and $0.3 million for the years ended December 31, 1999 and 1998, respectively. In addition, Golden American incurred interest expense of $0.2 million in 1998 on a line of credit with Equitable.

INCOME
Net income for 1999 was $11.2 million, an increase of $6.1 million from $5.1 million for 1998.

Comprehensive income for 1999 was $3.0 million, a decrease of $0.9 million from comprehensive income of $3.9 million for 1998.

1998 COMPARED TO 1997
The following analysis combines Post-Merger and Post-Acquisition activity for 1997.

PREMIUMS


                   POST-MERGER   COMBINED      POST-MERGER    | POST-ACQUISITION
                  ------------- ------------ ---------------- | ----------------
                                             For the Period   |  For the Period
                  For the Year  For the Year October 25, 1997 |  January 1, 1997
                       ended       ended        through       |     through
                   December 31, December 31,  December 31,    |    October 24,
                      1998         1997           1997        |        1997
                  ------------- ------------ ---------------- | ----------------
                                                              |
                                     (Dollars in millions)
Variable annuity                                              |
 premiums:                                                    |
 Separate account.. $1,513.3       $291.2        $111.0       |    $180.2
 Fixed account.....    588.7        318.0          60.9       |     257.1
                    --------       ------        ------       |    ------
                     2,102.0        609.2         171.9       |     437.3
Variable life                                                 |
 premiums..........     13.8         15.6           1.2       |      14.4
                    --------       ------        ------       |    ------
Total premiums..... $2,115.8       $624.8        $173.1       |    $451.7
                    ========       ======        ======       |    ======


For the Companies' variable contracts, premiums collected are not reported as revenues, but are reported as deposits to insurance liabilities. Revenues for these products are recognized over time in the form of investment income and product charges.

ACC4-108203                                 59

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

Variable annuity separate account premiums increased 419.7% in 1998 primarily due to increased sales of the Premium Plus product introduced in October of 1997 and the increased sales levels of the Companies' other products. The fixed account portion of the Companies' variable annuity premiums increased 85.1% in 1998. Variable life premiums decreased 11.4% in 1998. Total premiums increased 238.7% in 1998.

During 1998, the Companies' sales were further diversified among broker/dealers. Premiums, net of reinsurance, for variable products from two significant broker/dealers having at least ten percent of total sales for the year ended December 31, 1998 totaled $528.9 million, or 26% of premiums ($328.2 million, or 53% from two significant broker/dealers for the year ended December 31, 1997).

REVENUES

                   POST-MERGER   COMBINED      POST-MERGER    | POST-ACQUISITION
                  ------------- ------------ ---------------- | ----------------
                                             For the Period   |  For the Period
                  For the Year  For the Year October 25, 1997 |  January 1, 1997
                       ended       ended        through       |     through
                   December 31, December 31,  December 31,    |    October 24,
                      1998         1997           1997        |        1997
                  ------------- ------------ ---------------- | ----------------
                                                              |
                                     (Dollars in millions)
Annuity and interest                                          |
 sensitive life                                               |
 product charges.....  $39.1        $22.1         $3.8        |        $18.3
                                                              |
Management fee                                                |
 revenue.............    4.8          2.8          0.5        |          2.3
Net investment                                                |
 income..............   42.5         26.8          5.1        |         21.7
Realized gains                                                |
 (losses) on                                                  |
  investments.......    (1.5)         0.1           --        |          0.1
Other income........     5.6          0.7          0.3        |          0.4
                       -----        -----         ----        |        -----
                       $90.5        $52.5         $9.7        |        $42.8
                       =====        =====         ====        |        =====

Total revenues increased 72.3%, or $38.0 million, to $90.5 million in 1998. Annuity and interest sensitive life product charges increased 76.8%, or $17.0 million, to $39.1 million in 1998 due to additional fees earned from the increasing block of business under management in the separate accounts and an increase in surrender charge revenues. This increase was partially offset by the elimination of the unearned revenue reserve related to in force acquired business at the merger date, which resulted in lower annuity and interest sensitive life product charges compared to Post-Acquisition levels.

Golden American provides certain managerial and supervisory services to DSI. The fee paid to Golden American for these services, which is calculated as a percentage of average assets in the variable separate accounts, was $4.8 million for 1998 and $2.8 million for 1997.

Net investment income increased 58.6%, or $15.7 million, to $42.5 million in 1998 from $26.8 million in 1997 due to growth in invested assets. During 1998, the Company had net realized losses on investments of $1.5 million, which included a $1.0 million write down of two impaired bonds, compared to gains of $0.1 million in 1997. Other income increased $4.9 million to $5.6 million in 1998 due primarily to income received under a modified coinsurance agreement with an unaffiliated reinsurer as a result of increased sales.

ACC4-108203                                 60

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

EXPENSES

                   POST-MERGER   COMBINED      POST-MERGER    | POST-ACQUISITION
                  ------------- ------------ ---------------- | ----------------
                                             For the Period   |  For the Period
                  For the Year  For the Year October 25, 1997 |  January 1, 1997
                       ended       ended        through       |     through
                   December 31, December 31,  December 31,    |    October 24,
                      1998         1997           1997        |        1997
                  ------------- ------------ ---------------- | ----------------
                                                              |
                                     (Dollars in millions)
Insurance benefits                                            |
and expenses:                                                 |
 Annuity and                                                  |
  interest sensitive                                          |
  life benefits:                                              |
  Interest credited                                           |
   to account                                                 |
   balances..........  $ 94.9       $26.7          $ 7.4      |      $19.3
  Benefit claims                                              |
   incurred in excess                                         |
   of account                                                 |
   balances..........     2.1         0.1             --      |        0.1
 Underwriting,                                                |
  acquisition, and                                            |
  insurance expenses:                                         |
  Commissions........   121.2        36.3            9.4      |       26.9
  General expenses...    37.6        17.3            3.4      |       13.9
  Insurance taxes....     4.1         2.3            0.5      |        1.8
  Policy acquisition                                          |
   costs deferred....  (197.8)      (42.7)         (13.7)     |      (29.0)
  Amortization:                                               |
   Deferred policy                                            |
   acquisition costs.     5.1         2.6            0.9      |        1.7
   Value of purchased                                         |
    insurance                                                 |
    in force.........     4.7         6.1             0.9     |        5.2
   Goodwill..........     3.8         2.0             0.6     |        1.4
                       ------       -----          ------     |      -----
                       $ 75.7       $50.7          $  9.4     |      $41.3
                       ======       =====          ======     |      =====

Total insurance benefits and expenses increased 49.2%, or $25.0 million, in 1998 from $50.7 million in 1997. Interest credited to account balances increased 255.4%, or $68.2 million, in 1998 from $26.7 in 1997. The extra credit bonus on the Premium Plus product introduced in October of 1997 generated a $51.6 million increase in interest credited during 1998 compared to 1997. The remaining increase in interest credited related to higher account balances associated with the Companies' fixed account option within its variable products.

Commissions increased 234.2%, or $84.9 million, in 1998 from $36.3 million in 1997. Insurance taxes increased 77.0%, or $1.8 million, in 1998 from $2.3 million in 1997. Changes in commissions and insurance taxes are generally related to changes in the level of variable product sales. Insurance taxes are impacted by several other factors, which include an increase in FICA taxes primarily due to bonuses. Most costs incurred as the result of new sales including the extra credit bonus were deferred, thus having very little impact on current earnings.

General expenses increased 117.7%, or $20.3 million, in 1998 from $17.3 million in 1997. Management expects general expenses to continue to increase in 1999 as a result of the emphasis on expanding the salaried wholesaler distribution network. The Companies use a network of wholesalers to distribute products and the salaries of these wholesalers are included in general expenses. The portion of these salaries and related expenses that varies with production levels is deferred thus having little impact on current earnings. The increase in general expenses was partially offset by reimbursements received from Equitable Life, an affiliate, for certain advisory, computer and other resources and services provided by Golden American.

At the merger date, the Companies' deferred policy acquisition costs ("DPAC"), previous balance of value of purchased insurance in force ("VPIF") and unearned revenue reserve were eliminated and a new asset of $44.3 million representing VPIF was established for all policies in force at the merger date. During 1998, VPIF was adjusted to reduce amortization by $0.2 million to reflect changes in the assumptions related to the timing of future gross profits. VPIF decreased $2.6 million in the second quarter of 1998 to adjust the value of other

ACC4-108203                                 61

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

receivables recorded at the time of merger and increased $0.2 million in the first quarter of 1998 as the result of an adjustment to the merger costs. The amortization of VPIF and DPAC increased $1.1 million, or 13.0%, in 1998.
During the second quarter of 1997, VPIF was adjusted by $2.3 million to reflect narrower spreads than the gross profit model assumed.

Amortization of goodwill for the year ended December 31, 1998 totaled $3.8 million compared to $2.0 million for the year ended December 31, 1997.

Interest expense on the $25 million surplus note issued December 1996 and expiring December 2026 was $2.1 million for the year ended December 31, 1998, unchanged from the same period of 1997. In addition, Golden American incurred interest expense of $0.2 million in 1998 compared to $0.5 million in 1997 on the line of credit with Equitable which was repaid with a capital contribution. Golden American also paid $1.8 million in 1998 to ING America Insurance Holdings, Inc. ("ING AIH") for interest on the reciprocal loan agreement. Interest expense on the revolving note payable with SunTrust Bank, Atlanta was $0.3 million for the year ended December 31, 1998.

INCOME
Net income for 1998 was $5.1 million, an increase of $4.8 million from $0.3 million in 1997.

Comprehensive income for 1998 was $3.9 million, an increase of $1.8 million from $2.1 million in 1997.

                           FINANCIAL CONDITION

RATINGS. Currently, the Companies' ratings are A+ by A. M. Best Company, AAA by Duff & Phelps Credit Rating Company, and AA+ by Standard & Poor's Rating Services ("Standard & Poor's").

INVESTMENTS. The financial statement carrying value and amortized cost basis of the Companies' total investments increased slightly during the first six months of 2000. All of the Companies' investments, other than mortgage loans on real estate, are carried at fair value in the Companies' financial statements. The increase in the carrying value of the Companies' investment portfolio was due to changes in unrealized appreciation and depreciation of investments as well as net purchases. Growth in the cost basis of the Companies' investment portfolio resulted from the investment of premiums from the sale of the Companies' fixed account options, net of transfers to the separate accounts. The Companies manage the growth of insurance operations in order to maintain adequate capital ratios. To support the fixed account options of the Companies' variable insurance products, cash flow is invested primarily in fixed maturities and mortgage loans on real estate.

At June 30, 2000 and December 31, 1999, the Companies investments had a yield of 6.7% and 6.6%, respectively. The Companies estimate the total investment portfolio, excluding policy loans, had a fair value approximately equal to 97.6% of amortized cost value at June 30, 2000 (97.6% at December 31, 1999).

FIXED MATURITIES: At June 30, 2000, the Companies had fixed maturities with an amortized cost of $832.2 million and an estimated fair value of $809.5 million. At December 31, 1999, the Companies had fixed maturities with an amortized cost of $858.1 million and an estimated fair value of $835.3 million. The Companies classify 100% of securities as available for sale.

At June 30, 2000, net unrealized depreciation of fixed maturities of $22.7 million was comprised of gross appreciation of $0.6 million and gross depreciation of $23.3 million. Net unrealized holding losses on these securities, net of adjustments for VPIF, DPAC, and deferred income taxes of $7.0 million, were included in stockholder's equity at June 30, 2000.

At December 31, 1999, net unrealized depreciation of fixed maturities of $22.8 million was comprised of gross appreciation of $0.9 million and gross depreciation of $23.7 million. Net unrealized holding losses on these securities, net of adjustments to VPIF, DPAC, and deferred income taxes of $7.0 million were included in stockholder's equity at December 31, 1999.

The individual securities in the Companies' fixed maturities portfolio
(at amortized cost) include investment grade securities, which include securities issued by the U.S. government, its agencies, and corporations that

ACC4-108203                                 62

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

are rated at least A- by Standard & Poor's ($545.4 million or 65.5% at June 30, 2000 and $558.0 million or 65.0% at December 31, 1999), that are rated BBB+ to BBB- by Standard & Poor's ($136.4 million or 16.4% at June 30, 2000 and $123.5 million or 14.4% at December 31, 1999), and below investment grade securities, which are securities issued by corporations that are rated BB+ to B- by Standard & Poor's ($53.8 million or 6.5% at June 30, 2000 and $64.6 million or 7.5% at December 31, 1999). Securities not rated by Standard & Poor's had a National Association of Insurance Commissioners ("NAIC") rating of 1, 2, 3, 4, or 5 ($96.6 million or 11.6% at June 30, 2000 and $112.0 million or 13.1% at December 31, 1999). The Companies' fixed maturity investment portfolio had a combined yield at amortized cost of 6.7% and 6.6% at June 30, 2000 and December 31, 1999, respectively.

Fixed maturities rated BBB+ to BBB- may have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturities.

At June 30, 2000, the amortized cost value of the Companies' total investments in below investment grade securities, excluding mortgage-backed securities, was $67.3 million, or 6.3%, of the Companies' investment portfolio ($72.3 million, or 6.9% at December 31, 1999). The Companies intend to purchase additional below investment grade securities, but do not expect the percentage of the portfolio invested in such securities to exceed 10% of the investment portfolio. At June 30, 2000, the yield at amortized cost on the Companies' below investment grade portfolio was 8.1% compared to 6.4% for the Companies' investment grade corporate bond portfolio. At December 31, 1999, the yield at amortized cost on the Companies' below investment grade portfolio was 7.8% compared to 6.5% for the companies' investment grade corporate bond portfolio. The Companies estimate the fair value of the below investment grade portfolio was $63.8 million, or 94.8% of amortized cost value, at June 30, 2000 ($69.1 million, or 95.5% of amortized cost value at December 31, 1999).

Below investment grade securities have different characteristics than investment grade corporate debt securities. Risk of loss upon default by the borrower is significantly greater with respect to below investment grade securities than with other corporate debt securities. Below investment grade securities are generally unsecured and are often subordinated to other creditors of the issuer. Also, issuers of below investment grade securities usually have higher levels of debt and are more sensitive to adverse economic conditions, such as a recession or increasing interest rates, than are investment grade issuers. The Companies attempt to reduce the overall risk in the below investment grade portfolio, as in all investments, through careful credit analysis, strict investment policy guidelines, and diversification by company and by industry.

The Companies analyze the investment portfolio, including below investment grade securities, at least quarterly in order to determine if the Companies' ability to realize the carrying value on any investment has been impaired. For debt and equity securities, if impairment in value is determined to be other than temporary (i.e. if it is probable the Companies will be unable to collect all amounts due according to the contractual terms of the security), the cost basis of the impaired security is written down to fair value, which becomes the new cost basis. The amount of the write-down is included in earnings as a realized loss. Future events may occur, or additional or updated information may be received, which may necessitate future write-downs of securities in the Companies' portfolio. Significant write-downs in the carrying value of investments could materially adversely affect the Companies' net income in future periods.

During the first six months of 2000 and for the year ended December 31, 1999, fixed maturities designated as available for sale with a combined amortized cost of $125.7 million and $221.8 million, respectively, were sold, called, or repaid by their issuers. In total, net pre-tax losses from sales, calls, and repayments of fixed maturity investments amounted to $2.5 million in the first six months of 2000 and $1.3 million in 1999, excluding the $1.6 million pre-tax loss on the write-down of bonds in 1999.

During the second quarter of 2000, Golden American determined that the carrying value of an impaired bond exceeded its estimated net realizable value. As a result, at June 30, 2000, Golden American recognized a total pre-tax loss of approximately $142,000 to reduce the carrying value of the bond to its net realizable value of $329,000.

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During the fourth quarter of 1998, Golden American determined that the carrying value of two bonds exceeded their estimated net realizable value. As a result, at December 31, 1998, Golden American recognized a total pre-tax loss of approximately $1.0 million to reduce the carrying value of the bonds to their combined net realizable value of $2.9 million. During the second quarter of 1999, further information was received regarding these bonds and Golden American determined that the carrying value of the two bonds exceeded their estimated net realizable value. As a result, at June 30, 1999, Golden American recognized a total pre-tax loss of approximately $1.6 million to further reduce the carrying value of the bonds to their combined net realizable value of $1.1 million.

EQUITY SECURITIES: At June 30, 2000 and December 31, 1999, equity securities represented 0.9% and 1.4%, respectively, of the Companies' investment portfolio. At June 30, 2000 and December 31, 1999, the Companies owned equity securities with a cost of $9.7 million and $15.0 million, respectively, and an estimated fair value of $10.5 million and $17.3 million, respectively. At June 30, 2000 and December 31, 1999, net unrealized appreciation of equity securities was comprised entirely of gross appreciation of $0.8 million and $2.3 million, respectively. Equity securities are primarily comprised of investments in shares of the mutual funds underlying the Companies' registered separate accounts.

MORTGAGE LOANS ON REAL ESTATE: Mortgage loans on real estate represented 9.9% and 9.5% of the Companies' investment portfolio at June 30, 2000 and December 31, 1999, respectively. Mortgages outstanding were $105.5 million at June 30, 2000 with an estimated fair value of $101.9 million. Mortgages outstanding were $100.1 million at December 31, 1999 with an estimated fair value of $95.5 million. At June 30, 2000, the Companies' mortgage loan portfolio includes 59 loans with an average size of $1.8 million and average seasoning of 0.6 years if weighted by the number of loans. At December 31, 1999, the Companies' mortgage loan portfolio included 58 loans with an average size of $1.7 million and average seasoning of 0.7 years if weighted by the number of loans. The Companies' mortgage loans on real estate are typically secured by occupied buildings in major metropolitan locations and not speculative developments and are diversified by type of property and geographic location.

Mortgage loans on real estate have been analyzed by geographical location with concentrations by state identified as California (12% in 1999 and 1998), Utah (10% in 1999, 11% in 1998), and Georgia (9% in 1999, 10% in
1998). There are no other concentrations of mortgage loans on real estate in any state exceeding ten percent at December 31, 1999 and 1998. Mortgage loans on real estate have also been analyzed by collateral type with significant concentrations identified in office buildings (34% in 1999, 36% in 1998), industrial buildings (33% in 1999, 32% in 1998), retail facilities (19% in 1999, 20% in 1998), and multi-family apartments (10% in 1999 and 8% in 1998). As of June 30, 2000, there have been no significant changes to the concentrations of mortgage loans on real estate compared to December 31, 1999. At June 30, 2000 and December 31, 1999, the yield on the Companies' mortgage loan portfolio was 7.3%.

At June 30, 2000 and December 31, 1999, no mortgage loan on real estate was delinquent by 90 days or more. The Companies' loan investment strategy is consistent with other life insurance subsidiaries of ING in the United States. The insurance subsidiaries of EIC have experienced a historically low default rate in their mortgage loan portfolios.

OTHER ASSETS. Accrued investment income increased $1.6 million during 1999, due to an increase in the overall size of the portfolio resulting from the investment of premiums allocated to the fixed account options of the Companies' variable insurance products.

DPAC represents certain deferred costs of acquiring new insurance business, principally first year commissions and interest bonuses, premium credits, and other expenses related to production after October 24, 1997 ("ING merger date"). The Companies' previous balances of DPAC and VPIF were eliminated as of the ING merger date, and an asset representing VPIF was established for all policies in force at the ING merger date. VPIF is amortized into income in proportion to the expected gross profits of in force acquired business in a manner similar to DPAC amortization. Any expenses which vary directly with the sales of the Companies' products are deferred and amortized. During the second quarter of 2000, a modified coinsurance agreement was entered into which resulted in a $109.3 million release of previously deferred policy acquisition costs. At June 30, 2000, the Companies had DPAC and VPIF balances of $590.8 million and $29.5 million,

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respectively ($529.0 million and $31.7 million, respectively, at December
31, 1999). During 1998, VPIF decreased $2.7 million to adjust the value of other receivables and increased $0.2 million as a result of an adjustment to the merger costs.

Property and equipment increased $6.5 million, or 89.0%, during 1999, due to leasehold improvements, the purchase of furniture and other equipment for Golden American's new offices in West Chester, Pennsylvania, and growth in the business.

Goodwill totaling $151.1 million, representing the excess of the acquisition cost over the fair value of net assets acquired, was established as a result of the merger with ING. Accumulated amortization of goodwill was $10.1 million as of June 30, 2000 and $8.2 million as of December 31, 1999.

Other assets increased $1.7 million from December 31, 1999, due to increases in a receivable from the separate account and prepaid expenses. Other assets increased $1.8 million during 1999, due to increases in a receivable from the separate account and accounts receivable.

At June 30, 2000, the Companies had $9.4 billion of separate account assets compared to $7.6 billion at December 31, 1999. The increase in separate account assets resulted from market appreciation, transfers from the fixed account options, and sales of the Companies' variable annuity products, net of redemptions.

At December 31, 1999, the Companies had $7.6 billion of separate account assets compared to $3.4 billion at December 31, 1998. The increase in separate account assets resulted from market appreciation, increased transfer activity, and growth in sales of the Companies' variable annuity products, net of redemptions.

At June 30, 2000, the Companies had total assets of $11.3 billion, a 20.2% increase from December 31, 1999. At December 31, 1999, the
Companies had total assets of $9.4 billion, a 97.6% increase from December 31, 1998.

LIABILITIES. Future policy benefits for annuity and interest sensitive life products decreased 4.1%, to $0.9 billion. Market appreciation, transfers from the fixed account options, and premiums, net of redemptions, accounted for the $1.8 billion, or 24.2%, increase in separate account liabilities to $9.4 billion at June 30, 2000.

Future policy benefits for annuity and interest sensitive life products increased $152.6 million, or 17.3%, to $1.0 billion at December 31, 1999, reflecting premium growth in the Companies' fixed account options of the variable products, net of transfers to the separate accounts. Market appreciation, increased transfer activity, and premiums, net of redemptions, accounted for the $4.2 billion, or 122.7%, increase in separate account liabilities to $7.6 billion at December 31, 1999.

On December 30, 1999, Golden American issued a $50 million, 8.179% surplus note to Equitable Life, which matures on December 29, 2029. On December 8, 1999, Golden American issued a $35 million, 7.979% surplus note to First Columbine Life Insurance Company, an affiliate, which matures on December 7, 2029. On September 30, 1999, Golden American issued a $75 million, 7.75% surplus note to ING AIH, which matures on September 29, 2029. On December 30, 1999, ING AIH assigned the surplus note to Equitable Life. On December 30, 1998, Golden American issued a $60 million, 7.25% surplus note to Equitable Life, which matures on December 29, 2028. On December 17, 1996, Golden American issued a $25 million, 8.25% surplus note to Equitable, which matures on December 17, 2026. As a result of the merger, the surplus note is now payable to EIC.

Due to affiliates decreased $8.8 million or 69.7% to $3.8 million during the first six months of 2000 due to declines in payables to related party broker/dealers and a decrease in accrued interest on related party surplus notes.

Other liabilities decreased $13.2 million or 24.7% to $40.1 million during the first six months of 2000 due to the timing of the application and settlement of policy payments and account transfers, as well as the timing of the settlement of investment transactions. Other liabilities increased $21.7 million during 1999 from $34.7 million at December 31, 1998, due primarily to increases in remittances to be applied, outstanding checks, accrued interest payable, and pension liability.

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In conjunction with the volume of variable annuity sales, the Companies'
total liabilities increased $1.8 billion, or 20.3%, during the first six months of 2000 and totaled $10.7 billion at June 30, 2000. The
Companies' total liabilities increased $4.5 billion, or 102.6%, during 1999 and totaled $8.9 billion at December 31, 1999.

The effects of inflation and changing prices on the Companies' financial position are not material since insurance assets and liabilities are both primarily monetary and remain in balance. An effect of inflation, which has been low in recent years, is a decline in stockholder's equity when monetary assets exceed monetary liabilities.

STOCKHOLDER'S EQUITY. Additional paid-in capital increased $80.0 million, or 17.1%, from December 31, 1999 to $548.6 million at June 30, 2000, due
to a capital contribution from the Parent.   Additional paid-in capital
increased $121.0 million, or 34.8%, from December 31, 1998 to $468.6 million at December 31, 1999, due to capital contributions from the Parent.

                     LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of the Companies to generate sufficient cash flows to meet the cash requirements of operating, investing, and financing activities. The Companies' principal sources of cash are variable annuity premiums and product charges, investment income, maturing investments, proceeds from debt issuance, and capital contributions made by the Parent. Primary uses of these funds are payments of commissions and operating expenses, interest and premium credits, investment purchases, repayment of debt, as well as withdrawals and surrenders.

Net cash provided by operating activities was $33.3 million in the first six months of 2000 compared to net cash used of $41.6 million in the same period of 1999. Net cash used in operating activities was $73.4 million in 1999 compared to $63.9 million in 1998. The Companies have predominantly had negative cash flows from operating activities since Golden American started issuing variable insurance products in 1989. These negative operating cash flows result primarily from the funding of commissions and other deferrable expenses related to the continued growth in the variable annuity products; however, during the second quarter of 2000, Golden American received $110.0 million in conjunction with the modified coinsurance agreement with an affiliate, resulting in positive cash flow from operating activities.

Net cash used in investing activities was $12.3 million during the first six months of 2000 compared to $38.6 million in the same period of 1999. This decrease is primarily due to greater net sales of fixed maturities and equity securities, which were partially offset by an increase in net purchases of short term investments during the first six months of 2000 than in the same period of 1999. Net sales of fixed maturities reached $22.2 million during the first six months of 2000 compared to net purchases of $9.3 million in the same period of 1999. Net purchases of short term investments reached $33.9 million in the first six months of 2000 versus $26.4 million during the same period in 1999. Net purchases of mortgage loans on real estate were $5.6 million during the first six months of 2000 versus net sales of $3.6 million during the first six months of 1999.

Net cash used in investing activities was $177.5 million during 1999 as compared to $390.0 million in 1998. This decrease is primarily due to greater net purchases of fixed maturities, equity securities, and mortgage loans on real estate during 1998 than in 1999. Net purchases of fixed maturities reached $124.0 million in 1999 versus $331.3 million in 1998. Net purchases of mortgage loans on real estate declined to $3.1 million from $12.6 million in the prior year.

Net cash used in financing activities was $25.7 million during the first six months of 2000 compared to net cash provided by financing activities of $82.8 million during the same period in 1999. The increase in net reallocations to the Companies' separate accounts, which increased to $412.2 million from $261.4 million during the prior year, contributed to the decrease. Net reciprocal loan agreement borrowings of $40.0 million during the first six months of 2000 provided cash to the Companies.

Net cash provided by financing activities was $258.6 million during 1999 as compared to $439.5 million during the prior year. In 1999, net cash provided by financing activities was positively impacted by net fixed

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account deposits of $626.5 million compared to $520.8 million in 1998 and by a $6.7 million increase in net borrowings in 1999 compared to 1998. This increase was offset by net reallocations to the Companies' separate accounts, which increased to $650.3 million from $239.7 million during the prior year. In 1999, another important source of cash provided by financing activities was $121.0 million in capital contributions from the Parent compared to $103.8 million in 1998. Another source of cash provided by financing activities during 1999 was $160.0 million in proceeds from surplus notes compared to $60.0 million in 1998.

The Companies' liquidity position is managed by maintaining adequate levels of liquid assets, such as cash or cash equivalents and short-term investments. Additional sources of liquidity include borrowing facilities to meet short-term cash requirements. Golden American maintains a $65.0 million reciprocal loan agreement with ING AIH, which expires on December 31, 2007. In addition, the Companies have established an $85.0 million revolving note facility with SunTrust Bank, Atlanta which expired on July 31, 2000. As of July 31, 2000, the SunTrust Bank, Atlanta revolving note facility was extended to July 30, 2001. Management believes these sources of liquidity are adequate to meet the Companies' short-term cash obligations.

Based on current trends, the Companies expect to continue to use net cash in operating activities, given the continued growth of the variable annuity sales. It is anticipated that a continuation of capital contributions from the Parent, the issuance of additional surplus notes, and/or modified coinsurance agreements will cover these net cash outflows. ING AIH is committed to the sustained growth of Golden American. During 2000, ING AIH will maintain Golden American's statutory capital and surplus at the end of each quarter at a level such that: 1) the ratio of Total Adjusted Capital divided by Company Action Level Risk Based Capital exceeds 300%; 2) the ratio of Total Adjusted Capital (excluding surplus notes) divided by Company Action Level Risk Based Capital exceeds 200%; and 3) Golden American's statutory capital and surplus exceeds the "Amounts Accrued for Expense Allowances Recognized in Reserves" as disclosed on page 3, Line 13A of Golden American's statutory statement.

During the first quarter of 1999, Golden American's operations were moved to a new site in West Chester, Pennsylvania. Golden American occupies 105,000 square feet of leased space; an affiliate occupies 20,000 square feet. Golden American's New York subsidiary is housed in leased space in New York, New York. The Companies intend to spend approximately $1.0 million on capital needs during the remainder of 2000.

The ability of Golden American to pay dividends to its Parent is restricted. Prior approval of insurance regulatory authorities is required for payment of dividends to the stockholder which exceed an annual limit. During 2000, Golden American cannot pay dividends to its Parent without prior approval of statutory authorities.

Under the provisions of the insurance laws of the State of New York, First Golden cannot distribute any dividends to its stockholder, Golden American, unless a notice of its intent to declare a dividend and the amount of the dividend has been filed with the New York Insurance Department at least thirty days in advance of the proposed declaration. If the Superintendent of the New York Insurance Department finds the financial condition of First Golden does not warrant the distribution, the Superintendent may disapprove the distribution by giving written notice to First Golden within thirty days after the filing. The management of First Golden does not anticipate paying dividends to Golden American during 2000.

The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to monitor the capitalization of insurance companies based upon the type and mixture of risks inherent in a company's operations. The formula includes components for asset risk, liability risk, interest rate exposure, and other factors. The Companies have complied with the NAIC's risk-based capital reporting requirements. Amounts reported indicate the Companies have total adjusted capital well above all required capital levels.

REINSURANCE. At June 30, 2000, Golden American had reinsurance treaties with four unaffiliated reinsurers and two affiliated reinsurers covering a significant portion of the mortality risks under its variable contracts. Golden American remains liable to the extent its reinsurers do not meet their obligations under the reinsurance agreements.

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On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued in 2000, excluding those with an interest rate guarantee.

The reinsurance treaties that covered the nonstandard minimum guaranteed death benefits for new business have been terminated for business issued after December 31, 1999. The Companies are currently pursuing additional alternative reinsurance arrangements for new business issued after December 31, 1999. There can be no assurance that such alternative arrangements will be available. The reinsurance covering business in force at December 31, 1999 will continue to apply in the future.

IMPACT OF YEAR 2000. In prior years, the Companies discussed the nature and progress of plans to become Year 2000 ready. In late 1999, the Companies completed remediation and testing of systems. As a result of those planning and implementation efforts, the Companies experienced no significant disruptions in mission critical information technology and non-information technology systems and believe those systems successfully responded to the Year 2000 date change. Golden American expensed approximately $264,000 during 1999 in connection with remediating systems. The Companies are not aware of any material problems resulting from Year 2000 issues, either with products, internal systems, or the products and services of third parties. The Companies will continue to monitor mission critical computer applications and those of suppliers and vendors throughout the Year 2000 to ensure that any latent Year 2000 matters that may arise are addressed promptly.

                     MARKET RISK AND RISK MANAGEMENT

Asset/liability management is integrated into many aspects of the Companies' operations, including investment decisions, product development, and crediting rates determination. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. Key variables include contractholder behavior and the variable separate accounts' performance.

Contractholders bear the majority of the investment risks related to the variable insurance products. Therefore, the risks associated with the investments supporting the variable separate accounts are assumed by contractholders, not by the Companies (subject to, among other things, certain minimum guarantees). The Companies' products also provide certain minimum death benefits that depend on the performance of the variable separate accounts. Currently, the majority of death benefit risks are reinsured, which protects the Companies from adverse mortality experience and prolonged capital market decline.

A surrender, partial withdrawal, transfer, or annuitization made prior to the end of a guarantee period from the fixed account may be subject to a market value adjustment. As the majority of the liabilities in the fixed account are subject to market value adjustment, the Companies do not face a material amount of market risk volatility. The fixed account liabilities are supported by a portfolio principally composed of fixed rate investments that can generate predictable, steady rates of return. The portfolio management strategy for the fixed account considers the assets available for sale. This enables the Companies to respond to changes in market interest rates, changes in prepayment risk, changes in relative values of asset sectors and individual securities and loans, changes in credit quality outlook, and other relevant factors. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risks, as well as other risks. The Companies' asset/liability management discipline includes strategies to minimize exposure to loss as interest rates and economic and market conditions change.

On the basis of these analyses, management believes there is no material solvency risk to the Companies. With respect to a 10% drop in equity values from June 30, 2000 levels, variable separate account funds, which represent 90% of the in force, pass the risk in underlying fund performance to the contractholder (except for certain minimum guarantees). With respect to interest rate movements up or down 100 basis points from June 30, 2000 levels, the remaining 10% of the in force are fixed account funds and almost all of these have market value adjustments which provide significant protection against changes in interest rates.

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        CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any forward-looking statement contained herein or in any other oral or written statement by the Companies or any of their officers, directors, or employees is qualified by the fact that actual results of the Companies may differ materially from such statement, among other risks and uncertainties inherent in the Companies' business, due to the following important factors:

   1. Prevailing interest rate levels and stock market performance, which may affect the ability of the Companies to sell their products, the market value and liquidity of the Companies' investments, fee revenue, and the lapse rate of the Companies' policies, notwithstanding product design features intended to enhance persistency of the Companies' products.

   2. Changes in the federal income tax laws and regulations, which may affect the tax status of the Companies' products.

   3. Changes in the regulation of financial services, including bank sales and underwriting of insurance products, which may affect the competitive environment for the Companies' products.

   4. Increasing competition in the sale of the Companies' products.

   5. Other factors that could affect the performance of the Companies, including, but not limited to, market conduct claims, litigation, insurance industry insolvencies, availability of competitive reinsurance on new business, investment performance of the underlying portfolios of the variable products, variable product design, and sales volume by significant sellers of the Companies' variable products.

                            OTHER INFORMATION

SEGMENT INFORMATION. During the period since the acquisition by Bankers Trust, September 30, 1992 to date of this Prospectus, Golden American's operations consisted of one business segment, the sale of variable insurance products. Golden American and its affiliate DSI are party to in excess of 480 sales agreements with broker-dealers, five of whom, Locust Street Securities, Inc., Vestax Securities Corporation, Compu Life Investors Services, Inc., IFG Network Securities, Inc. and Multi-Financial Securities Corporation, are affiliates of Golden American. During the first six months of 2000, one broker-dealer produced 10% or more of Golden American's product sales (two broker-dealers as of December 31, 1999).

REINSURANCE. Golden American reinsured its mortality risk associated with the Contract's guaranteed death benefit on Contracts issued through December 31, 1999 with one or more appropriately licensed insurance companies. On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued in 2000, excluding those with an interest rate guarantee. Golden American is currently pursuing additional alternative reinsurance arrangements for new business. Golden American also, effective June 1, 1994, entered into a reinsurance agreement on a modified coinsurance basis with an affiliate of a broker-dealer which distributes Golden American's products with respect to 25% of the business produced by that broker-dealer.

RESERVES. In accordance with the life insurance laws and regulations under which Golden American operates, it is obligated to carry on its books, as liabilities, actuarially determined reserves to meet its obligations on outstanding Contracts. Reserves, based on valuation mortality tables in general use in the United States, where applicable, are computed to equal amounts which, together with interest on such reserves computed annually at certain assumed rates, make adequate provision according to presently accepted actuarial standards of practice, for the anticipated cash flows required by the contractual obligations and related expenses of Golden American.

COMPETITION. Golden American is engaged in a business that is highly competitive because of the large number of stock and mutual life insurance companies and other entities marketing insurance products comparable to those of Golden American. There are approximately 2,350 stock, mutual and other types of

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insurers in the life insurance business in the United States, a substantial number of which are significantly larger than Golden American.

Pursuant to a service agreement between Golden American and Equitable Life Insurance Company of Iowa ("Equitable Life"), Equitable Life provides certain administrative, financial and other services to Golden American. Equitable Life billed Golden American and its subsidiary First Golden American Life Insurance Company of New York ("First Golden"), $0.7 million, $1.3 million and $1.1 million, for the six months ended June 30, 2000 and the years ended December 31, 1999 and 1998, respectively, under this service agreement.

Golden American provides to DSI certain of its personnel to perform management, administrative and clerical services and the use of certain facilities. Golden American charges DSI for such expenses and all other general and administrative costs, first on the basis of direct charges when identifiable, and the remainder allocated based on the estimated amount of time spent by Golden American's employees on behalf of DSI. In the opinion of management, this method of cost allocation is reasonable. In 1995, the service agreement between DSI and Golden American was amended to provide for a management fee from DSI to Golden American for managerial and supervisory services provided by Golden American. This fee, calculated as a percentage of average assets in the variable separate accounts, was $9.1 million for the six months ended June 30, 2000 and $10.1 million and $4.8 million for the years 1999 and 1998, respectively.

Since January 1, 1998, Golden American and First Golden have had an asset management agreement with ING Investment Management LLC ("ING IM"), an affiliate, in which ING IM provides asset management and accounting services for a fee, payable quarterly. For the six months ended June 30, 2000 and for the years ended December 31, 1999 and 1998, the Companies incurred fees of $1.3 million, $2.2 million, and $1.5 million, respectively, under this agreement.

Since 1997, Golden American has provided certain advisory, computer and other resources and services to Equitable Life. Revenues for these services totaled $3.3 million for first six months of 2000 and $6.1 million for 1999 and $5.8 million for 1998.

First Golden provides resources and services to DSI. Revenues for these services totaled $0.1 million in the first six months of 2000, $0.4 million in 1999 and $0.1 million in 1998.

Golden American provides resources and services to ING Mutual Funds Management Co., LLC, an affiliate. Revenues for these services totaled $0.3 million for first six months of 2000 and $0.2 million for 1999.

Golden American provides resources and services to United Life & Annuity Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by Golden American, totaled $0.3 million in the first six months of 2000 and $0.5 million in the year 1999.

The Companies provide resources and services to Security Life of Denver Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by the Companies totaled $0.1 million in the first six months of 2000 and $0.2 million in the year 1999.

The Companies provide resources and services to Southland Life Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by the Companies totaled $52,000 in the first six months of 2000 and $103,000 in the year 1999.

Golden American has a guaranty agreement with Equitable Life, an affiliate. In consideration of an annual fee, payable June 30, Equitable Life guarantees to Golden American that it will make funds available, if needed, to Golden American to pay the contractual claims made under the provisions of Golden American's life insurance and annuity contracts. The agreement is not, and nothing contained therein or done pursuant thereto by Equitable Life shall be deemed to constitute, a direct or indirect guaranty by Equitable Life of the payment of any debt or other obligation, indebtedness, or liability, of any kind or character whatsoever, of Golden American. The agreement does not guarantee the value of the underlying assets held in separate accounts in which funds of variable life insurance and variable annuity policies have been invested. The calculation of the annual fee is based on risk based capital. On June 30, 2000, Golden American incurred a fee of $7,000, under this agreement. No annual fee was paid in 1999.

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DISTRIBUTION AGREEMENT.  Under a distribution agreement, DSI acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) of the variable insurance products issued by Golden American. For the first six months of 2000 and years 1999 and 1998, commissions paid by Golden American to DSI (including commissions paid by First Golden) aggregated $109.3 million, $181.5 million and $117.5 million, respectively.

EMPLOYEES. Golden American, as a result of its Service Agreement with Bankers Trust (Delaware) and EIC Variable, had very few direct employees. Instead, various management services were provided by Bankers Trust (Delaware), EIC Variable and Bankers Trust New York Corporation, as described above under "Service Agreement." The cost of these services were allocated to Golden American. Since August 14, 1996, Golden American has hired individuals to perform various management services and has looked to Equitable of Iowa and its affiliates for certain other management services.

Certain officers of Golden American are also officers of DSI, and their salaries are allocated among both companies. Certain officers of Golden American are also officers of other Equitable of Iowa subsidiaries. See "Directors and Executive Officers."

PROPERTIES. Golden American's principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380, where all of Golden American's records are maintained. This office space is leased.

STATE REGULATION. Golden American is subject to the laws of the State of Delaware governing insurance companies and to the regulations of the Delaware Insurance Department (the "Insurance Department"). A detailed financial statement in the prescribed form (the "Annual Statement") is filed with the Insurance Department each year covering Golden American's operations for the preceding year and its financial condition as of the end of that year. Regulation by the Insurance Department includes periodic examination to determine contract liabilities and reserves so that the Insurance Department may certify that these items are correct. Golden American's books and accounts are subject to review by the Insurance Department at all times. A full examination of Golden American's operations is conducted periodically by the Insurance Department and under the auspices of the NAIC.

In addition, Golden American is subject to regulation under the insurance laws of all jurisdictions in which it operates. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to various matters, including licensing to transact business, overseeing trade practices, licensing agents, approving contract forms, establishing reserve requirements, fixing maximum interest rates on life insurance contract loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Golden American is required to file the Annual Statement with supervisory agencies in each of the jurisdictions in which it does business, and its operations and accounts are subject to examination by these agencies at regular intervals.

The NAIC has adopted several regulatory initiatives designed to improve the surveillance and financial analysis regarding the solvency of insurance companies in general. These initiatives include the development and implementation of a risk-based capital formula for determining adequate levels of capital and surplus. Insurance companies are required to calculate their risk-based capital in accordance with this formula and to include the results in their Annual Statement. It is anticipated that these standards will have no significant effect upon Golden American. For additional information about the Risk-Based Capital adequacy monitoring system and Golden American, see "Management's Discussion and Analysis Results of Operations."

In addition, many states regulate affiliated groups of insurers, such as Golden American, and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of the transfers and payments in relation to the financial positions of the companies involved.

Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for contract owner losses incurred by other insurance companies which have become insolvent. Most of these laws provide that an assessment may be excused or deferred if it would threaten an

ACC4-108203                                 71
insurer's own financial strength. For information regarding Golden American's estimated liability for future guaranty fund assessments, see
Note 11 of Notes to Financial Statements.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Certain insurance products of Golden American are subject to various federal securities laws and regulations. In addition, current and proposed federal measures which may significantly affect the insurance business include regulation of insurance company solvency, employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies and the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

DIRECTORS AND OFFICERS

NAME (AGE)               POSITION(S) WITH THE COMPANY
Barnett Chernow (50)     President and Director
Myles R. Tashman (57)    Director, Executive Vice President,
                         General Counsel and Secretary
Michael W. Cunningham (51)  Director
Mark A. Tullis (44)      Director
Phillip R. Lowery (46)   Director
James R. McInnis (52)    Executive Vice President and Chief Marketing
                         Officer
Stephen J. Preston (42)  Executive Vice President and Chief Actuary
E. Robert Koster (41)    Senior Vice President and Chief Financial
                         Officer
Patricia M. Corbett (35) Treasurer and Assistant V.P.
David L. Jacobson (50)   Senior Vice President and Assistant Secretary
William L. Lowe (36)     Senior Vice President, Sales and Marketing
Ronald R. Blasdell (46)  Senior Vice President, Project Implementation
Steven G. Mandel (40)    Senior Vice President and Chief Information
                         Officer
Gary F. Haynes (55)      Senior Vice President, Operations

Each director is elected to serve for one year or until the next annual meeting of shareholders or until his or her successor is elected. Some directors are directors of insurance company subsidiaries of Golden American's parent, Equitable of Iowa. Golden American's directors and senior executive officers and their principal positions for the past five years are listed below:

Mr. Barnett Chernow became President of Golden American and First Golden in April, 1998. From, 1996 to 1998, Mr. Chernow served as Executive V.P. of First Golden. From 1993 to 1998, Mr. Chernow also served as Executive Vice President of Golden American. He was elected to serve as a director of First Golden in June, 1996 and Golden American in April, 1998.

Mr. Myles R. Tashman joined Golden American in August 1994 as Senior Vice President and was named Executive Vice President, General Counsel and Secretary effective January 1, 1996. He was elected to serve as a Director of Golden American in January 1998. He also serves as a Director, Executive Vice President, General Counsel and Secretary of First Golden.

Mr. Michael W. Cunningham became a Director of Golden American and First Golden in April 1999. Also, he has served as a Director of Life of Georgia and Security Life of Denver since 1995. Currently, he serves as Executive Vice President and Chief Financial Officer of ING North America Insurance Corporation, and has worked for them since 1991.

Mr. Mark A. Tullis became a Director of Golden American and First Golden in December 1999. He has served as Executive Vice President, Strategy and Operations for ING Americas Region since September 1999. From June, 1994 to August, 1999, he was with Pimerica, serving as Executive Vice President at the time of his departure.

Mr. Phillip R. Lowery became a Director of Golden American in April 1999 and First Golden in December 1999. He has served as Executive Vice President and Chief Actuary for ING Americas Region since 1990.

ACC4-108203                                 72

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Mr. James R. McInnis joined Golden American and First Golden in December,
1997 as Executive Vice President. From 1982 through November, 1997, he held several positions with the Endeavor Group and was President upon his departure.

Mr. Stephen J. Preston joined Golden American in December, 1993 as Senior Vice President, Chief Actuary and Controller. He became an Executive Vice President and Chief Actuary in June, 1998. He was elected Senior Vice President and Chief Actuary of First Golden in June, 1996 and elected Executive Vice President in June, 1998.

Mr. E. Robert Koster was elected Senior Vice President and Chief
Financial Officer of Golden American and First Golden in September 1998. From August, 1984 to September, 1998 he has held various positions with ING companies in The Netherlands.

Ms. Patricia M. Corbett was elected Treasurer of Golden American in December 1998. She joined Equitable Life Insurance Company of Iowa in 1987 and is currently Treasurer and Assistant Vice President of Equitable Life and USG Annuity & Life Company.

Mr. David L. Jacobson joined Golden American in November 1993 as Vice President and Assistant Secretary and became Senior Vice President in December, 1993. He was elected Senior Vice President and Assistant Secretary for First Golden in June, 1996.

Mr. William L. Lowe joined Equitable Life as Vice President, Sales & Marketing in January, 1994. He became a Senior Vice President, Sales & Marketing, of Golden American in August 1997. He was also President of Equitable of Iowa Securities Network, Inc. until October, 1998.

Mr. Ronald R. Blasdell joined Golden American in February, 1994 and became Senior Vice President, Project Implementation in June, 1998.

Mr. Steven G. Mandel joined Golden American in October 1988 and became Senior Vice President and Chief Information Officer in June, 1998.

Mr. Gary Haynes rejoined Golden American in April, 1999 as Senior Vice President, Operations. From August, 1995 to February, 1998, he was with F&G Life Insurance Company serving as Senior Vice President, Operations at the time of his departure. He served as Senior Vice President
Operations with Golden American from July, 1994 to August, 1995.

COMPENSATION TABLE AND OTHER INFORMATION
The following sets forth information with respect to the Chief Executive Officer of Golden American as well as the annual salary and bonus for the next four highly compensated executive officers for the fiscal year ended December 31, 1999. Certain executive officers of Golden American are also officers of DSI and First Golden. The salaries of such individuals are allocated among Golden American, DSI and First Golden pursuant to an arrangement among these companies.

EXECUTIVE COMPENSATION TABLE
The following table sets forth information with respect to the annual salary and bonus for Golden American's Chief Executive Officer, the four other most highly compensated executive officers and the two most highly compensated former executive officers for the fiscal year ended December 31, 1999.

ACC4-108203                                 73

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
                                                                    LONG-TERM
                                  ANNUAL COMPENSATION              COMPENSATION
                                  -------------------        -----------------------
                                                              RESTRICTED  SECURITIES
NAME AND                                                     STOCK AWARDS UNDERLYING     ALL OTHER
PRINCIPAL POSITION           YEAR      SALARY      BONUS 1     OPTIONS 2    OPTIONS    COMPENSATION 3
------------------           ----      ------      -------     ---------    -------    --------------
Barnett Chernow..........    1999    $ 300,009    $ 698,380                    6,950     $  20,464 4
President                    1998    $ 284,171    $ 105,375                    8,000
                             1997    $ 234,167    $  31,859    $ 277,576       4,000

James R. McInnis.........    1999    $ 250,007    $ 955,646                    5,550     $  15,663 4
Executive Vice               1998    $ 250,004    $ 626,245                    2,000
President

Myles R. Tashman.........    1999    $ 199,172    $ 293,831                    1,800     $  14,598 4
Executive Vice               1998    $ 189,337    $  54,425                    3,500
President, General           1997    $ 181,417    $  25,000    $ 165,512       5,000
Counsel and Secretary

Stephen J. Preston.......    1999    $ 198,964    $ 235,002                    2,050     $  12,564 4
Executive Vice               1998    $ 173,870    $  32,152                    3,500
President and Chief          1997    $ 160,758    $  16,470
Actuary

Steven G. Mandel.........    1999    $ 153,754    $ 261,330                    1,400     $  11,551 4
Senior Vice                  1998    $ 139,169    $  25,833
President                    1997    $ 129,167    $  25,000

R. Brock Armstrong.......    1999    $ 500,014    $ 500,000                   10,175     $  23,921 4
Former Chief
Executive Officer

Keith Glover.............    1999    $  87,475    $ 761,892                              $ 558,541 4, 5
Former Executive             1998    $ 250,000    $ 145,120                    3,900
Vice  President

--------------------
1    The amount shown relates to bonuses paid in 1999, 1998, and 1997.

2 Restricted stock awards granted to executive officers vested on October 24, 1997 with the change in control of Equitable of Iowa.

3 Other compensation for 1999 includes reimbursements to named employee for participation in company sponsored programs such as tuition reimbursement, PC purchase assistance program, and other miscellaneous payments or reimbursements. For 1999, Mr. Chernow received $2,464; Mr. McInnis received $636; Mr. Tashman received $2,598; Mr. Preston received $564; Mr. Mandel received $2,251; Mr. Armstrong received $1,421; and Mr. Glover received $3,089.

4 Other compensation for 1999 includes a business allowance for each named executive which is required to be applied to specific business expenses of the named executive.

5 In connection with the termination of his employment, Mr. Glover received payments and benefits totaling $555,452.

ACC4-108203                                 74

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OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    POTENTIAL
                                                                               REALIZABLE VALUE AT
                                       % OF TOTAL                                ASSUMED ANNUAL
                          NUMBER OF      OPTIONS                                 RATES OF STOCK
                         SECURITIES    GRANTED TO                              PRICE APPRECIATION
                         UNDERLYING     EMPLOYEES   EXERCISE                    FOR OPTION TERM 3
                           OPTIONS      IN FISCAL    OR BASE    EXPIRATION    ----------------------
NAME                      GRANTED 1       YEAR       PRICE 2       DATE           5%           10%
----                     -----------     ------     ---------     ------         ----         -----
Barnett Chernow..........    2,000         3.18      $54.210    01/04/2004    $  29,954    $  66,191
                             4,950         7.86      $54.210    04/01/2009    $ 168,757    $ 427,664
James R. McInnis.........    2,550         4.05      $54.210    04/01/2009    $  86,936    $ 220,312
                             3,000         4.77      $55.070    10/01/2009    $ 103,900    $ 263,302
Myles R. Tashman.........    1,800         2.86      $54.210    04/01/2009    $  61,366    $ 155,514
Stephen J. Preston.......    2,050         3.26      $54.210    04/01/2009    $  69,889    $ 177,113
Steven G. Mandel.........    1,400         2.22      $54.210    04/01/2009    $  47,729    $ 120,955
R. Brock Armstrong.......   10,175        16.16      $54.210    04/01/2009    $ 346,890    $ 879,087

----------------
1 Stock appreciation rights granted in 1999 to the officers of Golden American have a three-year vesting period and an expiration date as shown.

2 The base price was equal to the fair market value of ING's stock on the date of grant.

3 Total dollar gains based on indicated rates of appreciation of share price over the total term of the rights.

ACC4-108203                                 75

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--------------------------------------------------------------------------
  UNAUDITED FINANCIAL STATEMENTS OF GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------
For the Six Months Ended June 30, 2000


ACC4-108203                                 76

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

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
                    CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                       (Dollars in thousands, except per share data)


                                                                                  June 30, 2000           December 31, 1999
                                                                              ------------------------------------------------
ASSETS
Investments:
  Fixed maturities, available for sale, at fair value
    (cost:  2000 - $832,167; 1999 - $858,052)                                           $809,473                $835,321
  Equity securities, at fair value (cost: 2000 - $9,671; 1999 - $14,952)                  10,510                  17,330
  Mortgage loans on real estate                                                          105,521                 100,087
  Policy loans                                                                            12,425                  14,157
  Short-term investments                                                                 114,084                  80,191
                                                                              ------------------------------------------------
Total investments                                                                      1,052,013               1,047,086

Cash and cash equivalents                                                                  9,649                  14,380
Reinsurance recoverable                                                                   17,597                  14,834
Reinsurance recoverable from affiliate                                                     1,798                      --
Due from affiliates                                                                        3,958                     637
Accrued investment income                                                                 10,094                  11,198
Deferred policy acquisition costs                                                        590,821                 528,957
Value of purchased insurance in force                                                     29,463                  31,727
Current income taxes recoverable                                                               3                      35
Deferred income tax asset                                                                 16,912                  21,943
Property and equipment, less allowances for depreciation of
  $4,076 in 2000 and $3,229 in 1999                                                       14,567                  13,888
Goodwill, less accumulated amortization of $10,075 in 2000
  and $8,186 in 1999                                                                     141,052                 142,941
Other assets                                                                               4,199                   2,514
Separate account assets                                                                9,395,431               7,562,717
                                                                              ------------------------------------------------
Total assets                                                                         $11,287,557              $9,392,857
                                                                              ================================================

LIABILITIES AND STOCKHOLDER'S EQUITY
Policy liabilities and accruals:
  Future policy benefits:
    Annuity and interest sensitive life products                                        $991,442              $1,033,701
    Unearned revenue reserve                                                               6,828                   6,300
  Other policy claims and benefits                                                            68                       8
                                                                              ------------------------------------------------
                                                                                         998,338               1,040,009

Reciprocal loan from affiliate                                                            40,000                      --
Surplus notes                                                                            245,000                 245,000
Revolving note payable                                                                        --                   1,400
Due to affiliates                                                                          3,835                  12,651
Other liabilities                                                                         40,080                  53,231
Separate account liabilities                                                           9,395,431               7,562,717
                                                                              ------------------------------------------------
                                                                                      10,722,684               8,915,008

Commitments and contingencies

Stockholder's equity:
  Common stock, par value $10 per share, authorized, issued,
    and outstanding  250,000 shares                                                        2,500                   2,500
  Additional paid-in capital                                                             548,640                 468,640
  Accumulated other comprehensive loss                                                   (10,207)                 (9,154)
  Retained earnings                                                                       23,940                  15,863
                                                                              ------------------------------------------------
Total stockholder's equity                                                               564,873                 477,849
                                                                              ------------------------------------------------
Total liabilities and stockholder's equity                                           $11,287,557              $9,392,857
                                                                              ================================================


                             See accompanying notes.


ACC4-108203                                 77

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


                         GOLDEN AMERICAN LIFE INSURANCE COMPANY
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                               (Dollars in thousands)



                                                                       For the Six                  For the Six
                                                                      Months Ended                 Months Ended
                                                                     June 30, 2000                June 30, 1999
                                                               -------------------------------------------------------
   Revenues:
      Annuity and interest sensitive life product charges                   $71,975                     $34,783
      Management fee revenue                                                  9,058                       4,096
      Net investment income                                                  31,775                      28,158
      Realized losses on investments                                         (2,637)                     (1,717)
      Net income from modified coinsurance agreements                       115,792                       5,449
      Other income                                                              934                         740
                                                               -------------------------------------------------------
                                                                            226,897                      71,509

   Insurance benefits and expenses:
      Annuity and interest sensitive life benefits:
        Interest credited to account balances                               102,445                      82,427
        Benefit claims incurred in excess of account balances                 3,211                       1,725
      Underwriting, acquisition, and insurance expenses:
        Commissions                                                         112,158                      83,226
        General expenses                                                     40,179                      28,787
        Insurance taxes, state licenses, and fees                             2,910                       2,511
        Policy acquisition costs deferred                                   (97,724)                   (149,988)
        Amortization:
          Deferred policy acquisition costs                                  35,757                      10,713
          Value of purchased insurance in force                               2,278                       3,231
          Goodwill                                                            1,889                       1,889
                                                               -------------------------------------------------------
                                                                            203,103                      64,521
   Interest expense                                                          10,115                       3,496
                                                               -------------------------------------------------------
                                                                            213,218                      68,017
                                                               -------------------------------------------------------
   Income before income taxes                                                13,679                       3,492

   Income taxes                                                               5,602                       2,070
                                                               -------------------------------------------------------

   Net income                                                                $8,077                      $1,422
                                                               =======================================================



                               See accompanying notes.


ACC4-108203                                 78

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                         GOLDEN AMERICAN LIFE INSURANCE COMPANY
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                               (Dollars in thousands)


                                                                                   For the Six              For the Six
                                                                                  Months Ended             Months Ended
                                                                                 June 30, 2000            June 30, 1999
                                                                            -------------------------------------------------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                                     $33,298                $(41,587)

INVESTING ACTIVITIES
Sale, maturity, or repayment of investments:
   Fixed maturities - available for sale                                                123,182                  90,910
   Equity securities                                                                      5,195                      --
   Mortgage loans on real estate                                                          3,281                   3,606
   Policy loans - net                                                                     1,732                      --
                                                                            -------------------------------------------------
                                                                                        133,390                  94,516

Acquisition of investments:
   Fixed maturities - available for sale                                               (100,936)               (100,242)
   Mortgage loans on real estate                                                         (8,887)                     --
   Policy loans - net                                                                        --                  (1,158)
   Short term investments - net                                                         (33,893)                (26,394)
                                                                            -------------------------------------------------
                                                                                       (143,716)               (127,794)
Net purchase of property and equipment                                                   (1,974)                 (5,324)
Issuance of reciprocal loan agreement receivables                                       (16,900)                     --
Receipt of repayment of reciprocal loan agreement receivables                            16,900                      --
                                                                            -------------------------------------------------
Net cash used in investing activities                                                   (12,300)                (38,602)

FINANCING ACTIVITIES
Proceeds from reciprocal loan agreement borrowings                                      177,900                 265,800
Repayment of reciprocal loan agreement borrowings                                      (137,900)               (265,800)
Proceeds from revolving note payable                                                     54,800                  56,345
Repayment of revolving note payable                                                     (56,200)                (56,295)
Receipts from annuity and interest sensitive life
   policies credited to account balances                                                355,662                 330,935
Return of account balances on annuity
   and interest sensitive life policies                                                 (87,841)                (66,732)
Net reallocations to Separate Accounts                                                 (412,150)               (261,404)
Contribution from parent                                                                 80,000                  80,000
                                                                            -------------------------------------------------
Net cash provided by (used in) financing activities                                     (25,729)                 82,849
                                                                            -------------------------------------------------

Increase (decrease) in cash and cash equivalents                                         (4,731)                  2,660

Cash and cash equivalents at beginning of period                                         14,380                   6,679
                                                                            -------------------------------------------------

Cash and cash equivalents at end of period                                               $9,649                  $9,339
                                                                            =================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest                                                $12,649                  $1,373




                              See accompanying notes.


ACC4-108203                                 79

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


                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                 June 30, 2000


1.  SIGNIFICANT ACCOUNTING POLICIES
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. This Form is being filed with the reduced disclosure format specified in General Instruction H(1) and (2) of Form 10-Q. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All adjustments were of a normal recurring nature, unless otherwise noted in Management's Discussion and Analysis and the Notes to Financial Statements. Operating results for the six months ended June 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000. These financial statements should be read in conjunction with the financial statements and related footnotes included in the Golden American Life Insurance Company's annual report on Form 10-K for the year ended December 31, 1999.

CONSOLIDATION
The condensed consolidated financial statements include Golden American Life Insurance Company ("Golden American") and its wholly owned subsidiary, First Golden American Life Insurance Company of New York ("First Golden," and with Golden American, collectively, the "Companies"). All significant intercompany accounts and transactions have been eliminated.

ORGANIZATION
Golden American is a wholly owned subsidiary of Equitable of Iowa Companies, Inc. ("EIC" or the "Parent"). EIC is an indirect wholly owned subsidiary of ING Groep N.V., a global financial services holding company based in The Netherlands.

STATUTORY
Net loss for Golden American as determined in accordance with statutory accounting practices was $12,235,000 and $44,799,000 for the six months ended June 30, 2000 and 1999, respectively. Total statutory capital and surplus was $436,701,000 at June 30, 2000 and $368,928,000 at December 31, 1999.

RECLASSIFICATIONS
Certain amounts in the June 30, 1999, December 31, 1999, and March 31, 2000 financial statements have been reclassified to conform to the June 30, 2000 financial statement presentation.

2.  COMPREHENSIVE INCOME
Comprehensive income includes all changes in stockholder's equity during a period except those resulting from investments by and distributions to the stockholder. During the second quarters of 2000 and 1999, total comprehensive income (loss) for the Companies amounted to $6,428,000 and $(828,000), respectively, and $7,024,000 and $(2,077,000) for the six months ended June 30, 2000 and 1999, respectively. Included in these amounts are total comprehensive income (loss) for First Golden of $41,000 and $(226,000) for the second quarters of 2000 and 1999, respectively, and $110,000 and $(244,000) for the six months ended June 30, 2000 and 1999, respectively. Other comprehensive income (loss) excludes net investment gains (losses) included in net income which merely represent transfers from unrealized to realized gains and losses. These amounts totaled $(120,000) and $(2,348,000) during the second quarters of 2000 and 1999, respectively, and $(588,000) and $(2,052,000) during the six months ended June 30, 2000 and 1999, respectively. Such amounts, which have been measured through the date of sale, are net of income taxes and adjustments for value of purchased insurance in force and deferred policy acquisition costs totaling $(1,200,000) and $584,000 for the second quarters of 2000 and 1999, respectively, and $(2,041,000) and $335,000 for the six months ended June 30, 2000 and 1999, respectively.

ACC4-108203                                 80

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
    NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                                 June 30, 2000


3.  INVESTMENTS
Investment Valuation Analysis: The Companies analyze the investment portfolio at least quarterly in order to determine if the carrying value of any investment has been impaired. The carrying value of debt and equity securities is written down to fair value by a charge to realized losses when an impairment in value appears to be other than temporary.

During the second quarter of 2000, Golden American determined that the carrying value of an impaired bond exceeded its estimated net realizable value. As a result, at June 30, 2000, Golden American recognized a total pre-tax loss of approximately $142,000 to reduce the carrying value of the bond to its net realizable value of $329,000.

During the second quarter of 1999, Golden American determined that the carrying value of two bonds exceeded their estimated net realizable value. As a result, at June 30, 1999, Golden American recognized a total pre-tax loss of $1,639,000 to reduce the carrying value of the bonds to their combined net realizable value of $1,137,000.

4.  RELATED PARTY TRANSACTIONS

Operating Agreements: Directed Services, Inc. ("DSI"), an affiliate, acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) and distributor of the variable insurance products issued by the Companies. DSI is authorized to enter into agreements with broker/dealers to distribute the Companies' variable insurance products and appoint representatives of the broker/dealers as agents. The Companies paid commissions to DSI totaling $53,398,000 and $109,252,000 in the second quarter and the first six months of 2000, respectively ($45,503,000 and $80,288,000, respectively, for the same periods of 1999).

Golden American provides certain managerial and supervisory services to DSI. The fee paid by DSI for these services is calculated as a percentage of average assets in the variable separate accounts. For the second quarter and six months ended June 30, 2000, the fee was $4,740,000 and $9,058,000, respectively ($2,281,000 and $4,096,000, respectively, for the same periods of 1999).

The Companies have an asset management agreement with ING Investment Management LLC ("ING IM"), an affiliate, in which ING IM provides asset management and accounting services. Under the agreement, the Companies record a fee based on the value of the assets managed by ING IM. The fee is payable quarterly. For the second quarter and first six months of 2000, the Companies incurred fees of $616,000 and $1,274,000, respectively, under this agreement ($576,000 and $1,114,000, respectively, for the same periods of 1999).

Golden American has a guaranty agreement with Equitable Life Insurance Company of Iowa ("Equitable Life"), an affiliate. In consideration of an annual fee, payable June 30, Equitable Life guarantees to Golden American that it will make funds available, if needed, to Golden American to pay the contractual claims made under the provisions of Golden American's life insurance and annuity contracts. The agreement is not, and nothing contained therein or done pursuant thereto by Equitable Life shall be deemed to constitute, a direct or indirect guaranty by Equitable Life of the payment of any debt or other obligation, indebtedness, or liability, of any kind or character whatsoever, of Golden American. The agreement does not guarantee the value of the underlying assets held in separate accounts in which funds of variable life insurance and variable annuity policies have been invested. The calculation of the annual fee is based on risk based capital. On June 30, 2000, Golden American incurred a fee of $7,000, under this agreement. No annual fee was paid in 1999.

Golden American provides certain advisory, computer, and other resources and services to Equitable Life. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $1,708,000 in the second quarter of 2000 and $3,276,000 for the first six months of 2000 ($262,000 and $661,000, respectively, for the same periods of 1999).

ACC4-108203                                 81

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
    NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                                 June 30, 2000


4.  RELATED PARTY TRANSACTIONS (continued)
The Companies have a service agreement with Equitable Life in which Equitable Life provides administrative and financial related services. Under this agreement, the Companies incurred expenses of $355,000 in the second quarter of 2000 and $667,000 for the first six months of 2000 ($488,000 and $805,000, respectively, for the same periods of 1999).

The Companies provide resources and services to DSI. Revenues for these services, which reduced general expenses incurred by the Companies, totaled $56,000 for the second quarter of 2000 and $108,000 for the first six months of 2000 ($241,000 and $483,000, respectively, for the same periods of 1999).

Golden American provides resources and services to ING Mutual Funds Management Co., LLC, an affiliate. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $165,000 for the second quarter of 2000 and $270,000 for the first six months of 2000 ($206,000 and $217,000, respectively, for the same periods of 1999).

Golden American provides resources and services to United Life & Annuity Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $149,000 for the second quarter of 2000 and $318,000 for the first six months of 2000.

The Companies provide resources and services to Security Life of Denver Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by the Companies, totaled $56,000 for the second quarter of 2000 and $108,000 for the first six months of 2000.

The Companies provide resources and services to Southland Life Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by the Companies, totaled $26,000 for the second quarter of 2000 and $52,000 for the first six months of 2000.

For the second quarter of 2000, the Companies received premiums, net of reinsurance, for variable products sold through 5 affiliates, Locust Street Securities, Inc. ("LSSI"), Vestax Securities Corporation ("Vestax"), DSI, Multi-Financial Securities Corporation ("Multi-Financial"), and IFG Network Securities, Inc. ("IFG"), of $9,500,000, $6,900,000, $100,000, $2,800,000, and
$1,500,000,  respectively ($45,700,000,  $32,600,000,  $651,000, $7,900,000, and
$6,000,000, respectively, for the same period of 1999). For the first six months of 2000, the Companies received premiums, net of reinsurance for variable products sold through 5 affiliates, LSSI, Vestax, DSI, Multi-Financial, and IFG of $67,000,000, $28,300,000, $800,000, $21,100,000, and $8,300,000, respectively
($75,300,000,    $59,100,000,    $2,300,000,    $13,400,000   and   $15,500,000,
respectively, for the same period of 1999).

Modified Coinsurance Agreement: On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued in 2000, excluding those with an interest rate guarantee. The accompanying financial statements are presented net of the effects of the agreement.

Reciprocal Loan Agreement: Golden American maintains a reciprocal loan agreement with ING America Insurance Holdings, Inc. ("ING AIH"), a Delaware corporation and affiliate, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which became effective January 1, 1998 and expires December 31, 2007, Golden American and ING AIH can borrow up to $65,000,000 from one another. Prior to lending funds to ING AIH, Golden American must obtain the approval of the Department of Insurance of the State of Delaware. Interest on any Golden American borrowings is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Interest on any ING AIH borrowings is charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. Under this agreement, Golden American incurred interest expense of $254,000 and $229,000 for the second quarters of 2000 and 1999, respectively, and $336,000 and

ACC4-108203                                 82

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
    NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                                 June 30, 2000


4.  RELATED PARTY TRANSACTIONS (continued)
$236,000  for the first six months of 2000 and 1999,  respectively.  Golden
American received interest income of $0 for the second quarter of 2000 and $3,000 for the first six months of 2000. At June 30, 2000, Golden American had borrowings of $40,000,000 from ING AIH under this agreement.

Surplus Notes:  On December 30, 1999,  Golden  American issued an 8.179% surplus note in the amount of $50,000,000 to Equitable Life. The note matures on December 29, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $1,022,000 for the second quarter of 2000 and $2,056,000 for the first six months of 2000.

On December 8, 1999, Golden American issued a 7.979% surplus note in the amount of $35,000,000 to First Columbine Life Insurance Company ("First Columbine"), an affiliate. The note matures on December 7, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $698,000 for the second quarter of 2000 and $1,575,000 for the first six months of 2000.

On September 30, 1999, Golden American issued a 7.75% surplus note in the amount of $75,000,000 to ING AIH. The note matures on September 29, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $1,453,000 for the second quarter of 2000 and $2,906,000 for the first six months of 2000. On December 30, 1999, ING AIH assigned the note to Equitable Life.

On December 30, 1998, Golden American issued a 7.25% surplus note in the amount of $60,000,000 to Equitable Life. The note matures on December 29, 2028. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $1,087,000 and $1,088,000 for the second quarters of 2000 and 1999, respectively, and $2,175,000 for the first six months of 2000, unchanged from the same period in 1999.

On December 17, 1996, Golden American issued an 8.25% surplus note in the amount of $25,000,000 to Equitable of Iowa Companies. The note matures on December 17, 2026. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors of Golden American. Any payment of principal made is subject to the prior approval of the Delaware Insurance
Commissioner. Golden American incurred interest totaling $515,000 for the quarter ended June 30, 2000, unchanged from the first quarter of 1999, and $1,031,000 for the first six months of 2000, unchanged from the first six months of 1999.

Stockholder's Equity: During the second quarter of 2000 and first six months of 2000, Golden American received capital contributions from its Parent of $0 and $80,000,000, respectively ($60,000,000 and $80,000,000, respectively, for the same periods of 1999).

ACC4-108203                                 83

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
    NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                                 June 30, 2000


5.  COMMITMENTS AND CONTINGENCIES
Reinsurance: At June 30, 2000, the Companies had reinsurance treaties with four unaffiliated reinsurers and one affiliated reinsurer covering a significant portion of the mortality risks under its variable contracts as of December 31, 1999. Golden American remains liable to the extent its reinsurers do not meet their obligations under the reinsurance agreements. At June 30, 2000 and December 31, 1999, the Companies had net receivables of $17,597,000 and $14,834,000, respectively, for reserve credits, reinsurance claims, or other receivables from these reinsurers comprised of $330,000 and $493,000, respectively, for claims recoverable from reinsurers, $1,306,000 and $1,201,000, respectively, for a payable for reinsurance premiums, and $18,573,000 and $15,542,000, respectively, for a receivable from an unaffiliated reinsurer. Included in the accompanying financial statements are net considerations to reinsurers of $5,271,000 for the second quarter of 2000 and $7,908,000 for the first six months of 2000 compared to $2,203,000 and $4,018,000 for the same periods in 1999. Also included in the accompanying financial statements are net policy benefits of $1,278,000 for the second quarter of 2000 and $1,835,000 for the first six months of 2000 compared to $718,000 and $1,439,000 for the same periods in 1999.

On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued in 2000, excluding those with an interest rate guarantee. At June 30, 2000, Golden American had a net receivable of $1,798,000 and received $110,000,000 cash for a total settlement of $111,798,000 under this agreement. The carrying value of the separate account liabilities covered under this agreement represent 10.3% of total separate account liabilities outstanding at June 30, 2000. Golden American remains liable to the extent Equitable Life does not meet its obligations under the agreement. The accompanying financial statements are presented net of the effects of the agreement.

Effective June 1, 1994, Golden American entered into a modified coinsurance agreement with an unaffiliated reinsurer. The accompanying financial statements are presented net of the effects of the treaty.

The reinsurance treaties that covered the nonstandard minimum guaranteed death benefits for new business have been terminated for business issued after December 31, 1999. The Companies are currently pursuing additional alternative reinsurance agreements for new business issued after December 31, 1999. There can be no assurance that such alternative agreements will be available. The reinsurance covering business in force at December 31, 1999 will continue to apply in the future.

Guaranty Fund Assessments: Assessments are levied on the Companies by life and health guaranty associations in most states in which the Companies are licensed to cover losses of policyholders of insolvent or rehabilitated insurers. In some states, these assessments can be partially offset through a reduction in future premium taxes. The Companies cannot predict whether and to what extent legislative initiatives may affect the right to offset. The associated cost for a particular insurance company can vary significantly based upon its fixed account premium volume by line of business and state premiums as well as its potential for premium tax offset. The Companies have established an undiscounted reserve to cover such assessments, review information regarding known failures, and revise estimates of future guaranty fund assessments. Accordingly, the Companies accrued and charged to expense an additional $1,000 in the second quarter and $2,000 in the first six months of 2000, respectively. At June 30, 2000 and December 31, 1999, the Companies have an undiscounted reserve of $2,450,000 and $2,444,000, respectively, to cover estimated future assessments (net of related anticipated premium tax offsets) and have established an asset totaling $682,000 and $618,000, respectively, for assessments paid which may be recoverable through future premium tax offsets. The Companies believe this reserve is sufficient to cover expected future guaranty fund assessments based upon previous premiums and known insolvencies at this time.

Litigation: The Companies, like other insurance companies, may be named or otherwise involved in lawsuits, including class action lawsuits and arbitrations. In some class action and other actions involving insurers, substantial damages have been sought and/or material settlement or award payments have been made. The

ACC4-108203                                 84

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
    NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
                                 June 30, 2000


5.  COMMITMENTS AND CONTINGENCIES (continued)
Companies currently believe no pending or threatened lawsuits or actions exist that are reasonably likely to have a material adverse impact on the Companies.

Vulnerability From Concentrations: The Companies have various concentrations in the investment portfolio. As of June 30, 2000, the Companies had one investment (other than bonds issued by agencies of the United States government) exceeding ten percent of stockholder's equity. The Companies' asset growth, net investment income, and cash flow are primarily generated from the sale of variable insurance products and associated future policy benefits and separate account liabilities. Substantial changes in tax laws that would make these products less attractive to consumers and extreme fluctuations in interest rates or stock market returns, which may result in higher lapse experience than assumed, could have a severe impact on the Companies' financial condition. Two broker/dealers, each having at least ten percent of total sales, generated 24% of the Companies' sales during the second quarter of 2000 (28% by two broker/dealers in the same period of 1999). One broker/dealer generated 12% of the Companies' sales during the first six months of 2000 (29% by two broker/dealers in the same period of 1999). The Premium Plus product generated 74% and 75% of the Companies' sales during the second quarter of 2000 and first six months of 2000, respectively (79% and 77% in the same periods of 1999).

Revolving Note Payable: To enhance short-term liquidity, the Companies established revolving notes payable effective July 27, 1998 and expiring July 31, 1999 with SunTrust Bank, Atlanta (the "Bank"). As of July 31, 1999, the SunTrust Bank, Atlanta revolving note facilities were extended to July 31, 2000. The total amount the Companies may have outstanding is $85,000,000, of which Golden American and First Golden have individual credit sublimits of $75,000,000 and $10,000,000, respectively. The notes accrue interest at an annual rate equal to: (1) the cost of funds for the Bank for the period applicable for the advance plus 0.25% or (2) a rate quoted by the Bank to the Companies for the advance. The terms of the agreement require the Companies to maintain the minimum level of Company Action Level Risk Based Capital as established by applicable state law or regulation. During the quarters ended June 30, 2000 and 1999, the Companies incurred interest expense of $8,000 and $50,000, respectively. During the six months ended June 30, 2000 and 1999, the Companies incurred interest expense of $36,000 and $54,000, respectively. At June 30, 2000, the Companies did not have any borrowings under these agreements ($1,400,000 at December 31, 1999).

ACC4-108203                                 85

--------------------------------------------------------------------------------
        FINANCIAL STATEMENTS OF GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------


REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholder
Golden American Life Insurance Company

We have audited the accompanying consolidated balance sheets of Golden American Life Insurance Company as of December 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholder's equity, and cash flows for the years ended December 31, 1999 and 1998 and for the periods from October 25, 1997 through December 31, 1997, and January 1, 1997 through October 24, 1997. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Golden American Life Insurance Company at December 31, 1999 and 1998, and the consolidated results of its operations and its cash flows for the years ended December 31, 1999 and 1998 and for the periods from October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, in conformity with accounting principles generally accepted in the United States.

                                                            /s/Ernst & Young LLP

Des Moines, Iowa
February 4, 2000

ACC4-108203                                 86

                          GOLDEN AMERICAN LIFE INSURANCE COMPANY
                               CONSOLIDATED BALANCE SHEETS
                      (Dollars in thousands, except per share data)

                                                            POST-MERGER
                                                   ---------------------------
                                                   December 31,   December 31,
                                                      1999           1998
                                                   ------------   ------------
    ASSETS

     Investments:
       Fixed maturities, available for sale,
         at fair value (Cost: 1999 - $858,052;
         1998 - $739,772).......................    $835,321       $741,985
       Equity securities, at fair value (cost:
         1999 - $14,952; 1998 - $14,437)........      17,330         11,514
       Mortgage loans on real estate............     100,087         97,322
       Policy loans.............................      14,157         11,772
       Short-term investments...................      80,191         41,152
                                                  ----------     ----------
    Total investments...........................   1,047,086        903,745

    Cash and cash equivalents...................      14,380          6,679

    Reinsurance recoverable.....................      14,834          7,586

    Due from affiliates.........................         637          2,983

    Accrued investment income...................      11,198          9,645

    Deferred policy acquisition costs...........     528,957        204,979

    Value of purchased insurance in force.......      31,727         35,977

    Current income taxes recoverable............          35            628

    Deferred income tax asset...................      21,943         31,477

    Property and equipment, less allowances for
       depreciation of $3,229 in 1999 and $801
       in 1998..................................      13,888          7,348

    Goodwill, less accumulated amortization of
       $8,186 in 1999 and $4,408 in 1998........     142,941        146,719

    Other assets................................       2,514            743

    Separate account assets.....................   7,562,717      3,396,114
                                                  ----------     ----------
    Total assets................................  $9,392,857     $4,754,623
                                                  ==========     ==========


                              See accompanying notes.

ACC4-108203                                87

                      GOLDEN AMERICAN LIFE INSURANCE COMPANY
                     CONSOLIDATED BALANCE SHEETS - CONTINUED
                 (Dollars in thousands, except per share data)

                                                        POST-MERGER
                                              -----------------------------
                                                December 31,   December 31,
                                                    1999           1998
                                              --------------   ------------

LIABILITIES AND STOCKHOLDER'S EQUITY

Policy liabilities and accruals:
   Future policy benefits:
      Annuity and interest sensitive
        life products.......................     $1,033,701     $881,112
      Unearned revenue reserve..............          6,300        3,840
   Other policy claims and benefits.........              8           --
                                                 ----------   ----------
                                                  1,040,009      884,952

 Surplus notes..............................        245,000       85,000
 Revolving note payable.....................          1,400           --
 Due to affiliates..........................          9,547           --
 Other liabilities..........................         56,335       34,663
 Separate account liabilities...............      7,562,717    3,396,114
                                                 ----------   ----------
                                                  8,915,008    4,400,729

 Commitments and contingencies

 Stockholder's equity:
   Common stock, par value $10 per share,
      authorized, issued, and outstanding
      250,000 shares........................          2,500        2,500
   Additional paid-in capital...............        468,640      347,640
   Accumulated other comprehensive loss.....         (9,154)        (895)
   Retained earnings........................         15,863        4,649
                                                 ----------   ----------
 Total stockholder's equity.................        477,849      353,894
                                                 ----------   ----------
 Total liabilities and stockholder's equity.     $9,392,857   $4,754,623
                                                 ==========   ==========

                                    See accompanying notes.

ACC4-108203                                 88

                             GOLDEN AMERICAN LIFE INSURANCE COMPANY
                              CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (Dollars in thousands)

                                                                                      POST-
                                                   POST-MERGER                    ACQUISITION
                                    --------------------------------------------|-------------
                                                                 For the period |or the period
                                                                    October 25, |  January 1,
                                     For the year  For the year       1997      |    1997
                                        ended         ended         through     |   hrough
                                     December 31,  December 31,   December 31,  |  October 24,
                                         1999          1998           1997      |     1997
                                    --------------------------------------------|--------------
Revenues                                                                        |
   Annuity and interest                                                         |
      sensitive life product                                                    |
      charges.......................  $ 82,935      $ 39,119        $ 3,834     |   $18,288
   Management fee revenue...........    10,136         4,771            508     |     2,262
   Net investment income............    59,169        42,485          5,127     |    21,656
   Realized gains (losses)                                                      |
      on investments................    (2,923)       (1,491)            15     |       151
   Other income.....................    10,827         5,569            236     |       426
                                      --------       -------        -------     |   -------
                                       160,144        90,453          9,720     |    42,783
                                                                                |
Insurance benefits and expenses:                                                |
   Annuity and interest sensitive                                               |
     life benefits:                                                             |
     Interest credited to account                                               |
       balances.....................   175,851        94,845          7,413     |    19,276
     Benefit claims incurred in                                                 |
       excess of account balances...     6,370         2,123             --     |       125
   Underwriting, acquisition, and                                               |
     insurance expenses:                                                        |
     Commissions....................   188,383       121,171          9,437     |    26,818
     General expenses...............    60,194        37,577          3,350     |    13,907
     Insurance taxes, state                                                     |
       licenses, and fees...........     3,976         4,140            450     |     1,889
     Policy acquisition costs                                                   |
       deferred.....................  (346,396)     (197,796)       (13,678)    |   (29,003)
     Amortization:                                                              |
      Deferred policy acquisition                                               |
        costs.......................    33,119         5,148            892     |     1,674
      Value of purchased insurance                                              |
        in force....................     6,238         4,724            948     |     5,225
      Goodwill......................     3,778         3,778            630     |     1,398
                                      --------       -------        -------     |   -------
                                       131,513        75,710          9,442     |    41,309
                                                                                |
Interest expense....................     8,894         4,390            557     |     2,082
                                      --------       -------        -------     |   -------
                                       140,407        80,100          9,999     |    43,391
                                      --------       -------        -------     |   -------
Income (loss) before income taxes...    19,737        10,353           (279)    |      (608)
                                                                                |
Income taxes........................     8,523         5,279            146     |    (1,337)
                                      --------       -------        -------     |   -------
                                                                                |
Net income (loss)...................  $ 11,214       $ 5,074        $  (425)    |   $   729
                                      ========       =======        =======     |   =======

                                    See accompanying notes.

ACC4-108203                                 89

                           GOLDEN AMERICAN LIFE INSURANCE COMPANY
                  CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                                   (Dollars in thousands)


                                                       Accumulated
                                         Additional       Other                    Total
                                 Common    Paid-in    Comprehensive  Retained   Stockholder's
                                  Stock    Capital    Income (Loss)  Earnings      Equity
                                ------------------------------------------------------------
                                                      PRE-ACQUISITION
                                ------------------------------------------------------------
Balance at January 1, 1997.....  $2,500   $137,372      $   262       $   350     $140,484
 Comprehensive income:
  Net income...................      --         --           --           729          729
  Change in net unrealized
   investment gains (losses)...      --         --        1,543            --        1,543
                                                                                  --------
 Comprehensive income...........                                                     2,272
 Contribution of Capital........     --      1,121           --            --        1,121
                                 ------   --------      -------       -------     --------
Balance at October 24, 1997....  $2,500   $138,493      $ 1,805       $ 1,079     $143,877
                                 ======   ========      =======       =======     ========

                                -----------------------------------------------------------
                                                     POST-MERGER
                                -----------------------------------------------------------
Balance at October 25, 1997....  $2,500   $224,997           --            --     $227,497
 Comprehensive income:
  Net loss.....................      --         --           --       $  (425)        (425)
  Change in net unrealized
     investment gains (losses).      --         --      $   241            --          241
                                                                                  --------
Comprehensive loss.............                                                       (184)
                                 ------   --------      -------       -------     --------
Balance at December 31,1997....   2,500    224,997          241          (425)    $227,313
 Comprehensive income:
  Net income...................      --         --           --         5,074        5,074
  Change in net unrealized
     investment gains (losses).      --         --       (1,136)           --       (1,136)
                                                                                  --------
 Comprehensive income..........                                                      3,938
 Contribution of Capital........     --    122,500           --            --      122,500
 Other..........................     --        143           --            --          143
                                 ------   --------      -------       -------     --------
Balance at December 31,1998....   2,500    224,997         (895)        4,649      353,894
Comprehensive income:
  Net income...................      --         --           --        11,214       11,214
  Change in net unrealized
     investment gains (losses).      --         --       (8,259)           --       (8,259)
                                                                                  --------
Comprehensive income...........                                                      2,955
 Contribution of Capital........     --    121,000           --            --      121,000
                                 ------   --------      -------       -------     --------
Balance at December 31,1999....  $2,500   $468,640      $(9,154)      $15,863     $477,849
                                 ======   ========      =======       =======     ========

                                    See accompanying notes.

ACC4-108203                                 90

                             GOLDEN AMERICAN LIFE INSURANCE COMPANY
                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (Dollars in thousands)

                                                                                              |    POST-
                                                                  POST-MERGER                 | ACQUISITION
                                                   -------------------------------------------|---------------
                                                                               For the period | For the period
                                                                                 October 25,  |   January 1,
                                                   For the year  For the year      1997       |     1997
                                                      ended         ended         through     |    through
                                                   December 31,  December 31,    December 31, |   October 24,
                                                      1999          1998            1997      |      1997
                                                   ------------  ------------  -------------- | --------------
OPERATING ACTIVITIES                                                                          |
Net income (loss).................................   $11,214        $5,074          $(425)    |         $729
Adjustments to reconcile net income (loss) to net                                             |
  cash provided by (used in) operations:                                                      |
   Adjustments related to annuity and                                                         |
     interest sensitive life products:                                                        |
     Interest credited and other charges on                                                   |
       interest sensitive products................   175,851        94,845          7,413     |       19,276
     Charges for mortality and administration.....       524          (233)           (62)    |          (99)
     Change in unearned revenues..................     2,460         2,651          1,189     |        3,292
   Increase (decrease) in policy liabilities and                                              |
     accruals.....................................         8           (10)            10     |           --
   Decrease (increase) in accrued investment                                                  |
     income.......................................    (1,553)       (3,222)         1,205     |       (3,489)
   Policy acquisition costs deferred..............  (346,396)     (197,796)       (13,678)    |      (29,003)
   Amortization of deferred policy                                                            |
     acquisition costs............................    33,119         5,148            892     |        1,674
   Amortization of value of purchased                                                         |
     insurance in force...........................     6,238         4,724            948     |        5,225
   Change in other assets, due to/from                                                        |
     affiliates, other liabilities, and accrued                                               |
     income taxes.................................    24,845         9,979          4,205     |       (8,944)
   Provision for depreciation and amortization....     8,850         8,147          1,299     |        3,203
   Provision for deferred income taxes............     8,523         5,279            146     |          316
   Realized (gains) losses on investments.........     2,923         1,491            (15)    |         (151)
                                                    --------      --------        -------     |     ---------
Net cash provided by (used in) operating                                                      |
   activities.....................................   (73,394)      (63,923)         3,127     |       (7,971)
                                                                                              |
INVESTING ACTIVITIES                                                                          |
Sale, maturity, or repayment of investments:                                                  |
   Fixed maturities - available for sale..........   220,547       145,253          9,871     |       39,622
   Mortgage loans on real estate..................     6,572         3,791          1,644     |        5,828
   Short-term investments - net...................        --            --             --     |       11,415
                                                    --------      --------        -------     |     ---------
                                                     227,119       149,044         11,515     |       56,865
Acquisition of investments:                                                                   |
   Fixed maturities - available for sale..........  (344,587)     (476,523)       (29,596)    |     (155,173)
   Equity securities..............................        --       (10,000)            (1)    |       (4,865)
   Mortgage loans on real estate..................    (9,659)      (16,390)       (14,209)    |      (44,481)
   Policy loans - net.............................    (2,385)       (2,940)          (328)    |       (3,870)
   Short-term investments - net...................   (39,039)      (26,692)       (13,244)    |           --
                                                    --------      --------        -------     |     ---------
                                                    (395,670)     (532,545)       (57,378)    |     (208,389)
Net purchase of property and equipment............    (8,968)       (6,485)          (252)    |         (875)
                                                    --------      --------        -------     |     ---------
Net cash used in investing activities.............  (177,519)     (389,986)       (46,115)    |     (152,399)

                                     See accompanying notes.

ACC4-108203                                 91

                                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                              CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                                             (Dollars in thousands)

                                                                                       |    POST-
                                                           POST-MERGER                 | ACQUISITION
                                            -------------------------------------------|---------------
                                                                        For the period | For the period
                                                                          October 25,  |   January 1,
                                            For the year  For the year      1997       |     1997
                                               ended         ended         through     |    through
                                            December 31,  December 31,    December 31, |   October 24,
                                               1999          1998            1997      |      1997
                                            ------------  ------------  -------------- | --------------
FINANCING ACTIVITIES                                                                   |
Proceeds from reciprocal loan agreement                                                |
   borrowings..............................  $396,350       $500,722            --     |          --
Repayment of reciprocal loan agreement                                                 |
   borrowings..............................  (396,350)      (500,722)           --     |          --
Proceeds from revolving note payable.......   220,295        108,495            --     |          --
Repayment of revolving note payable........  (218,895)      (108,495)           --     |          --
Proceeds from surplus note.................   160,000         60,000            --     |          --
Proceeds from line of credit borrowings....        --             --       $10,119     |     $97,124
Repayment of line of credit borrowings.....        --         (5,309)       (2,207)    |     (80,977)
Receipts from annuity and interest                                                     |
   sensitive life policies credited to                                                 |
   account balances........................   773,685        593,428        62,306     |     261,549
Return of account balances on annuity                                                  |
   and interest sensitive life policies....  (147,201)       (72,649)       (6,350)    |     (13,931)
Net reallocations to separate accounts.....  (650,270)      (239,671)      (17,017)    |     (93,069)
Contributions of capital by parent.........   121,000        103,750            --     |       1,011
                                             --------      --------        -------     |   ---------
Net cash provided by financing activities..   258,614        439,549        46,851     |     171,707
                                             --------      --------        -------     |   ---------
                                                                                       |
Increase (decrease) in cash and cash                                                   |
   equivalents.............................     7,701        (14,360)        3,863     |      11,337
Cash and cash equivalents at                                                           |
   beginning of period.....................     6,679         21,039        17,176     |       5,839
                                             --------      --------        -------     |   ---------
Cash and cash equivalents at                                                           |
   end of period...........................   $14,380         $6,679       $21,039     |     $17,176
                                             ========      =========       =======     |   =========
                                                                                       |
SUPPLEMENTAL  DISCLOSURE                                                               |
 OF CASH FLOW  INFORMATION                                                             |
Cash paid during the period for:                                                       |
   Interest................................    $6,392         $4,305          $295     |      $1,912
   Income taxes............................        --             99            --     |         283
Non-cash financing activities:                                                         |
   Non-cash adjustment to additional                                                   |
     paid-in capital for adjusted merger                                               |
     costs.................................        --            143            --     |          --
   Contribution of property and                                                        |
     equipment from EIC Variable,                                                      |
     Inc. net of $353 of accumulated                                                   |
     depreciation..........................        --             --            --     |         110
   Contribution of capital from parent to                                              |
     repay line of credit borrowings.......        --         18,750            --     |          --

                               See accompanying notes.

ACC4-108203                                 92

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

1. SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION
The consolidated financial statements include Golden American Life Insurance Company ("Golden American") and its wholly owned subsidiary, First Golden American Life Insurance Company of New York ("First Golden," and collectively with Golden American, the "Companies"). All significant intercompany accounts and transactions have been eliminated.

ORGANIZATION
Golden American, a wholly owned subsidiary of Equitable of Iowa Companies, Inc., offers variable insurance products and is licensed as a life insurance company in the District of Columbia and all states except New York. First Golden is licensed to sell insurance products in New York and Delaware. The Companies' products are marketed by broker/dealers, financial institutions, and insurance agents. The Companies' primary customers are consumers and corporations.

On October 24, 1997, PFHI Holding, Inc. ("PFHI"), a Delaware corporation, acquired all of the outstanding capital stock of Equitable of Iowa Companies ("Equitable") according to the terms of an Agreement and Plan of Merger ("Merger Agreement") dated July 7, 1997 among Equitable, PFHI, and ING Groep N.V. ("ING"). PFHI is a wholly owned subsidiary of ING, a global financial services holding company based in The Netherlands. As a result of this transaction, Equitable was merged into PFHI, which was simultaneously renamed Equitable of Iowa Companies, Inc. ("EIC" or the "Parent"), a Delaware corporation. See Note 6 for additional information regarding the merger.

On August 13, 1996, Equitable acquired all of the outstanding capital stock of BT Variable, Inc. (subsequently known as EIC Variable, Inc.) and its wholly owned subsidiaries, Golden American and Directed Services, Inc. ("DSI") from
Whitewood Properties Corporation ("Whitewood"). See Note 7 for additional information regarding the acquisition.

For financial statement purposes, the ING merger was accounted for as a purchase effective October 25, 1997 and the change in control of Golden American through the acquisition of BT Variable, Inc. ("BT Variable") was accounted for as a purchase effective August 14, 1996. The merger and acquisition resulted in new bases of accounting reflecting estimated fair values of assets and liabilities at their respective dates. As a result, the Companies' financial statements included for the periods after October 24, 1997 are presented on the Post-Merger new basis of accounting and for the period January 1, 1997 through October 24, 1997 are presented on the Post-Acquisition basis of accounting.

INVESTMENTS
Fixed Maturities: The Companies account for their investments under the Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for
Certain Investments in Debt and Equity Securities," which requires fixed maturities to be designated as either "available for sale," "held for investment," or "trading." Sales of fixed maturities designated as "available for sale" are not restricted by SFAS No. 115. Available for sale securities are reported at fair value and unrealized gains and losses on these securities are included directly in stockholder's equity, after adjustment for related changes in value of purchased insurance in force ("VPIF"), deferred policy acquisition costs ("DPAC"), and deferred income taxes. At December 31, 1999 and 1998, all of the Companies' fixed maturities are designated as available for sale, although the Companies are not precluded from designating fixed maturities as held for investment or trading at some future date.

Securities determined to have a decline in value that is other than temporary are written down to estimated fair value, which becomes the new cost basis by a charge to realized losses in the Companies' Statements of Operations. Premiums and discounts are amortized/accrued utilizing a method which results in a constant

ACC4-108203                                93

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

1. SIGNIFICANT ACCOUNTING POLICIES (continued)

yield over the  securities'  expected  lives.  Amortization/accrual  of
premiums  and   discounts  on  mortgage   and  other   asset-backed   securities
incorporates a prepayment assumption to estimate the securities' expected lives.

Equity Securities: Equity securities are reported at estimated fair value if readily marketable. The change in unrealized appreciation and depreciation of marketable equity securities (net of related deferred income taxes, if any) is included directly in stockholder's equity. Equity securities determined to have a decline in value that is other than temporary are written down to estimated fair value, which becomes the new cost basis by a charge to realized losses in the Companies' Statements of Operations.

Mortgage Loans On Real Estate: Mortgage loans on real estate are reported at cost adjusted for amortization of premiums and accrual of discounts. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable the Companies will be unable to collect all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is reduced to the present value of expected future cash flows from the loan discounted at the loan's effective interest rate, or to the loan's observable market price, or the fair value of the underlying collateral. The carrying value of impaired loans is reduced by the establishment of a valuation allowance, which is adjusted at each reporting date for significant changes in the calculated value of the loan. Changes in this valuation allowance are charged or credited to income.

Other Investments: Policy loans are reported at unpaid principal. Short-term investments are reported at cost, adjusted for amortization of premiums and accrual of discounts.

Realized Gains And Losses: Realized gains and losses are determined on the basis of specific identification.

Fair Values: Estimated fair values, as reported herein, of conventional mortgage-backed securities not actively traded in a liquid market are estimated using a third party pricing process. This pricing process uses a matrix calculation assuming a spread over U.S. Treasury bonds based upon the expected average lives of the securities. Estimated fair values of publicly traded fixed maturities are reported by an independent pricing service. Fair values of private placement bonds are estimated using a matrix that assumes a spread (based on interest rates and a risk assessment of the bonds) over U.S. Treasury bonds. Estimated fair values of equity securities, which consist of the Companies' investment in its registered separate accounts, are based upon the quoted fair value of the securities comprising the individual portfolios underlying the separate accounts.

CASH AND CASH EQUIVALENTS
For purposes of the accompanying Statements of Cash Flows, the Companies consider all demand deposits and interest-bearing accounts not related to the investment function to be cash equivalents. All interest-bearing accounts classified as cash equivalents have original maturities of three months or less.

DEFERRED POLICY ACQUISITION COSTS
Certain costs of acquiring new insurance business, principally first year commissions and interest bonuses, premium credit, and other expenses related to the production of new business, have been deferred. Acquisition costs for variable insurance products are being amortized generally in proportion to the present value (using the assumed crediting rate) of expected future gross profits. This amortization is adjusted retrospectively when the Companies revise their estimate of current or future gross profits to be realized from a group of products. DPAC is adjusted to reflect the pro forma impact of unrealized gains and losses on fixed maturities the Companies have designated as "available for sale" under SFAS No. 115.

ACC4-108203                                94

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

1. SIGNIFICANT ACCOUNTING POLICIES (continued)

VALUE OF PURCHASED INSURANCE IN FORCE
As a result of the merger and acquisition, a portion of the purchase price related to each transaction was allocated to the right to receive future cash flows from existing insurance contracts. This allocated cost represents VPIF, which reflects the value of those purchased policies calculated by discounting actuarially determined expected future cash flows at the discount rate determined by the purchaser. Amortization of VPIF is charged to expense in proportion to expected gross profits of the underlying business. This amortization is adjusted retrospectively when the Companies revise the estimate of current or future gross profits to be realized from the insurance contracts acquired. VPIF is adjusted to reflect the pro forma impact of unrealized gains and losses on available for sale fixed maturities. See Notes 6 and 7 for additional information on VPIF resulting from the merger and acquisition.

PROPERTY AND EQUIPMENT
Property and equipment primarily represent leasehold improvements, office furniture, certain other equipment, and capitalized computer software and are not considered to be significant to the Companies' overall operations. Property and equipment are reported at cost less allowances for depreciation.
Depreciation expense is computed primarily on the basis of the straight-line method over the estimated useful lives of the assets.

GOODWILL
Goodwill was established as a result of the merger and is being amortized over 40 years on a straight-line basis. Goodwill established as a result of the acquisition was being amortized over 25 years on a straight-line basis. See Notes 6 and 7 for additional information on the merger and acquisition.

FUTURE POLICY BENEFITS
Future policy benefits for divisions of the variable products with fixed interest guarantees are established utilizing the retrospective deposit accounting method. Policy reserves represent the premiums received plus accumulated interest, less mortality and administration charges. Interest credited to these policies ranged from 3.00% to 11.00% during 1999, 3.00% to 10.00% during 1998, and 3.30% to 8.25% during 1997. The unearned revenue reserve represents unearned distribution fees. These distribution fees have been deferred and are amortized over the life of the contracts in proportion to expected gross profits.

SEPARATE ACCOUNTS
Assets and liabilities of the separate accounts reported in the accompanying Balance Sheets represent funds separately administered principally for variable contracts. Contractholders, rather than the Companies, bear the investment risk for the variable insurance products. At the direction of the contractholders, the separate accounts invest the premiums from the sale of variable insurance products in shares of specified mutual funds. The assets and liabilities of the separate accounts are clearly identified and segregated from other assets and liabilities of the Companies. The portion of the separate account assets equal to the reserves and other liabilities of variable contracts cannot be charged with liabilities arising out of any other business the Companies may conduct.

Variable separate account assets are carried at fair value of the underlying investments and generally represent contractholder investment values maintained in the accounts. Variable separate account liabilities represent account balances for the variable contracts invested in the separate accounts; the fair value of these liabilities is equal to their carrying amount. Net investment income and realized and unrealized capital gains and losses related to separate account assets are not reflected in the accompanying Statements of Operations.

ACC4-108203                                95

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

1. SIGNIFICANT ACCOUNTING POLICIES (continued)

Product charges recorded by the Companies from variable insurance products consist of charges applicable to each contract for mortality and expense risk, cost of insurance, contract administration, and surrender charges. In addition, some variable annuity and all variable life contracts provide for a distribution fee collected for a limited number of years after each premium deposit. Revenue recognition of collected distribution fees is amortized over the life of the contract in proportion to its expected gross profits. The balance of unrecognized revenue related to the distribution fees is reported as an unearned revenue reserve.

DEFERRED INCOME TAXES
Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred tax assets or liabilities are adjusted to reflect the pro forma impact of unrealized gains and losses on equity securities and fixed maturities the Companies have designated as available for sale under SFAS No. 115. Changes in deferred tax assets or liabilities resulting from this SFAS No. 115 adjustment are charged or credited directly to stockholder's equity. Deferred income tax expenses or credits reflected in the Companies' Statements of Operations are based on the changes in the deferred tax asset or liability from period to period (excluding the SFAS No. 115 adjustment).

DIVIDEND RESTRICTIONS
Golden American's ability to pay dividends to its Parent is restricted. Prior approval of insurance regulatory authorities is required for payment of dividends to the stockholder which exceed an annual limit. During 2000, Golden American cannot pay dividends to its Parent without prior approval of statutory authorities.

Under the provisions of the insurance laws of the State of New York, First Golden cannot distribute any dividends to its stockholder, Golden American, unless a notice of its intent to declare a dividend and the amount of the dividend has been filed with the New York Insurance Department at least thirty days in advance of the proposed declaration. If the Superintendent of the New York Insurance Department finds the financial condition of First Golden does not warrant the distribution, the Superintendent may disapprove the distribution by giving written notice to First Golden within thirty days after the filing.

SEGMENT REPORTING
The Companies manage their business as one segment, the sale of variable insurance products designed to meet customer needs for tax-advantaged saving for retirement and protection from death. Variable insurance products are sold to consumers and corporations throughout the United States.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions affecting the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Management is required to utilize historical experience and assumptions about future events and circumstances in order to develop estimates of material reported amounts and disclosures. Included among the material (or potentially material) reported amounts and disclosures that require extensive use of estimates and assumptions are: (1) estimates of fair values of investments in securities and other financial instruments, as well as fair values of policyholder liabilities, (2) policyholder liabilities, (3) deferred policy acquisition costs and value of purchased insurance in force, (4) fair values of assets and liabilities recorded as a result of merger and acquisition transactions, (5) asset valuation allowances, (6) guaranty fund assessment accruals, (7) deferred tax benefits (liabilities), and (8) estimates for commitments and contingencies including legal matters, if a liability is anticipated and can be reasonably estimated. Estimates and assumptions

ACC4-108203                                96

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

1. SIGNIFICANT ACCOUNTING POLICIES (continued)

regarding all of the preceding items are inherently subject to change and are reassessed periodically. Changes in estimates and assumptions could materially impact the financial statements.

RECLASSIFICATIONS
Certain amounts for the periods ended in the 1998 and 1997 financial statements have been reclassified to conform to the 1999 financial statement presentation.

2. BASIS OF FINANCIAL REPORTING

The financial statements of the Companies differ from related statutory-basis financial statements principally as follows: (1) acquisition costs of acquiring new business are deferred and amortized over the life of the policies rather than charged to operations as incurred; (2) an asset representing the present value of future cash flows from insurance contracts acquired was established as a result of the merger/acquisition and is amortized and charged to expense; (3) future policy benefit reserves for divisions with fixed interest guarantees of the variable insurance products are based on full account values, rather than the greater of cash surrender value or amounts derived from discounting methodologies utilizing statutory interest rates; (4) reserves are reported before reduction for reserve credits related to reinsurance ceded and a receivable is established, net of an allowance for uncollectible amounts, for these credits rather than presented net of these credits; (5) fixed maturity investments are designated as "available for sale" and valued at fair value with unrealized appreciation/depreciation, net of adjustments to value of purchased insurance in force, deferred policy acquisition costs, and deferred income taxes (if applicable), credited/charged directly to stockholder's equity rather than valued at amortized cost; (6) the carrying value of fixed maturities is reduced to fair value by a charge to realized losses in the Statements of Operations when declines in carrying value are judged to be other than temporary, rather than through the establishment of a formula-determined statutory investment reserve (carried as a liability), changes in which are charged directly to surplus; (7) deferred income taxes are provided for the difference between the financial statement and income tax bases of assets and liabilities; (8) net realized gains or losses attributed to changes in the level of interest rates in the market are recognized when the sale is completed rather than deferred and amortized over the remaining life of the fixed maturity security; (9) a liability is established for anticipated guaranty fund assessments, net of related anticipated premium tax credits, rather than capitalized when assessed and amortized in accordance with procedures permitted by insurance regulatory authorities; (10) revenues for variable insurance products consist of policy charges applicable to each contract for the cost of insurance, policy administration charges, amortization of policy initiation fees, and surrender charges assessed rather than premiums received; (11) the financial statements of Golden American's wholly owned subsidiary are consolidated rather than recorded at the equity in net assets; (12) surplus notes are reported as liabilities rather than as surplus; and (13) assets and liabilities are restated to fair values when a change in ownership occurs, with provisions for goodwill and other intangible assets, rather than continuing to be presented at historical cost.

The net loss for Golden American as determined in accordance with statutory accounting practices was $85,578,000 in 1999, $68,002,000 in 1998, and $428,000
in 1997. Total statutory capital and surplus was $368,928,000 at December 31, 1999 and $183,045,000 at December 31, 1998.

ACC4-108203                                97

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


3. INVESTMENT OPERATIONS

INVESTMENT RESULTS
Major categories of net investment income are summarized below:

                                                   POST-MERGER                  |POST-ACQUISITION
                                     -------------------------------------------|----------------
                                                                 For the period | For the period
                                                                   October 25,  |   January 1,
                                     For the year  For the year      1997       |     1997
                                         ended         ended       through      |   through
                                     December 31,  December 31,   December 31,  |  October 24,
                                        1999          1998           1997       |      1997
                                     ------------  ------------  -------------- | --------------
                                                    (Dollars in thousands)
                                                                                |
 Fixed maturities...............        $50,352       $35,224        $ 4,443    |     $18,488
 Equity securities..............            515            --              3    |          --
 Mortgage loans on real estate..          7,074         6,616            879    |       3,070
 Policy loans...................            485           619             59    |         482
 Short-term investments.........          2,583         1,311            129    |         443
 Other, net.....................            388           246           (154)   |          24
                                        -------       -------        -------    |     -------
 Gross investment income........         61,397        44,016          5,359    |      22,507
 Less investment expenses.......         (2,228)       (1,531)          (232)   |        (851)
                                        -------       -------        -------    |     -------
 Net investment income..........        $59,169       $42,485        $ 5,127    |     $21,656
                                        =======       =======        =======    |     =======

Realized gains (losses) on investments follows:

                                                   POST-MERGER                  |POST-ACQUISITION
                                     -------------------------------------------|----------------
                                                                 For the period | For the period
                                                                   October 25,  |   January 1,
                                     For the year  For the year      1997       |     1997
                                         ended         ended       through      |   through
                                     December 31,  December 31,   December 31,  |  October 24,
                                        1999          1998           1997       |      1997
                                     ------------  ------------  -------------- | --------------
                                                  (Dollars in thousands)
                                                                                |
  Fixed maturities, available for                                               |
    sale..........................      $(2,910)      $(1,428)       $    25    |     $    151
  Mortgage loans on real estate...          (13)          (63)           (10)   |           --
                                        -------       -------        -------    |      -------
  Realized gains (losses) on                                                    |
    investments...................      $(2,923)      $(1,491)           $15    |         $151
                                        =======       =======        =======    |     ========


The change in unrealized appreciation (depreciation) of securities at fair value follows:

                                                   POST-MERGER                  |POST-ACQUISITION
                                     -------------------------------------------|----------------
                                                                 For the period | For the period
                                                                   October 25,  |   January 1,
                                     For the year  For the year      1997       |     1997
                                         ended         ended       through      |   through
                                     December 31,  December 31,   December 31,  |  October 24,
                                        1999          1998           1997       |      1997
                                     ------------  ------------  -------------- | --------------
                                                  (Dollars in thousands)
                                                                                |
                                                                                |
  Fixed maturities, available for                                               |
    sale...........................     $(24,944)     $  1,100       $ (3,494)  |     $  4,197
  Equity securities................        5,301        (2,390)           (68)  |         (462)
                                        --------      --------       --------   |     --------
  Unrealized appreciation                                                       |
     (depreciation) of securities..     $(19,643)     $ (1,290)      $ (3,562)  |     $  3,735
                                        ========      ========       ========   |     ========

ACC4-108203                                98

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


3. INVESTMENT OPERATIONS (continued)

At December 31, 1999 and December 31, 1998, amortized cost, gross unrealized gains and losses, and estimated fair values of fixed maturities, all of which are designated as available for sale, follows:


                                                       POST-MERGER
                                    ---------------------------------------------------
                                                    Gross       Gross      Estimated
                                     Amortized    Unrealized  Unrealized      Fair
                                        Cost         Gains      Losses       Value
                                    ----------    ----------  ----------   ---------
                                                  (Dollars in thousands)
    December 31, 1999
    -----------------------------
    U.S. government and
       governmental agencies
       and authorities............     $ 21,363          --     $   (260)   $ 21,103
    Public utilities..............       53,754      $   25       (2,464)     51,315
    Corporate securities..........      396,494          53      (12,275)    384,272
    Other asset-backed securities.      207,044         850       (4,317)    203,577
    Mortgage-backed securities....      179,397          39       (4,382)    175,054
                                       --------      ------     --------    --------
    Total.........................     $858,052      $  967     $(23,698)   $835,321
                                       ========      ======     ========    ========

    December 31, 1998
    -----------------------------
    U. S. government and
       governmental agencies
       and authorities............     $ 13,568      $  182     $    (8)    $ 13,742
    Foreign governments...........        2,028           8          --        2,036
    Public utilities..............       67,710         546        (447)      67,809
    Corporate securities..........      365,569       4,578       (2,658)    367,489
    Other asset-backed securities.       99,877         281       (1,046)     99,112
    Mortgage-backed securities....      191,020       1,147         (370)    191,797
                                       --------      ------     --------    --------
    Total.........................     $739,772      $6,742     $ (4,529)   $741,985
                                       ========      ======     ========    ========

Short-term investments with maturities of 30 days or less have been excluded from the above schedules. Amortized cost approximates fair value for these securities. At December 31, 1999, net unrealized investment loss on fixed maturities designated as available for sale totaled $22,731,000. Depreciation of $6,955,000 was included in stockholder's equity at December 31, 1999 (net of adjustments of $1,785,000 to VPIF, $10,246,000 to DPAC, and $3,745,000 to
deferred income taxes). At December 31, 1998, net unrealized investment gains on fixed maturities designated as available for sale totaled $2,213,000. Appreciation of $1,005,000 was included in stockholder's equity at December 31, 1998 (net of adjustments of $203,000 to VPIF, $455,000 to DPAC, and $550,000 to deferred income taxes).

At December 31, 1999, net unrealized appreciation on equity securities was comprised entirely of gross appreciation of $2,378,000. At December 31, 1998, net unrealized depreciation of equity securities was comprised entirely of gross depreciation of $2,923,000.

Amortized cost and estimated fair value of fixed maturities designated as available for sale, by contractual maturity, at December 31, 1999 are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

ACC4-108203                                99

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

3. INVESTMENT OPERATIONS (continued)


                                                   POST-MERGER
                                            -------------------------
                                            Amortized      Estimated
December 31, 1999                              Cost       Fair Value
---------------------------------------------------------------------
                                              (Dollars in thousands)

Due within one year.....................    $ 25,317       $ 25,186
Due after one year through five years...     355,205        344,998
Due after five years through ten years..      83,004         78,976
Due after ten years.....................       8,085          7,530
                                            --------       --------
                                             471,611        456,690
Other asset-backed securities...........     207,044        203,577
Mortgage-backed securities..............     179,397        175,054
                                            --------       --------
Total...................................    $858,052       $835,321
                                            ========       ========

An analysis of sales, maturities, and principal repayments of the Companies' fixed maturities portfolio follows:


                                                        Gross      Gross     Proceeds
                                           Amortized  Realized   Realized      from
                                             Cost       Gains     Losses       Sale
                                           ---------  --------   --------    --------
                                                     (Dollars in thousands)
POST-MERGER:
For the year ended December 31, 1999:
Scheduled principal repayments, calls,
   and tenders..........................    $141,346     $216       $(174)   $141,388
Sales...................................      80,472      141      (1,454)     79,159
                                            --------     ----     -------    --------
Total...................................    $221,818     $357     $(1,628)   $220,547
                                            ========     ====     =======    ========

For the year ended December 31, 1998:
Scheduled principal repayments, calls,
   and tenders..........................    $102,504      $60         $(3)   $102,561
Sales...................................      43,204      518      (1,030)     42,692
                                            --------     ----     -------    --------
Total...................................    $145,708     $578     $(1,033)   $145,253
                                            ========     ====     =======    ========

For the period October 25, 1997 through
   December 31, 1997:
Scheduled principal repayments, calls,
   and tenders..........................      $6,708       $2          --      $6,710
Sales...................................       3,138       23          --       3,161
                                            --------     ----     -------    --------
Total...................................      $9,846      $25          --      $9,871
                                            ========     ====     =======    ========

POST-ACQUISITION:

For the period January 1, 1997 through
   October 24, 1997:
Scheduled principal repayments, calls,
   and tenders..........................     $25,419       --          --     $25,419
Sales...................................      14,052     $153         $(2)     14,203
                                            --------     ----     -------    --------
Total...................................     $39,471     $153         $(2)    $39,622
                                            ========     ====     =======    ========

ACC4-108203                                100

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


3. INVESTMENT OPERATIONS (continued)

Investment Valuation Analysis: The Companies analyze the investment portfolio at least quarterly in order to determine if the carrying value of any investment has been impaired. The carrying value of debt and equity securities is written down to fair value by a charge to realized losses when an impairment in value appears to be other than temporary.

During the fourth quarter of 1998, Golden American determined that the carrying value of two bonds exceeded their estimated net realizable value. As a result, at December 31, 1998, Golden American recognized a total pre-tax loss of $973,000 to reduce the carrying value of the bonds to their combined net realizable value of $2,919,000. During the second quarter of 1999, further information was received regarding these bonds and Golden American determined that the carrying value of the two bonds exceeded their estimated net realizable value. As a result, at June 30, 1999, Golden American recognized a total pre-tax loss of $1,639,000 to further reduce the carrying value of the bonds to their combined net realizable value of $1,137,000. During 1997, no investments were identified as having an other than temporary impairment.

Investments on Deposit: At December 31, 1999 and 1998, affidavits of deposits covering bonds with a par value of $6,470,000 were on deposit with regulatory authorities pursuant to certain statutory requirements.

Investment Diversifications: The Companies' investment policies related to the investment portfolio require diversification by asset type, company, and industry and set limits on the amount which can be invested in an individual issuer. Such policies are at least as restrictive as those set forth by regulatory authorities. The following percentages relate to holdings at December 31, 1999 and December 31, 1998. Fixed maturities included investments in basic industrials (29% in 1999, 26% in 1998), conventional mortgage-backed securities (22% in 1999, 25% in 1998), financial companies (16% in 1999, 19% in 1998), and other asset-backed securities (19% in 1999, 11% in 1998). Mortgage loans on real estate have been analyzed by geographical location with concentrations by state identified as California (12% in 1999 and 1998), Utah (10% in 1999, 11% in
1998), and Georgia (9% in 1999, 10% in 1998). There are no other concentrations of mortgage loans on real estate in any state exceeding ten percent at December 31, 1999 and 1998. Mortgage loans on real estate have also been analyzed by collateral type with significant concentrations identified in office buildings (34% in 1999, 36% in 1998), industrial buildings (33% in 1999, 32% in 1998), retail facilities (19% in 1999, 20% in 1998), and multi-family apartments (10% in 1999, 8% in 1998). Equity securities are not significant to the Companies' overall investment portfolio.

No investment in any person or its affiliates (other than bonds issued by agencies of the United States government) exceeded ten percent of stockholder's equity at December 31, 1999.

4. COMPREHENSIVE INCOME
Comprehensive income includes all changes in stockholder's equity during a period except those resulting from investments by and distributions to the stockholder. Total comprehensive income (loss) for the Companies includes $(452,000) for the year ended December 31, 1999 for First Golden ($1,015,000 for the year ended December 31, 1998 and $159,000, and $536,000, respectively, for the periods October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997). Other comprehensive income excludes net investment gains (losses) included in net income, which merely represent transfers from unrealized to realized gains and losses. These amounts total $(1,468,000) in 1999 and $(2,133,000) in 1998. Such amounts, which have been measured through the date of sale, are net of income taxes and adjustments to VPIF and DPAC totaling $(1,441,000) in 1999 and $705,000 in 1998.

5. FAIR VALUES OF FINANCIAL INSTRUMENTS
SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of estimated fair value of all financial instruments, including both assets and liabilities recognized and not recognized in a

ACC4-108203                                101

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


5. FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

company's  balance
sheet, unless specifically exempted. SFAS No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments," requires additional disclosures about derivative financial instruments. Most of the
Companies' investments, investment contracts, and debt fall within the standards' definition of a financial instrument. Fair values for the Companies' insurance contracts other than investment contracts are not required to be disclosed. In cases where quoted market prices are not available, estimated fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accounting, actuarial, and regulatory bodies are continuing to study the methodologies to be used in developing fair value information, particularly as it relates to such things as liabilities for insurance contracts. Accordingly, care should be exercised in deriving conclusions about the Companies' business or financial condition based on the information presented herein.

The Companies closely monitor the composition and yield of invested assets, the duration and interest credited on insurance liabilities, and resulting interest spreads and timing of cash flows. These amounts are taken into consideration in the Companies' overall management of interest rate risk, which attempts to minimize exposure to changing interest rates through the matching of investment cash flows with amounts expected to be due under insurance contracts. These assumptions may not result in values consistent with those obtained through an actuarial appraisal of the Companies' business or values that might arise in a negotiated transaction.

The following compares carrying values as shown for financial reporting purposes with estimated fair values:

                                                               POST-MERGER
                                           -----------------------------------------------
                                              December 31, 1999        December 31, 1998
                                           ----------------------    ---------------------
                                                        Estimated                Estimated
                                            Carrying      Fair        Carrying     Fair
                                             Value       Value         Value      Value
                                            --------    ---------     --------   ---------
                                                     (Dollars in thousands)

ASSETS

   Fixed maturities, available for sale..  $  835,321   $  835,321  $  741,985  $  741,985
   Equity securities.....................      17,330       17,330      11,514      11,514
   Mortgage loans on real estate.........     100,087       95,524      97,322      99,762
   Policy loans..........................      14,157       14,157      11,772      11,772
   Short-term investments................      80,191       80,191      41,152      41,152
   Cash and cash equivalents.............      14,380       14,380       6,679       6,679
   Separate account assets...............   7,562,717    7,562,717   3,396,114   3,396,114

LIABILITIES

   Annuity products......................   1,017,105      953,546     869,009     827,597
   Surplus notes.........................     245,000      226,100      85,000      90,654
   Revolving note payable................       1,400        1,400          --          --
   Separate account liabilities..........   7,562,717    7,562,717   3,396,114   3,396,114

The following methods and assumptions were used by the Companies in estimating fair values.

Fixed  maturities:   Estimated  fair  values  of  conventional   mortgage-backed
securities not actively traded in a liquid market and publicly traded securities are estimated using a third party pricing process. This pricing

ACC4-108203                                102

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


5. FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

process uses a matrix calculation assuming a spread over U.S. Treasury bonds based upon the expected average lives of the securities.

Equity securities: Estimated fair values of equity securities, which consist of the Companies' investment in the portfolios underlying its separate accounts, are based upon the quoted fair value of individual securities comprising the individual portfolios. For equity securities not actively traded, estimated fair values are based upon values of issues of comparable returns and quality.

Mortgage loans on real estate: Fair values are estimated by discounting expected cash flows, using interest rates currently offered for similar loans.

Policy loans: Carrying values approximate the estimated fair value for policy loans.

Short-term investments and cash and cash equivalents: Carrying values reported in the Companies' historical cost basis balance sheet approximate estimated fair value for these instruments due to their short-term nature.

Separate account assets: Separate account assets are reported at the quoted fair values of the individual securities in the separate accounts.

Annuity products: Estimated fair values of the Companies' liabilities for future policy benefits for the divisions of the variable annuity products with fixed interest guarantees and for supplemental contracts without life contingencies are stated at cash surrender value, the cost the Companies would incur to extinguish the liability.

Surplus notes: Estimated fair value of the Companies' surplus notes were based upon discounted future cash flows using a discount rate approximating the current market value.

Revolving note payable: Carrying value reported in the Companies' historical cost basis balance sheet approximates estimated fair value for this instrument, as the agreement carries a variable interest rate provision.

Separate account liabilities: Separate account liabilities are reported at full account value in the Companies' historical cost balance sheet. Estimated fair values of separate account liabilities are equal to their carrying amount.

6. MERGER
Transaction: On October 23, 1997, Equitable's shareholders approved the Merger Agreement dated July 7, 1997 among Equitable, PFHI, and ING. On October 24, 1997, PFHI, a Delaware corporation, acquired all of the outstanding capital stock of Equitable according to the Merger Agreement. PFHI is a wholly owned subsidiary of ING, a global financial services holding company based in The Netherlands. Equitable, an Iowa corporation, in turn, owned all the outstanding capital stock of Equitable Life Insurance Company of Iowa ("Equitable Life") and Golden American and their wholly owned subsidiaries. In addition, Equitable owned all the outstanding capital stock of Locust Street Securities, Inc.
("LSSI"), Equitable Investment Services, Inc. (subsequently dissolved), DSI, Equitable of Iowa Companies Capital Trust, Equitable of Iowa Companies Capital Trust II, and Equitable of Iowa Securities Network, Inc. (subsequently renamed ING Funds Distributor, Inc.). In exchange for the outstanding capital stock of Equitable, ING paid total consideration of approximately $2.1 billion in cash and stock and assumed approximately $400 million in debt. As a result of this transaction, Equitable was merged into PFHI, which was simultaneously renamed Equitable of Iowa Companies, Inc. ("EIC" or the "Parent"), a Delaware corporation. All costs of the merger, including expenses to terminate certain benefit plans, were paid by the Parent.

ACC4-108203                                103

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


6. MERGER (continued)

Accounting Treatment: The merger was accounted for as a purchase resulting in a new basis of accounting, reflecting estimated fair values for assets and liabilities at October 24, 1997. The purchase price was allocated to EIC and its subsidiaries with $227,497,000 allocated to the Companies. Goodwill was established for the excess of the merger cost over the fair value of the net assets and attributed to EIC and its subsidiaries including Golden American and First Golden. The amount of goodwill allocated to the Companies relating to the merger was $151,127,000 at the merger date and is being amortized over 40 years on a straight-line basis. The carrying value of goodwill will be reviewed periodically for any indication of impairment in value. The Companies' DPAC, previous balance of VPIF, and unearned revenue reserve, as of the merger date, were eliminated and a new asset of $44,297,000 representing VPIF was established for all policies in force at the merger date.

Value of Purchased Insurance In Force: As part of the merger, a portion of the acquisition cost was allocated to the right to receive future cash flows from insurance contracts existing with the Companies at the merger date. This allocated cost represents VPIF reflecting the value of those purchased policies calculated by discounting the actuarially determined expected future cash flow at the discount rate determined by ING.

An analysis of the VPIF asset follows:

                                                                   POST-MERGER
                                              -------------------------------------------------
                                                                                 For the period
                                              For the year     For the year    October 25, 1997
                                                  ended            ended           through
                                              December 31,     December 31,    December 31, 1997
                                              -------------------------------------------------
                                                            (Dollars in thousands)

   Beginning balance........................     $35,977          $43,174          $44,297
                                                 -------          -------          -------

   Imputed interest.........................       2,373            2,802            1,004
   Amortization.............................      (7,930)          (7,753)          (1,952)
   Changes in assumptions of timing of
     gross profits..........................        (681)             227               --
                                                 -------          -------          -------
   Net amortization.........................      (6,238)          (4,724)            (948)
   Adjustment for unrealized gains (losses)
     on available for sale securities.......       1,988              (28)            (175)
   Adjustment for other receivables and
     merger costs...........................          --           (2,445)              --
                                                 -------          -------          -------
   Ending balance...........................     $31,727          $35,977          $43,174
                                                 =======          =======          =======

ACC4-108203                                104

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


6. MERGER (continued)

Interest is imputed on the unamortized balance of VPIF at a rate of 7.33% for the year ended December 31, 1999, 7.38% for the year ended December 31, 1998, and 7.03% for the period October 25, 1997 through December 31, 1997. In 1999, VPIF was adjusted to increase amortization by $681,000 to reflect changes in the assumptions related to the timing of estimated gross profits. The amortization of VPIF, net of imputed interest, is charged to expense. VPIF decreased $2,664,000 during 1998 to adjust the value of other receivables and increased $219,000 in 1998 as a result of an adjustment to the merger costs. VPIF is adjusted for the unrealized gains (losses) on available for sale securities; such changes are included directly in stockholder's equity. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of December 31, 1999 is $3,958,000 in 2000, $3,570,000 in 2001, $3,322,000 in
2002,  $2,807,000 in 2003, and $2,292,000 in 2004. Actual  amortization may vary based upon changes in assumptions and experience.

7. ACQUISITION

Transaction: On August 13, 1996, Equitable acquired all of the outstanding capital stock of BT Variable from Whitewood, a wholly owned subsidiary of Bankers Trust Company ("Bankers Trust"), according to the terms of the Purchase Agreement dated May 3, 1996 between Equitable and Whitewood. In exchange for the outstanding capital stock of BT Variable, Equitable paid the sum of $93,000,000 in cash to Whitewood in accordance with the terms of the Purchase Agreement. Equitable also paid the sum of $51,000,000 in cash to Bankers Trust to retire certain debt owed by BT Variable to Bankers Trust pursuant to a revolving credit arrangement. After the acquisition, the BT Variable, Inc. name was changed to EIC Variable, Inc. On April 30, 1997, EIC Variable, Inc. was liquidated and its investments in Golden American and DSI were transferred to Equitable, while the remainder of its net assets were contributed to Golden American. On December 30, 1997, EIC Variable, Inc. was dissolved.

Accounting Treatment: The acquisition was accounted for as a purchase resulting in a new basis of accounting, which reflected estimated fair values for assets and liabilities at August 13, 1996. The purchase price was allocated to the three companies purchased - BT Variable, DSI, and Golden American. The allocation of the purchase price to Golden American was approximately $139,872,000. Goodwill was established for the excess of the purchase price over the fair value of the net assets acquired and attributed to Golden American. The amount of goodwill relating to the acquisition was $41,113,000 and was amortized over 25 years on a straight-line basis until the October 24, 1997 merger with ING. Golden American's DPAC, previous balance of VPIF, and unearned revenue reserve, as of the acquisition date, were eliminated and an asset of $85,796,000 representing VPIF was established for all policies in force at the acquisition date.

Value of Purchased Insurance In Force: As part of the acquisition, a portion of the acquisition cost was allocated to the right to receive future cash flows from the insurance contracts existing with Golden American at the date of acquisition. This allocated cost represents VPIF reflecting the value of those purchased policies calculated by discounting the actuarially determined expected future cash flows at the discount rate determined by Equitable.

ACC4-108203                                105

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


7. ACQUISITION (continued)

An analysis of the VPIF asset follows:


                                              POST-ACQUISITION
                                              ----------------
                                               For the period
                                              January 1, 1997
                                                  through
                                              October 24, 1997
                                              ----------------
                                          (Dollars in thousands)

             Beginning balance............        $ 83,051
                                                  --------

             Imputed interest.............           5,138
             Amortization.................         (12,656)
             Changes in assumption of
               timing of gross profits....           2,293
                                                  --------
             Net amortization.............          (5,225)
             Adjustment for unrealized
               gains on available for
               sale securities............            (373)
                                                  --------
             Ending balance...............        $ 77,453
                                                  ========

Interest was imputed on the unamortized balance of VPIF at rates of 7.70% to 7.80% for the period January 1, 1997 through October 24, 1997. The amortization of VPIF, net of imputed interest, was charged to expense. VPIF was also adjusted for the unrealized gains on available for sale securities; such changes were included directly in stockholder's equity.


8. INCOME TAXES

Golden American files a consolidated federal income tax return. Under the Internal Revenue Code, a newly acquired insurance company cannot file as part of the Parent's consolidated tax return for 5 years.

At December 31, 1999, the Companies have net operating loss ("NOL") carryforwards for federal income tax purposes of approximately $161,799,000. Approximately $5,094,000, $3,354,000, $53,310,000, and $100,041,000 of these NOL carryforwards are available to offset future taxable income of the Companies through the years 2011, 2012, 2013, and 2014, respectively.

INCOME TAX EXPENSE (BENEFIT)
Income tax expense (benefit) included in the consolidated financial statements follows:

                               POST-MERGER                    |POST-ACQUISITION
                  --------------------------------------------|----------------
                                               For the period | For the period
                                                 October 25,  |    January 1,
                  For the year  For the year       1997       |     1997
                      ended         ended        through      |   through
                  December 31,  December 31,     December 31, |   October 24,
                     1999          1998             1997      |     1997
                  ------------  ------------   -------------- | --------------
                                   (Dollars in thousands)
                                                              |
   Current                --           --             --      |    $    12
   Deferred          $8,523       $5,279           $146       |     (1,349)
                      ------       ------           ----      |    -------
                      $8,523       $5,279           $146      |    $(1,337)
                      ======       ======           ====      |    =======

ACC4-108203                                106

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


8. INCOME TAXES (continued)

The effective tax rate on income (loss) before income taxes is different from the prevailing federal income tax rate. A reconciliation of this difference follows:

                                                        POST-MERGER                    |POST-ACQUISITION
                                          ---------------------------------------------|-----------------
                                                                        For the period | For the period
                                                                          October 25,  |    January 1,
                                          For the year   For the year        1997      |      1997
                                             ended          ended          through     |    through
                                          December 31,   December 31,     December 31, |  October 24,
                                             1999           1998             1997      |     1997
                                          ------------   ------------   -------------- |  -------------
                                                                (Dollars in thousands)
                                                                                       |
   Income (loss) before income taxes..       $19,737        $10,353            $(279)  |      $  (608)
                                             =======        =======            =====          =======
                                                                                       |
   Income tax (benefit) at federal                                                     |
     statutory  rate.........................$ 6,908        $ 3,624            $ (98)  |      $  (213)
   Tax effect (decrease) of:                                                           |
     Goodwill amortization............         1,322          1,322              220   |           --
     Compensatory stock option and
       restricted stock expense.......            --             --               --   |        (1,011)
     Meals and entertainment..........           199            157               23   |            53
     Other items......................            94            176                1   |          (166)
                                             -------        -------          -------   |      --------
   Income tax expense (benefit).......       $ 8,523        $ 5,279             $146   |      $ (1,337)
                                             =======        =======          =======   |      ========

ACC4-108203                                107

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


8. INCOME TAXES (continued)

DEFERRED INCOME TAXES
The tax effect of temporary differences giving rise to the Companies' deferred income tax assets and liabilities at December 31, 1999 and 1998 follows:


                                                           POST-MERGER
                                                    ----------------------------
                                                    December 31,    December 31,
                                                       1999            1998
                                                    ------------    ------------
                                                        (Dollars in thousands)

  Deferred tax assets:
     Net unrealized depreciation of securities
       at fair value............................            --         $1,023
     Net unrealized depreciation of available
       for sale fixed maturities................        $3,745             --
     Future policy benefitS.....................       133,494         66,273
     Goodwill...................................        16,323         16,323
     Net operating loss carryforwards...........        56,630         17,821
     Other......................................         1,333          1,272
                                                       -------        -------
                                                       211,525        102,712
  Deferred tax liabilities:
    Net unrealized appreciation of securities
       at fair value............................          (832)            --
     Net unrealized appreciation of available
       for sale fixed maturities................            --           (332)
     Fixed maturity securities..................       (17,774)        (1,034)
     Deferred policy acquisition costs..........      (154,706)       (55,520)
     Mortgage loans on real estate..............          (715)          (845)
     Value of purchased insurance in force......       (10,462)       (12,592)
     Other......................................        (1,348)          (912)
                                                       -------        -------
                                                      (185,837)       (71,235)
                                                       -------        -------
  Valuation allowance...........................        (3,745)            --
                                                       -------        -------
  Deferred income tax asset.....................       $21,943        $31,477
                                                       =======        =======


At December 31, 1999, the Company reported, for financial statement purposes, unrealized losses on certain investments which have not been recognized for tax purposes. The Companies have established a valuation allowance against the deferred income tax assets associated with unrealized depreciation on fixed maturities available for sale as the Companies are uncertain as to whether their capital losses, if ever realized, could be utilized to offset future capital gains.

ACC4-108203                                108

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


9. RETIREMENT PLANS AND EMPLOYEE STOCK COMPENSATION

DEFINED BENEFIT PLANS

In 1999 and 1998, the Companies were allocated their share of the pension liability associated with their employees. The Companies' employees are covered by the employee retirement plan of an affiliate, Equitable Life. Further, Equitable Life sponsors a defined contribution plan that is qualified under Internal Revenue Code Section 401(k).

The following tables summarize the benefit obligations and the funded status for pension benefits over the two-year period ended December 31, 1999:

                                                   1999        1998
                                          -----------------------------------
                                                (Dollars in thousands)

    Change in benefit obligation:
      Benefit obligation at January 1...          $ 4,454       $956
      Service cost......................            1,500      1,138
      Interest cost.....................              323         97
      Actuarial (gain) loss.............           (2,056)     2,266
      Benefit payments..................               --         (3)
                                                  -------    -------
      Benefit obligation at December 31.          $ 4,221    $ 4,454
                                                  =======    =======

    Funded status:
      Funded status at December 31......          $(4,221)   $(4,454)
      Unrecognized net loss.............              210      2,266
                                                  -------    -------
      Net amount recognized.............          $(4,011)   $(2,188)
                                                  =======    =======

The Companies' plan assets were held by Equitable Life, an affiliate. During 1998, the Equitable Life Employee Pension Plan began investing in an undivided interest of the ING-NA Master Trust (the "Master Trust"). Boston Safe Deposit and Trust Company holds the Master Trust's investment assets.

The weighted-average assumptions used in the measurement of the Companies' benefit obligation follows:

    December 31                             1999      1998
-----------------------------------------------------------------

    Discount rate....................       8.00%     6.75%
    Expected return on plan assets...       9.25      9.50
    Rate of compensation increase....       5.00      4.00


ACC4-108203                                109

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


9. RETIREMENT PLANS AND EMPLOYEE STOCK COMPENSATION (continued)

The following table provides the net periodic benefit cost for the fiscal years 1999, 1998, and 1997:

                                               POST-MERGER                     |POST-ACQUISITION
                                 ----------------------------------------------|-----------------
                                 For the year  For the year     For the period | For the period
                                    ended         ended       October 25, 1997 | January 1, 1997
                                 December 31,  December 31,       through      |    through
                                    1999          1998       December 31, 1997 |October 24, 1997
                                 ----------------------------------------------|-----------------
                                            (Dollars in thousands)             |
                                                                               |
                                                                               |
    Service cost................   $1,500        $1,138            $114        |     $568
    Interest cost...............      323            97              10        |       15
    Amortization of net loss....       --            --              --        |        1
                                   ------        ------            ----        |     ----
    Net periodic benefit cost...   $1,823        $1,235            $124        |     $584
                                   ======        ======            ====        |     ====

There were no gains or losses resulting from curtailments or settlements during 1999, 1998, or 1997.

The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for pension plans with accumulated benefit obligations in excess of plan assets were $4,221,000, $2,488,000, and $0, respectively, as of December 31, 1999 and $4,454,000, $3,142,000, and $0, respectively, as of December 31,
1998.

During 1997, ING approved the 1997 Phantom Plan for certain key employees. The Phantom Plan is similar to a standard stock option plan; however, the phantom share option entitles the holder to a cash benefit in Dutch Guilders linked to the rise in value of ING ordinary shares on the Amsterdam Stock Exchange. The plan participants are entitled to any appreciation in the value of ING ordinary shares over the Phantom Plan option price (strike price) of 53.85 Euros for options issued on July 1, 1999, 140.40 Dutch Guilders for options issued on May 26, 1998, and 85.10 Dutch Guilders for options issued on May 23, 1997, not the ordinary shares themselves.

Options are granted at fair value on the date of grant. Options in the Phantom Plan are subject to forfeiture to ING should the individuals terminate their relationship with ING before the three-year initial retention period has elapsed. All options expire five years from the date of grant.

On July 1, 1999, ING issued 34,750 options to employees of Golden American related to this plan at a strike price of 53.85 Euros.

On May 26, 1998, ING issued 42,400 options related to this plan at a strike price of 140.40 Dutch Guilders. Since the strike price at December 31, 1998 was higher than the ING share price, there was no compensation expense related to these options in 1998.

On May 23, 1997, ING issued 3,500 options related to this plan at a strike price of 85.10 Dutch Guilders. Since the strike price was lower than the ING share price at December 31, 1998, Golden American incurred $46,000 of compensation expense related to these options during 1998.

No expense was recognized in 1999 related to the above options. As of December 31, 1999, 58,250 options remain outstanding.


10. RELATED PARTY TRANSACTIONS

Operating Agreements: DSI, an affiliate, acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) and distributor of the variable insurance products issued by the Companies. DSI is authorized to enter into agreements with broker/dealers to

ACC4-108203                                110

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


10. RELATED PARTY TRANSACTIONS (continued)

distribute the Companies' variable insurance products and appoint representatives of the broker/dealers as agents. For the years ended December 31, 1999 and 1998 and for the periods October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, the Companies paid commissions to DSI totaling $181,536,000, $117,470,000, $9,931,000, and $26,419,000,
respectively.

Golden American provides certain managerial and supervisory services to DSI. The fee paid by DSI for these services is calculated as a percentage of average assets in the variable separate accounts. For the years ended December 31, 1999 and 1998 and for the periods October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, the fee was $10,136,000, $4,771,000,
$508,000, and $2,262,000, respectively.

Effective January 1, 1998, the Companies have an asset management agreement with ING Investment Management LLC ("ING IM"), an affiliate, in which ING IM provides asset management and accounting services. Under the agreement, the Companies record a fee based on the value of the assets under management. The fee is payable quarterly. For the years ended December 31, 1999 and 1998, the Companies incurred fees of $2,227,000 and $1,504,000, respectively, under this agreement.

Prior to 1998, the Companies had a service  agreement with Equitable  Investment
Services, Inc. ("EISI"), an affiliate, in which EISI provided investment management services. Payments for these services totaled $200,000 and $768,000 for the periods October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, respectively.

Golden American has a guaranty agreement with Equitable Life, an affiliate. In consideration of an annual fee, payable June 30, Equitable Life guarantees to Golden American that it will make funds available, if needed, to Golden American to pay the contractual claims made under the provisions of Golden American's life insurance and annuity contracts. The agreement is not, and nothing contained therein or done pursuant thereto by Equitable Life shall be deemed to constitute, a direct or indirect guaranty by Equitable Life of the payment of any debt or other obligation, indebtedness, or liability, of any kind or character whatsoever, of Golden American. The agreement does not guarantee the value of the underlying assets held in separate accounts in which funds of variable life insurance and variable annuity policies have been invested. The calculation of the annual fee is based on risk based capital. As Golden American's risk based capital level was above required amounts, no annual fee was payable in 1999 or in 1998.

Golden American provides certain advisory, computer, and other resources and services to Equitable Life. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $6,107,000 and $5,833,000 for the years ended December 31, 1999 and 1998, respectively ($1,338,000 and $2,992,000 for the periods October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, respectively).

The Companies have a service agreement with Equitable Life in which Equitable Life provides administrative and financial related services. Under this agreement, the Companies incurred expenses of $1,251,000 and $1,058,000 for the years ended December 31, 1999 and 1998, respectively ($13,000 and $16,000 for the periods October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, respectively).

First Golden provides resources and services to DSI. Revenues for these services, which reduce general expenses incurred by the Companies, totaled $387,000 in 1999 and $75,000 in 1998.

Golden American provides resources and services to ING Mutual Funds Management Co., LLC, an affiliate. Revenues for these services, which reduce general expenses incurred by Golden American, totaled $244,000 in 1999.

ACC4-108203                                111

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


10. RELATED PARTY TRANSACTIONS (continued)

Golden American provides resources and services to United Life & Annuity Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by Golden American, totaled $460,000 in 1999.

The Companies provide resources and services to Security Life of Denver Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by the Companies, totaled $216,000 in 1999.

The  Companies  provide  resources  and  services to  Southland  Life  Insurance
Company, an affiliate. Revenues for these services, which reduce general expenses incurred by the Companies, totaled $103,000 in 1999.

In 1999, 1998, and 1997, the Companies received 10.0%, 9.6%, and 5.1% of total premiums, net of reinsurance, for variable products sold through five affiliates as noted in the following table:

                                                            POST-MERGER                   |POST-ACQUISITION
                                            ----------------------------------------------|-----------------
                                                                                          |
                                            For the year   For the year    For the period | For the period
                                               ended          ended      October 25, 1997 |January 1, 1997
                                            December 31,   December 31,       through     |    through
                                                    1999           1998  December 31, 1997|October 24, 1997
                                            ------------   ------------  -----------------|----------------
                                                                (Dollars in millions)
                                                                                          |
   LSSI..................................          $168.5        $122.9          $9.3     |       $16.9
   Vestax Securities Corporation.........            88.1          44.9           1.9     |         1.2
   DSI...................................             2.5          13.6           2.1     |         0.4
   Multi-Financial Securities Corporation            44.1          13.4            --     |          --
   IFG Network Securities, Inc...........            25.8           3.7            --     |          --
                                                   ------        ------         -----     |       -----
   Total.................................          $329.0        $198.5         $13.3     |       $18.5
                                                   ======        ======         =====     |       =====

Reciprocal Loan Agreement: Golden American maintains a reciprocal loan agreement with ING America Insurance Holdings, Inc. ("ING AIH"), a Delaware corporation and affiliate, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which became effective January 1, 1998 and expires December 31, 2007, Golden American and ING AIH can borrow up to $65,000,000 from one another. Prior to lending funds to ING AIH, Golden American must obtain the approval from the Department of Insurance of the State of Delaware. Interest on any Golden American borrowings is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Interest on any ING AIH borrowings is charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. Under this agreement, Golden American incurred interest expense of $815,000 in 1999 and $1,765,000 in 1998. At December 31, 1999 and 1998, Golden American did not have any borrowings or receivables from ING AIH under this agreement.

Line of Credit: Golden American maintained a line of credit agreement with Equitable to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which became effective December 1, 1996 and expired December 31, 1997, Golden American could borrow up to $25,000,000. Interest on any borrowings was charged at the rate of Equitable's monthly average aggregate cost of short-term funds plus 1.00%. Under this agreement, Golden American incurred interest expense of $211,000 for the year ended December 31, 1998 ($213,000 for the period October 25, 1997 through December 31, 1997 and $362,000 for the period January 1, 1997 through October 24, 1997). The outstanding balance was paid by a capital contribution and with funds borrowed from ING AIH.

ACC4-108203                                112

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


10. RELATED PARTY TRANSACTIONS (continued)

Surplus Notes:  On December 30, 1999,  Golden  American issued an 8.179% surplus note in the amount of $50,000,000 to Equitable Life. The note matures on December 29, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred no interest in 1999.

On December 8, 1999, Golden American issued a 7.979% surplus note in the amount of $35,000,000 to First Columbine Life Insurance Company ("First Columbine"), an affiliate. The note matures on December 7, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American paid no interest in 1999.

On September 30, 1999, Golden American issued a 7.75% surplus note in the amount of $75,000,000 to ING AIH. The note matures on September 29, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $1,469,000 in 1999. On December 30, 1999, ING AIH assigned the note to Equitable Life.

On December 30, 1998, Golden American issued a 7.25% surplus note in the amount of $60,000,000 to Equitable Life. The note matures on December 29, 2028. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $4,350,000 in 1999. Golden American incurred no interest in 1998.

On December 17, 1996, Golden American issued an 8.25% surplus note in the amount of $25,000,000 to Equitable. The note matures on December 17, 2026. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors of Golden American. Any payment of principal made is subject to the prior approval of the Delaware Insurance Commissioner. Golden American incurred interest totaling $2,063,000 in 1999, unchanged from 1998 ($344,000 and $1,720,000 for the periods October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, respectively). On December 17, 1996, Golden American contributed the $25,000,000 to First Golden acquiring 200,000 shares of common stock (100% of outstanding stock).

Stockholder'S Equity: During 1999 and 1998, Golden American received capital contributions from its Parent of $121,000,000 and $122,500,000, respectively.


11. COMMITMENTS AND CONTINGENCIES

Reinsurance: At December 31, 1999, the Companies had reinsurance treaties with four unaffiliated reinsurers and one affiliated reinsurer covering a significant portion of the mortality risks under its variable contracts. Golden American remains liable to the extent reinsurers do not meet their obligations under the reinsurance agreements. Reinsurance ceded in force for life mortality risks were $119,575,000 and $111,552,000 at December 31, 1999 and 1998, respectively. At
December 31, 1999 and 1998, the Companies have a net receivable of $14,834,000 and $7,586,000, respectively, for reserve credits, reinsurance claims, or

ACC4-108203                                113

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


11. COMMITMENTS AND CONTINGENCIES (continued)

other receivables from these reinsurers comprised of $493,000 and$439,000, respectively, for claims recoverable from reinsurers, $1,201,000 and $543,000, respectively, for a payable for reinsurance premiums, and $15,542,000 and $7,690,000, respectively, for a receivable from an unaffiliated reinsurer. Included in the accompanying financial statements are net considerations to reinsurers of $9,883,000, $4,797,000, $326,000, and $1,871,000 and net policy benefits recoveries of $3,059,000,  $2,170,000, $461,000, and $1,021,000 for the
years ended December 31, 1999 and 1998 and for the periods October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, respectively.

Effective June 1, 1994, Golden American entered into a modified coinsurance agreement with an unaffiliated reinsurer. The accompanying financial statements are presented net of the effects of the treaty which increased income by $1,729,000, $1,022,000, $265,000, and $335,000 for the years ended December 31,
1999 and 1998 and for the periods October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, respectively.

The reinsurance treaties that covered the nonstandard minimum guaranteed death benefits for new business have been terminated for business issued after December 31, 1999. The Companies are currently pursuing alternative reinsurance arrangements for new business issued after December 31, 1999. There can be no assurance that such alternative arrangements will be available. The reinsurance covering business in force at December 31, 1999 will continue to apply in the future.

Guaranty Fund Assessments: Assessments are levied on the Companies by life and health guaranty associations in most states in which the Companies are licensed to cover losses of policyholders of insolvent or rehabilitated insurers. In some states, these assessments can be partially recovered through a reduction in future premium taxes. The Companies cannot predict whether and to what extent legislative initiatives may affect the right to offset. The associated cost for a particular insurance company can vary significantly based upon its fixed account premium volume by line of business and state premiums as well as its potential for premium tax offset. The Companies have established an undiscounted reserve to cover such assessments, review information regarding known failures, and revise estimates of future guaranty fund assessments. Accordingly, the Companies accrued and charged to expense an additional $3,000 and $1,123,000 for the years ended December 31, 1999 and 1998, respectively, $141,000 for the period October 25, 1997 through December 31, 1997 and $446,000 for the period January 1, 1997 through October 24, 1997. At December 31, 1999 and 1998, the Companies have an undiscounted reserve of $2,444,000 and $2,446,000, respectively, to cover estimated future assessments (net of related anticipated premium tax credits) and has established an asset totaling $618,000 and $586,000, respectively, for assessments paid which may be recoverable through future premium tax offsets. The Companies believe this reserve is sufficient to cover expected future guaranty fund assessments based upon previous premiums and known insolvencies at this time.

Litigation: The Companies, like other insurance companies, may be named or otherwise involved in lawsuits, including class action lawsuits and arbitrations. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement or award payments have been made. The Companies currently believe no pending or threatened lawsuits or actions exist that are reasonably likely to have a material adverse impact on the Companies.

Vulnerability from Concentrations: The Companies have various concentrations in the investment portfolio (see Note 3 for further information). The Companies' asset growth, net investment income, and cash flow are primarily generated from the sale of variable insurance products and associated future policy benefits and separate account liabilities. Substantial changes in tax laws that would make these products less attractive to consumers and extreme fluctuations in interest rates or stock market returns, which may result in higher lapse experience than assumed, could cause a severe impact to the Companies' financial condition. Two broker/dealers, each having at least ten percent of total sales, generated 28% of the Companies' sales in 1999

ACC4-108203                                114

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


11. COMMITMENTS AND CONTINGENCIES (continued)

(26% and 53% by two broker/dealers during 1998 and 1997, respectively). The Premium Plus product generated 79% of the Companies' sales during 1999 (63% during 1998 and 11% during 1997).

Leases: The Companies lease their home office space, certain other equipment, and capitalized computer software under operating leases which expire through 2018. During the years ended December 31, 1999 and 1998 and for the periods October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, rent expense totaled $2,273,000, $1,241,000, $39,000, and $331,000, respectively. At December 31, 1999, minimum rental payments due under all non-cancelable operating leases with initial terms of one year or more are: 2000
- $3,596,000;  2001 - $3,403,000;  2002 - $2,859,000;  2003 - $2,486,000; 2004 -
$2,419,000, and 2005 and thereafter - $42,852,000.

Revolving Note Payable: To enhance short-term liquidity, the Companies established a revolving note payable effective July 27, 1998 and expiring July 31, 1999 with SunTrust Bank, Atlanta (the "Bank"). The note was approved by the Boards of Directors of Golden American and First Golden on August 5, 1998 and September 29, 1998, respectively. As of July 31, 1999, the SunTrust Bank, Atlanta revolving note facility was extended to July 31, 2000. The total amount the Companies may have outstanding is $85,000,000, of which Golden American and First Golden have individual credit sublimits of $75,000,000 and $10,000,000, respectively. The note accrues interest at an annual rate equal to: (1) the cost of funds for the Bank for the period applicable for the advance plus 0.25% or
(2) a rate quoted by the Bank to the Companies for the advance. The terms of the agreement require the Companies to maintain the minimum level of Company Action Level Risk Based Capital as established by applicable state law or regulation. During the years ended December 31, 1999 and 1998, the Companies incurred interest expense of $198,000 and $352,000, respectively. At December 31, 1999, the Companies had a $1,400,000 note payable to the Bank under this agreement.

ACC4-108203                                115

--------------------------------------------------------------------------------
                       STATEMENT OF ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

TABLE OF CONTENTS

     ITEM                                                                   PAGE
     Introduction.......................................................       1
     Description of Golden American Life Insurance Company..............       1
     Safekeeping of Assets..............................................       1
     The Administrator..................................................       1
     Independent Auditors...............................................       1
     Distribution of Contracts..........................................       1
     Performance Information............................................       2
     IRA Partial Withdrawal Option......................................      10
     Other Information..................................................      11
     Financial Statements of Separate Account B.........................      11


ACC4-108203                      116

--------------------------------------------------------------------------------

PLEASE TEAR OFF, COMPLETE AND RETURN THE FORM BELOW TO ORDER A FREE STATEMENT OF ADDITIONAL INFORMATION FOR THE CONTRACTS OFFERED UNDER THE PROSPECTUS. ADDRESS THE FORM TO OUR CUSTOMER SERVICE CENTER; THE ADDRESS IS SHOWN ON THE PROSPECTUS COVER.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PLEASE SEND ME A FREE COPY OF THE STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT B.

Please Print or Type:


                           --------------------------------------------------
                           NAME

                           --------------------------------------------------
                           SOCIAL SECURITY NUMBER

                           --------------------------------------------------
                           STREET ADDRESS

                           --------------------------------------------------
                           CITY, STATE, ZIP

108203  ACCESS-4   (10/00)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -




































ACC4-108203                                   117

                       This page intentionally left blank.

                                   APPENDIX A

                         CONDENSED FINANCIAL INFORMATION

Except for the Asset Allocation Growth, Diversified Mid-Cap, Growth and Income, Special Situations, Investors, Large Cap Value, All Cap, ING Global Brand Names, Prudential Jennison and the SP Jennison International Growth subaccounts which did not commence operations as of December 31, 1999, the following tables give
(1) the accumulation unit value ("AUV"), (2) the total number of accumulation units, and (3) the total accumulation unit value, for each subaccount of Golden American Separate Account B available under the Contract for the indicated periods. The subaccounts commenced operations on October 1, 1997, and started with an accumulation unit value as shown below, except for the Growth Opportunities and Developing Worldsubaccounts which became available for investment on February 19, 1998 and the High Yield Bond and StocksPLUS Growth and Income subaccounts which became available for investment on May 1, 1998.

LIQUID ASSET

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                     AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999              $ 14.79            1,335,241         $19,754        $ 14.55              171,595           $2,497
 1998                14.33              114,958           1,647          14.11               55,847              788
 1997                13.83                3,498              48          13.65                   --               --
 10/1/97             13.71                   --              --          13.53                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $14.29              341,263          $4,877
 1998                13.88              101,998           1,416
 1997                13.44               72,123             969
 10/1/97             13.33                   --              --
------------------------------------------------------------------

LIMITED MATURITY BOND

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                     AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $16.72               74,720          $1,249         $16.45               15,174             $250
 1998                16.77               59,954           1,005          16.52               24,212             $400
 1997                15.91                   --              --          15.70                   --               --
 10/1/97             15.72                   --              --          15.52                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $16.15              48,448             $783
 1998                16.25              27,265              443
 1997                15.47               6,594              102
 10/1/97             15.29                  --               --
------------------------------------------------------------------

GLOBAL FIXED INCOME

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                     AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $11.79               10,000            $118         $11.70                6,732              $79
 1998                13.09                6,756              88          13.00                  973               13
 1997                11.87                   --              --          11.81                   --               --
 10/1/97             11.99                   --              --          11.93                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $11.60              16,001             $186
 1998                12.92              13,635              176
 1997                11.75                  --               --
 10/1/97             11.87                  --               --
------------------------------------------------------------------

ACC4-108203                                A1


FULLY MANAGED

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                     AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $21.65               59,627          $1,291         $21.29               16,637             $354
 1998                20.53               36,730             754          20.23                5,645              114
 1997                19.66                5,900             116          19.40                   --               --
 10/1/97             19.49                   --              --          19.24                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $20.91              88,167           $1,844
 1998                19.90              54,221            1,079
 1997                19.11                 927               18
 10/1/97             18.96                  --               --
------------------------------------------------------------------

TOTAL RETURN

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                     AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $18.06              337,234          $6,090         $17.91               38,114             $683
 1998                17.72              148,128           2,624          17.60               21,490              378
 1997                16.10               10,470             169          16.02                   --               --
 10/1/97             15.82                   --              --          15.75                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $17.77             210,313           $3,737
 1998                17.49             131,812            2,305
 1997                15.94               4,594               73
 10/1/97             15.68                  --               --
------------------------------------------------------------------

EQUITY INCOME

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                     AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $21.47               82,137          $1,764         $21.12               21,450             $453
 1998                21.94               20,873             458          21.61               10,722              232
 1997                20.55                1,008              21          20.28                   --               --
 10/1/97             20.55                   --              --          20.29                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $20.74              58,908           $1,222
 1998                21.26              30,935              658
 1997                19.97                 951               19
 10/1/97             19.99                  --               --
------------------------------------------------------------------

VALUE EQUITY

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                     AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $18.14               43,052            $781         $18.01               12,137             $219
 1998                18.31               38,546             706          18.20               13,015              237
 1997                18.28                8,379             153          18.20                2,735               50
 10/1/97             18.85                   --              --          18.78                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
1999               $17.84              54,847             $979
1998                18.06              39,739              718
1997                18.09               1,848               33
10/1/97             18.67                  --               --
------------------------------------------------------------------

ACC4-108203                                 A2


RISING DIVIDENDS

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                     AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $25.83              187,702          $4,849         $25.59               50,429           $1,291
 1998                22.61              127,282           2,878          22.43               38,436              862
 1997                20.09                4,422              89          19.96                2,343               47
 10/1/97             19.30                   --              --          19.19                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $25.31             235,428           $5,959
 1998                22.22             135,474            3,011
 1997                19.81               9,754              193
 10/1/97             19.05                  --               --
------------------------------------------------------------------

MANAGED GLOBAL

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                     AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $23.97              130,506          $3,128         $23.71               47,060           $1,116
 1998                14.88               97,572           1,452          14.75               15,757              232
 1997                11.67                5,054              59          11.58                2,459               28
 10/1/97             12.54                   --              --          12.45                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $23.42             139,357           $3,263
 1998                14.59              67,979              992
 1997                11.47               3,479               40
 10/1/97             12.34                  --               --
------------------------------------------------------------------

RESEARCH

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                     AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $28.04              150,823          $4,229         $27.80              127,318           $3,540
 1998                22.89              110,714           2,534          22.73               31,874              725
 1997                18.87               11,013             208          18.77                  188                4
 10/1/97             19.33                   --              --          19.24                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $27.58             181,319           $5,001
 1998                22.59             133,399            3,013
 1997                18.67               7,799              146
 10/1/97             19.15                  --               --
------------------------------------------------------------------

CAPITAL APPRECIATION

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                     AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $30.11               46,533          $1,401         $29.77               13,334             $397
 1998                24.50               22,645             555          24.26                5,934              144
 1997                22.05                  664              15          21.87                  295                6
 10/1/97             21.95                   --              --          21.78                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $29.38              71,439           $2,099
 1998                23.98              27,469              659
 1997                21.65               2,706               59
 10/1/97             21.57                  --               --
------------------------------------------------------------------

ACC4-108203                                 A3


CAPITAL GROWTH

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $21.06              167,529          $3,528         $20.94               48,822           $1,022
 1998                17.01               96,954           1,649          16.94               20,590              349
 1997                15.41               22,054             340          15.36                  393                6
 10/1/97             15.99                   --              --          15.95                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $20.82             120,704           $2,513
 1998                16.87              81,019            1,367
 1997                15.32               7,777              119
 10/1/97             15.92                  --               --
------------------------------------------------------------------

STRATEGIC EQUITY

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $21.92               40,286            $883         $21.78               15,633             $341
 1998                14.23               34,803             495          14.16                2,507               36
 1997                14.31                   --              --          14.26                   --               --
 10/1/97             14.14                   --              --          14.10                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $21.61             103,635           $2,240
 1998                14.07              78,636            1,107
 1997                14.20                  --               --
 10/1/97             14.04                  --               --
------------------------------------------------------------------

MID-CAP GROWTH

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $39.59              106,799          $4,229         $39.34               95,422           $3,753
 1998                22.43               36,892             827          22.31               11,475              256
 1997                18.52                  813              15          18.45                1,826               34
 10/1/97             18.94                   --              --          18.88                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $39.02              91,512           $3,571
 1998                22.17              27,846              617
 1997                18.36                 178                3
 10/1/97             18.79                  --               --
------------------------------------------------------------------

SMALL CAP

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $22.82              105,241          $2,402         $22.68               36,816             $835
 1998                15.37               50,890             782          15.30               17,135              262
 1997                12.88                1,196              15          12.84                   --               --
 10/1/97             13.85                   --              --          13.82                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $22.55             123,524           $2,785
 1998                15.23              53,468              814
 1997                12.81               6,051               77
 10/1/97             13.78                  --               --
------------------------------------------------------------------

ACC4-108203                                A4


GROWTH

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $28.62              435,689         $12,470         $28.46              152,492           $4,339
 1998                16.29               73,358           1,195          16.22               19,004              308
 1997                13.03                4,054              53          12.99               10,033              130
 10/1/97             15.18                   --              --          15.14                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $28.29             291,231           $8,240
 1998                16.16              89,016            1,438
 1997                12.96              11,500              149
 10/1/97             15.10                  --               --
------------------------------------------------------------------

REAL ESTATE

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $20.62                5,842            $120         $20.28                4,131              $84
 1998                21.74                4,904             107          21.42                3,606               77
 1997                25.48                  318               8          25.14                  744               19
 10/1/97             25.25                   --              --          24.92                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $19.92              21,680             $432
 1998                21.07              18,094              381
 1997                24.76                 949               23
 10/1/97             24.56                  --               --
-----------------------------------------------------------------

HARD ASSETS

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $17.37                6,833            $119         $17.09                2,719              $46
 1998                14.28                  892              13          14.07                1,478               21
 1997                20.57                  331               7          20.29                   --               --
 10/1/97             24.00                   --              --          23.68                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $16.78               6,235             $105
 1998                13.84               5,166               71
 1997                19.99               2,508               50
 10/1/97             23.34                  --               --
------------------------------------------------------------------

DEVELOPING WORLD

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $11.61               19,689            $229         $11.58               13,759             $159
 1998                 7.28                  350               3           7.27                1,768               13
 2/19/98             10.00                   --              --          10.00                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $11.54              10,065             $116
 1998                 7.26                 616                4
 2/19/98             10.00                  --               --
------------------------------------------------------------------

ACC4-108203                                A5


EMERGING MARKETS

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $11.90               28,209            $336         $11.79                6,872              $81
 1998                 6.51               21,419             139           6.46                7,251               47
 1997                 8.70                6,856              60           8.64                  133                1
 10/1/97             10.72                   --              --          10.66                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $11.66              51,466             $600
 1998                 6.40              37,134              238
 1997                 8.58                 616                5
 10/1/97             10.58                  --               --
------------------------------------------------------------------

PIMCO HIGH YIELD BOND

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $10.24              145,283          $1,488         $10.21               35,651             $364
 1998                10.08               59,318             598          10.07               10,615              107
 5/1/98              10.00                   --              --                                  --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $10.19             109,159           $1,112
 1998                10.06              70,508              709
 5/1/98                                     --               --
------------------------------------------------------------------

PIMCO STOCKSPLUS GROWTH AND INCOME

----------------------------------------------------------------------------------------------------------------------
                               STANDARD DEATH BENEFIT                           ANNUAL RATCHET DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------------
                                    TOTAL # OF                                           TOTAL # OF
                                   ACCUMULATION                                         ACCUMULATION
                    AUV AT          UNITS AT           TOTAL            AUV AT           UNITS AT           TOTAL
                 YEAR END (AND     YEAR END (AND       AUV AT        YEAR END (AND     YEAR END (AND        AUV AT
                AT BEGINNING OF   AT BEGINNING OF     YEAR END      AT BEGINNING OF   AT BEGINNING OF      YEAR END
                FOLLOWING YEAR)   FOLLOWING YEAR)  (IN THOUSANDS)   FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------
 1999               $13.13              126,402          $1,660         $13.10               31,651             $415
 1998                11.11               22,136             246          11.10                  817                9
 5/1/98              10.00                   --              --          10.00                   --               --
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                         7% SOLUTION ENHANCED DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
 1999               $13.06             280,781           $3,668
 1998                11.09              33,250              369
 5/1/98              10.00                  --               --
------------------------------------------------------------------

ACC4-108203                                A6

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                                   APPENDIX B

                        MARKET VALUE ADJUSTMENT EXAMPLES

EXAMPLE #1: FULL SURRENDER -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

     Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a full surrender is requested 3 years into the guaranteed interest period; that the then Index Rate for a 7 year guaranteed interest period ("J") is 8%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

1.   The  contract  value  of the  Fixed  Interest  Allocation  on the  date  of
                                            3
     surrender is $124,230 ($100,000 x 1.075 )

2.   N = 2,555 ( 365 x 7 )

                                                         2,555/365
3.   Market Value Adjustment = $124,230 x [((1.07/1.0825)         )-1] = $9,700

     Therefore, the amount paid to you on full surrender is $114,530 ($124,230 - $9,700 ).

EXAMPLE #2: FULL SURRENDER -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

     Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a full surrender is requested 3 years into the guaranteed interest period; that the then Index Rate for a 7 year guaranteed interest period ("J") is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

1.   The  contract  value  of the  Fixed  Interest  Allocation  on the  date  of
                                            3
     surrender is $124,230 ($100,000 x 1.075 )

2.   N = 2,555 ( 365 x 7 )
                                                         2,555/365
3.   Market Value Adjustment = $124,230 x [((1.07/1.0625)         )-1] = $6,270

     Therefore, the amount paid to you on full surrender is $130,500 ($124,230 + $6,270 ).

EXAMPLE #3: WITHDRAWAL -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

     Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a withdrawal of $114,530 is requested 3 years into the guaranteed interest period; that the then Index Rate ("J") for a 7 year guaranteed interest period is 8%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.



ACC4-108203                              B1

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     First calculate the amount that must be withdrawn from the Fixed Interest
Allocation to provide the amount requested.

1.   The  contract  value  of the  Fixed  Interest  Allocation  on the  date  of
                                              3
     withdrawal is $248,459 ( $200,000 x 1.075  )

2.   N = 2,555 ( 365 x 7 )

3.   Amount that must be withdrawn =
                                        2,555/365
               [$114,530 /((1.07/1.0825)         )] = $124,230

     Then calculate the Market Value Adjustment on that amount.
                                                         2,555/365
4.   Market Value Adjustment = $124,230 x [((1.07/1.0825)         )-1] = $9,700

     Therefore, the amount of the withdrawal paid to you is $114,530, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $114,530, and also reduced by the Market Value Adjustment of $9,700, for a total reduction in the Fixed Interest Allocation of $124,230.

EXAMPLE #4: WITHDRAWAL -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

     Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate of 7%; that a withdrawal of $130,500 requested 3 years into the guaranteed interest period; that the then Index Rate ("J") for a 7 year guaranteed interest period is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

1.   The contract value of Fixed Interest Allocation on the date of surrender is
                                3
     $248,459 ( $200,000 x 1.075 )

2.   N = 2,555 ( 365 x 7 )

3.   Amount that must be withdrawn =
                                        2,555/365
               [$130,500 /((1.07/1.0625)         )] = $124,230

     Then calculate the Market Value Adjustment on that amount.
                                                         2,555/365
4.   Market Value Adjustment = $124,230 x [((1.07/1.0625)         )-1] = $6,270

     Therefore, the amount of the withdrawal paid to you is $130,500, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $130,500, but increased by the Market Value Adjustment of $6,270, for a total reduction in the Fixed Interest Allocation of $124,230.


ACC4-108203                                 B2

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                             ING VARIABLE ANNUITIES

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY

Golden American Life Insurance Company is a stock company domiciled in Delaware.

--------------------------------------------------------------------------------

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108203   Access-4                                                   10/02/2000

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                               ING VARIABLE ANNUITIES                          |
                      GOLDEN AMERICAN LIFE INSURANCE COMPANY                   |
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Golden American Life Insurance Company is a stock company domiciled in Delaware|
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108203  Access-4                                                    10/02/2000 |


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